                                                Filed pursuant to Rule 424(b)(3)
                                                Registration No. 333-31437


CPA LOGO
                                                                    WPCAREY LOGO

                        CORPORATE PROPERTY ASSOCIATES 14
                                  INCORPORATED
                               30,000,000 shares
                                $10.00 per share
                              Minimum Investment:
                250 Shares, 200 shares for IRAs and Keogh Plans
              (Minimum Investment may be higher in certain states)

     Corporate Property Associates 14 Incorporated is a real estate investment trust. We own 10 properties located in seven states leased to 10 tenants. We are focused on investing in and owning net leased industrial and commercial real property. This prospectus describes an investment in the shares of CPA(R):14. Carey Property Advisors L.P. manages our business.

     We are offering and selling 30,000,000 shares of common stock with this prospectus for $10 each. You must purchase at least 250 shares for $2,500, except in special circumstances described in this prospectus.

     SEE "RISK FACTORS" BEGINNING ON PAGE 14 FOR A DISCUSSION OF certain FACTORS THAT YOU SHOULD CONSIDER BEFORE YOU INVEST IN THE COMMON STOCK BEING SOLD WITH THIS PROSPECTUS.

     In particular, you should consider the following risks:

      -- The value of the properties we own may go down, sometimes due to a bankruptcy of one or more of our tenants or for other reasons.

      --  The amount of any distributions we make may be reduced.

      -- It is likely that if you have to sell your shares soon after you buy them, you will have to sell them for less than $10 per share.

      -- Carey Property Advisors may be subject to some conflicts of interest in managing our business which could affect the distributions you receive and the fees received by Carey Property Advisors.

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                                                         PUBLIC                     SELLING                  PROCEEDS TO
                                                          PRICE                   COMMISSIONS                 CPA(R):14
-------------------------------------------------------------------------------------------------------------------------------
Per Share.....................................        $      10.00                $      0.65               $       9.35
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Total.........................................        $300,000,000                $19,500,000               $280,500,000
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      -- The sales agent, Carey Financial Corporation, is our affiliate. Carey Financial will receive selling commissions of up to 6.5% on the sale of shares. The other broker-dealers it selects to participate in this offering will be paid selling commissions of up to 6.0% on their sale of shares out of the 6.5% received by Carey Financial.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     PROJECTIONS AND FORECASTS CANNOT BE USED IN THIS OFFERING. NO ONE IS PERMITTED TO MAKE ANY WRITTEN OR ORAL PREDICTIONS ABOUT HOW MUCH CASH YOU WILL RECEIVE FROM YOUR INVESTMENT OR THE TAX BENEFITS THAT YOU MAY RECEIVE.

     The money from the sale of shares will be promptly deposited into an interest bearing escrow account at The United States Trust Company of New York. The interest earned in this account will be paid to investors. Money will be transferred from the escrow account to us from time to time, generally quarterly. Investors who have purchased shares will become shareholders when their funds are transferred from the escrow account to our account. We may sell our shares until they have all been sold, unless we decide to stop selling them sooner.

                          CAREY FINANCIAL CORPORATION
                     This prospectus is dated June 1, 1999

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Prospectus Summary..........................................    8
Risk Factors................................................   13
     We are subject to general real estate ownership
      risks.................................................   13
     We may have difficulty selling or re-leasing our
      properties............................................   13
     We are dependent on tenants for our revenue............   13
     The bankruptcy of tenants would cause of reduction in
      revenue...............................................   13
     Our tenants that are highly leveraged may be unable to
      pay rent..............................................   14
     It will be difficult to sell shares....................   14
     Our success will be dependent on the performance of
      Carey Property Advisors...............................   14
     Carey Property Advisors may be subject to conflicts of
      interest..............................................   14
     Liability for uninsured losses could adversely affect
      our financial conditions..............................   15
     Potential liability for environmental matters could
      adversely affect our financial condition..............   15
     Our use of debt to finance acquisitions could adversely
      affect our cash flow..................................   15
     Failure to qualify as a REIT could adversely affect our
      operations and ability to make distributions..........   16
     A limit on the number of shares a person may own may
      discourage a takeover.................................   16
     Maryland law could restrict change in control..........   16
     Our participation in joint ventures creates additional
      risk..................................................   17
     Special considerations for pension or profit-sharing
      trusts, Keoghs or IRAs................................   17
     Our systems and our tenant's systems may not be Year
      2000 compliant........................................   17
     International investments involve additional risks.....   18
Suitability Standards.......................................   18
Estimated Use of Proceeds...................................   20
Management Compensation.....................................   22
Conflicts of Interest.......................................   30
Prior Offerings by Affiliates...............................   34
Management..................................................   40
     Directors and Executive Officers of CPA(R):14..........   42
     Carey Property Advisors................................   45
     Directors and Principal Officers of Carey Fiduciary
      Advisors..............................................   45
     Shareholdings..........................................   48
     Management Decisions...................................   48
     Limited Liability and Indemnification of Directors,
      Officers, Employees and Other Agents..................   48
     Advisory Agreement.....................................   49
Investment Procedures, Objectives and Policies..............   52
     Investment Procedures..................................   52
     Investment Objectives..................................   54
     Types of Investments...................................   55
     Investments in Loans...................................   56
     Joint Ventures and Wholly-Owned Subsidiaries...........   56
     Other Investments......................................   57
     Use of Borrowing.......................................   59
     Other Investment Policies..............................   60
     Investment Limitations.................................   62
     Change in Investment Objectives and Limitations........   63
Holders of Shares of the Company............................   63
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................   63
     Overview...............................................   63
     Financial Condition....................................   64
     Results of Operations..................................   66
Distributions...............................................   68
Description of the Properties...............................   68
     Advanced Micro Devices, Inc............................   69
     Contraves Brashear Systems, L.P........................   70

                                                              PAGE
                                                              ----
     Best Buy Co. Inc.......................................   70
     Etec Systems, Inc......................................   71
     Metagenics Incorporated................................   72
     Burlington Motor Carriers Inc..........................   72
     The Benjamin Ansehl Co.................................   73
     Intesys Technologies, Inc..............................   73
     CompuCom Systems, Inc..................................   74
     Production Resources Group, L.L.P......................   74
     Warrants...............................................   75
     Acquisition Fees.......................................   75
United States Federal Income Tax Considerations.............   75
     Opinion of Counsel.....................................   75
     Requirements for Qualification.........................   76
     Election to Retain Our Long-Term Capital Gains.........   80
     Deficiency Distributions...............................   80
     Failure to Qualify as a REIT...........................   81
     Sale-Leaseback Transactions............................   81
     Taxation of Domestic Shareholders......................   81
     Treatment of Tax-Exempt Shareholders...................   83
     Special Tax Considerations for Foreign Shareholders....   83
     Information Reporting Requirements and Backup
      Withholding Tax For Domestic Shareholders.............   85
     Backup Withholding Tax for Foreign Shareholders........   85
     Statement of Stock Ownership...........................   85
     State and Local Tax....................................   85
ERISA Considerations........................................   86
     Plan Assets............................................   86
     Other Prohibited Transactions..........................   88
     Investment in Escrow Account...........................   88
     Annual Valuation.......................................   88
Description of Shares.......................................   89
     General Description of Shares..........................   89
     Meetings and Special Voting Requirements...............   90
     Restriction on Ownership of Shares.....................   91
     Distributions..........................................   92
     Repurchase of Excess Shares............................   92
     Redemption of Shares...................................   92
     Restrictions on Roll-up Transaction....................   94
     Transfer Agent.........................................   95
The Offering................................................   95
     Escrow Arrangements....................................   98
Reports to Shareholders.....................................   98
Legal Opinions..............................................   99
Experts.....................................................   99
Sales Literature............................................   99
Further Information.........................................   99

                          QUESTIONS AND ANSWERS ABOUT
                CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED'S
                                PUBLIC OFFERING

Q:  WHAT IS CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED?

A: CPA(R):14 is a real estate investment trust, or a REIT, that was formed in 1997 to acquire commercial and industrial properties and lease them on a long-term, triple-net basis.

Q:  WHAT IS A REIT?

A:  In general, a REIT is a company that:

      -- combines the capital of many investors to acquire or provide financing for real estate;

      -- offers benefits of a diversified real estate portfolio under professional management;

      -- must pay distributions to investors of at least 95% of its taxable income; and

      -- typically is not subject to federal corporate income taxes on its net income, provided certain income taxes requirements are satisfied. This treatment substantially eliminates the "double taxation" (at both the corporate and shareholder levels) that generally results from investments in a corporation.

Q:  WHAT KIND OF OFFERING IS THIS?

A: We are offering up to 30,000,000 shares of common stock on a "best efforts" basis. As of April 30, 1999, we have sold 16,028,173 shares.

Q:  HOW DOES A "BEST EFFORTS" OFFERING WORK?

A: When shares are offered to the public on a "best efforts" basis, we are not guaranteeing that any minimum number of shares will be sold. If you choose to purchase stock in this offering, you will fill out a Subscription Agreement, like the one attached to this prospectus as Exhibit B, for a specific number of shares and pay for the shares at the time you subscribe. The purchase price will be placed into escrow with United States Trust Company of New York. United States Trust Company will hold your funds, along with those of other subscribers, in an interest-bearing account until the time you are admitted by us as a shareholder. Interest earned on your money held in escrow will be distributed to you soon after you become a shareholder. Generally, we admit shareholders on a quarterly basis.

Q:  HOW LONG WILL THE OFFERING LAST?

A:  The offering will not last beyond November 21, 1999.

Q:  WHO CAN BUY SHARES?

A: Anyone who receives this prospectus can buy shares provided that they have a net worth of at least $45,000 and an annual gross income of at least $45,000; or, a net worth of at least $150,000. For this purpose, net worth does not include your home, your home furnishings and personal automobiles. The purchaser of shares given as a gift must satisfy the suitability requirements but the gift recipient is not required to satisfy the suitability standards. These minimum levels may vary from state to state, so you should carefully read the more detailed description in the "Suitability Standards" section of this prospectus.

Q:  IS THERE ANY MINIMUM INVESTMENT REQUIRED?

A: Yes. Generally, individuals must invest at least $2,500 and IRA, Keogh or other qualified plans must invest at least $2,000. Investors who already own shares can make additional purchases for less than the minimum investment. These minimum investment levels may vary from state to state, so you should carefully read the more detailed description of the minimum investment requirements appearing later in the "Suitability Standards" section of this prospectus.

Q:  AFTER I SUBSCRIBE FOR SHARES, CAN I CHANGE MY MIND AND WITHDRAW MY MONEY?

A: Once you have subscribed for shares and your money has been deposited with The United States Trust Company of New York, your subscription may not be withdrawn, unless we permit you to revoke your subscription.

Q:  IF I BUY SHARES IN THE OFFERING, HOW CAN I SELL THEM?

A: At the time you purchase them, the shares will not be listed for trading on any national securities exchange or over-the-counter market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure if one will ever develop. As a result, you may find that it is difficult to sell your shares and realize a return on your investment.

    If we have not listed the shares on a national securities exchange or over-the-counter market beginning five to ten years after the proceeds from this offering are fully invested, market conditions permitting, we plan to sell the properties and other assets and return the proceeds from these sales to our shareholders through distributions.

    Beginning one year after you purchase your shares, provided we have sufficient funds available, you may request that we redeem your shares. The redemption procedures are described in the "Description of Shares -- Redemption of Shares" section of this prospectus. The redemption will be subject to a surrender charge.

Q:  WHAT WILL YOU DO WITH THE PROCEEDS FROM THIS OFFERING?

A: We plan to use approximately 86% of the proceeds from this offering to purchase properties and approximately 14% for working capital, to pay fees and expenses of this offering and for acquisition-related expenses. The payment of these fees will not reduce your invested capital. Your initial invested capital amount will be $10 per share.

    Until we invest the proceeds of this offering in real estate, we will invest them in short-term, highly liquid investments. These short-term investments will not earn as high a return as we expect to earn on our real estate investments, and we cannot know how long it will be before we will be able to fully invest the proceeds in real estate. We intend to invest or commit to investment substantially all of the money raised in this offering within two years of the close of the offering, subject to market conditions.

    As of April 30, we have received approximately $160,382,000 in gross offering proceeds, of which approximately $137,842,000 was or is expected to be invested in properties.

Q:  WHAT ARE THE TERMS OF YOUR LEASES?

A: Generally, the leases we have entered into to date, and the leases we expect to enter into in the future, are long-term (meaning generally 10 to 20 years, plus renewal options for an additional 10 to 20 years), "triple-net" leases. "Triple-net" means that the tenant, not CPA(R):14, is responsible for repairs, maintenance, property taxes, utilities and insurance. Under our leases, the tenant must pay us minimum rent on a regular basis. In addition, our leases usually require the tenant to pay rent increases tied to an index like the Consumer Price Index at specified times during the term of the lease or some percentage of sales at the property over an agreed-upon base. We may enter into leases where we have responsibility for replacement of specific parts of a property like a roof or parking lot. We do not expect that these leases will make up a significant portion of the portfolio.

Q:  HOW WELL HAVE CPA(R):14'S INVESTMENTS DONE SO FAR?

A: As of the date of this prospectus, we have purchased ten properties. These purchases were made between June 1998 and March 1999. To date, all scheduled rent payments have been received. Carey Property Advisors, our manager, and its affiliates have been managing entities like CPA(R):14 since 1979. The performance of these entities is fully described in this prospectus and its appendices.

Q:  WHAT IS THE EXPERIENCE OF CPA(R):14'S OFFICERS AND DIRECTORS?

A: Our management team has extensive previous experience investing in real estate and triple net leases. Our directors and investment committee members are listed below.

     Directors

      -- William P. Carey -- founded W. P. Carey & Co., Inc. in 1973 and has been involved in net leasing since 1959.

      -- George E. Stoddard -- formerly responsible for direct corporate investment at The Equitable Life Assurance Society.

      --  William Ruder -- principal in a public relations firm since 1948.

      -- Charles C. Townsend -- former Chairman of Morgan Stanley Realty Corporation

      -- Warren G. Wintrub -- former partner at Coopers & Lybrand L.L.P., now PricewaterhouseCoopers LLP

      -- Thomas E. Zacharias -- a Senior Vice President with Lend Lease Development U.S.

     Investment Committee

          In addition to Mr. Stoddard, who serves as Chairman, the following individuals serve on the investment committee of Carey Property Advisors:

      -- Frank J. Hoenemeyer -- formerly Vice Chairman, Director and Chief Investment Officer of Prudential Insurance Company of America

      -- Nathaniel S. Coolidge -- formerly Senior Vice President -- Head of Bond Corporate Finance Department of the John Hancock Mutual Life Insurance Company.

      -- Dr. Lawrence R. Klein -- an alternate member, won the Nobel Prize in Economics in 1980.

Q:  HOW WILL YOU CHOOSE WHICH INVESTMENTS TO MAKE?

A: Carey Property Advisors is our advisor and generally has the authority to make all of our investment decisions. Carey Property Advisors' investment committee must approve all acquisitions. Members of the investment committee have over 130 years of combined experience in evaluating credit, an important element in a long-term net lease transaction.

Q:  IS CAREY PROPERTY ADVISORS INDEPENDENT OF CPA(R):14?

A: No. Some of our officers and directors are officers and directors of Carey Property Advisors. The conflicts of interest CPA(R):14 and Carey Property Advisors face are discussed under the heading "Conflicts of Interest" later in this prospectus.

Q:  IF I BUY SHARES, WILL I RECEIVE DISTRIBUTIONS?

A: We have made and intend to continue to make quarterly distributions to our shareholders. The amount of each distribution is determined by the board of directors and typically depends on the amount of distributable funds, current and projected cash requirements, tax considerations and other factors. However, in order to remain qualified as a REIT, we must make distributions of at least 95% of our REIT taxable income each year.

    Historically, we have paid cash distributions every quarter since our operations commenced. Our quarterly distribution in April, 1999 was $0.1625 per share.

Q:  ARE DISTRIBUTIONS I RECEIVE TAXABLE?

A: Yes. Generally, distributions that you receive will be considered ordinary income to the extent they are from current and accumulated earnings and profits. In addition, because depreciation expense reduces taxable income but does not reduce cash available for distribution, we expect a portion of your distributions will be considered a return of capital for tax purposes. These amounts will not be subject to tax immediately but will instead reduce the tax basis of your investment. This in effect defers a portion of your tax until your investment is sold or CPA(R):14 is liquidated, at which time you will be taxed at the capital gains rate. However, because each investor's tax considerations are different, we suggest you consult with your tax advisor. You should also review the section of the prospectus entitled "United States Federal Income Tax Aspects."

Q:  WILL I BE NOTIFIED ABOUT HOW MY INVESTMENT IS DOING?

A: You will receive periodic updates on the performance of your investment in CPA(R):14, including:

    -  Four quarterly distribution reports

    -  Three quarterly financial reports

    -  An annual report

    -  A Form 1099 report

Q:  WHEN WILL I GET MY TAX INFORMATION?

A:  Your 1099 tax information will be mailed by January 31 of each year.

Q:  WHO IS THE TRANSFER AGENT FOR CPA(R):14?

A:  Resource Phoenix(R)
    2401 Kerner Boulevard
    San Rafael, CA 94901-5529
    1-888-241-3737

     To ensure that any account changes are made promptly and accurately, all changes including shareholder address, ownership type and distribution mailing address should be directed to the transfer agent.

                      WHO CAN HELP ANSWER YOUR QUESTIONS?
                If you have more questions about the offering or
            if you would like additional copies of this prospectus,
             you should contact your registered representative or:

                             CPA(R):14 ANSWER LINE
                          Carey Financial Corporation
                              50 Rockefeller Plaza
                               New York, NY 10020
                                 (800) WP CAREY
                               cpa14@wpcarey.com

                               PROSPECTUS SUMMARY

     This summary highlights some information from this prospectus. It may not include all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and the financial statements.

CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED

     Corporate Property Associates 14 Incorporated is a REIT that owns net leased industrial and commercial property. We own 10 properties in seven states leased to 10 tenants. Our office is at 50 Rockefeller Plaza, New York, NY. Our phone number is (212) 492-1100. We refer to Corporate Property Associates 14 Incorporated as CPA(R):14 in this prospectus.

THE ADVISOR

     Carey Property Advisors L.P. is our advisor. They are responsible for managing CPA(R):14 on a day-to-day basis. They are also responsible for identifying and making acquisitions on our behalf. Carey Property Advisors L.P. is referred to as Carey Property Advisors in this prospectus.

OUR REIT STATUS

     As a REIT, we generally are not subject to federal income tax on income that we distribute to our shareholders. Under the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 95% of their taxable income, as calculated on an annual basis. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may not be able to qualify for treatment as a REIT for that year and the next four years. Even if we qualify as a REIT for federal income tax purposes, we may be subject to federal, state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

OUR MANAGEMENT

     We have retained Carey Property Advisors to provide us with management, acquisition, advisory and administrative services. The six members of our board of directors oversee the management of CPA(R):14. Four of the directors are independent of Carey Property Advisors and have responsibility for reviewing its performance. The directors are elected annually by the shareholders.

     All investment decisions made by Carey Property Advisors must be approved unanimously by Carey Property Advisors' investment committee. The following people serve on the investment committee:

      -- George E. Stoddard, Chairman, was formerly responsible for the $33 billion in direct corporate investments of The Equitable Life Assurance Society of the United States;

      -- Frank J. Hoenemeyer, Vice Chairman, was formerly Vice-Chairman, Director and Chief Investment Officer of the Prudential Insurance Company of America and had responsibility for Prudential's $100 billion investment portfolio;

      -- Nathaniel S. Coolidge was Senior Vice President -- head of Bond and Corporate Finance Department of the John Hancock Mutual Life Insurance Company where his responsibilities included overseeing $21 billion of fixed income investments;

      -- Dr. Lawrence R. Klein, an alternate member of the committee, won the Nobel Prize in economics in 1980 and is Benjamin Franklin Professor Emeritus at the University of Pennsylvania.

     All of the officers and directors of Carey Property Advisors also are officers or directors of CPA(R):14. Carey Property Advisors has responsibility for all aspects of the operations of CPA(R):14 including:

      -- selecting the properties that we will acquire, formulating and evaluating the terms of each proposed acquisition, and arranging for the acquisition of the property by CPA(R):14, subject to the approval of the investment committee;

      -- negotiating the terms of any borrowing by CPA(R):14, including lines of credit and any long-term, permanent financing;

      -- managing the day-to-day operations of CPA(R):14 including accounting, property management and investor relations; and

      --  arranging for and negotiating the sale of assets.

     See the "Management" section of this prospectus for a description of the business background of the individuals responsible for the management of CPA(R):14 and Carey Property Advisors, as well as for a description of the services Carey Property Advisors will provide.

RISK FACTORS

     AN INVESTMENT IN CPA(R):14 HAS MANY RISKS. THE "RISK FACTORS" SECTION OF THIS PROSPECTUS CONTAINS A DETAILED DISCUSSION OF THE MOST IMPORTANT RISKS. PLEASE REFER TO THE "RISK FACTORS" SECTION FOR A MORE DETAILED DISCUSSION OF THE RISKS SUMMARIZED BELOW:

      -- There is currently no public trading market for the shares, and there is no assurance that one will develop.

      -- You will not have the opportunity to evaluate all of the properties that will be in our portfolio.

      -- We rely on Carey Property Advisors with respect to all investment decisions.

      -- Carey Property Advisors and its affiliates are or will be engaged in other activities that will result in potential conflicts of interest with the services that Carey Property Advisors and affiliates will provide to us.

      -- Market and economic conditions that we cannot control will affect the value of our investments.

      --  We may make investments that will not appreciate in value over time.

      -- If our tenants default, we will have less income with which to make distributions.

      -- If the shares are not listed or intended to be listed on a national securities exchange or over-the-counter market beginning five to ten years of the investment of all of the money raised in this offering, we will sell our assets and distribute the proceeds, market conditions permitting.

      -- In connection with any borrowing, we will likely mortgage or pledge a specific asset, which would put us at risk of losing that asset if we are unable to pay that debt.

      -- In order to maintain our status as a REIT, we may incur debt to make distributions to shareholders.

      -- The vote of shareholders owning at least a majority but less than all of the shares of common stock will bind all of the shareholders as to matters like the election of directors and amendment of CPA(R):14's governing documents.

      -- Restrictions on ownership of more than 9.8% of the shares of common stock by any single shareholder or some related shareholders may have the effect of inhibiting a change in control of CPA(R):14, even if a change in control is in the interest of a majority of the shareholders.

      -- We may not remain qualified as a REIT for federal income tax purposes, which would subject us to federal income tax on our taxable income at regular corporate rates, thereby reducing the amount of funds available for paying distributions to shareholders.

      -- Our inability to find suitable investments may impact our ability to achieve our investment objectives and may effect the amount of distributions to shareholders.

OUR INVESTMENT OBJECTIVES

     Our primary investment objectives are:

      -- to pay quarterly distributions at an increasing rate that, for taxable shareholders, may be partially free from current taxation;

      --  to invest in a portfolio of real estate that will increase in value;

      -- to increase our equity in real estate by making regular mortgage principal payments;

      -- to provide you with liquidity for your investment, beginning five to ten years after the proceeds of this offering are fully invested, either through listing our shares on a national securities exchange or over-the-counter market or if listing does not occur beginning five to ten years after the proceeds of this offering are fully invested, selling our assets and distributing the proceeds.

     See the "Investment Procedures, Objectives and Policies" sections of this prospectus for a more complete description of our business and objectives.

CONFLICTS OF INTEREST

     Some of our officers and directors, who are also officers or directors of Carey Property Advisors, may experience conflicts of interest in their management of CPA(R):14. These arise principally from their involvement in other activities that may conflict with our business and interests, including matters related to

      -- allocation of new investments and management time and services between us and various other clients of Carey Property Advisors;

      --  the timing and terms of the investment in or sale of an asset;

      --  investments with affiliates of Carey Property Advisors;

      --  compensation to Carey Property Advisors;

      -- our relationship with the managing dealer, Carey Financial Corporation, which is an affiliate of CPA(R):14 and Carey Property Advisors; and

      -- the fact that our securities and tax counsel also services as securities and tax counsel for some of our affiliates, which means neither CPA(R):14 nor the shareholders will have separate counsel.

The "Conflicts of Interest" section discusses in more detail the more significant of these potential conflicts of interest, as well as the procedures that have been established to resolve a number of these potential conflicts.

OUR AFFILIATES

     The "Prior Offerings by Affiliates" section of this prospectus contains a narrative discussion of the public and private real estate programs sponsored by our affiliates and affiliates of Carey Property Advisors in the past, including nine public limited partnerships and three unlisted public REITs. As of December 31, 1998, these entities, which invest in industrial and commercial properties that are leased on a "triple-net" basis had purchased 443 properties. Statistical data relating to the public limited partnerships and the unlisted REITs are contained in Appendix A -- Prior Performance Tables.

THE OFFERING

Offering Size..................$300,000,000

Minimum Investments............Individuals -- $2,500.

                               IRA, Keogh and other Qualified Plans -- $2,000.

Suitability Standards..........Net worth of at least $45,000 and annual gross income of at least $45,000;
                               OR
Net worth of at least $150,000. (For this purpose, net worth excludes home, furnishings and personal automobiles)

                               Suitability standards may vary from state to state. Please see the "Suitability Standards" section, which begins on page 19.

Holding Period of Properties...If we have not listed the shares on a national securities exchange or over-the-counter market beginning five to ten years after the proceeds from this offering are fully invested, market conditions permitting, we plan to sell the properties and other assets and return the proceeds from these sales to our shareholders through distributions.

Distribution Policy............Consistent with our objective of qualifying as a
                               REIT, we expect to pay quarterly distributions and distribute at least 95% of our REIT taxable income.

Our Advisor....................Carey Property Advisors will administer our day-to-day operations and select our real estate investments.

Estimated Use of Proceeds......86% -- to acquire properties

                               14% -- for working capital and to pay fees and expenses

MANAGEMENT COMPENSATION

     CPA(R):14 will pay Carey Property Advisors and its affiliated companies fees for its services and will reimburse Carey Property Advisors for some expenses. Outlined below are the most significant items of compensation.

      -- For identifying, structuring and arranging the financing for real estate acquisitions, Carey Property Advisors will be paid acquisition fees not to exceed 2.5% of the total purchase price of all properties purchased by us. Carey Property Advisors will also be paid a subordinated acquisition fee which, when aggregated with all other subordinated acquisition fees, will not exceed 2% of the total purchase price of all properties purchased by us. This subordinated acquisition fee will accrue but will be withheld for any quarter through which the return paid to shareholders is less than 6%.

      -- Carey Property Advisors will be paid a monthly asset management fee at the annual rate of 0.5% of the total amount invested by us in real estate. Carey Property Advisors will also be paid quarterly a subordinated fee at the annual rate of 0.5% of the total amount we invest in real estate. This fee will accrue but will not be paid in any quarter through which we have not achieved a cumulative rate of cash flow from operations (as determined in accordance with generally accepted accounting principles) of at least 7% per year through that quarter. Carey Property Advisors has the option to be paid this performance fee in cash or restricted stock of CPA(R):14.

      -- Carey Property Advisors will be paid 15% of any appreciation in the value of the real estate when we sell a property. This fee will be paid only after we have returned all of the money invested by shareholders plus a cumulative non-compounded return of 6% per year.

     There are many additional conditions and restrictions on the payment of fees to Carey Property Advisors. There are also a number of other smaller items of compensation and expense reimbursement that Carey Property Advisors and its affiliates may receive during the life of CPA(R):14. For a more complete explanation of the fees and expenses and an estimate of the dollar amount of these payments, please see the "Management Compensation" section of this prospectus.

DESCRIPTION OF PROPERTIES

     Please refer to the "Description of Properties" section of this prospectus for a description of the properties we have purchased as of the date of this prospectus. Carey Property Advisors is evaluating additional potential property acquisitions. When it appears likely that we will purchase one or more additional properties, a description of those properties will be made available to all potential investors in a document called a supplement. Investors should not assume that transactions described in a supplement will necessarily be completed. It is possible that after the supplement is distributed, we or the seller will decide not to complete the sale.

ERISA CONSIDERATIONS

     The section of this prospectus entitled "ERISA Considerations" describes the effect the purchase of shares will have on retirement plans and individual retirement accounts ("IRAs") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or IRA should read this section very carefully.

DESCRIPTION OF SHARES

  General

     We will not issue stock certificates. A shareholder's investment will be recorded on our books. If you wish to sell your shares, you will be required to send only an executed transfer form to us. We will provide the required form upon request.

  Shareholder Voting Rights and Limitations

     Shareholders will meet each year for the election of directors. Other business matters may be presented at the annual meeting or at special shareholder meetings. You are entitled to one vote for each share you own. All shareholders will be bound by the decision of the majority of shareholders on each question voted upon.

  Limitation on Share Ownership

     The articles of incorporation of CPA(R):14 restrict ownership by one person of more than 9.8% of the outstanding shares. See "Description of Shares
-- Restriction on Ownership of Shares." These restrictions are designed to enable us to comply with share accumulation restrictions imposed on REITs by the Internal Revenue Code.

     For a more complete description of the shares, including limitations on the ownership of shares, please refer to the "Description of Shares" section of this prospectus.

                                  RISK FACTORS

     BEFORE YOU INVEST IN OUR SECURITIES, YOU SHOULD BE AWARE THAT THERE ARE VARIOUS RISKS, INCLUDING THOSE DESCRIBED BELOW. YOU SHOULD CONSIDER CAREFULLY THESE RISK FACTORS TOGETHER WITH ALL OF THE OTHER INFORMATION INCLUDED IN THIS PROSPECTUS BEFORE YOU DECIDE TO PURCHASE OUR SECURITIES.

WE ARE SUBJECT TO GENERAL REAL ESTATE OWNERSHIP RISKS

     Our properties consist predominantly of net leased industrial and commercial properties located in the United States. An investment in CPA(R):14 is subject to risks incident to the ownership and operation of these types of properties, including:

      --  changes in the general economic climate;

      -- changes in local conditions such as an oversupply of space or reduction in demand for real estate;

      --  changes in interest rates and the availability of financing;

      --  competition from other available space; and

      -- changes in laws and governmental regulations, including those governing real estate usage, zoning and taxes.

WE MAY HAVE DIFFICULTY SELLING OR RE-LEASING OUR PROPERTIES

     Real estate investments are relatively illiquid compared to most financial assets and this illiquidity will limit our ability to quickly change our portfolio in response to changes in economic or other conditions. Many of the net leases we enter into or acquire are for properties that are specially suited to the particular needs of our tenant. With these properties, if the current lease is terminated or not renewed, we may be required to renovate the property or to make rent concessions in order to lease the property to another tenant. In addition, in the event we are forced to sell the property, we may have difficulty selling it to a party other than the tenant due to the special purpose for which the property may have been designed. In addition, provisions of the Internal Revenue Code relating to REITs limit our ability to sell properties held for fewer than four years. These and other limitations may affect our ability to sell properties without adversely affecting returns to our shareholders.

WE ARE DEPENDENT ON TENANTS FOR OUR REVENUE

     Most of our properties are occupied by a single tenant and, therefore, the success of our investments are materially dependant on the financial stability of our tenants. Lease payment defaults by tenants could cause us to reduce the amount of distributions to shareholders. A default of a tenant on its lease payments to us would cause us to lose the revenue from the property and cause us to have to find an alternative source of revenue to meet the mortgage payment and prevent a foreclosure if the property is subject to a mortgage. In the event of a default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and reletting our property. If a lease is terminated, there is no assurance that we will be able to lease the property for the rent previously received or sell the property without incurring a loss.

THE BANKRUPTCY OF TENANTS WOULD CAUSE A REDUCTION IN REVENUE

     A tenant in bankruptcy could cause

      --  the loss of lease payments;

      --  an increase in the costs incurred to carry the property;

      --  a reduction in the value of shares; and

      --  a decrease in distributions to shareholders.

Under bankruptcy law, a tenant who is the subject of bankruptcy proceedings has the option of continuing or terminating any unexpired lease. If the tenant terminates the lease, any claim we have for breach of the lease (excluding collateral securing the claim) will be treated as a general unsecured claim. The maximum claim will be capped at the amount owed for unpaid rent prior to the bankruptcy unrelated to the termination, plus the greater of one year's lease payments or 15% of the remaining lease payments payable under the lease (but no more than three years' lease payments). In addition, due to the long-term nature of our leases and terms providing for the repurchase of a property by the tenant, a bankruptcy court could recharacterize a net lease transaction as a secured lending transaction. If that were to occur, we would not be treated as the owner of the property, but might have additional rights as a secured creditor.

     Some of the programs managed by Carey Property Advisors or its affiliates have had tenants file for bankruptcy protection and are involved in litigation. Four CPA(R) programs had to reduce the rate of distributions to their partners as a result of adverse developments involving tenants. See "Prior Offerings by Affiliates."

OUR TENANTS THAT ARE HIGHLY LEVERAGED MAY BE UNABLE TO PAY RENT

     A tenant that has been recently restructured may be unable to pay its rent if there are adverse changes to their business or economic conditions. We anticipate providing financing to companies involved in acquisitions, recapitalizations or other financial restructurings through the use of a sale leaseback transaction. Often the tenant in this type of transaction will have substantially greater debt and substantially lower net worth than it had prior to the transaction. In addition, the payment of rent and debt service may reduce the working capital available to it and prevent it from devoting the resources necessary to keep itself competitive in its industry. Furthermore, in situations where management of the tenant will change after the transaction, it may be difficult for Carey Property Advisors to determine the likelihood of the tenant's business success and of it being able to pay rents throughout the term of a lease with us. These companies are more vulnerable to adverse conditions in their business or industry, economic conditions generally and increases in interest rates.

IT WILL BE DIFFICULT TO SELL SHARES

     There is no current public market for the shares and, therefore, it will be difficult for shareholders to sell their shares promptly. In addition, the price received for any shares sold is likely to be less than the proportionate value of the real estate we own. The shares should be purchased as a long-term investment only. See "Redemption of Shares" for a description of our share redemption program.

OUR SUCCESS WILL BE DEPENDENT ON THE PERFORMANCE OF CAREY PROPERTY ADVISORS

     Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of Carey Property Advisors in the acquisition of investments, the selection of tenants and the determination of any financing arrangements. Except for the investments described in this prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the management ability of Carey Property Advisors and the oversight of the board of directors.

CAREY PROPERTY ADVISORS MAY BE SUBJECT TO CONFLICTS OF INTEREST

     Carey Property Advisors manages our business and selects our real estate investments. Carey Property Advisors has some conflicts of interest in its management of CPA(R):14 which arise primarily from the involvement of Carey Property Advisors and its affiliates in other activities that may conflict with CPA(R):14. The activities in which a conflict could arise between CPA(R):14 and Carey Property Advisors are:

      -- the receipt of commissions, fees and other compensation by Carey Property Advisors and its affiliates for property purchases, leases, sales and financing for CPA(R):14,

      -- non-arms length agreements between CPA(R):14 and Carey Property Advisors or any of its affiliates, and

      -- purchases and loans from affiliates, subject to CPA(R):14's investment procedures, objectives and policies.

Inherent in these transactions is the conflict of interest that arises due to the potential impact of the transaction on the amount of fees received by Carey Property Advisors and/or its affiliates and the distributions to shareholders.

LIABILITY FOR UNINSURED LOSSES COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION

     We generally require our tenants to carry comprehensive liability, fire, flood and extended coverage insurance with respect to our properties with policy specifications and insured limits customarily carried for similar properties. There are, however, types of losses from disaster-type occurrences (such as wars or earthquakes) that may be either uninsurable or not insurable on economically viable terms. Should an uninsured loss occur, we could lose our capital investment and/or anticipated profits and cash flow from one or more properties.

POTENTIAL LIABILITY FOR ENVIRONMENTAL MATTERS COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION

     We own industrial and commercial properties and are subject to the risk of liabilities under federal, state and local environmental laws. Some of these laws could impose the following on CPA(R):14:

      -- Responsibility and liability for the cost of removal or remediation of hazardous substances released on our property, generally without regard to our knowledge or responsibility of the presence of the contaminants.

      -- Liability for the costs of removal or remediation of hazardous substances at disposal facilities for persons who arrange for the disposal or treatment of these substances.

      -- Potential liability for common law clams by third parties based on damages and costs of environmental contaminants.

     We generally include provisions in our leases that provide that the tenant is responsible for all environmental liabilities and for compliance with environmental regulation, and must reimburse us for damages or costs for which we have been found liable. However, these provisions do not eliminate our statutory liability or preclude third party claims against us and, even if a we had a cause of action against the tenant to enable us to recover any amounts we pay, there are no assurances that we would be able to collect any money from the tenant. Our costs of investigation, remediation or removal of hazardous substances may be substantial. In addition, the presence of hazardous substances on one of our properties, or the failure to properly remediate a contaminated property, could adversely affect our ability to sell or lease the property or to borrow using the property as collateral.

OUR USE OF DEBT TO FINANCE ACQUISITIONS COULD ADVERSELY AFFECT OUR CASH FLOW

  Increased Risk Of Insufficient Cash Flow

     Most of our property acquisitions will be made by borrowing a portion of the purchase price and securing the loan with a mortgage on the property. If we are unable to make our debt payments as required, a lender could foreclose on the property or properties securing its debt. This could cause us to lose part or all of our investment which in turn could cause the value of the shares and distributions to shareholders to be reduced. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT.

  Financial Covenants Could Place Restrictions On Operations

     In connection with the making of a mortgage loan with respect to a property, a lender could impose restrictions on us which affect our ability to incur additional debt and our distribution and operating policies. The mortgages on our properties contain customary negative covenants which may limit our ability to further mortgage the property, to discontinue insurance coverage, replace Carey Property Advisors as our advisor or impose other limitations.

  Balloon Payment Obligations May Adversely Affect our Financial Condition

     Some of our financing requires us to make a lump-sum or "balloon" payment at maturity. We intend to finance more properties in this manner. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to shareholders and the projected time of disposition of our assets.

FAILURE TO QUALIFY AS A REIT COULD ADVERSELY AFFECT OUR OPERATIONS AND ABILITY
TO
MAKE DISTRIBUTIONS

     If we fail to qualify as a REIT for any taxable year, we would be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to shareholders because of the additional tax liability. In addition, distributions to shareholders would no longer qualify for the distributions paid deduction and we would no longer be required to make distributions. We might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

     Qualification as a REIT is subject to the satisfaction of tax requirements and various factual matters and circumstances which are not entirely within our control. New legislation, regulations, administrative interpretations or court decisions could change the tax laws with respect to qualification as a REIT or the federal income tax consequences of being a REIT.

A LIMIT ON THE NUMBER OF SHARES A PERSON MAY OWN MAY DISCOURAGE A TAKEOVER

     Our articles of incorporation restrict ownership of more than 9.8% of the outstanding shares by one person. These restrictions may discourage a change of control of CPA(R):14 and may deter individuals or entities from making tender offers for shares, which offers might be financially attractive to shareholders or which may cause a change in the management of CPA(R):14. See "Description of Shares -- Restriction on Ownership of Shares."

MARYLAND LAW COULD RESTRICT CHANGE IN CONTROL

     Provisions of Maryland law applicable to us prohibit business combinations with:

      -- any person who beneficially owns 10% or more of the voting power of outstanding shares;

      -- an affiliate of us who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our outstanding shares ("an interested shareholder"); or

      --  an affiliate of an interested shareholder.

     These prohibitions last for five years after the most recent date on which the interested shareholder became an interested shareholder. Thereafter, any business combination must be recommended by our board of directors and approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of our outstanding shares and two-thirds of the votes entitled to be cast by holders of our shares other than shares held by the interested shareholder. These requirements could have the effect of inhibiting a change in control even if a change in control were in shareholders' interest. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that someone becomes an interested shareholder.

OUR PARTICIPATION IN JOINT VENTURES CREATES ADDITIONAL RISK

     We participate in joint ventures with other entities, some of which may be unaffiliated with us. There are additional risks involved in these types of transactions. These risks include the potential of our joint venture partner becoming bankrupt and the possibility of diverging or inconsistent economic or business interests of us and our partner which could result in, among other things, subjecting us to liabilities in excess of those contemplated under the joint venture agreement and/or exposing us to liabilities of the joint venture in excess of our proportionate share of these liabilities.

     In some of our joint venture relationships with publicly registered investment programs or other entities sponsored by Carey Property Advisors or one of its affiliate, we enter into investments as tenants-in-common. This poses risks in addition to those mentioned above. The partition rights of each co-tenant in a tenancy-in-common could reduce the value of each portion of the divided property. In addition, the fiduciary obligation that Carey Property Advisors or our board may owe to our partner in an affiliated transaction may make it more difficult for us to enforce our rights.

SPECIAL CONSIDERATIONS FOR PENSION OR PROFIT-SHARING TRUSTS, KEOGHS OR IRAS

     If you are investing the assets of a pension, profit sharing, 401(k), Keogh or other retirement plan, IRA or benefit plan in CPA(R):14, you should consider:

      -- whether your investment is consistent with the applicable provisions of ERISA or the Internal Revenue Code;

      -- whether your investment will produce unrelated business taxable income to the benefit plan; and

      --  your need to value the assets of the benefit plan annually.

     We have obtained an opinion of Reed Smith Shaw & McClay LLP that, under current ERISA law and regulations, our assets should not be treated as "plan assets" of a benefit plan subject to ERISA and/or Section 4975 of the Internal Revenue Code which purchases shares. However, the opinion of Reed Smith is based on the facts and assumptions described in this prospectus, on our articles of incorporation and on our representations to them, and is not binding on the Internal Revenue Service or the Department of Labor. If our assets were considered to be plan assets, our assets would be subject to ERISA under Section 4975 of the Internal Revenue Code, and some of the transactions we have entered into with Carey Property Advisors and its affiliates could be considered "prohibited transactions" which could cause us, Carey Property Advisors and its affiliates to be subject to liabilities and excise taxes. In addition, Carey Property Advisors could be deemed to be a fiduciary under ERISA and subject to other conditions, restrictions and prohibitions under ERISA. Even if our assets are not considered to be plan assets, a prohibited transaction could occur if we, Carey Financial, any selected dealer, the escrow agent or any of their affiliates is a fiduciary (within the meaning of ERISA) with respect to a purchase by a benefit plan and, therefore, unless an administrative or statutory exemption applies in the event such persons are fiduciaries (within the meaning of ERISA) with respect to your purchase, shares should not be purchased.

OUR SYSTEMS AND OUR TENANT'S SYSTEMS MAY NOT BE YEAR 2000 COMPLIANT

     The Year 2000 issue exists because many software systems, which use only two digits to identify a year in a date field, were designed without considering the impact of the upcoming change in the century. There is significant uncertainty concerning the scope and magnitude of problems associated with the century change. Some of systems critical to our operations could fail or function improperly if not made Year 2000 compliant.

     Our books and records are maintained by Carey Property Advisors. An affiliate of Carey Property Advisors services the computer system used for maintaining these books and records. The affiliate has completed a preliminary assessment of Year 2000 issues. Based on the results of that assessment, the affiliate believes that Year 2000 issues will not materially affect our operations. The assessment is not complete and there can be no assurance that the affiliate will identify and remedy all potential Year 2000 issues in a timely fashion. Computer problems could interfere with our operations.

     It is also possible that our tenants' computer systems may not be Year 2000 compliant. If their systems fail, our tenant's financial condition and their ability to pay rent and other property expenses could be adversely affected if their computer systems fail. This failure could adversely affect our business.

     We also face risks that any third parties with which we transact business may not be Year 2000 compliant. We rely on our bank and transfer agent for certain computer-related services and we have entered into discussions regarding their Year 2000 readiness. If the Year 2000 issue prevents these or any other third parties from delivering the products or services we require, our operations could be adversely affected.

INTERNATIONAL INVESTMENT INVOLVE ADDITIONAL RISKS

     We may purchase property located outside the United States. These investments may be affected by factors peculiar to the laws of the jurisdiction in which the property is located. These laws may include

      --  land use and zoning laws;

      --  environmental laws; and

      -- laws relating to the foreign ownership of property and laws relating to the ability of foreign persons or corporations to remove profits earned from activities within the country to the person's or corporation's country of origin.

     These laws may expose us to risks that are different from and in addition to those commonly found in the United Sates. In addition, these foreign investment could be subject to the risks of adverse market conditions caused by changes in national or local economic conditions, changes in interest rates and in the availability, cost and terms of mortgage funds resulting from varying national economic policies, changes in real estate and other tax rates and other operating expenses in particular countries and changing governmental rules and policies.

                             SUITABILITY STANDARDS

     The shares we are offering are suitable only as a long-term investment for persons of adequate financial means. Initially, there is not expected to be any public market for the shares, which means that it may be difficult to sell them. You should not buy these shares if you need to sell them immediately or will need to sell them quickly in the future.

     In consideration of these factors, we have established suitability standards for initial shareholders and subsequent transferees. These suitability standards require that a purchaser of shares have either

      --  a net worth of at least $150,000; or

      -- a gross annual income of at least $45,000 and a net worth (excluding the value of a purchaser's home, furnishings and automobiles) of at least $45,000.

     Arizona, North Carolina, Michigan, Pennsylvania, Ohio and Missouri have established suitability standards different from those we have established. Shares will be sold only to investors in those states who meet the special suitability standards set forth below.

     MISSOURI -- Investors must have either (i) a net worth of at least $250,000 or (ii) gross annual income of $75,000 and a net worth of at least $75,000.

     ARIZONA AND NORTH CAROLINA -- Investors must have either (i) a minimum net worth of at least $225,000 or (ii) gross annual income of $60,000 and a net worth of at least $60,000.

     MICHIGAN, PENNSYLVANIA AND OHIO -- In addition to our suitability requirements, investors must have a net worth of at least ten times their investment in CPA(R):14.

     In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares or by the beneficiary of the account. These suitability standards are intended to help ensure that, given the long-term nature of an investment in CPA(R):14, our investment objectives and the relative illiquidity of the shares, a purchase of shares is an appropriate investment for certain investors. Each selected dealer must make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each shareholder based on information provided by the shareholder. Each selected dealer is required to maintain for six years records of the information used to determine that an investment in the shares is suitable and appropriate for a shareholder.

                           ESTIMATED USE OF PROCEEDS

     The following table presents information about how the money raised in this offering will be used. Information is provided assuming the maximum number of shares are sold. Many of the numbers in the table are estimates because all expenses cannot be determined precisely at this time. The actual use of the capital we raise is likely to be different than the figures presented in the table. We expect that approximately 86% of the money invested by shareholders will be used to buy real estate, while the remaining 14% will be used for working capital and to pay expenses and fees, including the payment of fees to Carey Advisors and its affiliates.

                                                                      MAXIMUM OFFERING
                                                                  SALE OF 30,000,000 SHARES
                                                              ---------------------------------
                                                                              PERCENT OF PUBLIC
                                                                 AMOUNT       OFFERING PROCEEDS
                                                              ------------    -----------------
Public Offering Proceeds....................................  $300,000,000         100.00%
                                                              ------------         ------
Less Offering Expenses
  Selling Commissions(1)....................................    19,500,000           6.50%
  Other Organization and Offering Expenses(2)...............    10,500,000           3.50%
                                                              ------------         ------
Total Offering Expenses.....................................    30,000,000          10.00%
                                                              ------------         ------
Amount of Public Offering Proceeds Available for
  Investment................................................  $270,000,000          90.00%
                                                              ============         ======
Acquisition Fees(3)(4)......................................  $  6,637,500           2.21%
Acquisition Expenses(4).....................................     1,500,000           0.50%
Working Capital Reserve.....................................     3,000,000           1.00%
                                                              ------------         ------
Total Proceeds to be Invested in Real Estate................  $258,862,500          86.29%
                                                              ============         ======

---------------
(1) We will generally pay a selling commission of $0.65 per share sold. See "The Offering" for a description of volume discounts.

(2) "Other Organization and Offering Expenses" represent all expenses incurred in connection with our formation, qualification and registration of our shares and in marketing and distributing the shares under applicable federal and state law, and any other expenses actually incurred and directly related to the offering and sale of the shares, except selling commissions. The total underwriting compensation to be paid to Carey Financial and the selected dealers in connection with this offering, including selling commissions and expense reimbursements, cannot exceed 10% of the gross amount raised in the offering. However, an additional 0.5% of gross proceeds from sales made by Carey Financial and each selected dealer may be paid for bona fide due diligence expenses. To the extent all organization and offering expenses (excluding selling commissions, and any fees paid and expenses reimbursed to the selected dealers or paid on behalf of the selected dealers) exceed 3.5% of the amount raised in this offering, the excess will be paid by Carey Property Advisors with no recourse by CPA(R):14. See "Management Compensation." See "The Offering" for a complete description of the fees and expense reimbursements payable to Carey Financial and the selected dealers.

(3) Acquisition fees include all fees and commissions paid in connection with the purchase, development or construction of properties. Acquisition fees exclude any development fee or construction fee paid to a person who is not our affiliate in connection with the actual development and construction of a project after our acquisition of the land. For purposes of the table only, subordinated acquisition fees have not been included as part of "Acquisition Fees" because these fees will be paid from funds from operations of CPA(R):14 and not from the proceeds of the offering. The presentation in the table is based on the assumption that we will not borrow any money to purchase properties. Although it is assumed that all the foregoing fees will be paid by the sellers of property, sellers generally fix the selling price at a level sufficient to cover the cost of any acquisition fee so that, in effect, we, as purchaser, will bear such fee as part of the purchase price.

    We will not purchase any property that has a total property cost (generally, the sum of the costs of purchasing, developing, constructing and improving the property plus the acquisition fees paid in connection with the purchase) in excess of the property's appraised value. See "Management Compensation" for a complete description of the terms, conditions and limitations of the payment of fees to Carey Property Advisors and its affiliates.

(4) Subordinated acquisition fees, which are intended to be paid from our funds from operations and not from proceeds of this offering, have not been included in the table. Subordinated acquisition fees (excluding interest thereon), will not exceed 2% of the aggregate purchase price of the properties. Assuming we do not borrow money to purchase properties, the subordinated acquisition fees will not exceed $5,310,000 (1.77% of the offering proceeds), in the event 30,000,000 shares are sold. These fees with respect to any property are payable in equal amounts over an eight year period following the acquisition of a property, assuming a cumulative return of 6.5% has been paid. Other terms of the subordinated acquisition fees are described in the "Management Compensation" section of this prospectus.

(5) "Acquisition Expenses" represent an estimate of all expenses related to our selection and acquisition of properties, whether or not the properties are acquired. These fees include but are not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, non-refundable option payments on property not acquired, accounting fees and expenses, title insurance and miscellaneous expenses. "Acquisition Expenses" do not include acquisition fees.

                            MANAGEMENT COMPENSATION

     The following table sets forth the type and, to the extent possible, estimates of the amounts of all fees, compensation, income, distributions and other payments that Carey Property Advisors and its affiliates will or may receive in connection with this offering and our operation. These payments initially will result from non-arm's-length bargaining. See "Conflicts of Interest." References to Carey Property Advisors also include affiliates of Carey Property Advisors.

        Entity Receiving                       Form and Method
          Compensation                         of Compensation                            Estimated Amount
---------------------------------------------------------------------------------------------------------------------
                                           ORGANIZATION AND OFFERING STAGE

Carey Property Advisors             Reimbursement for organization and          The actual amounts to be paid will
                                    offering expenses, including                depend upon the actual amount of
                                    identified wholesaling expenses             organization and offering expenses
                                    incurred on our behalf; provided,           incurred by Carey Property Advisors
                                    however, that if the aggregate of all       and its affiliates in connection with
                                    organization and offering expenses          this offering which is not determina-
                                    (excluding selling commissions, and         ble at this time. These expenses are
                                    any fees paid or expenses reim-             estimated to be $10,500,000 if
                                    bursed to the selected dealers) that        30,000,000 shares are sold.
                                    are paid on behalf of the selected
                                    dealers exceeds 3.5% of the gross
                                    offering proceeds, Carey Property
                                    Advisors will be responsible for the
                                    excess.

Carey Financial                     Selling commissions equal to $0.65          The estimated amount payable to Carey
                                    per share sold. Carey Financial may,        Financial is $19,500,000 if
                                    in turn, reallow up to $0.60 per            30,000,000 shares are sold in this
                                    share of the commissions to selected        offering, a portion of which will be
                                    dealers.                                    reallowed to the selected dealers.

ACQUISITION STAGE

Carey Property Advisors             Interest on loans made to CPA(R):14.        The actual amount of loans made to us
                                    On short-term loans, the interest           by Carey Property Advisors or its
                                    rate will be the lesser of (i) 1%           affiliates is not determinable at
                                    above the prime rate of interest            this time. Accordingly, the actual
                                    published in The Wall Street Journal        amount of interest payable to Carey
                                    and (ii) the rate that we would be          Property Advisors, if any, is not de-
                                    charged by unrelated lending institu-       terminable at this time.
                                    tions on comparable loans for the
                                    same purpose in the locality of the
                                    property. See "Conflicts of Interest"
                                    and "Investment Procedures,
                                    Objectives and Policies."

        Entity Receiving                       Form and Method
          Compensation                         of Compensation                            Estimated Amount
---------------------------------------------------------------------------------------------------------------------
Carey Property Advisors             Acquisition Fees. Total Acquisition         The actual amount to be paid to Carey
                                    Fees (which include real estate             Property Advisors will depend upon
                                    brokerage fees, mortgage placement          the aggregate total property cost of
                                    fees, lease-up fees and transaction         the properties, which in turn is
                                    structuring fees), other than               dependent upon the gross offering
                                    subordinated acquisition fees,              proceeds and the amount of mortgage
                                    payable by either sellers of property       financing we used in acquiring the
                                    or us may not exceed 2.5% of the ag-        properties, and accordingly is not
                                    gregate purchase price of the               determinable at this time. If the
                                    properties. (1)(2)                          properties acquired from the proceeds
                                                                                of this offering are 60% leveraged,
                                                                                the acquisition fees payable to Carey
                                                                                Property Advisors are estimated to be
                                                                                approximately $16,594,000 if
                                                                                30,000,000 shares are sold. See
                                                                                "Conflicts of Interest."

Carey Property Advisors             Subordinated Acquisition Fees. Total        The actual amount to be paid to Carey
                                    subordinated acquisition fees payable       Property Advisors will depend upon
                                    by either the sellers of properties         the aggregate cost of the properties
                                    or us may not exceed 2.0% of the            acquired with the proceeds of this
                                    aggregate purchase price of the             offering, which in turn is dependent
                                    properties. This fee is payable in          upon the gross offering proceeds of
                                    equal annual installments on January        this offering and the amount of
                                    1 of each of the eight calendar years       mortgage financing we used in
                                    commencing with January 1 following         acquiring the properties, and
                                    the first anniversary of the date a         accordingly is not determinable at
                                    property was purchased. The unpaid          this time. If the properties acquired
                                    portion of the subordinated                 with the proceeds of this offering
                                    acquisition fee with respect to any         are 60% leveraged, subordinated
                                    property will bear interest at the          acquisition fees payable to Carey
                                    rate of 6% per annum from the date of       Property Advisors are estimated to be
                                    acquisition of the property until the       approximately $13,275,000 if
                                    portion of the fee is paid. The             30,000,000 shares are sold. See
                                    accrued interest is payable on the          "Conflicts of Interest."
                                    date of each annual installment of
                                    the fees. Our portion of the
                                    subordinated acquisition fee payable
                                    in any year, and accrued interest
                                    thereon, will be subordinated to a
                                    cumulative return to shareholders of
                                    6%. All subordinated acquisition
                                    fees, and accrued interest thereon,
                                    shall become due and payable at the
                                    time the shares become listed for
                                    trading on a national securities ex-
                                    change or included for quotation on
                                    Nasdaq. (1)(2)

        Entity Receiving                       Form and Method
          Compensation                         of Compensation                            Estimated Amount
---------------------------------------------------------------------------------------------------------------------
OPERATIONAL STAGE

Carey Property Advisors             Reimbursement for expenses incurred         Not determinable at this time.
                                    in connection with the administration
                                    of CPA(R):14. The amounts of any
                                    reimbursement will not exceed amounts
                                    which would be paid to non-affiliated
                                    third parties in the same locality
                                    for similar products. Our operating
                                    expenses may not exceed the greater
                                    of two percent of our average
                                    invested assets or 25% of our net
                                    income in any 12-month period. To the
                                    extent that we incur operating
                                    expenses in excess of this amount and
                                    the independent directors find that
                                    the excess expenses were the result
                                    of unusual and nonrecurring fac-
                                    tors, Carey Property Advisors may be
                                    reimbursed in future years for the
                                    full amount of these excess expenses,
                                    or any portion thereof, but only to
                                    the extent the reimbursement would
                                    not cause our operating expenses to
                                    exceed the limitation in the year
                                    they are paid.

Carey Property Advisors             Asset management fee, payable monthly       If the maximum number of shares is
                                    in an amount equal to one-twelfth of        sold and CPA(R):14 achieves its
                                    0.5% of our average invested assets         borrowing goal of 60%, average
                                    for the preceding month. Payment of         invested assets as a result of this
                                    the asset management fee will be            offering would be approximately
                                    deferred if our operating expenses,         $663,750,000 and the annual asset
                                    including the asset management fee,         management fee on these assets would
                                    exceeds the greater of two percent of       be approximately $3,319,000.
                                    our average invested assets or 25% of
                                    our net income (2)(3)(4)(5)

        Entity Receiving                       Form and Method
          Compensation                         of Compensation                            Estimated Amount
---------------------------------------------------------------------------------------------------------------------
Carey Property Advisors             Performance fee, payable in cash or         If the maximum number of shares is
                                    restricted stock at the option of           sold and we achieve our borrowing
                                    Carey Property Advisors, calculated         goal of 60%, average invested assets
                                    monthly on the basis of one-twelfth         as a result of this offering would be
                                    of 0.5% of the average invested             approximately $663,750,000 and the
                                    assets for the preceding month,             annual performance fee on these
                                    payable quarterly. Payment of this          assets would be approximately
                                    fee for any quarter will be subordi-        $3,319,000.
                                    nated to the cumulative rate of cash
                                    flow from operations (computed in
                                    accordance with generally accepted
                                    accounting principles) of 7%. Payment
                                    of this fee will also be deferred if
                                    our operating expenses, including the
                                    performance fee, exceed the greater
                                    of two percent of our average
                                    invested assets or 25% of our net
                                    income. (2)(3)(4)(5)(6)

Carey Property Advisors             Loan Refinancing Fee. Fees payable by       The actual amount to be paid to Carey
                                    either the tenant of a Property or          Property Advisors will depend upon
                                    CPA(R):14 may not exceed 1% of the          the aggregate amount of the
                                    principal amount of any refinancing         refinancing we obtain.
                                    obtained by CPA(R):14 for which Carey
                                    Property Advisors renders substantial
                                    services and for which no fees are
                                    paid to a third party. The loan
                                    refinancing fee will be payable only
                                    if (i) the new loan is approved by a
                                    majority of the independent direc-
                                    tors and found to be in the best
                                    interests of CPA(R):14, and (ii) the
                                    terms of the new loan represent an
                                    improvement over the terms of the
                                    refinanced loan, the new loan
                                    materially increases the total debt
                                    secured by a particular property, or
                                    the maturity date of the refinanced
                                    loan (which must have had an initial
                                    term of five years or more) is less
                                    than one year from the date of the
                                    refinancing. See "Conflicts of
                                    Interest."

        Entity Receiving                       Form and Method
          Compensation                         of Compensation                            Estimated Amount
---------------------------------------------------------------------------------------------------------------------
                                                  LIQUIDATION STAGE

Carey Property Advisors             Subordinated disposition fee shall be       Not determinable at this time.
                                    payable in an amount equal to the
                                    lesser of (i) 50% of the competitive
                                    real estate commission and (ii) 3% of
                                    the contract sales price of a
                                    property (if Carey Property Advisors
                                    provides a substantial amount of
                                    services in the sale of a prop-
                                    erty). The subordinated disposition
                                    fee shall be deferred until
                                    shareholders have received total
                                    distributions equal to 100% of their
                                    initial investment plus a 6%
                                    cumulative return, commencing with
                                    the initial closing date. To the
                                    extent that we do not pay the
                                    subordinated disposition fee because
                                    of the foregoing limitation, the
                                    unpaid commissions will be accrued
                                    and paid at the time the limitation
                                    has been satisfied. The total real
                                    estate commissions we pay shall not
                                    exceed an amount equal to the lesser
                                    of (i) 6% of the contract sales price
                                    of a property or (ii) the commission
                                    paid in a competitive market for the
                                    purchase or sale of a property that
                                    is reasonable and competitive in
                                    light of the size, type and location
                                    of the property.

Carey Property Advisors             Subordinated incentive fee shall be         The actual amount to be received will
                                    payable in an amount equal to 15% of        depend upon the results of our
                                    the balance from cash we receive from       operations and the amounts received
                                    the sale and refinancing of                 upon the sale or other disposition of
                                    properties remaining after the              the properties and are not determi-
                                    shareholders have received                  nable at this time.
                                    distributions totaling 100% of their
                                    initial investment plus a 6%
                                    cumulative return. (7)

        Entity Receiving                       Form and Method
          Compensation                         of Compensation                            Estimated Amount
---------------------------------------------------------------------------------------------------------------------
Carey Property Advisors             Termination Fee shall be payable in         Not determinable at this time.
                                    an amount equal to 15% of the amount,
                                    if any, by which (i) the appraised
                                    value of the properties on the date
                                    of termination of the advisory agree-
                                    ment less amounts of all indebtedness
                                    secured by the properties, exceeds
                                    (ii) investors' initial capital plus
                                    a 6% cumulative return less all
                                    distributions we pay through the date
                                    of termination. (5)

---------------

(1) The total acquisition fees (not including subordinated acquisition fees) payable to Carey Property Advisors or paid by us may not exceed 2.5% of the aggregate property cost of all properties we purchase with the proceeds of this offering. The total of all acquisition fees (including subordinated acquisition fees and interest thereon) and acquisition expenses we pay must be reasonable and may not exceed 6% of the aggregate contract purchase price of all properties we purchase with the proceeds of this offering. A majority of the directors (including a majority of the independent directors) not otherwise interested in any transaction may approve fees in excess of these limits if they find the excess commercially competitive, fair and reasonable to us.

(2) Our objective is to achieve total borrowings of approximately 60% of the purchase price of all properties. The CPA(R) programs have had similar leverage goals but have achieved leverage of only approximately 55%. The actual leverage percentage we achieve will impact the amount of acquisition fees earned by Carey Property Advisors because these fees are based primarily on the total dollars invested in properties and the amount available for investment will be affected by the amount we borrow (i.e., the more that is borrowed, the more funds available for investment in properties). If 30,000,000 shares are sold and the properties are 75% leveraged, acquisition fees (not including subordinated acquisition fees) payable to Carey Property Advisors as a result of this offering (assuming an aggregate total property cost of all properties of approximately $1,062,000,000) are estimated to be approximately $26,550,000 and subordinated acquisition fees are estimated to be approximately $21,240,000. We do not expect our properties to be 75% leveraged. The advisory agreement between us and Carey Property Advisors provides that Carey Property Advisors will not earn acquisition fees or subordinated acquisition fees on the reinvestment of proceeds from the sale or refinancing of properties, unless the shares are listed or are expected to be listed.

(3) There are currently no specific arrangements for the provision of property management services to us by Carey Property Advisors. These services will be provided by Carey Property Advisors only if a property becomes vacant or requires more active management than contemplated at the time the property is acquired. However, if Carey Property Advisors deems these services to be necessary in order to preserve the value of the property, Carey Property Advisors with the approval of the board (including a majority of the independent directors), may provide these services. The maximum property management fee which may be paid to Carey Property Advisors is 6% of gross revenues from commercial properties (plus reimbursed expenses), where Carey Property Advisors performs property management and leasing, re-leasing and leasing related services, or 3% of gross revenues, where the entity provides only property management services. In the case of industrial and commercial properties which are leased for ten or more years on a triple net lease basis, the maximum property management fee is 1% of our gross revenues over the term of each lease plus a one-time leasing fee of 3% of the total base rents payable for the first five years of the lease term, payable in five equal annual installments. The property management fees paid to Carey Property

    Advisors may not exceed the usual and customary amounts charged for similar services in the same geographic region.

(4) If at any time the shares become listed on a national securities exchange or included for quotation on Nasdaq, we will negotiate in good faith with Carey Property Advisors a fee structure appropriate for an entity with a perpetual life. A majority of the independent directors must approve the new fee structure negotiated with Carey Property Advisors. In negotiating a new fee structure, the independent directors shall consider all of the factors they deem relevant, including but not limited to:

         -- the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

         -- the success of Carey Property Advisors in generating opportunities that meet our investment objectives;

         -- the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

         -- additional revenues realized by Carey Property Advisors through their relationship with us;

         -- the quality and extent of service and advice furnished by Carey Property Advisors;

         -- the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

         -- the quality of our portfolio in relationship to the investments generated by Carey Property Advisors for the account of other clients.

     The board, including a majority of the independent directors, may not approve a new fee structure that is, in its judgment, more favorable to Carey Property Advisors than the current fee structure.

(5) Following our termination of the advisory agreement, Carey Property Advisors will be entitled to receive payment of any earned but unpaid compensation and expense reimbursements accrued as of the date of termination. If the advisory agreement is terminated

         --  in connection with our change of control,

         -- by us for any reason other than cause as defined in the advisory agreement, or

         -- by Carey Property Advisors for good reason as defined in the advisory agreement,

     Carey Property Advisors also shall be entitled to the payment of the termination fee and any subordinated acquisition fees that have not accrued. Carey Property Advisors shall be entitled to receive all accrued but unpaid compensation and expense reimbursements in cash within 30 days of the effective date of the termination. All other amounts payable to Carey Property Advisors in the event of a termination shall be evidenced by a promissory note. The termination fee shall be paid in 12 equal quarterly installments with interest on the unpaid balance. Notwithstanding the preceding sentence, any amounts which may be deemed payable at the date the obligation to pay the termination fee is incurred which relate to the appreciation of the properties

         -- shall be an amount which provides compensation to the terminated advisor only for that portion of the holding period for the respective properties during which the terminated advisor provided services to us,

         -- shall not be due and payable until the property to which the fees relate is sold or refinanced, and

         -- shall not bear interest until the property to which the fees relate is sold or refinanced.

     Carey Property Advisors shall not be entitled to payment of the termination fee in the event the advisory agreement is terminated because of the failure of us and Carey Property Advisors to establish a fee structure appropriate for a perpetual-life entity in the event the shares are listed on a national securities exchange or are included for quotation on Nasdaq. The termination fee is an amount equal to 15% of the amount, if any, by which (i) the appraised value of the properties on the date of termination of the advisory agreement, less the amount of all indebtedness secured by the properties, exceeds (ii) the total of the total capital invested in CPA(R):14 plus an amount equal to a cumulative return of 6% through the termination date reduced by the total distributions paid by us from our inception through the termination date.

(6) Carey Property Advisors may choose to take the performance fee in cash or restricted shares. For purposes of calculating the value per share of restricted stock given for payment of the performance fee, the price per share shall be (i) the net asset value per share as determined by the most recent appraisal performed by an independent third party or, if an appraisal has not yet been performed, (ii) $10 per share. The restricted stock will vest ratably over a period of five years and is non-transferable during this vesting period.

(7) In the event the shares are listed on a national securities exchange or included for quotation on Nasdaq, Carey Property Advisors shall be paid the subordinated incentive fee. The fee will vary based on the return received by shareholders. The return will be calculated by adding the total distributions paid by CPA(R):14 and the market value of CPA(R):14, calculated on the basis of the average market value of the shares over the 30 trading days beginning 180 days after the shares are first listed on a stock exchange. This total will be divided by the sum of the total amount of capital raised by CPA(R):14 and the total cash flow necessary to generate a 6% cumulative return as of the date the return is calculated. This return is referred to as the "Hypothetical Return" in the following table. The fee is paid on the excess of the actual return over the Hypothetical Return.

     The subordinated incentive fee will be paid as follows:

                                                HYPOTHETICAL RETURN
                                        -----------------------------------
FEE (PERCENTAGE OF                      GREATER THAN OR
EXCESS RETURN)                             EQUAL TO               LESS THAN
------------------                      ---------------    AND    ---------
      12%.............................         6%                     7%
      13%.............................         7%                     8%
      14%.............................         8%                     9%
      15%.............................         9%                    --

     CPA(R):14 has the option to pay the fee in the form of stock, cash, a promissory note or any combination thereof. In the event the subordinated incentive fee is paid to Carey Property Advisors as a result of the listing of the shares, no termination fee will be paid to Carey Property Advisors if the advisory agreement is terminated after the listing.

                             CONFLICTS OF INTEREST

     There will be various conflicts of interest in the operation of our business. The independent directors will have an obligation to function on our behalf in all situations in which a conflict of interest may arise and will have a fiduciary obligation to act on behalf of the shareholders. Possible conflicts of interest include the following:

     RECEIPT OF COMMISSIONS, FEES AND OTHER COMPENSATION BY CAREY PROPERTY ADVISORS AND ITS AFFILIATES. A transaction involving the purchase, financing, lease and sale of any property by CPA(R):14 may result in the immediate realization by Carey Property Advisors and its affiliates of substantial commissions, fees, compensation and other income. In most cases, Carey Property Advisors has discretion with respect to all decisions relating to any transaction. Potential conflicts may arise in connection with a decision by Carey Property Advisors (on our behalf) of whether to hold or sell a property. This decision could impact the timing and amount of fees payable to Carey Property Advisors. We may purchase, sell or finance properties through affiliates of Carey Property Advisors engaged in the real estate brokerage business or through our other affiliates.

     NON-ARM'S-LENGTH AGREEMENTS. Except as otherwise provided below, all agreements and arrangements, including those relating to compensation, between us and Carey Property Advisors or any of its affiliates will not be the result of arm's-length negotiations. Certain provisions of our bylaws require that compensation to Carey Property Advisors and its affiliates be approved by a majority of the independent directors and that terms of future transactions with affiliates be no less favorable to us than terms which could be obtained from unaffiliated entities providing similar services as an ongoing activity in the same geographical location. The initial independent directors were selected by the sponsor and have subsequently been reelected by the shareholders.

     PURCHASES AND LOANS FROM AFFILIATES. We may purchase properties from affiliates of Carey Property Advisors if the purchase is consistent with the investment procedures, our objectives and policies and if other conditions are met. See "Investment Procedures, Objectives and Policies." We also may borrow funds from Carey Property Advisors or its affiliates

      -- if, at any time when proceeds of this offering are being held by the escrow agent, we do not have sufficient funds to provide the equity portion of a particular investment; or

      -- to provide the debt portion of a particular investment if we are unable to obtain a permanent loan at that time or, in the judgment of the board, it is not in our best interest to obtain a permanent loan at the interest rates then prevailing and the board has reason to believe that we will be able to obtain a permanent loan on or prior to the end of the loan term provided by Carey Property Advisors or the affiliate.

     See "Investment Procedures, Objectives and Policies." We may borrow funds on a short-term basis from Carey Property Advisors or its affiliates.

     We may not invest in other REITs advised or managed, directly or through affiliates, by the sponsor, its subsidiaries or William P. Carey and with respect to which the sponsor, its subsidiaries or William P. Carey receive separate fees. Additionally, we will not sell properties to the sponsor, Carey Property Advisors or any director or any of their respective affiliates, except in the case of an exercise of a right of first refusal by an affiliated joint venture partner.

     Every transaction entered into between us and Carey Property Advisors or its affiliates is subject to an inherent conflict of interest. The board may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and any affiliates. Each transaction between us and Carey Property Advisors or any of its affiliates must be approved by a majority of the independent directors who are otherwise disinterested in the transaction as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

     COMPETITION WITH CPA(R):14 FROM AFFILIATES OF CAREY PROPERTY ADVISORS IN THE PURCHASE, SALE, LEASE AND OPERATION OF PROPERTIES. W.P. Carey & Co., Inc. specializes in providing lease financing services to major corporations and, therefore, may be in competition with us with respect to properties, potential purchasers, sellers and lessees of properties, and mortgage financing for properties. W.P. Carey & Co., Inc., its subsidiaries and William P. Carey currently manage or advise private real estate investment partnerships, REITs and limited liability companies whose investment and rate of return objectives are substantially similar to ours. In addition, they expect to manage or advise, directly or through affiliates, additional REITs, public and private investment partnerships and other investment entities.

     The CPA(R) programs have investment policies similar to ours and, therefore, may be in competition with us for properties, potential purchasers, sellers and lessees of properties, and mortgage financing for properties. Affiliates of Carey Property Advisors intend to offer interests in other REITs, partnerships or public or private investment entities, some of which may have similar investment objectives as ours and may be in a position to acquire properties at the same time as us. Affiliates of Carey Property Advisors may have an ownership interest in the other REITs.

     Carey Property Advisors will use its best efforts to present suitable investments to us consistent with our investment procedures, objectives and policies. If Carey Property Advisors or any of its affiliates is presented with a potential investment in a property which might be made by more than one investment entity which it advises or manages, the decision as to the suitability of the property for investment by a particular entity will be based upon a review of the investment portfolio of each entity and upon factors such as:

      --  cash flow from the property;

      -- the effect of the acquisition of the property on the diversification of each entity's portfolio;

      --  rental payments during any renewal period;

      --  the estimated income tax effects of the purchase on each entity;

      --  the amount of equity required to make the investment;

      --  the policies of each entity relating to leverage;

      --  the funds of each entity available for investment; and

      -- the length of time the funds have been available for investment and the manner in which the potential investment can be structured by each entity.

     Consideration will be given to joint ownership (e.g., tenancy-in-common or joint venture arrangement) of a particular property determined to be suitable for more than one investment entity in order to achieve diversification of each entity's portfolio and efficient completion of an entity's portfolio. In joint ownership, the investment of each entity will be on substantially similar terms and conditions, compensation to the organizer of each investment entity will be similar and each investment entity will have a right of first refusal to purchase the interest of the other if a sale of that interest is contemplated. See "Risk Factors -- Our Participation in Joint Ventures Creates Additional Risks." To the extent that a particular property might be determined to be suitable for more than one investment entity, priority generally will be given to the investment entity having uninvested funds for the longest period of time. It is the responsibility of the directors (including the independent directors) to insure that the method used to allocate transactions is applied fairly to us.

     ADJACENT PROPERTIES. If Carey Property Advisors or any of its affiliates acquires properties that are adjacent to one of our properties, the value of such properties may be enhanced by our interests. It also is possible that these properties could be in competition with our properties for prospective tenants.

     COMPETITION FROM AFFILIATES OF CAREY PROPERTY ADVISORS FOR THE TIME AND SERVICES OF OFFICERS AND DIRECTORS. We depend on the board and Carey Property Advisors for our operations and for the acquisition, operation and disposition of our investments. Carey Property Advisors has entered into the advisory agreement with us pursuant to which it will perform certain functions relating to the investment of our funds and our day-to-day management. See "Management -- Advisory Agreement." Most officers of Carey Fiduciary Advisors, Inc., the general partner of Carey Property Advisors, are also officers, directors and/or employees of W.P. Carey & Co., Inc. Some officers of affiliates of Carey Property Advisors will be performing similar services for the CPA(R) programs and may perform these services for REITs, partnerships or other investment entities offered or managed in the future by affiliates of Carey Property Advisors. The manager of Carey Diversified LLC is an affiliate of Carey Property Advisors. Carey Property Advisors serves in the same advisory capacity for Corporate Property Associates 10 Incorporated (or "CPA(R):10"), Corporate Property Associates 12 Incorporated (or CPA(R):12) and Carey Institutional Properties Incorporated (or "CIP(R)") as it does for CPA(R):14. Carey Fiduciary Advisors, Carey Property Advisors and their affiliates will devote the time to our affairs as they, within their sole discretion, exercised in good faith, determine to be necessary for our benefit and the shareholders. See "Management." Neither Carey Financial, Carey Property Advisors nor any of their affiliates are restricted from acting as general partner, advisor, underwriter, selling agent or broker-dealer in public or private offerings of securities in REITs, real estate partnerships or other entities which may have objectives similar to ours and which are sponsored by affiliated or non-affiliated persons.

     AFFILIATED SALES AGENT. Carey Financial, a subsidiary of W.P. Carey & Co. and an affiliate of Carey Property Advisors, will receive a selling commission for each share sold by it (except for sales made to Carey Property Advisors, its employees or its affiliates) and annual servicing fees with respect to shares held by its clients, and will receive reimbursement for specified expenses. See "The Offering."

     COMMON COUNSEL. Reed Smith Shaw & McClay LLP, our counsel in connection with this offering, is also counsel to Carey Property Advisors, Carey Financial and various affiliates, including the CPA(R) programs and W.P. Carey & Co. In the event any legal controversy arises in which our interests appear to be in conflict with those of Carey Property Advisors, Carey Financial or their affiliates, other counsel will be retained for one or more parties.

     The following chart shows the relationship among Carey Property Advisors, its general partner, its affiliates and CPA(R):14. See "Management."
                    [WILLIAM P. CAREY ORGANIZATIONAL CHART]

                         PRIOR OFFERINGS BY AFFILIATES

     THE INFORMATION IN THIS SECTION AND THE TABLES REFERENCED HEREIN SHOULD NOT BE CONSIDERED AS INDICATIVE OF HOW WE WILL PERFORM. IN ADDITION, THE TABLES INCLUDED AS EXHIBITS TO THIS PROSPECTUS DO NOT MEAN THAT WE WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN such TABLES. IF YOU PURCHASE SHARES IN CPA(R):14, YOU WILL NOT HAVE ANY OWNERSHIP INTEREST IN ANY OF THE REAL ESTATE PROGRAMS DESCRIBED IN THE TABLES (UNLESS YOU ARE ALSO AN INVESTOR IN THOSE REAL ESTATE PROGRAMS).

     Affiliates of Carey Property Advisors organized the limited partnerships listed below:

      --  Corporate Property Associates

      --  Corporate Property Associates 2

      --  Corporate Property Associates 3

      --  Corporate Property Associates 4, a California limited partnership

      --  Corporate Property Associates 5

      --  Corporate Property Associates 6 -- a California limited partnership

      --  Corporate Property Associates 7 -- a California limited partnership

      --  Corporate Property Associates 8, L.P., a Delaware limited partnership

      --  Corporate Property Associates 9, L.P.

On January 1, 1998, these nine partnerships were combined to form Carey Diversified LLC, a New York Stock Exchange listed limited liability company. The partnerships no longer operate as independent entities. The trading symbol of Carey Diversified is "CDC."

     Affiliates of Carey Property Advisors have also organized the REITs listed below (in addition to CPA(R):14):

                 --  Corporate Property Associates 10 Incorporated

                 --  Carey Institutional Properties, Incorporated

                 --  Corporate Property Associates 12 Incorporated

     These REITs and the CPA(R) limited partnerships are referred to as the CPA(R) Programs. The primary investment objectives of the CPA(R) programs are similar to ours.

     The following is information relating to the CPA(R) Programs as of December 31, 1998:

Total equity raised:                                       $1,090,639,000
Total investors:                                                   54,421
Number of Properties Purchased:                                       443
Aggregate Purchase Price of Properties:                    $1,896,365,000
Total Equity Investment in Properties                      $  954,130,000
Total Mortgage Financing:                                  $  942,235,000

     The CPA(R) programs have invested in the following types of properties:

     The properties owned by the CPA(R) programs as of December 31, 1998 are located throughout the United States and Europe as shown on the map below.
                           [MAP OF THE UNITED STATES]

     When acquired by the CPA(R) programs, approximately 21.62% of the properties had newly constructed buildings or buildings being constructed and approximately 78.38% had previously constructed buildings (based on the purchase price). When purchased by the CPA(R) programs, all of the properties were single-tenant commercial, industrial and governmental real property (or interests therein). The CPA(R) programs have made no loans or participating loans and have entered into 30 joint ventures with affiliated programs (23% of all transactions entered into by the CPA(R) programs). More detailed information with respect to investments by the CPA(R) programs is separately presented in tabular form for the CPA(R) programs in Exhibit 99 to Part II of the registration statement. Upon written request to the Director of Investor Relations, 50 Rockefeller Plaza, NY, NY 10020, (800) 972-2739, CPA(R):14 will provide, at no fee, copies of Exhibit 99.

     The leveraged percentage achieved by the CPA(R) REITs are as follows:

CPA(R):10................................  45.3%
CIP(R)...................................  41.5%
CPA(R):12................................  27.9%

     The CPA(R) programs, including Carey Diversified, have sold all or a portion of 71 properties as of December 31, 1998.

Total Properties sold......................................            71
Original Purchase Price of Properties sold.................  $227,566,000
Equity Investment in Properties sold.......................  $ 98,794,000
Amount received from sale of properties....................  $236,335,000
Net proceeds from sales (after expenses and payment of
  mortgage debt)...........................................  $143,142,000

More detailed information with respect to the properties sold by the CPA(R) programs between January 1, 1994 and December 31, 1998 is presented in tabular form in Table V (Sales or Dispositions of Properties) in Exhibit A to this prospectus.

     Some CPA(R) programs have experienced adverse business developments which have included the filing by some tenants for protection from creditors under the bankruptcy code, the vacating of facilities by a tenant at the end of an initial lease term, and litigation with tenants involving lease defaults and sales of properties. These developments have caused a reduction in cash flow and/or an increase in administrative expenses of the affected CPA(R) program for certain periods of time, but, with four exceptions described below, have not caused the affected CPA(R) program to reduce their rate of distributions to partners. See Table III (Operating Results of Prior Programs) in Exhibit A to this prospectus for overall results of operations of the affected CPA(R) programs.

     The management of the affected CPA(R) program has undertaken a number of measures to mitigate the adverse effects of some adverse business developments, such as re-leasing properties vacated by initial tenants; refinancing mortgage loans and restructuring terms of existing mortgage loans; restructuring lease terms; selling properties; and, in the case of litigation, vigorously defending the interests of affected CPA(R) programs and, where appropriate, settling litigation. Of the approximately 150 tenants with which the CPA(R) programs have entered into leases, 15 have subsequently sought protection from creditors in bankruptcy. Properties formerly leased to nine of these tenants have been re-leased or sold. Four other tenants have affirmed their leases and the leases of the remaining two tenants are currently the subject of negotiations described below.

     Most CPA(R) programs in which adverse developments have occurred have been able to meet their obligations and maintain distributions to their investors, primarily as a result of the efforts of management described above and below and the existence of a working capital reserve established at the inception of each CPA(R) program. Although several CPA(R) programs have experienced the types of adverse business developments described above, only four CPA(R) Programs, CPA(R):1, CPA(R):5, CPA(R):7 and CPA(R):10 have had to reduce the rate of distributions to their partners or shareholders as a result of adverse developments. The adverse developments which were primarily responsible for causing these reductions in the rate of distributions are, in the case of CPA(R):1, the bankruptcy filing by Storage Technology, in the case of CPA(R):5, the sale of two properties, in the case of CPA(R):7, the bankruptcy filings of Yellow Front Stores, Inc. and NV Ryan L.P. and in the case of CPA(R):10, the expiration of one lease and the bankruptcy of Harvest Foods. The reductions in distribution rates in each of CPA(R):1, CPA(R):5, CPA(R):7 and CPA(R):10 were followed by increases in the distribution rates. The distribution rate of CPA(R):7 exceeded the rate in effect before the reductions when it was merged with Carey Diversified while the distribution rate of CPA(R):1 and CPA(R):5 had not reached the rate in effect before the reduction at the time of the merger.

     Most of the adverse developments which have occurred have been resolved. These include the filings for protection from creditors under the bankruptcy code by the following tenants of the following CPA(R) programs:

      --  Saxon Industries, Inc. (CPA(R):1 and CPA(R):2);

      --  Storage Technology Corporation (CPA(R):1);

      --  New Valley Corporation (CPA(R):2 and CPA(R):3);

      --  The Leslie Fay Company (CPA(R):3);

      --  Knudsen Corporation (CPA(R):3 and CPA(R):4);

      --  Gulf Consolidated Services, Inc. (CPA(R):4);

      --  Three Guys Inc. Ltd. (CPA(R):4);

      --  Williams Hand Tool, Inc. (CPA(R):5);

      --  American Trim Products Inc. (CPA(R):5);

      --  Integra -- a Hotel and Restaurant Company (CPA(R):6 and CPA(R):7);

      --  Yellow Front Stores, Inc. (CPA(R):7);

      --  NVRyan L.P. (CPA(R):7, CPA(R):8 and CPA(R):9);

      --  Harvest Foods, Inc. (CPA(R):10 and CIP(R));

      --  SportsTown, Inc. (CIP(R)); and

      --  Lanxide (CPA(R):12).

     The management of these programs has addressed these bankruptcies primarily by re-leasing the properties to new tenants or by restructuring the original leases at a reduced rental. Certain of the properties have been sold at a loss or transferred in exchange for a release of the related mortgage debt. In the case of the bankruptcy filing by Saxon Industries, Inc., however, its two leases were affirmed in bankruptcy. In the case of the bankruptcy filing by Knudsen Corporation, seven of the eight properties which had been leased to Knudsen Corporation were sold at a gain, generating more than enough cash to retire the entire mortgage debt on all eight properties. The remaining property was leased to a new tenant. In addition, as a result of vigorous litigation efforts pursued by the general partners, some programs have been awarded substantial awards from bankruptcy settlements. CPA(R):1 received a settlement of cash and securities with a market value of approximately $2.3 million in connection with the Storage Technology Corporation bankruptcy. CPA(R):7 and CPA(R):8 were paid a restructuring fee of $2.6 million in exchange for amending some leases and CPA(R):9 received approximately $456,000, in each case in connection with settlement of bankruptcy claims against NVRyan L.P. New Valley has agreed to affirm two of its three leases with CPA(R):2 and CPA(R):3 and the third property has been leased.

     In June 1996, Harvest Foods, Inc. filed a voluntary bankruptcy petition and, in March 1997, the Bankruptcy Court approved Harvest's motion to disaffirm the master lease. Under its ruling, the Bankruptcy Court allowed the CPA(R):10 and CIP(R) to establish its unsecured claim for lease rejection damages at $10,000,000 and ordered Harvest to pay $150,000 in full satisfaction and settlement of any post-petition obligation for real estate taxes. Harvest subsequently vacated the properties.

     On March 15, 1997, CPA(R):10 and CIP(R) entered into a net lease with The Kroger Co. for two supermarkets in Conway and North Little Rock, Arkansas. CPA(R):10 and CIP(R) also entered into net leases with affiliated Foods Southwest, Inc. for two stores in Hope and Little Rock, Arkansas. CPA(R):10 and CIP(R) are currently evaluating various offers for the lease or purchase of the vacated properties and are continuing their efforts to remarket the properties. In August 1998, CIP(R) and CPA(R):10 entered into a lease with Affiliated for a fourth supermarket in Little Rock. In 1997 CPA(R):10 and CIP(R) sold three properties for $2,400,000.

     On June 24, 1997, CPA(R):10 and CIP(R) entered into a transaction whereby each purchased a 50% participation in the first priority mortgage loan collateralized by the 15 properties formerly leased to Harvest. The mortgage loan, which has an outstanding balance of $8,554,894, was purchased for $7,700,000. On December 22, 1998, the holder of the $3,000,000 subordinated mortgage note agreed to accept a payment of $500,000 from CIP(R) and CPA(R):10 in satisfaction of the mortgage loan obligation of $3,000,000 and accrued interest of $776,750.

     Additional information concerning the CPA(R) Programs is set forth in tabular form in Exhibit A to this prospectus. See "Experience in Raising and Investing Funds" in Table I; "Compensation to W. P. Carey & Co." in Table II; "Operating Results of Prior Programs" in Table III; "Results of Completed Programs" in Table IV and "Sales or Dispositions of Properties" in Table V. In addition, upon written request to the Director of Investor Relations, 50 Rockefeller Plaza, New York, NY 10020, (800) 972-2739, CPA(R):14 will provide, at no fee, the most recent annual report (on Form 10-K) filed by any of the CPA(R) Programs and, at a reasonable fee, the exhibits to the annual report.

                                   MANAGEMENT

     We operate under the direction of the board, the members of which are accountable to us and our shareholders as fiduciaries. A majority of the independent directors and a majority of the directors have reviewed and ratified the articles of incorporation and have adopted the bylaws. The board is responsible for the management and control of our affairs. The board has retained Carey Property Advisors to manage our day-to-day affairs and the acquisition and disposition of investments, subject to the board's supervision. We currently have seven directors; it must have at least three and may have no more than nine directors.

     A majority of the board must be comprised of independent directors, except for a period of 90 days after the death, removal or resignation of an independent director. An independent director may not, directly or indirectly (including through a member of his immediate family), own any interest in, be employed by, have any material business or professional relationship with, or serve as an officer or director of, W. P. Carey & Co., Carey Property Advisors or any of their affiliates, except that an independent director may serve as a director, officer or trustee for not more than two other REITs organized by W.
P. Carey & Co. or advised by Carey Property Advisors. An independent director may not perform material services for CPA(R):14, except to carry out the responsibilities of director. Three of the directors are affiliates of Carey Property Advisors and four are independent directors. An independent director is a director who is not and has not for the last two years been associated with W.
P. Carey & Co., Carey Property Advisors or any of its affiliates other than up to two other public REITs sponsored by W. P. Carey & Co. All of the initial directors were recommended by W. P. Carey & Co.

     Proposed transactions brought to the board for approval are often discussed before being brought to a final board vote. During these discussions, independent directors often offer ideas for ways in which deals can be changed to make them acceptable and these suggestions are taken into consideration when structuring transactions. No independent director of any prior CPA(R) program has ever voted against a property acquisition recommendation on a final vote. Each director will hold office until the next annual meeting of shareholders or until his successor has been duly elected and qualified. Although the number of directors may be increased or decreased, a decrease shall not have the effect of shortening the term of any incumbent director.

     Any director may resign at any time and may be removed with or without cause by the shareholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. The term "cause" as used in this context is a term used in the Maryland Corporation and Association Code. This code does not include a definition of this term and Maryland case law suggests that the term be defined on a case-by-case basis. The effect of the Maryland Code's lack of a definition of cause is that we cannot provide investors with a definition for "cause." As a result of this uncertainty, investors may not know what actions by a director may be grounds for removal.

     Unless filled by a vote of the shareholders as permitted by Maryland law, a vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director shall be filled by a vote of a majority of the remaining directors and,

      -- in the case of a director who is not an independent director (an "affiliated director"), by a vote of a majority of the remaining affiliated directors, or

      -- in the case of an independent director, by a vote of a majority of the remaining independent directors unless there are no remaining affiliated directors or independent directors, as the case may be, to so fill a vacancy, in which case a majority vote of the remaining directors shall be sufficient. If at any time there are no independent or affiliated directors in office, successor directors shall be elected by the shareholders. Each director will be bound by the articles of incorporation and the bylaws.

     The directors are not required to devote all of their time to us and are only required to devote the time to our affairs as their duties require. The directors will meet quarterly or more frequently if necessary. It is not expected that the directors will be required to devote a substantial portion of their time to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, the directors will be relying heavily on Carey Property Advisors. The board is empowered to fix the compensation of all officers that it selects and may pay remuneration to directors for services rendered to us in any other capacity. We pay to each independent director a quarterly fee of $2,750 and a meeting fee of $1,000 per meeting. It is estimated that the aggregate compensation payable to the independent directors as a group for a full fiscal year will be approximately $60,000. We will not pay any compensation to our officers or directors who also serve as officers or directors of Carey Property Advisors. The board may change the compensation of directors.

     Our general investment and borrowing policies are set forth in this prospectus. The directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance as well as that of Carey Property Advisors to assure that the policies are in the best interest of the shareholders and are fulfilled. We will follow the policies on investments and borrowings set forth in this prospectus unless and until they are modified by the directors.

     The board is also responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interests of the shareholders. In addition, a majority of the independent directors and a majority of directors not otherwise interested in the transaction must approve all transactions with Carey Property Advisors or its affiliates (other than other publicly-registered entities, in which case only the allocation of interests in the transaction must be approved by the independent directors). The independent directors also will be responsible for reviewing the performance of Carey Property Advisors and determining that the compensation to be paid to Carey Property Advisors is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out. Specifically, the independent directors will consider factors such as

      -- the amount of the fee paid to Carey Property Advisors in relation to the size, composition and performance of CPA(R):14's investments;

      -- the success of Carey Property Advisors in generating appropriate investment opportunities;

      -- rates charged to other REITs and other investors by advisers performing similar services;

      -- additional revenues realized by Carey Property Advisors and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

      -- the quality and extent of service and advice furnished by Carey Property Advisors, the performance of our investment portfolio; and

      -- the quality of our portfolio relative to the investments generated by Carey Property Advisors for its other clients.

     Neither the directors nor their affiliates will vote or consent to the voting of shares they now own or hereafter acquire on matters submitted to the shareholders regarding either (i) the removal of Carey Property Advisors, any director or any affiliate; or (ii) any transaction between us and Carey Property Advisors, any director or any affiliate.

DIRECTORS AND EXECUTIVE OFFICERS OF CPA(R):14

     Our directors and executive officers are as follows:

                   NAME                                        OFFICE
                   ----                                        ------
William P. Carey...........................  Chairman of the Board and Director
H. Augustus Carey..........................  President
George E. Stoddard.........................  Senior Executive Vice President and
                                             Director
William Ruder..............................  Director*
Charles C. Townsend........................  Director*
Warren G. Wintrub..........................  Director*
Thomas E. Zacharias........................  Director*
Steven M. Berzin...........................  Executive Vice President and Chief
                                             Financial Officer
Gordon F. DuGan............................  Executive Vice President
Claude Fernandez...........................  Executive Vice President and Chief
                                               Administration Officer
Gordon J. Whiting..........................  Executive Vice President and Portfolio
                                               Manager
Debra E. Bigler............................  Senior Vice President and Regional Director
Ted G. Lagreid.............................  Senior Vice President and Regional Director
Anthony S. Mohl............................  Senior Vice President -- Acquisitions
John J. Park...............................  Senior Vice President -- Finance and
                                               Treasurer
Michael D. Roberts.........................  Senior Vice President and Controller
Susan C. Hyde..............................  First Vice President and Secretary
Frank S. Owens.............................  First Vice President

---------------
* Independent Director

     The following is a biographical summary of the experience of our directors and executive officers:

     William P. Carey, age 69, elected Chairman in June 1997, has been active in lease financing since 1959 and a specialist in net leasing of corporate real estate property since 1964. Before founding W.P. Carey & Co., Inc. in 1973, he served as Chairman of the Executive Committee of Hubbard, Westervelt & Mottelay (now Merrill Lynch Hubbard), head of Real Estate and Equipment Financing at Loeb, Rhoades & Co. (now Lehman Brothers) and head of Real Estate and Private Placements, Director of Corporate Finance and Vice Chairman of the Investment Banking Board of duPont Glore Forgan Inc. A graduate of the University of Pennsylvania's Wharton School, Mr. Carey served as a Governor of the National Association of Real Estate Investment Trusts ("NAREIT"). He currently serves on the boards of The Johns Hopkins University and its School of Advanced International Studies and as Chairman of the Boards of Trustees of the St. Elmo Foundation and the W.P. Carey Foundation. He founded the Visiting Committee to the Economics Department of the University of Pennsylvania and co-founded with Dr. Lawrence Klein the Economics Research Institute at that university. With Sir John Templeton, he helped to establish the program in management education at Oxford University. Mr. Carey also serves as Chairman of the Board and Chief Executive Officer of CPA(R):10, CIP(R) and CPA(R):12 and as a director of Carey Diversified. Mr. Carey is an uncle of H. Augustus Carey.

     H. Augustus Carey, age 41, elected President in October 1998, returned to W.P. Carey & Co. as a Vice President in August 1988 and was elected First Vice President in April 1992, Senior Vice President in October 1995 and Managing Director in January 1996. Mr. Carey previously worked for W.P. Carey & Co. from 1979 to 1981 as Assistant to the President. From 1984 to 1987, Mr. Carey served as a loan officer in the North American Department of Kleinwort Benson Limited in London, England. He received his A.B. in Asian Studies from Amherst College in 1979 and a M.Phil. in Management Studies from Oxford University in 1984. Mr. Carey is Chairman of the Corporate Advisory Council for the International Association for Investment Planners and a Trustee for the Oxford Management Center Advisory Council. He is the nephew of William
P. Carey.

     George E. Stoddard, age 82, elected director in June 1997, was until 1979 officer-in-charge of the Direct Placement Department of The Equitable Life Assurance Society of the United States ("Equitable"), with responsibility for all activities related to Equitable's portfolio of corporate investments acquired through direct negotiation. Mr. Stoddard was associated with Equitable for over 30 years. He holds an A.B. degree from Brigham Young University, an M.B.A. from Harvard Business School and an LL.B. from Fordham University Law School. Mr. Stoddard also serves as a Managing Director of W.P. Carey & Co. Mr. Stoddard is a director of CPA(R):10, CIP(R) and CPA(R):12.

     William Ruder, age 77, elected director in June 1997, is Chairman of the Board of William Ruder Incorporated, a consulting firm founded in 1981. From 1948 to 1981, Mr. Ruder was in partnership with David Finn at the firm of Ruder & Finn, an international public relations company. He is a former Assistant Secretary of Commerce of the United States and is on the board of directors of the United Nations Association of the United States of America, Junior Achievement and the Council of Economic Priorities. He is a member of the Board of Overseers of the Wharton School of the University of Pennsylvania and has also served as a consultant to the Communications Advisory Board to the White House Press Secretary, the Committee for Economic Development and the Office of Overseas Schools for the U.S. State Department. Mr. Ruder is a Tobe Lecturer at Harvard Graduate School of Business and is associated with several other businesses, civic and cultural organizations. He received a B.S.S. degree from the City College of New York. Mr. Ruder served as a director of W.P. Carey & Co. from 1987 to 1990. Mr. Ruder is a director of CPA(R):10 and CPA(R):12.

     Charles C. Townsend, Jr., age 71, elected director in June 1997, currently is an Advisory Director of Morgan Stanley & Co., having held this position since 1979. Mr. Townsend was a Partner and a Managing Director of Morgan Stanley & Co. from 1963 to 1978 and served as Chairman of Morgan Stanley Realty Corporation from 1977 to 1982. Mr. Townsend holds a B.S.E.E. from Princeton University and an M.B.A. from Harvard University. Mr. Townsend is a director of CIP(R) and Carey Diversified.

     Warren G. Wintrub, age 65, elected director in June 1997, retired in 1992 from Coopers & Lybrand L.L.P. after 35 years. Mr. Wintrub was elected a partner in Coopers & Lybrand L.L.P. in 1963 and specialized in tax matters and served on that firm's Executive Committee from 1976 to 1988 and as a Chairman of its Retirement Committee from 1979 to 1992. Mr. Wintrub holds a B.S. degree from Ohio State University and an LL.B. from Harvard Law School. He currently serves as a director of Chromcraft Revington, Inc. and Getty Petroleum Co. Mr. Wintrub is a director of CPA(R):10 and CIP(R).

     Thomas E. Zacharias, age 45, elected Director in June 1997, is currently a Senior Vice President of Lend Lease Development U.S., Inc., a subsidiary of Lend Lease Corporation, a global financial services, property and management company. Mr. Zacharias was Vice President of Corporate Property Investors from 1986 to 1998. Corporate Property Investors, a party which is unaffiliated with CPA(R):14, is one of the largest equity-oriented REITS in the U.S. with approximately $4.4 billion under management. Prior to joining Corporate Property Investors in 1981, Mr. Zacharias was Project Director for the New York State Urban Development Corporation from 1980-1981, and served as the Assistant to the Chief Operating Officer from 1979-1980. Mr. Zacharias received his undergraduate degree, magna cum laude, from Princeton University in 1976 and a Master of Public and Private Management from the Yale School of Management in 1979. Mr. Zacharias is a director of CIP(R) and CPA(R):12.

     Steven M. Berzin, age 48, was elected Executive Vice President, Chief Financial Officer and Chief Legal Officer of CPA(R):14 and a Managing Director of W.P. Carey & Co. in July 1997. From 1993 to 1997, Mr. Berzin was Vice President -- Business Development of General Electric Capital Corporation in the office of the Executive Vice President and, more recently, in the office of the President, where he was responsible for business development activities and acquisitions. From 1985 to 1992, Mr. Berzin held various positions with Financial Guaranty Insurance Company, the last two being Managing

Director, Corporate Development, and Senior Vice President and Chief Financial Officer. Mr. Berzin was associated with the law firm of Cravath, Swaine & Moore from 1977 to 1985 and from 1976 to 1977, he served as law clerk to the Honorable Anthony M. Kennedy, then a U.S. Circuit Court Judge. Mr. Berzin received a B.A. and an M.A. in Applied Mathematics from Harvard University, a B.A. in Jurisprudence and an M.A. from Oxford University and a J.D. from Harvard Law School. Mr. Berzin is a director of Carey Diversified.

     Gordon F. DuGan, age 32, elected Executive Vice President in June 1997, was elected Managing Director of W.P. Carey & Co. in June 1997. Having originally joined W.P. Carey & Co. in 1988 and until September 1995 a Senior Vice President in the Acquisitions Department of W.P. Carey & Co., Mr. DuGan rejoined W.P. Carey as Deputy Head of Acquisitions in February 1997. Prior to rejoining W.P. Carey & Co., he served as Chief Financial Officer of Superconducting Core Technologies, a Colorado wireless communications equipment manufacturer from October 1995 until February 1997. Mr. DuGan received his B.S. degree in Finance from the University of Pennsylvania. Mr. DuGan is a director of Carey Diversified.

     Claude Fernandez, age 46, elected Executive Vice President and Chief Administrative Officer in June 1997, joined W.P. Carey & Co. as Assistant Controller in March 1983, was elected Controller in July 1983, Vice President in April 1986 and is now a Managing Director, Executive Vice President and Chief Administrative Officer. Prior to joining W.P. Carey & Co., Mr. Fernandez was associated with Coldwell Banker, Inc. in New York for two years and with Arthur Andersen & Co. in New York for over three years. Mr. Fernandez, a Certified Public Accountant, received his B.S. degree in Accounting from New York University in 1975 and his M.B.A. in Finance from Columbia University Graduate School of Business in 1981.

     Gordon J. Whiting, age 33, elected Senior Vice President of W.P. Carey & Co., Inc. in April, 1998. Mr. Whiting joined W.P. Carey & Co., Inc. in September 1994, as a Second Vice President after receiving an M.B.A. from the Columbia University Graduate School of Business, where he concentrated in Finance. Mr. Whiting was elected a Vice President of W.P. Carey & Co., Inc. in October 1995 and a First Vice President in April 1997. Mr. Whiting founded an import/export company based in Hong Kong after receiving a B.S. in Business Management and Marketing from Cornell University.

     Debra E. Bigler, age 46, elected Senior Vice President in June 1997, became Vice President and Marketing Director of W.P. Carey & Co. in July 1991 and a First Vice President in October 1995. A regional marketing director responsible for investor services in the south and south central United States, Ms. Bigler joined W.P. Carey & Co. in March 1989 as Assistant Marketing Director. Ms. Bigler was employed as a Marketing Associate with E.F. Hutton & Company Inc. from July 1980 to January 1989.

     Ted G. Lagreid, age 47, elected Senior Vice President in June 1997, joined W.P. Carey & Co. in 1994 and became a First Vice President in October 1995. Mr. Lagreid is a regional marketing director responsible for investor services in the western United States. Prior to joining the firm, from July 1993 through October 1994, he was employed by the Shurgard Capital Group then from January 1991 to July 1993, for SunAmerica where he was an executive in its mutual funds group. He earned an A.B. from the University of Washington, received an M.P.A. from the University of Puget Sound and then spent eight years in the City of Seattle's Department of Community Development. Mr. Lagreid was a commissioner of the City of Oakland, California, having served on its Community and Economic Development Advisory Commission.

     Anthony S. Mohl, age 37, became a Senior Vice President in June 1997. Mr. Mohl joined W.P. Carey & Co. as Assistant to the President in September 1987 after receiving an M.B.A. from the Columbia University Graduate School of Business and became a Second Vice President in January 1990 and a Vice President in April 1992. Mr. Mohl was employed as an analyst in the strategic planning group of Kurt Salmon Associates after receiving an undergraduate degree from Wesleyan University.

     John J. Park, age 34, elected Senior Vice President in June 1997, became a First Vice President of W.P. Carey & Co. in April 1993 and Senior Vice President in October 1995. Mr. Park joined W.P. Carey & Co. as an Investment Analyst in December 1987 and became a Vice President in July 1991. Mr. Park received his undergraduate degree from the Massachusetts Institute of Technology in 1986 and an M.B.A. from New York University in 1991.

     Michael D. Roberts, age 47, elected Senior Vice President in June 1997, joined W.P. Carey & Co. in April 1989 as a Second Vice President and Assistant Controller and was named Vice President and Controller in October 1989 and First Vice President in July 1990. From August 1980 to February 1983 and from September 1983 to April 1989, he was employed by Coopers & Lybrand L.L.P. and held the position of Audit Manager at the time of his departure. A Certified Public Accountant, Mr. Roberts received his undergraduate degree from Brandeis University and his M.B.A. from Northeastern University.

     Susan C. Hyde, age 30, is a First Vice President and a Director of Investor Relations of W.P. Carey & Co. Ms. Hyde joined W.P. Carey & Co. in 1990, became a Second Vice President in April 1995 and a Vice President in April 1997. Ms. Hyde graduated from Villanova University in 1990 where she received a B.S. degree in Business Administration with a concentration in marketing and a B.A. degree in English.

     Frank S. Owens, age 40, joined W. P. Carey & Co. as a First Vice President and Director of Asset Management in July 1998. From January 1997 to January 1998, Mr. Owens was Vice President, Asset Management for Devon Properties, Inc. and from October 1992 to December 1996 he was Vice President, Real Estate Group, UBS Asset Management, Inc. Mr. Owens previously held asset management and development positions at Jones Lang Wootton Realty Advisors and The Prudential Realty Group. Mr. Owens received a B.S. in Mathematics from St. Lawrence University, a B.S. in Civil and Environmental Engineering from Clarkson University, and an M.B.A. from Cornell University.

     Some of our directors and officers act as directors or officers of the general partners of other CPA(R) programs and may own interests in those CPA(R) programs.

CAREY PROPERTY ADVISORS

     The general partner of Carey Property Advisors is Carey Fiduciary Advisors, Inc., a corporation wholly-owned by William P. Carey. Mr. Carey also owns 100% of W. P. Carey & Co., Inc. W. P. Carey & Co. is a private company that specializes in arranging private financing for major corporations, principally net lease financings of real property, and the officers of W. P. Carey & Co. have an extensive background in this area. Properties financed with the assistance of W.P. Carey & Co. have included office buildings, manufacturing plants, distribution and retail facilities, warehouses, movie theaters and hotels.

DIRECTORS AND PRINCIPAL OFFICERS OF CAREY FIDUCIARY ADVISORS

     The directors and principal officers of Carey Fiduciary Advisors are as follows:

              NAME                                          OFFICE
              ----                                          ------
William P. Carey.................  Chairman of the Board and Director
George E. Stoddard...............  Chairman of the Investment Committee and Director
Frank J. Hoenemeyer..............  Vice Chairman of the Investment Committee and Director
Lawrence R. Klein................  Chairman of the Economic Policy Committee and Director
Nathaniel S. Coolidge............  Director
Steven M. Berzin.................  Executive Vice President, Chief Financial Officer and
                                   Chief Legal Officer
Claude Fernandez.................  Executive Vice President and Chief Administrative Officer
Gordon F. DuGan..................  Executive Vice President
H. Augustus Carey................  Senior Vice President and Secretary

              NAME                                          OFFICE
              ----                                          ------
Debra E. Bigler..................  Senior Vice President and Regional Director
Ted G. Lagreid...................  Senior Vice President and Regional Director
Anthony S. Mohl..................  Senior Vice President
John J. Park.....................  Senior Vice President and Treasurer
Michael D. Roberts...............  Senior Vice President and Controller
Gordon J. Whiting................  Senior Vice President
Anne R. Coolidge.................  First Vice President
Susan C. Hyde....................  First Vice President
Edward V. LaPuma.................  First Vice President
David W. Marvin..................  First Vice President and Regional Director
Frank S. Owens...................  First Vice President
W. Sean Sovak....................  First Vice President
David S. Eberle..................  Vice President and Regional Director
Robert C. Kehoe..................  Vice President
Mary Ann Kelly...................  Vice President and Regional Director
David G. Termine.................  Vice President
Matthew B. Walley................  Vice President

     The following is a biographical summary of the experience of the directors and executive officers of Carey Fiduciary Advisors:

     Information regarding Messrs. W. P. Carey, Stoddard, Berzin, DuGan, Fernandez, H. A. Carey, Park, Mohl, Lagreid, Roberts, Whiting, Owens, Ms. Bigler and Ms. Hyde is set forth under "Management -- Directors and Principal Officers of CPA(R):14."

     Frank J. Hoenemeyer, age 79, elected Vice Chairman of the Investment Committee and director in May 1992, was Vice Chairman, Director and Chief Investment Officer of The Prudential Insurance Company of America until his retirement in November 1984. As Chief Investment Officer he was responsible for all of Prudential's investments in stocks, bonds, private placements, leveraged buyouts, venture capital, real estate ownership and mortgages. Mr. Hoenemeyer was graduated with a B.S. in Economics from Xavier University, Cincinnati, Ohio and an M.B.A. from the Wharton School of the University of Pennsylvania, and joined Prudential in 1947. Under his direction as Chief Investment Officer, Prudential built the world's largest real estate and securities investment portfolio (valued at over $200 billion in 1989) and became a leader in investments including the purchase and development of real estate, leveraged buyouts and venture capital. Mr. Hoenemeyer serves on the Boards of American International Group and Mitsui Trust Bank (U.S.A.) and is formerly a director of Corporate Property Investors, a $4.4 billion private real estate investment trust. He has also been active in community affairs and at present is Chairman of the Turrell Fund and a Trustee and Chairman of the Finance Committee of the Robert Wood Johnson Foundation.

     Dr. Lawrence R. Klein, age 78, is the Benjamin Franklin Professor Emeritus of Economics and Finance at the University of Pennsylvania and its Wharton School, having joined the faculty of the University in 1958. He is a holder of earned degrees from the University of California at Berkeley and the Massachusetts Institute of Technology and has been awarded the Alfred Nobel Memorial Prize in Economic Sciences as well as a number of honorary degrees. Founder of Wharton Econometric Forecasting Associates, Inc., Dr. Klein has been counselor to various corporations, governments and government agencies, including the Federal Reserve Board and the President's Council of Economic Advisers. Dr. Klein joined W.P. Carey & Co. in 1984 as Chairman of the Economic Policy Committee and as a director. Dr. Klein is a director of Carey Diversified.

     Nathaniel S. Coolidge, age 60, former Senior Vice President of John Hancock Mutual Life Insurance, retired in 1995 after 20 years of service. From 1986 to 1995, Mr. Coolidge headed the Bond and Corporate Finance Department which was responsible for managing $21 billion of fixed income investments. Prior to 1986, Mr. Coolidge served as Second Vice President and Senior Investment Officer. Mr. Coolidge holds a B.A. from Harvard University.

     Anne R. Coolidge, age 30, a First Vice President, joined W.P. Carey & Co. in 1993 as Assistant to the Chairman and was elected a Vice President in April 1998 and First Vice President in March 1999. Ms. Coolidge received an A.B. from Harvard College magna cum laude and an M.B.A. from Columbia University's Graduate School of Business.

     Edward V. LaPuma, age 26, became a First Vice President of W.P. Carey & Co. in April, 1998. Mr. LaPuma joined W.P. Carey & Co. as an Assistant to the Chairman in July 1995, became a Second Vice President in July 1996 and a Vice President and Research Officer in April 1997. A graduate of the University of Pennsylvania, Mr. LaPuma received a B.A. in Global Economic Strategies from The College of Arts and Sciences and a B.S. in Economics with a concentration in Finance from the Wharton School.

     David W. Marvin, age 47, became a First Vice President of W.P. Carey & Co. in April, 1998. Mr. Marvin joined W.P. Carey & Co. in 1995 as a Vice President regional marketing director for the northeastern United States. Previously he spent 15 years at Prudential-Bache and Kidder-Peabody, as well as was a national director of sales with Cigna Corporation. Mr. Marvin received his B.A. from the University of Massachusetts at Amherst.

     W. Sean Sovak, age 26, a First Vice President, joined W.P. Carey & Co. as Assistant to the Chairman in 1994. He was appointed to First Vice President in April 1998. Mr. Sovak was graduated summa cum laude from the University of Pennsylvania's Wharton School, where he concentrated in Finance.

     David S. Eberle, age 33, joined W.P. Carey & Co., Inc. in May 1995 as Vice President and Regional Director for the Midwest region. Prior to joining W.P. Carey he was Manager, Wholesale Sales for Bowen Real Estate Group from November 1994 through May 1995. From November 1992 through November 1995 Mr. Eberle was Managing Director of all West Coast region of Vesnor Inc. Mr. Eberle received his B.S. in Management from St. John's University.

     Robert Kehoe, age 38, a Vice President of W.P. Carey & Co., joined W.P. Carey & Co. as a Senior Accountant in 1987. Mr. Kehoe became a Second Vice President of W.P. Carey & Co. in April 1992 and a Vice President in July 1997. Prior to joining W.P. Carey & Co., Mr. Kehoe was associated with Deloitte Haskins & Sells for three years and was Manager of Financial Controls at CBS Educational and Professional Publishing for two years. Mr. Kehoe received his B.S. degree in Accounting from Manhattan College in 1982 and his M.B.A. from Pace University in 1993.

     Mary Ann Kelly, age 39, joined W.P. Carey & Co. in 1995 as a Vice President and regional marketing director for the mountain states area. From March 1993 through October 1994 Ms. Kelly was employed by Related Capital Company as a regional director in the southeastern United States. From December 1989 through February 1993 Ms. Kelly was a Regional Marketing Representative, Northeast, for Phoenix Leasing. Ms. Kelly received her B.B.A. from Hofstra University where she concentrated in International Business.

     David G. Termine, age 39, a Vice President, joined W.P. Carey & Co. in 1991. Earlier, he held a similar position at Lepereq Capital Partners (The LCP Group) and was Assistant Controller for Lazard Realty Corp., a subsidiary of Lazard Freres & Co. After receiving a B.S. in Accounting from Brooklyn College, Mr. Termine started his career in public accounting, working for diverse real estate clients, notably Rudin Management Co.

     Matthew B. Walley, age 33, Vice President and Director of Corporate Communications, worked for W.P. Carey & Co. at the beginning of his career and returned to the firm in 1996. He was elected a Vice President in April 1998. Prior to rejoining, he served as a member of the institutional fixed income department of Paine Webber in London, where he had responsibility for Institutional clients and European central banks. In addition, he worked at Unilever, implementing strategic marketing in

London, Amsterdam, Toronto and New York. He holds an M.A. from Oxford University and an M.B.A. from New York University's Stern School of Business.

     The principal officers of Carey Fiduciary Advisors and the offices to which they have been elected substantially are the same as those for CPA(R):14. All of the officers and directors of Carey Fiduciary Advisors have been elected to serve until the next annual meeting of Carey Fiduciary Advisors to be held in 1999.

SHAREHOLDINGS

     Carey Property Advisors currently owns 20,000 shares, which constitutes 0.17% of the outstanding shares as of December 31, 1998. Carey Property Advisors may not sell any of these shares during the period it serves as our advisor. Furthermore, any resale of the 20,000 shares that Carey Property Advisors currently owns and the resale of any shares which may be acquired by our affiliates are subject to the provisions of Rule 144 promulgated under the Securities Act of 1933, which rule limits the number of shares that may be sold at any one time and the manner of such resale. Although Carey Property Advisors is not prohibited from acquiring additional shares, Carey Property Advisors has no options or warrants to acquire any additional shares and has no current plans to acquire additional shares. There is no limitation on the ability of Carey Property Advisors or its affiliates to resell any shares they may acquire in the future. If 30,000,000 shares are sold, Carey Property Advisors will own less than 0.07% of the shares. Carey Property Advisors has agreed to abstain from voting any shares it now owns or hereafter acquires in any vote for the election of directors or any vote regarding the approval or termination of any contract with Carey Property Advisors or any of its affiliates.

MANAGEMENT DECISIONS

     All of the activities of Carey Property Advisors will be managed by Carey Fiduciary Advisors. The primary responsibility for the selection our investments and the negotiation for these investments will reside in William P. Carey, George E. Stoddard, Gordon F. DuGan, Gordon J. Whiting, W. Sean Sovak, Edward V. LaPuma and Anne R. Coolidge, all of whom are officers or directors of Carey Fiduciary Advisors. Each potential investment will be submitted for review to the investment committee. George E. Stoddard, Chairman, Frank J. Hoenemeyer and Nathaniel S. Coolidge currently serve as members of the investment committee. The board of directors of Carey Fiduciary Advisors has empowered the investment committee to authorize and approve our investments on behalf of Carey Fiduciary Advisors, provided that the members of the committee agree unanimously on the action to be taken. However, the board of Carey Fiduciary Advisors retains ultimate authority to authorize and approve our investments on behalf of Carey Property Advisors and may make these investments on our behalf without the approval of, and irrespective of any adverse recommendation by, the investment committee or any other person, except our board.

LIMITED LIABILITY AND INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS

     We maintain a directors and officers liability insurance policy. The organizational documents limit the personal liability of our directors and officers for monetary damages to the fullest extent permitted under current Maryland law and provide that a director or officer may be indemnified to the fullest extent required or permitted by Maryland law. Maryland law allows directors and officers to be indemnified against judgments, penalties, fines, settlements, and expenses actually incurred in a proceeding unless the following can be established:

      -- the act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

      -- the director or officer actually received an improper personal benefit in money, property or services; or

      -- with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

Any indemnification or any agreement to hold harmless is recoverable only out of our assets and not from the shareholders. Indemnification could reduce the legal remedies available to us and the shareholders against the indemnified individuals.

     This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the shareholder's ability to obtain injunctive relief or other equitable remedies for a violation of a director's or an officer's duties to us or our shareholders, although the equitable remedies may not be an effective remedy in some circumstances.

     Notwithstanding the foregoing, the directors, Carey Property Advisors and their affiliates will be indemnified by us for losses arising from our operation only if all of the following conditions are met:

      -- the directors, Carey Property Advisors or their affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

      -- the directors, Carey Property Advisors or their affiliates were acting on our behalf or performing services for us;

      -- the liability or loss was not the result of negligence or misconduct by the directors, Carey Property Advisors or their affiliates; and

      -- the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from its shareholders.

     In addition to any indemnification to which directors and officers shall be entitled pursuant to the General Corporation Law of Maryland, the organizational documents provide that we shall indemnify other employees and agents to the extent authorized by the directors, whether they are serving us or, at our request, any other entity. We have agreed to indemnify and hold harmless Carey Property Advisors and its affiliates performing services for us from specific claims and liabilities arising out of the performance of its obligations under the advisory agreement. As a result, we and our shareholders may be entitled to a more limited right of action than they would otherwise have if these indemnification rights were not included in the advisory agreement.

     The general effect to investors of any arrangement under which any controlling person, director or officer of CPA(R):14 is insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance. In addition, indemnification could reduce the legal remedies available to CPA(R):14 and the shareholders against the officers and directors.

     The Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Indemnification of the directors, officers, Carey Property Advisors or their affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws. Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities laws violations and for expenses incurred in successfully defending any lawsuits, provided that a court either

      -- approves the settlement and finds that indemnification of the settlement and related costs should be made; or

      -- there has been a dismissal with prejudice or a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court approves the indemnification.

ADVISORY AGREEMENT

     Many of the services to be performed by Carey Property Advisors and its affiliates in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions which Carey Property Advisors and its affiliates will perform for us and it is not intended to include all of the services which may be provided to us by third parties.

     Under the terms of the advisory agreement, Carey Property Advisors undertakes to use its best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by the board. In its performance of this undertaking, Carey Property Advisors, either directly or indirectly by engaging an affiliate, shall (subject to the authority of the board):

      -- find, present and recommend to us a continuing series of real estate investment opportunities consistent with our investment policies and objectives;

      -- provide advice to us, and act on our behalf with respect to the acquisition, financing, refinancing, holding, leasing and disposition of real estate investments;

      -- make investments on our behalf in compliance with our investment procedures, objectives and policies;

      -- take the actions and obtain the services necessary to effectuate the acquisition, financing, refinancing, holding, leasing and disposition of real estate investments; and

      -- provide day-to-day management of our business activities and the other administrative services for us as requested by the board.

     The board has authorized Carey Property Advisors to make investments in any property on our behalf without the approval of the board if the following conditions are satisfied:

      -- Carey Property Advisors must obtain an appraisal for the property indicating that the total cost of the property, including fees, does not exceed the appraised value of the property; and

      -- Carey Property Advisors must provide us with a representation that the property, in conjunction with our other investments and proposed investments, is reasonably expected to fulfill our investment procedures, objectives and policies as established by the board and then in effect.

     The term of the advisory agreement ends on December 31, 1999 and thereafter will be automatically renewed for successive one-year periods unless either party shall give the other party notice of non-renewal not less than 60 days before the end of any one-year period. Additionally, the advisory agreement may be terminated

      -- immediately by us for "cause" or upon the bankruptcy of Carey Property Advisors or a material breach of the advisory agreement by Carey Property Advisors,

      -- without cause by a majority of the independent directors or shareholders upon 60 days' notice, or

      --  immediately with good reason by Carey Property Advisors.

"Good reason" is defined in the advisory agreement to mean either

      -- any failure to obtain a satisfactory agreement from any successor to us to assume and agree to perform our obligations under the advisory agreement or

      -- any material breach of the advisory agreement of any nature whatsoever by us.

"Cause" is defined in the advisory agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by Carey Property Advisors or a breach of the advisory agreement by Carey Property Advisors.

     Carey Property Advisors and its affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, Carey Property Advisors must devote sufficient resources to the administration of CPA(R):14 to discharge its obligations. The advisory agreement is not assignable or transferable by either party without the consent of the other party, except that Carey Property Advisors may assign the advisory agreement to an affiliate that has a net worth of $5,000,000 or more or for whom W. P. Carey

& Co. agrees to guarantee its obligations to us. Either we or Carey Property Advisors may assign or transfer the advisory agreement to a successor entity.

     Carey Property Advisors may not make any loans on our behalf without the prior approval of a majority of the independent directors. The actual terms and conditions of transactions involving investments in properties shall be determined in the sole discretion of Carey Property Advisors, subject at all times to compliance with the foregoing requirements.

     Some types of transactions require the prior approval of the board, including a majority of the independent directors, including the following:

      -- investments in properties in respect of which the requirements specified above have not been satisfied;

      -- investments made through joint venture arrangements with affiliates of Carey Property Advisors;

      -- investments which are not contemplated by the terms of this prospectus;

      -- transactions that present issues which involve conflicts of interest for Carey Property Advisors (other than conflicts involving the payment of fees or the reimbursement of expenses);

      -- investments in equity securities (other than warrants acquired in connection with net lease transactions); and

      -- the lease of assets to W. P. Carey & Co., any director or Carey Property Advisors.

     We will reimburse Carey Property Advisors for all of the costs it incurs in connection with the services it provides to us, including, but not limited to:

      -- organization and offering expenses, which include expenses attributable to preparing the registration statement, formation and organization of CPA(R):14, qualification of the shares for sale in the states, escrow arrangements, filing fees and expenses attributable to selling the shares (including, but not limited to, selling commissions, advertising expenses, expense reimbursement, counsel and accounting fees);

      -- the annual cost of goods and materials used by us and obtained from entities not affiliated with W. P. Carey & Co., including brokerage fees paid in connection with the purchase and sale of securities;

      -- administrative services (including personnel costs, provided, however, that no reimbursement shall be made for costs of personnel to the extent that personnel are used in transactions for which Carey Property Advisors receives a separate fee);

      -- rent, depreciation, leasehold improvement costs, utilities or other administrative items generally constituting Carey Property Advisors' overhead; and

      -- acquisition expenses, which are defined to include expenses related to the selection and acquisition of properties.

     Carey Property Advisors must reimburse us at least annually for the amount by which our operating expenses exceed the greater of 2% of our average invested assets or 25% of our net income. To the extent that operating expenses payable or reimbursable by us exceed this limit and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, Carey Property Advisors may be reimbursed in future years for the full amount of the excess expenses, or any portion thereof, but only to the extent the reimbursement would not cause our operating expenses to exceed the limitation in any year. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then ended exceed the limitation, there shall be sent to the shareholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified.

     Carey Property Advisors or its affiliates will be paid fees in connection with services provided to us. See "Management Compensation." In the event the advisory agreement is not renewed by us or is terminated by us without cause or with good reason by Carey Property Advisors, Carey Property Advisors will be paid all accrued and unpaid fees and expense reimbursements, any unaccrued subordinated acquisition fees and in some circumstances will also be paid a termination fee. See "Management Compensation." We will not reimburse Carey Property Advisors or its affiliates for services for which Carey Property Advisors or its affiliates are entitled to compensation in the form of a separate fee.

                 INVESTMENT PROCEDURES, OBJECTIVES AND POLICIES

INVESTMENT PROCEDURES

     We invest primarily in single-tenant commercial, industrial and governmental real property, either existing or under construction, sometimes including the attached property. Generally, our properties will be net leased to entities Carey Property Advisors deems creditworthy under leases which will be full recourse obligations of our tenants or their affiliates. In most cases, each lease will require the tenant to pay all of the costs of maintenance, insurance and real estate taxes.

     In analyzing potential acquisitions, Carey Property Advisors reviews and structures many aspects of a transaction, including the tenant, the real estate and the lease to determine whether a potential acquisition can be structured to satisfy our acquisition criteria. Carey Property Advisors considers the following aspects of each transaction:

     Tenant Evaluation. Carey Property Advisors evaluates each potential tenant for its credit, management, position within its industry, operating history and profitability. Carey Property Advisors seeks tenants it believes will have stable or improving credit. By leasing properties to these tenants, we can generally charge rent that is higher than the rent charged to tenants with recognized credit and thereby enhance its current return from these properties as compared with properties leased to companies whose credit potential has already been recognized by the market. Furthermore, if a tenant's credit does improve, the value of our property will likely increase (if all other factors affecting value remain unchanged). Carey Property Advisors may also seek to enhance the likelihood of a tenant's lease obligations being satisfied, such as through a letter of credit or a guaranty of lease obligations from the tenant's corporate parent. This credit enhancement provides us with additional financial security. In evaluating a possible investment, the creditworthiness of a tenant generally will be a more significant factor than the value of the property absent the lease with such tenant. While Carey Property Advisors will select tenants it believes are creditworthy, tenants will not be required to meet any minimum rating established by an independent credit rating agency. Carey Property Advisors' and the investment committee's standards for determining whether a particular tenant is creditworthy vary in accordance with a variety of factors relating to specific prospective tenants. The creditworthiness of a tenant is determined on a tenant by tenant, case by case basis. Therefore, general standards for creditworthiness cannot be applied.

     Leases with Increasing Rent. Carey Property Advisors seeks to include a clause in each lease that provides for increases in rent over the term of the lease. These increases are generally tied to increases in indices such as the consumer price index. In the case of retail stores, the lease may provide for participation in gross sales above a stated level. The lease may also provide for mandated rental increases on specific dates or other methods that may not have been in existence or contemplated by us as of the date of this prospectus. Carey Property Advisors seeks to avoid entering into leases that provide for contractual reductions in rents during their primary term.

     Properties Important to Tenant Operations. Carey Property Advisors generally seeks to acquire properties with operations that are essential or important to the ongoing operations of the tenant. Carey Property Advisors believes that these properties provide better protection in the event a tenant files for bankruptcy, since leases on properties essential or important to the operations of a bankrupt tenant are less likely to be terminated by a bankrupt tenant. Carey Property Advisors also seeks to assess the income, cash flow and profitability of the business conducted at the property so that, if the tenant is unable to operate its business, we can either continue operating the business conducted at the property or re-lease the property to another entity in the industry which can operate the property profitably.

     Lease Provisions that Enhance and Protect Value. When appropriate, Carey Property Advisors attempts to include provisions in its leases that require its consent to specified tenant activity or require the tenant to satisfy specific operating tests. These provisions include, for example, operational and financial covenants of the tenant, prohibitions on a change in control of the tenant and indemnification from the tenant against environmental and other contingent liabilities. These provisions protect our investment from changes in the operating and financial characteristics of a tenant that may impact its ability to satisfy its obligations to us or could reduce the value of our properties.

     Diversification. Carey Property Advisors will attempt to diversify our portfolio to avoid dependence on any one particular tenant, type of facility, geographic location or tenant industry. By diversifying our portfolio, Carey Property Advisors reduces the adverse effect of a single under-performing investment or a downturn in any particular industry or geographic region.

     Carey Property Advisors uses a variety of other strategies in connection with its acquisitions. These strategies include attempting to obtain equity enhancements in connection with transactions. Typically, the equity enhancements involve warrants to purchase stock of the tenant or the stock of the parent of the tenant. If the value of the stock exceeds the exercise price of the warrant, equity enhancements helps us to achieve our goal of increasing funds available for the payment of distributions.

     As a transaction is structured, it is evaluated by the chairman of Carey Property Advisors' investment committee. Before a property is acquired, the transaction is reviewed by the investment committee to ensure that it satisfies our investment criteria. The investment committee is not directly involved in originating or negotiating potential acquisitions, but instead functions as a separate and final step in the acquisition process. Carey Property Advisors places special emphasis on having experienced individuals serve on its investment committee and does not invest in a transaction unless it is approved by the investment committee.

     We believe that the investment committee review process gives us a unique competitive advantage over other net lease companies because of the substantial experience and perspective that the investment committee has in evaluating the blend of corporate credit, real estate and lease terms that combine to make an acceptable risk.

     The following people serve on the investment committee:

      -- George E. Stoddard, Chairman, was formerly responsible for the direct corporate investments of The Equitable Life Assurance Society of the United States and has been involved with the CPA(R) programs for over 19 years.

      -- Frank J. Hoenemeyer, Vice Chairman, was formerly Vice Chairman, Director and Chief Investment Officer of The Prudential Insurance Company of America. As Chief Investment Officer, Mr. Hoenemeyer was responsible for all of Prudential's investments, including stocks, bonds, private placements, real estate and mortgages.

      --  Nathaniel S. Coolidge previously served as Senior Vice
          President -- Head of Bond & Corporate Finance Department of the John Hancock Mutual Life Insurance Company. His responsibility included overseeing fixed income investments for Hancock, its affiliates and outside clients.

      -- Lawrence R. Klein is the Benjamin Franklin Professor of Economics Emeritus at the University of Pennsylvania and its Wharton School. Dr. Klein has been awarded the Alfred Nobel Memorial Prize in Economic Sciences and currently advises various governments and government agencies. Dr. Klein is an alternate member of the investment committee.

     Each property purchased by us will be appraised by an independent appraiser. We will not purchase any property that has a total property cost (the purchase price of the property plus all acquisition fees) which is in excess of its appraised value. These appraisals may take into consideration, among other things, the terms and conditions of the particular lease transaction, the quality of the lessee's credit and the conditions of the credit markets at the time the lease transaction is negotiated. The appraised value may be greater than the construction cost or the replacement cost of a property, and the actual sale price of a property if sold by us may be greater or less than the appraised value.

     Carey Property Advisors' practices include performing evaluations of the physical condition of properties and performing environmental surveys in an attempt to determine potential environmental liabilities associated with a property prior to its acquisition. We intend to exercise due diligence to discover potential environmental liabilities prior to the acquisition of any property, although there can be no assurance that hazardous substances or wastes (as defined by present or future Federal or state laws or regulations) will not be discovered on the property. See "Risk Factors -- Potential liability for environmental matters could adversely affect our financial condition." We will also consider factors peculiar to the laws of foreign countries, in addition to the risk normally associated with real property investments, when considering an investment located outside the United States. See "Risk Factors -- International investments involve additional risks."

INVESTMENT OBJECTIVES

     Our objectives are:

     - TO PAY QUARTERLY DISTRIBUTIONS AT AN INCREASING RATE THAT FOR TAXABLE SHAREHOLDERS MAY BE PARTIALLY FREE FROM CURRENT TAXATION. Our distribution rate is calculated by dividing quarterly cash distribution from operations by the amount of equity raised less amounts distributed to investors from the sale of properties and financings. Although the cash amount of a distribution may go down during the life of CPA(R):14, the distribution rate may continue to increase. If the total amount received by us from the sale of our properties is less than the total amount we invested, a portion of the distributions will represent a return of the money originally invested and not a return on the investment. There can be no assurance that we will pay regular distributions or that the distribution rate will increase. While prior CPA(R) programs have occasionally used working capital to pay a portion of some distributions, cash flows from operating activities have generally exceeded distributions paid. See "Distributions."

     - TO PURCHASE A PORTFOLIO OF REAL ESTATE THAT WILL INCREASE IN VALUE. An individual investing directly in real estate would not have to pay the organization and offering expenses we will pay. Therefore, we must realize a greater level of operating income from, and/or appreciation in the value of, our real estate in order for an investor to realize the same return he would realize if an investor invested directly in and operated the real estate purchased by us.

     - TO INCREASE THE EQUITY IN OUR REAL ESTATE BY MAKING REGULAR MORTGAGE PRINCIPAL PAYMENTS. We will realize our objective of increasing our equity in our properties by making regular mortgage principal payments from income generated from the properties only if properties are sold by us for an amount equal to or greater than the original equity investment plus the remaining mortgage balance.

     There can be no assurance that all or any of these objectives will be achieved or that all of these objectives will be achieved with respect to each property. See "Prior Offerings by Affiliates" for a description of the experience of the CPA(R) programs in making investments similar to our investment objectives. See "Risk Factors" for a description of risks associated with our investments. We also may make loans on income-producing properties, which loans may have some form of equity participation.

     The primary investment objectives of the CPA(R) programs are similar to ours. The first nine CPA(R) programs have been consolidated into Carey Diversified LLC. Based on the trading price of the shares of Carey Diversified at the time of the consolidation and distributions made before the consolidation, the value of all but one of the portfolios of the first nine CPA(R) programs exceeded the aggregate purchase price of the properties.

TYPES OF INVESTMENTS

     Substantially all of our investments will be income-producing property which is, upon acquisition, improved or being developed or which is being or will be developed within a reasonable period after its acquisition. Investments will not be restricted as to geographical areas, but it is expected that most of the investments will be made within the United States. See "Risk
Factors -- International investments involves additional risks." With the exception of proposed investments described in this prospectus or a supplement to this prospectus, prospective investors will not be able to evaluate the merits of our investments or the terms of any dispositions. See "Risk
Factors -- Our success will be dependent on the performance of Carey Property Advisors."

     It is anticipated that many of the properties we purchase will be acquired from entities that simultaneously lease the properties from us. These sale-leaseback transactions provide the lessee company with a source of capital as an alternative to other financing sources such as borrowing, mortgaging real property, issuing bonds or selling shares of common stock. The prospects for the seller/lessee's enterprise and the financial strength of the seller/lessee will be important aspects of the sale and leaseback of a property, particularly a property specifically suited to the needs of the lessee. Carey Property Advisors will examine the financial statements of the lessee, if available, to evaluate the financial capability of the lessee and its ability to perform the terms of the purchase and leaseback agreement and, where appropriate, will examine the available operating results of properties to determine whether or not projected rental levels are likely to be met. Whether a prospective tenant is creditworthy will be determined by Carey Property Advisors or the board. Creditworthy does not necessarily mean "investment grade."

     We anticipate that some of our sale-leasebacks will be in conjunction with acquisitions, recapitalizations and other financial restructurings. In some of these transactions, the acquiring entities typically purchase all or substantially all of the stock or assets of a company, and the acquired company or its successor in interest becomes obligated on the substantial loans necessary to finance the acquisition. We may act as one of several sources of financing for these transactions by purchasing real property from the seller of the subject company and net leasing it to the company or its successor in interest (the lessee). See "Risk Factors -- Our tenants that are highly leveraged may be unable to pay rent."

     In selecting properties in which to make investments, Carey Property Advisors will consider the extent to which a particular property may generate depreciation. Depreciation deductions may reduce our taxable income which may enable us to pay distributions which are partially free from current taxation. We depreciate our real estate for tax purposes on a straight line basis over a 40-year period, except where the Internal Revenue Code requires a different depreciation period, as it may with respect to property leased to governments and to foreign lessees. See "United States Federal Income Tax Considerations."

     Carey Property Advisors may structure some lease transactions so that the leases will not be recognized as leases for federal income tax purposes. To the extent a lease is not considered a lease for federal income tax purposes, we would not be able to depreciate the property subject to the lease and may lose some other tax benefits. See "United States Federal Income Tax
Considerations -- Sale-Leaseback Transactions." In structuring these lease transactions, Carey Property Advisors will attempt to obtain additional consideration from the tenant to compensate us for any lost tax benefits. However, there can be no assurance that any additional consideration will be received or, if received, that it will be sufficient to fully compensate us for lost tax benefits.

     In some circumstances, we grant tenants a right to purchase the property leased by the tenant. The option purchase price is generally the greater of the contract purchase price and the fair market value of the property at the time the option is exercised.

  Investments in Loans

     Carey Property Advisors may structure an investment as a loan in situations in which a standard net lease transaction would have an adverse impact on the seller of a property or otherwise would be inappropriate for us. Carey Property Advisors would attempt to structure any loan in a manner that would provide us with an economic return similar to that which we could expect to receive had the investment been structured as a net lease transaction. Any transaction structured as a loan must otherwise meet our investment criteria. The directors, including a majority of the independent directors, must approve any transaction structured as a loan.

     Some of the loans made, purchased or otherwise acquired by us, in addition to providing for base interest at a fixed or variable rate, may allow us to participate in the economic benefits of any increase in the value of the property securing repayment of the loan, as though we were an equity owner of a portion of the property. In addition, it is possible that the participations may take other forms where available or deemed appropriate. See "United States Federal Income Tax Considerations -- Requirements for Qualification." The forms and extent of the participations we receive will vary with each transaction depending on factors such as the equity investment, if any, of the borrower, credit support provided by the borrower, the interest rate on our loans and the anticipated and actual cash flow from the underlying real property. Our loans may include first mortgage loans, leasehold mortgage loans and conventional mortgage loans without equity enhancements. Loans are not expected to comprise a significant portion of our portfolio.

     Any loans will be secured by various types of real property as well as personal or mixed property connected with the real property. The loans generally will be secured by property with a demonstrable income-producing potential. In determining whether to make loans, Carey Property Advisors will analyze relevant property and financial factors which may include the condition and use of the subject property, its income-producing capacity and the quality, experience and creditworthiness of the owner of the property.

     We anticipate that our loans will either include provisions permitting us to cause the entire unpaid principal amount to become due within 15 years or be fully amortized within that period. Our lending activity may consist of the origination of loans or the purchase of existing loans. We may make both long-term and short-term loans. We will not make or invest in loans that are subordinate to any mortgage held by W. P. Carey & Co., Carey Property Advisors, the directors or their affiliates.

     We will require that a mortgagee's title insurance policy or commitment as to the lien priority of a mortgage or the condition of title be obtained. We will obtain independent appraisals for underlying real property, which we will maintain in our records for at least five years and will be available for inspection and duplication by any shareholder at our offices. However, Carey Property Advisors generally will rely on its own independent analysis and not exclusively on appraisals in determining whether to make a particular loan. It should be noted that appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value. We will not make a loan when the amount we advance plus the amount of any existing loans that are equal or senior to our loan exceeds 100% of the appraised value of the underlying real property. In making loans that exceed 85% of the appraised value of any underlying real property, Carey Property Advisors will consider additional underwriting criteria such as the net worth of the borrower, the borrower's credit rating, if any, the anticipated cash flow of the borrower, any additional collateral provided by the borrower and other factors Carey Property Advisors deems appropriate.

  Joint Ventures and Wholly-Owned Subsidiaries

     We may enter into joint ventures or general partnerships and other participations with real estate developers, owners and others for the purpose of obtaining an equity interest in a property or properties in accordance with our investment policies. These investments permit us to own interests in large properties without unduly restricting the diversity of our portfolio. We will not enter into a joint venture to make an investment that we would not be permitted to make on our own. In making equity investments with third parties, we are prohibited from participating with non-affiliates unless we acquire a controlling interest in the investment. A "controlling interest" means an equity interest possessing the power to direct or cause the direction of the management and policies of the joint venture or general partnership. In transactions in which both non-affiliated entities and our affiliates are participants, a controlling interest is determined by aggregating our equity interests with any affiliate participating in the transaction, provided the affiliate has investment objectives substantially similar to ours. See "Risk Factors -- Our participation in joint ventures creates additional risks."

     We may participate jointly with publicly registered investment programs or other entities sponsored or managed by Carey Property Advisors in investments as tenants-in-common or in some other joint venture arrangement. Joint ventures with affiliated programs will be permitted only if:

      -- a majority of the directors (including a majority of the independent directors) not otherwise interested in the transaction approve the transaction as being fair and reasonable to us;

      -- the affiliated program or entity makes its investment on substantially the same terms and conditions as us; and

      -- we and the affiliated program or entity each have a right of first refusal to purchase the investment if the other program wishes to sell the investment.

It is not likely that we will have money available to exercise this right of first refusal and we have made no determination as to whether it would borrow funds or liquidate assets in order to exercise any option. We will not otherwise participate in joint investments with Carey Property Advisors or its affiliates. The cost of structuring joint investments will be shared ratably by us and participating investors.

     We have and will form wholly-owned subsidiary corporations to purchase properties in some jurisdictions where the acquisition of properties through the use of such a separate entity would have a beneficial effect on our taxable income for state tax purposes or for other reasons deemed to be beneficial. These subsidiary corporations are usually formed for the sole purpose of acquiring a specific property or properties located in one or more states and would have organizational documents

      --  that are substantially similar to our organizational documents;

      -- that comply with all applicable state securities laws and regulations; and

      -- that comply with the applicable terms and conditions set forth in this prospectus.

We have made and will make loans to our wholly-owned subsidiaries and we have and will guaranty the obligations of these subsidiaries.

  Other Investments

     We may invest up to 10% of our net equity in unimproved or non-income-producing real property and in "equity interests." Investment in equity interests in the aggregate will not exceed 5% of our net equity. "Equity interests" are defined generally to mean stock, warrants or other rights to purchase the stock of, or other interests in, a tenant of a property, an entity to which we lend money or a parent or controlling person of a borrower or tenant. We will invest in unimproved or non-income-producing property which Carey Property Advisors believes will appreciate in value or which will increase the value of an adjoining or neighboring properties we own. There can be no assurance that these expectations will be realized. We anticipate that most equity interests will be "restricted securities" as defined in Rule 144 promulgated under the Securities Act of 1933. Under this rule, we may be prohibited from reselling the equity securities without limitation until we have fully paid for and held the securities for one year. The issuer of equity interests in which we invest may never register the interests under the Securities Act of 1933. Whether an issuer registers its securities under the Securities Act of 1933 may depend on the success of its operations.

     We will exercise warrants or other rights to purchase stock only if the value of the stock at the time the rights are exercised exceeds the exercise price. Payment of the exercise price shall not be deemed an investment subject to the above described limitations. We may borrow funds to pay the exercise price on warrants or other rights or may pay the exercise price from funds held for working capital and then repay the loan or replenish the working capital upon the sale of the securities or interests purchased. We will not pay distributions out of the proceeds of the sale of these interests until any funds borrowed to purchase the interest have been fully repaid. We will invest in equity interests which Carey Property Advisors believes will appreciate in value. There can be no assurance, however, that this expectation will be realized.

     We will not invest in real estate contracts of sale unless the contracts of sale are in recordable form and are appropriately recorded in the applicable chain of title, provided, however, that in no event shall investments in these contracts exceed 1% of total assets.

     There can be no assurance as to when our capital may be fully invested in properties. See "United States Federal Income Tax Considerations -- Requirements for Qualification." Pending investment, the balance of the proceeds of this offering will be invested in permitted temporary investments, which include short-term U.S. Government securities, bank certificates of deposit and other short-term liquid investments. To maintain its REIT status, we also may invest in securities that qualify as "real estate assets" and produce qualifying income under the REIT provisions of the Internal Revenue Code. Any investments in other REITs in which W. P. Carey & Co., Carey Property Advisors or any director is an affiliate must be approved as being fair and reasonable by a majority of the directors (including a majority of the independent directors) who are not otherwise interested in the transaction. If all the proceeds derived from this offering are not invested or committed to be invested by us prior to the expiration of the later of twenty-four months after the date of this prospectus or one year after the termination of this offering, then the proceeds not so invested or committed will, promptly after the expiration of such period, be distributed pro rata to the shareholders as a return of capital, without any deductions for organizational and offering expenses or acquisition expenses. For the purpose of this provision, funds will be deemed to have been committed to investment as required and will not be returned to shareholders if written agreements in principle have been executed at any time prior to the expiration of the period, regardless of whether the investments are made, and also to the extent any funds have been reserved to make contingent payments in connection with any property, regardless of whether the payments are made.

     If at any time the character of our investments would cause us to be deemed an "investment company" for purposes of the Investment Company Act of 1940, we will take the necessary action to ensure that we are not deemed to be an "investment company." Carey Property Advisors will continually review our investment activity to attempt to ensure that we do not come within the application of the Investment Company Act of 1940. Among other things, they will attempt to monitor the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an investment company under the act. We have been advised by counsel that if we operate in accordance with the description of our proposed business in this prospectus, we will not be deemed an "investment company" for purposes of the Investment Company Act of 1940.

     Our working capital and other reserves will be invested in permitted temporary investments. Carey Property Advisors will evaluate the relative risks and rate of return, our cash needs and other appropriate considerations when making short-term investments on our behalf. The rate of return of permitted temporary investments may be less than or greater than would be obtainable from real estate investments.

     We may purchase property from W. P. Carey & Co., Carey Property Advisors, the directors or their affiliates only if:

      -- a majority of the independent directors and a majority of the directors who otherwise are not interested in the transaction approve the transaction as being fair and reasonable to us;

      -- the property was acquired by W. P. Carey & Co., Carey Property Advisors, director or affiliate for the purpose of facilitating its purchase by us, facilitating the borrowing of money or the obtaining of financing for us or any other purpose related to our business;

      -- the property is purchased by us for a price no greater than the cost to the affiliate (provided, however, that the price may be greater than the cost to the affiliate, but in no event more than the appraised value, if the affiliate has taken significant action or has made an additional investment with regard to the property after its purchase which action or investment has increased the value of the property); and

      -- there is no adverse difference in the interest rates of the loans secured by the property at the time acquired by W. P. Carey & Co., Carey Property Advisors, director or affiliate and at the time purchased by us nor any other detriment to us arising out of the transaction.

We will receive all profits or losses from any property held on an interim basis by W. P. Carey & Co., Carey Property Advisors, director or affiliate thereof other than an affiliate that is a public program or entity.

     We will not sell properties to W. P. Carey & Co., Carey Property Advisors, a director or any affiliate of any of the foregoing except pursuant to the exercise of a right of first refusal by an affiliated joint venture partner.

USE OF BORROWING

     While one our investment objectives will be diversification, the number of different properties we can acquire will be affected by the amount of funds available to us. Our goal, subject to the availability of mortgage financing, is to borrow approximately 60% of the purchase price of all properties, but there is no limit on borrowings on individual properties.

     Our ability to increase our diversification through borrowing could be adversely impacted by the reduced availability of financing secured by commercial real estate generally and specifically by single-tenant net-leased real property, whether due to fewer financing sources, such as commercial banks and insurance companies, or due to the reduced lending activity by those sources continuing in that line of business. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time. While the number of lenders making loans secured by commercial real estate has decreased in recent years, the CPA(R) programs have not encountered significant difficulty in obtaining mortgage financing from institutional lenders such as insurance companies to replace financing which previously might have been obtained from commercial banks or savings and loans. However, there can be no assurance that we will be able to achieve our borrowing objective.

     There is no limitation on the amount we may invest in any single improved property or on the amount we can borrow for the purchase of any property. Aggregate borrowings as of the time that the net proceeds of the offering have been fully invested and at the time of each subsequent borrowing may not exceed 75% of the value of all properties unless the excess is approved by a majority of the independent directors and disclosed to shareholders in our next quarterly report, along with the reason for the excess. For purposes of determining the maximum allowable amounts of indebtedness, "value" means the lesser of

      -- the total appraised value of the properties as reflected in the most recently obtained appraisal for each property, or

      -- the total value of our assets as reflected in the most recently completed valuation.

     It is expected that, by operating on a leveraged basis, we will have more funds available and, therefore, will make more investments than would otherwise be possible, resulting in a more diversified portfolio. Although our liability for the repayment of indebtedness is expected to be limited to the value of the property securing the liability and the rents or profits derived therefrom, leveraging increases risks to us because mortgage principal and interest payments as well as other fixed charges must be paid in order to prevent foreclosure on leveraged properties by mortgagees regardless of the generation of income by properties. See "Risk Factors -- Our use of debt to finance acquisitions could adversely affect our cash flow." To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted. Carey Property Advisors will use its best efforts to obtain financing on the most favorable terms available to us. Lenders may have recourse to our other assets in limited circumstances not related to the repayment of the indebtedness.

     Lenders may also seek to include in the terms of mortgage loans provisions making the termination or replacement of Carey Property Advisors an event of default or an event requiring the immediate repayment of the full outstanding balance of the loan. We will not agree to the inclusion of these provisions and will attempt to negotiate loan terms allowing us to replace or terminate Carey Property Advisors if the action is ordered by the board. The replacement or termination may, however, require the prior consent of the mortgage lenders.

     Carey Property Advisors will refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it profitable to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing, if any, and/or an increase in property ownership if some refinancing proceeds are reinvested in real estate.

OTHER INVESTMENT POLICIES

  General

     If at any time we do not have sufficient funds to provide that portion of the total property cost of any property normally paid with our equity but would have sufficient funds if we could use the offering proceeds being held in escrow, funds may be borrowed from affiliates of Carey Property Advisors or from third parties on a short-term basis. Any financing obtained from Carey Property Advisors or its affiliates may not have terms less advantageous to us than those available from independent third parties and may not require a prepayment charge or penalty. The interest rate charged on any financing obtained from Carey Property Advisors or its affiliates will be equal to the lesser of 1% above the prime rate of interest published in the Wall Street Journal or the rate that would be charged to us by unrelated lending institutions on comparable loans for the same purpose. See "Conflicts of Interest -- Purchases and Loans from Affiliates." We may assign, as security for borrowings made from third parties, our right to receive up to 85% of the offering proceeds being held in escrow (excluding interest and amounts held on behalf of qualified plans and IRAs). See "The Offering -- Escrow Arrangements."

     At any time, subject to the approval of a majority of the independent directors, we may borrow funds from affiliates of either Carey Property Advisors or third parties on a short-term basis sufficient to provide the portion of the purchase price of any property not paid with net offering proceeds (i.e., the debt portion) if

     - we are unable to obtain a permanent loan or, in our judgment or in the judgment of Carey Property Advisors, it is not in our best interests to obtain a permanent loan at the interest rates then prevailing, and

     - Carey Property Advisors has reason to believe that we will be able to obtain a permanent loan on or prior to the end of the loan term.

These short-term loans may be fully or partially amortized, may provide for the payment of interest only during the term of the loan or may provide for the payment of principal and interest only upon maturity. In addition, these loans may be secured by a first or junior mortgage on the property to be acquired or by a pledge of or security interest in the offering proceeds that are being held in escrow which are to be received from the sale of our shares. Any short-term loan from affiliates of Carey Property Advisors will bear interest at a rate equal to the lesser of 1% above the prime rate of interest published in the Wall Street Journal or the rate that would be charged to us by unrelated lending institutions on comparable loans for the same purpose in the locality of the property. See "Conflicts of Interest -- Loans from Affiliates."

  Holding Period for Investments and Application of Proceeds of Sales or Refinancings

     We intend to hold each property we acquire for an extended period. However, circumstances might arise which could result in the early sale of some properties. A property may be sold before the end of the expected holding period if

     - the lessee has involuntarily liquidated;

     - in the judgment of Carey Property Advisors, the value of a property might decline radically;

     - an opportunity has arisen to improve other properties;

     - we can increase cash flow through the disposition of the property;

     - the lessee is in default under the lease; or

     - in our judgment or in the judgment of Carey Property Advisors, the sale of the property is in our best interests.

     The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view to achieving maximum capital appreciation. No assurance can be given that the foregoing objective will be realized. The selling price of a property which is net leased will be determined in large part by the amount of rent payable under the lease. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. See "United States Federal Income Tax Considerations -- Qualification as a REIT -- Distribution Requirement." The terms of payment will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions. To the extent that we receive purchase money mortgages rather than cash in connection with sales of properties, there may be a delay in making distributions to shareholders. A decision to provide financing to such purchasers would be made after an investigation into and consideration of the same factors regarding the purchaser, such as creditworthiness and likelihood of future financial stability, as are undertaken when we consider a net lease transaction. See "United States Federal Income Tax Considerations."

     If our shares are not listed for trading on a national securities exchange or included for quotation on Nasdaq (which listing or inclusion for quotation must be approved by the directors, a majority of the independent directors and the Carey Fiduciary Advisors board), the properties generally will be liquidated beginning five to ten years after the net proceeds of this offering are fully invested. In making the decision to apply for listing of the shares, the board will try to determine whether listing the shares or liquidating will result in greater value for the shareholders. It cannot be determined at this time the circumstances, if any, under which the directors will agree to list the shares. CPA(R):10, CIP(R) and CPA(R):12 have listing provisions similar to provisions for the listing of the shares and as of the date of the prospectus, none of them have listed their shares. Even if the shares are not listed or included for quotation, we are under no obligation to liquidate our portfolio within this period since the precise timing will depend on real estate and financial markets, economic conditions of the areas in which the properties are located and federal income tax effects on shareholders which may prevail in the future. Furthermore, there can be no assurance that we will be able to liquidate our portfolio and it should be noted that we will continue in existence until all properties are sold and our other assets are liquidated.

     We continually may reinvest the proceeds of property sales in investments that we or Carey Property Advisors believes will satisfy our investment policies. If the shares are not listed for trading on a national securities exchange or included for quotation on Nasdaq, we will cease reinvesting our capital beginning eight years after the proceeds from the offering are fully invested unless the directors (including a majority of the independent directors) determine that, in light of our expected life at any given time, it is deemed to be in the best interest of the shareholders to reinvest proceeds from property sales or refinancings. See "United States Federal Income Tax Considerations."

INVESTMENT LIMITATIONS

     Numerous limitations are placed on the manner in which we may invest its funds. These limitations cannot be changed unless the bylaws are amended, which requires the approval of the shareholders. Unless the bylaws are amended, we will not:

      -- invest in commodities or commodity futures contracts, with this limitation not being applicable to futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

      -- invest in contracts for the sale of real estate unless the contract is in recordable form and is appropriately recorded in the chain of title;

      -- engage in any short sale or borrow on an unsecured basis, if the borrowing will result in asset coverage of less than 300%. "Asset coverage," for the purpose of this clause means the ratio which the value of our total assets, less all liabilities and indebtedness for unsecured borrowings, bears to the aggregate amount of all of our unsecured borrowings;

      -- make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10% of our total assets. "Unimproved real property" means property which has the following three characteristics:

        ] an equity interest in property which was not acquired for the purpose of producing rental or other operating income;

        ] no development or construction is in process on the property; and

        ] no development or construction on the property is planned in good faith to commence on the property within one year of acquisition;

      -- issue equity securities on a deferred payment basis or other similar arrangement;

      -- issue debt securities in the absence of adequate cash flow to cover debt service;

      --  issue equity securities which are non-voting or assessable;

      -- issue "redeemable securities" as defined in Section 2(a)(32) of the Investment Company Act of 1940;

      -- grant warrants and/or options to purchase shares to Carey Property Advisors, directors or affiliates thereof except on the same terms as the options or warrants are sold to the general public and the amount of the options or warrants does not exceed an amount equal to 10% of the outstanding shares on the date of grant of the warrants and options;

      -- engage in trading, as compared with investment activities, or engage in the business of underwriting or the agency distribution of securities issued by other persons;

      -- invest more than 5% of the value of our assets in the securities of any one issuer if the investment would cause us to fail to qualify as a REIT;

      -- invest in securities representing more than 10% of the outstanding voting securities of any one issuer if the investment would cause us to fail to qualify as a REIT;

      -- acquire securities in any company holding investments or engaging in activities prohibited in the foregoing clauses;

      -- lend money to or lease property to or from Carey Property Advisors or its affiliates;

      -- sell property to W. P. Carey & Co., Carey Property Advisors, a director or any affiliate of any of the foregoing;

      --  offer shares in exchange for property;

      -- make or invest in mortgage loans that are subordinate to any mortgage or equity interest of Carey Property Advisors, directors, W. P. Carey & Co. or our affiliates;

      -- make loans where the amount advanced by us plus the amount of any existing loans that are equal or senior to our loan exceeds 100% of the appraised value of the property; or

      -- invest more than 20% of the net proceeds from the offering for the purchase of land separate from the improvements thereon or expected to be constructed thereon.

CHANGE IN INVESTMENT OBJECTIVES AND LIMITATIONS

     The bylaws require that the independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of the shareholders. Each determination and the basis therefor shall be set forth in our minutes. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment procedures, objectives and policies, except as otherwise provided in the organizational documents, may be altered by a majority of the directors (including a majority of the independent directors) without the approval of the shareholders.

                        HOLDERS OF SHARES OF THE COMPANY

     As of April 30, 1999, we had issued 16,028,173 shares, of which 20,000 shares were held by Carey Property Advisors.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and notes thereto for 1998. The following discussion includes forward looking statements. Forward looking statements, which are based on certain assumptions, describe our future plans, strategies and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievement to be materially different from the results of operations or plan expressed or implied by these forward looking statements. Accordingly, this information should not be regarded as representations that the results or condition described in these statements or objectives and plans will be achieved.

     Corporation Property Associates 14 Incorporated was formed in 1997 for the purpose of engaging in the business of investing in and owning commercial and industrial real estate. In December 1997, we commenced a public offering of common stock at $10 per share on a "best efforts" basis for up to 30,000,000 shares ($300,000,000). As of December 31, 1998, we had issued 11,817,901 shares ($118,179,010).

     We are using the proceeds from the public offerings, and intend to use limited recourse mortgage financing, to purchase properties and enter into long-term net leases with corporate tenants. A net lease is structured to place some of the economic burdens of ownership on these corporate tenants by requiring them to pay the costs of maintenance and repair, insurance and real estate taxes. The leases have generally been structured to include periodic rent increases that are stated or based on increases in the consumer price index or, for retail properties, provide for additional rents based on sales in excess of a specified base amount.

     Our primary objectives are to provide rising cash flow and property values, protecting our investors from the effects of inflation through rent escalation provisions, property appreciation, tenant credit improvement and regular paydown of limited recourse mortgage debt. In addition, we have successfully negotiated grants of common stock warrants from selected tenants and expect to realize the benefits of appreciation from those grants. We cannot guarantee that our objectives will be ultimately achieved.

     The Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosure about Segments of an Enterprise and Related Information", which is effective for fiscal years beginning after December 15, 1997. This statement requires that a public business enterprise report financial and descriptive information about its reportable operating segments. Operating segments are components of an enterprise about which financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Management evaluates the performance of our portfolio of properties as a whole, rather than by identifying discrete operating segments. This evaluation includes assessing our ability to meet distribution objectives, increase the dividend and increase value by evaluating potential investments in single tenant net lease real estate and by seeking favorable limited recourse mortgage financing opportunities.

FINANCIAL CONDITION:

     We are using the net proceeds from our offering (except for approximately 1% to establish a working capital reserve) along with limited recourse mortgage financing to purchase a diversified portfolio of commercial and industrial real estate and enter into long-term leases with corporate tenants on a net lease, single tenant basis. Under a net lease, a tenant is generally required to pay all expenses related to the leased property in order to limit our exposure to the effects of increases in real estate taxes and property maintenance and insurance costs. Our leases, which we expect to have initial lease terms of 15 to 25 years, typically include rent increase provisions which are fixed or based upon increases in the Consumer Price Index. As of December 31, 1998, we have raised over $105,700,000, net of costs, and had used approximately $79,189,000 to purchase real estate and interests in two single purpose entities formed with affiliates that have the same investment objectives as us. since December 31, 1998, the Company has issued an additional 4,190,272 shares of common stock ($41,902,720) and invested an additional $17,445,000 in real estate.

     We have devoted a substantial portion of our resources to build-to-suit projects because CPA(R):14's Advisor, Carey Property Advisors, has concluded that they should provide a much better return on investment than many other opportunities being evaluated by our Advisor. To date, we have has entered into build-to-suit commitments in connection with our lease with Metagenics Incorporated for a property in San Clemente, California and a building in Hayward, California leased to Etec Systems, Inc. that we own with an affiliate through an interest in a limited liability company. Remaining costs on the Metagenics property are $7,152,000. The Etec project is expected to be completed during the quarter ended June 30, 1999. We have funded $26,970,000 towards our 49.99% interest in the Etec project. Our equity contribution for the Etec project, which is expected to be completed in May 1999, will be approximately $11,178,000 after proceeds from a mortgage commitment on the property are distributed. After completion of the Etec project, our share of annual cash flow(rents less mortgage debt service) from this investment is expected to be approximately 41,234,000. In addition, our share of the annual cash flow from our investment with two affiliates in a property in Sunnyvale, California net leased to Advanced Micro Devices, Inc. is $1,066,000. The advanced Micro Devices property was purchased in December 1998.

     We intend to use the cash flow from our net leases to fund quarterly dividends at an increasing rate, and pay debt service installments on limited recourse mortgage debt. For 1998, cash flow from operations of $1,706,000 was sufficient to pay quarterly dividends of 41,324,000. We entered into our first net lease in June 1998 and paid our first quarterly dividend in July 1998. we did not obtain any mortgage financing in 1998.

     In connection with the purchase of our properties, we require the sellers to perform environmental reviews. Management believes, based on the results of these reviews, that our properties were in substantial compliance with Federal and state environmental statues at the time the properties were acquired. Tenants are generally subject to environmental statutes and regulationsregarding the discharge of hazardous materials and any related remediation obligations. In addition, our leases generally require tenants to indemnify us fully from all liabilities and losses related to the leased properties with provisions of the indemnification specifically addressing environmental matters. The leases generally include provisions that allow for periodic environmental assessments, paid for by the tenant, and allow us to extend leases until a tenant has satisfied its environmental obligations. We also attempt to negotiate lease provisions to require financial assurances from tenants such as performance bonds or letters of credit if the costs of remediating environmental conditions are, in our estimation, in excess of specified amounts. Accordingly, we believe that the ultimate resolution of any environmental matters would not have a material adverse effect on our financial condition, liquidity or results of operations.

     The "Year 2000 issue" refers to the series of problems that have resulted or may result from the inability of some computer software and embedded processes to properly process dates. This shortcoming could result in the failure or major systems or miscalculations causing major disruptions to business operations. We have no computer systems of our own, but are dependent upon the systems maintained by an affiliate of our Advisor and some other third parties including our banks and transfer agent.

     We along with our affiliates are actively evaluating our readiness relating to the Year 2000 issue. In 1998, our Advisor, and its affiliates commenced an assessment of their local area network of personal computers and related equipment and are in the process of replacing or upgrading the equipment that has been identified as not being Year 2000 compliant. The program is expected to be substantially completed in the second quarter of 1999. Our affiliates have also engaged outside consultants experienced in diagnosing systems and software applications and addressing Year 2000 issues, and with the help of these consultants currently are remediating as necessary.

     At the same time, our Advisor and its affiliates are evaluating their applications software, all of which are commercial "off the shelf" programs that have not been customized. During 1998, we along with our affiliates commenced a project to select a comprehensive integrated real estate accounting and asset management software package to replace their existing applications. A commercial Windows-based integrated accounting and asset management based application is being tested and is scheduled to be installed during the third quarter of 1999. This software has been designed to use four digits to define a year. Because our primary operations consist of investing in and receiving rents on long-term net leases of real estate, while the failure of our Advisor and its affiliates to correct fully Year 2000 issues could disrupt our administrative operations, the resulting disruptions would not likely have a material impact on our results of operations, financial condition or liquidity. Contingency plans to address potential disruptions are in the process of being developed. Our share of costs associated with required modifications to become year 2000 compliant is not expected to be material to our financial position. Our share of the estimated total cost of the Year 2000 project is expected to be approximately $25,000, none of which has been paid to date.

     Although we believe that we will address our internal Year 2000 issues in a timely manner, there is a risk that the inability of third-party suppliers and lessees to meet Year 2000 readiness issues could have an adverse impact on us. We have identified our critical suppliers and are requiring that these suppliers communicate their plans and progress in addressing Year 2000 readiness. The most critical processes provided by third-party suppliers are our bank and transfer agent. Our operations may be significantly affected if these providers are ineffective or untimely in addressing Year 2000 issues.

     We have contacted each of our lessees regarding Year 2000 readiness and have emphasized the need to address Year 2000 issues. Generally, lessees are contractually required to maintain their leased properties in good working order and to make necessary alterations, foreseen or unforeseen, to meet their contractual obligations. Because of those obligations, we believe that the risks and costs of upgrading systems related to operations of the buildings that contain technology affected by Year 2000 issues will generally be absorbed by lessees rather than by us. Our major risk is that Year 2000 issues have such an adverse effect on the financial condition of a lessee that its ability to meet its lease obligations, including the timely payment of rent, is impaired. In this event, we may ultimately incur the costs for Year 2000 readiness at the affected properties. The potential materiality of any impact is not known at this time.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1998

     Our results of operations for 1998 are not comparable with the results for 1997. During 1997, we had no real estate operations and had no revenues. The commencement of our public offering did not begin until December, 1997. During 1998, we issued our initial shares of common stock pursuant to the common stock offering, and purchased our first property in June 1998. The trend of acquisitions activity started to accelerate during the fourth quarter of 1998 and thereafter. The results for 1998, therefore, are not representative of results for future periods. Results for future periods will reflect increases in lease revenues, equity income, depreciation, and general and administrative and property expenses as our portfolio of properties increases and the full year's effect of 1998 transactions are reflected in the results of operations. When we obtain limited recourse mortgage loans on our properties, mortgage interest will also be a significant expense. Use of limited recourse mortgage financing is intended to limit risk as the lender has recourse only to the property collateralizing the debt and not to any of our other assets. We obtained our first limited recourse mortgage loan in March 1999.

     During the offering period, interest income is likely to increase as we will invest funds in money market instruments while we are evaluating potential real estate purchases. Interest income will eventually decrease and will not be a significant component of revenues after the net offering proceeds are fully invested in real estate.

     Generally accepted accounting principles require that construction period rents on build-to-suit projects be recorded as a reduction of cost rather than rental income. As a result, rents on build-to-suit projects are not currently being reflected in income or cash flow from operations even though we believe that these projects provide an economic return on our investment during the construction period. The results for 1998, therefore, did not reflect earnings from our investment in the Metagenics or Etec projects. If the number of build-to-suit projects represents a significant percentage of our investment during our initial acquisitions state, net income will accordingly be adversely effected on a short-term basis. We believe that the return on investment on our build-to-suit projects will produce long-term returns that are superior to those of other opportunities that we have evaluated.

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. SFAS No. 133 is effective for all quarters of fiscal years beginning after June 15, 1999. We believe adoption of SFAS No. 133 will not have a material impact on the consolidated financial statements.

     The following information should be read in conjunction with the Company's condensed consolidated financial statements and notes thereto as of March 31. The following discussion contains forward looking statements. Such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievement of the Company to be materially different from the results of operations or plan expressed or implied by such forward looking statements. Accordingly, such information should not be regarded as representations by the Company that the results or conditions described in such statements or the objectives and plans of the Company will be achieved.

RESULTS OF OPERATIONS FOR THE QUARTER ENDED MARCH 31, 1999

     The Company was formed in June 1997 for the purpose of investing in net lease commercial and industrial real estate. During the fourth quarter of 1997, the Company commenced an offering of up to 30,000,000 shares of common stock on a "best efforts" basis at a price of $10 per share. The initial issuance of shares pursuant to the offering was on April 3, 1998, and the Company purchased its first property on June 29, 1998. Because the Company has a limited operating history, the results of operations for the three-month periods ended March 31, 1998 and 1999 are not comparable. The Company is still raising capital and evaluating potential investments that are expected to increase the Company's asset base substantially, therefore, the operating results for the current three-month period are not expected to be indicative of future results. As the asset base increases, lease revenues, equity income, depreciation and property expenses (including asset management and performance fees) are expected to increase substantially. The Company intends to leverage most of its acquired properties with limited recourse mortgage debt, and to use the proceeds from mortgage financings for the purchase of additional real estate. As a result, interest expense will also increase substantially. Earnings from the Company's current holdings will increase because the Company purchased investments in real estate leased to Intesys Technologies, Inc. on February 3, 1999 and Compucom Systems, Inc. and Production Resource Group L.I.C. on March 31, 1999. Accordingly, the current period does not reflect a full quarter's operating results from these investments. In addition, investments in properties leased to Metagenics, Inc. and Etec Systems, Inc. are under construction and, therefore, are not yet contributing to earnings.

     As of May 10, 1999, the Company had raised in excess of $160,000,000 which it is using along with limited recourse financing to purchase a diversified real estate portfolio and to enter into long-term leases with corporate tenants on a net lease, single tenant basis. Under a net lease, a tenant is generally required to pay all operating expenses related to the leased property. The tenant's responsibility for operating expenses limits the Company's exposure to the effects of increases in real estate taxes, insurance and maintenance costs that are generally borne by landlords. The leases are generally structured to include rent increase provisions which have periodic, stated increases or are based upon increases in the Consumer Price Index.

FINANCIAL CONDITION

     Cash flow from operations and distributions from equity in investments totalling $1,124,000 were not sufficient to fund fully the quarterly dividend payment of $1,366,000. Because the funds currently invested in build-to-suit projects do not produce a return that is reflected in cash flow from operations, operating cash flow from the current portfolio is lower than if the funds used for these investments had been used to purchase completed projects. The Company believes that the build-to-suit projects in its portfolio will provide greater long-term results than other potential investments that it evaluated. A main objective of the Company is to fund fully dividends and mortgage principal payment installments from its operating cash flow and equity investment distributions. In order to meet this objective, the Company will ultimately need to invest its cash balances because the rate of return on uninvested cash is below the rate needed to sustain the current dividend rate. The Company believes that to meet long-term objectives, it is necessary to analyze proposed transactions prudently and deliberately and to invest its funds with long-term diversification and return considerations in mind and without regard to the effect on current earnings.

     The Company's investing activities consisted of using $36,325,000 for the purchase of the equity interests in Intesys and Compucon, to fund the build-to-suit projects on the Metagenics and Etec properties and to purchase the Production Resource Group property. As of March 31, 1999, the Company had $27,055,000 of cash available for investment. Available cash for investment will increase as additional offering proceeds are received and limited recourse financing on existing properties is obtained.

     In addition to paying dividends, the Company's financing activities included raising new equity capital of $38,267,000 and obtaining a mortgage loan on the property leased to the Contraves Brashear Systems L.P. on March 22, 1999. The Company has also filed a Form S-11 with the U.S. Securities and Exchange Commission for a public offering of up to 40,000,000 shares of common stock on a "best efforts" basis at a price of $10 per share. The offering would commence after the completion of the current offering. The current offering will conclude by no later than November 21, 1999.

     The Company and its affiliates are actively evaluating their readiness relating to the Year 2000 issue. The Year 2000 issue refers to the series of problems that have resulted or may result from the inability of certain computer software and embedded processes to process dates properly. The Company and its affiliates are completing a program of replacing or upgrading equipment that has been identified as not being Year 2000 compliant. The Company and its affiliates have also completed remediating certain software applications. Contingency plans are in the process of being developed and should be completed during the second quarter.

     The Company believes it is addressing its internal Year 2000 issues in a timely manner. There is, however, a risk that the inability of third-party suppliers and tenants to meet Year 2000 readiness issues could have an adverse effect on the Company. The Company and its affiliates have identified their critical suppliers and are requiring that suppliers communicate their plans and progress in identifying year 2000 readiness.

     The Company contacted each of its tenants regarding year 2000 readiness and has emphasized the need to address Year 2000 issues. Generally, tenants are contractually required to maintain their leased properties in good working order and to make necessary alterations, foreseen or unforeseen, to meet their contractual obligations. Because of those obligation, the Company believes that and that contain technology affected by Year 200 issues will generally be absorbed by tenants rather than the Company. the major risk is that Year 2000 issues have such an adverse effect on the financial condition of a tenant that its ability to meet its lease obligations, including the timely payment of rent, is impaired. In such an event, the company may ultimately incur the costs for Year 2000 readiness at the affected properties. The potential materiality of any impact is not known at this time.

                                 DISTRIBUTIONS

     Since July 1998, the Company has paid the following dividends to shareholders who held their shares for the full quarter preceding the payment of the dividend:

DATE                                                            AMOUNT
----                                                            ------
July 1998...................................................    $.1476
October 1998................................................    $.1595
January 1999................................................    $.1610
April 1999..................................................    $.1625

     Largely because of deductions for depreciation, on a GAAP basis, 20% of the dividends paid in 1998 represented a return of capital.

                         DESCRIPTION OF THE PROPERTIES

     We have purchased 10 properties located in seven states leased to 10 tenants. The cost of each of the properties will be depreciated for tax purposes over a 40-year period on a straight line basis.

CPA(R):14 believes all of the properties are adequately covered by insurance and are suitable for their intended purposes. The following table provides additional information about these properties:

                                                                                                          RENT
                                                      PURCHASE     PROPERTY   SQUARE                    INCREASE     LEASE
LESSEE                           PROPERTY LOCATION      PRICE       TYPE*     FOOTAGE    ANNUAL RENT     FACTOR    EXPIRATION
------                           -----------------   -----------   --------   -------   -------------   --------   ----------
Advanced Micro Devices,
 Inc.(1).......................  Sunnyvale, CA       $95,287,958       3      362,000   $  9,145,500        CPI      12/18
The Benjamin Ansehl Co.........  Overland, MO        $ 6,021,000       1      154,760   $    649,750        CPI      11/13
Best Buys Co. Inc..............  Torrance, CA        $19,582,000       4      102,470   $  1,741,990     Stated       1/05
Burlington Motor Carrier
 Inc...........................  Daleville, IN       $ 7,539,267       3      106,372   $    792,000        CPI       6/18
CompuCom Systems, Inc.(1)......  Dallas, TX          $39,790,500       3      250,000   $  3,914,000        CPI       3/19
Contraves Brashear Systems,
 L.P...........................  Pittsburgh, PA      $ 6,806,283     1/3      146,103   $    643,750        CPI      12/13
Etec Systems, Inc.(3)..........  Hayward, CA         $26,970,000       1      129,000        *              CPI       5/14
Intesys Technologies,
 Inc.(4).......................  Gilbert, AZ         $23,560,000       3      243,370   $  2,274,750        CPI       2/19
                                                                                        9% of cost of(5)
Metagenics Incorporated........  San Clemente, CA    $11,500,000       3      133,600   construction     Stated       5/10
Production Resource Group
 L.L.P.........................  Las Vegas, NV       $ 8,380,000     1/3      105,000   $    884,000        CPI       4/14


                                 MAXIMUM    AMOUNT OF      DATE OF
LESSEE                            TERM      FINANCING    ACQUISITION
------                           -------   -----------   -----------
Advanced Micro Devices,
 Inc.(1).......................    2/38    $68,250,000    12/22/98
The Benjamin Ansehl Co.........   11/13    3,100,000(2)   11/24/98
Best Buys Co. Inc..............    2/10                    7/27/98
Burlington Motor Carrier
 Inc...........................    6/28             --     6/30/98
CompuCom Systems, Inc.(1)......    3/29    $23,000,000     3/31/99
Contraves Brashear Systems,
 L.P...........................    2/23    $ 4,225,000    12/28/98
Etec Systems, Inc.(3)..........    5/34    $30,000,000      2/3/98
Intesys Technologies,
 Inc.(4).......................    2/39             --      2/3/99
Metagenics Incorporated........    5/20             --     7/29/98
Production Resource Group
 L.L.P.........................    4/24             --     3/31/99

* Property types are coded as follows: 1 -- Industrial/Manufacturing; 2 -- Distribution/Warehouse; 3 -- Office/Research; 4 -- Retail

---------------
(1) CPA(R):14 owns a one-third interest in this property. CIP(R) and CPA(R):12 each own a one-third interest.

(2) Subject to completion.

(3) CPA(R):14 owns a 49.99% interest in this property. This property is part of a four building campus leased to Etec. CPA(R):12 owns the remaining 50.01% of the building described in this chart and 100% of the remaining properties.

(4) CPA(R):14 owns a 50% interest in this property. CPA(R):12 owns the remaining 50% interest.

(5) The company is building this property for Metagenics, and rent will based on the cost of construction for the first term of the lease, 12 years. Annual rent during this period will be nine percent (9%) per year on amounts advanced to by CPA(R):14 or its subsidiary for the cost of construction.

     The following is a description of our tenants' businesses and a summary of their financial information.

ADVANCED MICRO DEVICES, INC.

     AMD is a global supplier of integrated circuits for the personal and networked computer and communications market. AMD produces processors, flash memories, programmable logic devices and products for communications and networking applications.

     Financial statements for AMD are on file with the Securities and Exchange Commission. The following is a summary of selected financial information for
AMD:

                                                    YEAR ENDED DECEMBER 28,
                                           -----------------------------------------
                                              1998           1997           1996
                                           -----------    -----------    -----------
                                            (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
STATEMENT OF INCOME
Net sales................................  $2,542,141     $2,356,375     $1,953,019
Expenses.................................   2,705,783      2,447,028      2,206,329
Operating income.........................    (163,642)       (90,653)      (253,310)
Net income...............................    (103,960)       (21,090)       (68,950)
Net income per common share (Basic)......       (0.72)         (0.15)         (0.51)

                                                      AS OF DECEMBER 28,
                                           -----------------------------------------
                                              1998           1997           1996
                                           -----------    -----------    -----------
                                            (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
BALANCE SHEET DATA
Cash and short-term investments..........  $  697,025     $  467,032     $  586,198
Total current assets.....................   1,562,027      1,175,267      1,029,077
Property, plant and equipment, net.......   2,268,468      1,990,689      1,787,402
Total assets.............................   4,252,968      3,515,271      3,145,283
Total current liabilities................     840,719        726,770        583,473
Total shareholders' equity...............   2,005,049      2,029,543      2,021,878

CONTRAVES BRASHEAR SYSTEMS, L.P.

     Contraves designs and manufactures electro-optical and electro-mechanical systems and instruments for commercial and defense markets. The company operates in four product areas: telescope systems, optical components, electro-optical systems for fire control, tracking and surveillance and small arms fire control systems.

     Contraves was incorporated in September, 1997. The following is a summary of selected financial data for Contraves for the last year:

                                                           YEAR ENDED
                                                        DECEMBER 27, 1998
                                                        -----------------
                                                         (IN THOUSANDS)
STATEMENT OF OPERATIONS
Sales.................................................       $31,537
Cost of sales.........................................        28,156
Interest expense......................................           130
Net income............................................           552

                                                              AS OF
                                                        DECEMBER 27, 1998
                                                        -----------------
                                                         (IN THOUSANDS)
BALANCE SHEET DATA
Cash..................................................       $ 1,329
Total assets..........................................        13,689
Total liabilities.....................................         9,130
Partners' capital.....................................         3,500
Total equity..........................................         4,559

BEST BUY CO. INC

     Best Buy is the nation's largest volume specialty retailer of name brand consumer electronics, home office equipment, entertainment software and appliances.

     Financial statements for Best Buy are on file with the Securities and Exchange Commission. The following is a summary of selected financial data for Best Buy for the last three years:

                                         NINE MONTHS ENDED              FOR THE FISCAL YEAR ENDED
                                    ---------------------------   --------------------------------------
                                    NOVEMBER 28,   NOVEMBER 28,   FEBRUARY 28,    MARCH 1,     MARCH 2,
                                        1998           1997           1998          1997       1996(1)
                                    ------------   ------------   ------------    --------     --------
                                                               (IN THOUSANDS)
STATEMENT OF EARNINGS
  Revenues........................   $6,619,631     $5,506,116     $8,358,212    $7,770,683   $7,217,448
  Gross profit....................    1,210,159        874,681      1,332,138     1,058,881      936,571
  Selling general and
     administrative Expenses......    1,017,693        796,620      1,145,280     1,005,675      813,988
  Operating income................      192,466         78,061        186,858        53,206      122,583
  Net earnings....................      114,249         30,427         94,453         1,748       48,019

                                                                         AS OF
                                                 -----------------------------------------------------
                                                 NOVEMBER 28,   FEBRUARY 28,    MARCH 1,     MARCH 2,
                                                     1998           1998          1997       1996(1)
                                                 ------------   ------------    --------     --------
                                                                    (IN THOUSANDS)
BALANCE SHEET DATA
  Cash and cash equivalents....................   $  409,373     $  520,127    $   89,808   $   86,445
  Total assets.................................    2,857,252      2,056,346     1,734,307    1,890,832
  Long-term debt...............................       31,830        210,397       216,625      206,287
  Convertible preferred securities of
     subsidiary................................           --        229,854       230,000      230,000
  Shareholders' equity.........................      921,621        557,746       438,315      431,614

---------------
(1) Fiscal year 1996 contains 53 weeks. All other periods contain 52 weeks.

ETEC SYSTEMS, INC.

     Etec is a leading producer of electron beam and laser lithography equipment. These systems are used in the manufacturing of masks for semiconductor manufacturing industry. Etec's shareholders include DuPont, IBM, Perkin Elmer Grumman, and Micron Technology.

     Financial Statements of Etec System are on file with the Securities and Exchange Commission. The following is a summary of selected financial data for Etec System for the last three years:

                                          SIX MONTHS ENDED
                                             JANUARY 1,               YEAR ENDED JULY 31,
                                        --------------------    --------------------------------
                                          1999        1998        1998        1997        1996
                                          ----        ----        ----        ----        ----
                                                             (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Revenue.............................  $131,934    $130,533    $288,327    $240,914    $145,645
  Cost of revenue.....................    67,189      63,322     135,170     124,287      80,042
  Gross profit........................    64,745      67,211     153,157     116,627      65,603
  Operating expenses..................    48,884      41,705      86,035      66,186      44,940
  Net income..........................    11,122      17,879      46,767      34,439      35,783

                                                AS OF              AS OF JULY 31,
                                              JANUARY 1,   ------------------------------
                                                 1999        1998       1997       1996
                                              ----------     ----       ----       ----
                                                            (IN THOUSANDS)
BALANCE SHEET DATA:
  Total assets..............................   $335,813    $358,514   $284,543   $208,871
  Total liabilities.........................     90,508     111,845     86,902     92,994
  Total shareholders' equity................    245,305     246,667   $197,641    115,877

METAGENICS INCORPORATED

     Metagenics produces and distributes nutritional supplements for resale by licensed health care practitioners, health and natural product retailers, and other specialty retailers.

     The following is a summary of selected financial information for Metagenics for the last two years.

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                       --------------------------
                                                          1998           1997
                                                          ----           ----
STATEMENT OF INCOME
Total revenue........................................  $25,258,789    $28,355,402
Cost of goods sold...................................   11,677,832     12,870,785
Total operating expenses.............................   13,169,512     14,441,681
Net income...........................................      273,361      1,008,192

                                                            AS OF DECEMBER 31,
                                                         ------------------------
                                                            1998          1997
                                                            ----          ----
BALANCE SHEET DATA
Cash...................................................  $   25,463    $   67,872
Accounts receivable....................................   2,384,943     2,808,634
Total assets...........................................   7,678,250     8,667,446
Long term debt.........................................     229,329     3,401,963
Total shareholders equity..............................   2,165,199     2,826,324

BURLINGTON MOTOR CARRIERS INC.

     Burlington Motor Carriers, Inc. Was incorporated on November 7, 1997 and operates as a common carrier providing truck load services throughout the continental United States, to and from Mexico and certain provinces in Canada.

     The following is a summary of selected financial data for Burlington for the last two years:

                                                                        PERIOD
                                      YEAR ENDED DECEMBER 31,      NOVEMBER 7, 1996
                                    ----------------------------        THROUGH
                                      1998           1997          DECEMBER 31, 1996
                                    --------   -----------------   -----------------
                                                     (IN THOUSANDS)
STATEMENT OF OPERATIONS
Operating revenue.................  $224,931       $201,118             $4,908
Total operating expenses..........   214,758        193,680              5,205
Operating income (loss)...........    10,173          7,438               (297)
Net income (loss).................     2,001           (547)            (1,650)

BURLINGTON

                                                     AS OF DECEMBER 31,
                                           ---------------------------------------
                                            1998          1997            1996
                                           -------    ------------    ------------
                                                       (IN THOUSANDS)
BALANCE SHEET DATA
Cash.....................................  $ 2,142      $ 1,177         $ 1,378
Receivables..............................   28,895       24,677          19,104
Total current assets.....................   38,475       30,845          27,878
Long term debt...........................   74,687       68,438          68,186
Total shareholders' equity...............   29,801       27,262          27,809

THE BENJAMIN ANSEHL CO.

     Ansehl is a diversified manufacturer/marketer of liquid filled health and beauty care products. The following is a summary of selected financial data for Ansehl for the last three years:

                                   FOR 9 MONTHS ENDED    FOR THE FISCAL YEAR ENDED
                                      DECEMBER 31,               MARCH 31,
                                   ------------------   ---------------------------
                                    1998       1997      1998      1997      1996
                                    ----       ----      ----      ----      ----
                                                    (IN THOUSANDS)
STATEMENT OF EARNINGS
Revenues.........................  $34,320    $42,189   $50,543   $43,552   $25,180
Gross profit.....................    4,256      4,513     8,200     7,749     5,779
Selling, general and
  administrative expenses........    3,272      3,036     5,467     4,761     3,500
Operating income.................      239      2,193     1,619     1,946     1,435
Net income (loss)................   (1,186)       827      (196)     (206)      359

                                         AS OF
                                        DEC. 31,           AS OF MARCH 31,
                                        --------    -----------------------------
                                          1998       1998       1997       1996
                                          ----       ----       ----       ----
                                                (IN THOUSANDS)
BALANCE SHEET DATA
Total assets..........................  $28,562     $29,025    $31,150    $16,568
Long-term debt........................    1,300      14,260      6,886      3,877
Shareholders' equity..................    3,077       4,593      4,789      1,724

INTESYS TECHNOLOGIES, INC.

     Founded in 1972 as Pixlly-Richards West, Inc., Intesys designs, produces and assembles plastic components for use in other companies' end products.

     The following is a summary of selected financial data for Intesys for three years:

                                                FOR THE YEAR ENDED DECEMBER 31,
                                                --------------------------------
                                                  1998        1997        1996
                                                  ----        ----        ----
                                                         (IN THOUSANDS)
STATEMENT OF INCOME
Gross revenue.................................  $142,757    $156,744    $122,332
Operating income..............................     3,714      14,714       9,668
Income (loss) before extraordinary item.......     1,714         865      (2,457)
Net income (loss).............................      (496)        451      (3,306)

                                                        AS OF DECEMBER 31,
                                                ----------------------------------
                                                  1998         1997         1996
                                                  ----         ----         ----
                                                               (IN
                                                            THOUSANDS)
BALANCE SHEET DATA
Cash and equivalents..........................  $    955     $     43     $    166
Accounts receivable...........................    14,200       23,738       18,739
Total assets..................................    60,344       70,301       68,574
Accounts payable..............................     8,814       16,231       10,888
Long term debt................................   100,050       92,778       99,352
Total shareholders' deficit...................   (57,044)     (55,948)     (56,400)

COMPUCOM SYSTEMS, INC.

     CompuCom provides network integration services and desktop products for large corporate customers.

     Financial statements for CompuCom are on file with the Securities and Exchange Commission. The following is a summary of selected financial information for CompuCom for the past two years:

                                                   YEAR ENDED DECEMBER 31
                                           --------------------------------------
                                              1998          1997          1996
                                              ----          ----          ----
                                                    (IN THOUSANDS EXCEPT
                                                     PER SHARE AMOUNTS)
STATEMENT OF INCOME
Total revenue............................  $2,254,465    $1,949,802    $1,995,191
Gross margin.............................     283,960       267,545       240,963
Total operating expenses.................     264,550       199,564       184,321
Net earnings.............................         401        35,194        30,471
Earnings per common share (basic)........       $0.01         $0.75         $0.66

                                                     YEAR ENDED DECEMBER 31
                                                --------------------------------
                                                  1998        1997        1996
                                                  ----        ----        ----
                                                 (IN THOUSANDS EXCEPT PER SHARE
                                                            AMOUNTS)
BALANCE SHEET DATA
Cash..........................................  $  4,526    $  4,456    $  4,320
Total current assets..........................   415,422     382,435     618,890
Property, plant and equipment, net............    72,004      63,359      54,308
Total assets..................................   545,489     462,590     692,985
Long term debt................................    81,929      97,400     236,450
Total stockholders' equity....................   210,281     210,200     171,098

PRODUCTION RESOURCE GROUP, L.L.P.

     PRG is a designer and producer of sets for themed events and Broadway shows as well as a lessor of equipment for corporate themed events.

     Financial Statements for PRG are on file with the Securities and Exchange Commission. The following is a summary of selected financial information for
PRG:

                                                     YEAR ENDED DECEMBER 31,
                                                ---------------------------------
                                                  1998       1997         1996
                                                  ----       ----         ----
                                                         (IN THOUSANDS)
STATEMENT OF INCOME
Revenues......................................  $174,603    $75,180    $   49,434
Direct production costs.......................   107,857     46,131        29,565
Gross profit..................................    55,489     22,868        15,949
Net income (loss).............................    (5,967)    (7,771)        6,100

                                                       AS OF DECEMBER 31,
                                                 -------------------------------
                                                   1998        1997       1996
                                                   ----        ----       ----
                                                         (IN THOUSANDS)
BALANCE SHEET DATA
Cash and cash equivalents......................  $  6,014    $ 27,164    $   719
Total current assets...........................    59,902      56,658      3,858
Property, plant and equipment, net.............    82,096      49,236      7,784
Total assets...................................   196,106     128,252     11,969
Total current liabilities......................    46,759      21,426      3,320
Total long-term debt...........................   149,195     103,743      1,113

WARRANTS

     In connection with the purchase of some of the properties, CPA(R):14 received warrants to purchase shares of the tenant companies. The following table describes the warrants received as of the date of this prospectus:

                                              PERCENTAGE
        COMPANY           NUMBER OF SHARES    OWNERSHIP     EXERCISE PRICE         TERM
        -------           ----------------    ----------    --------------         ----
Benjamin Ansehl Co......       2,064             1.5           $26.738              15
Burlington Motor
  Carriers..............       4,667              --           $   100        Length of Lease

ACQUISITION FEES

     In connection with the acquisition described in this prospectus, affiliates of Carey Property Advisors received acquisition fees. The total fees received in connection with these acquisitions was $2,882,829. In addition, these affiliates are entitled to receive $2,306,258 per year over the next eight years provided that shareholders receive a cumulative return of 6%.

                UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general summary of the material federal income tax considerations associated with an investment in the shares. In this section when we refer to "the Code" we mean the Internal Revenue Code, as amended. This summary is not exhaustive of all possible tax considerations and is not tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a particular prospective shareholder in light of your personal circumstances; nor does it deal with particular types of shareholders that are subject to special treatment under the Code, such as insurance companies, financial institutions and broker-dealers. The Code provisions governing the federal income tax treatment of REITs are highly technical and complex. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof. The following discussion is based on current law.

     WE URGE YOU, AS A PROSPECTIVE INVESTOR, TO CONSULT YOUR OWN TAX ADVISER REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF THE SHARES AND OF OUR ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF such PURCHASE, OWNERSHIP AND SALE.

OPINION OF COUNSEL

     In the opinion of our counsel, Reed Smith Shaw & McClay LLP, commencing with our taxable year ended December 31, 1998, we qualified to be taxed as a REIT under the Code, provided that we operated and continue to operate in accordance with various assumptions and factual representations we made concerning our business, properties and operations. It must be emphasized that Reed Smith Shaw & McClay LLP's opinion is based on various assumptions and is conditioned upon the assumptions and representations we made concerning our business and properties. Moreover, our qualification and taxation as a REIT depends on our ability to meet the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Reed Smith Shaw & McClay LLP. Accordingly, no assurance can be given that the actual results of our operations for any one taxable year will satisfy these requirements. See "Risk
Factors -- Failure to qualify as a REIT could adversely affect our operations and ability to make distributions."

     The opinion of Reed Smith Shaw & McClay LLP is also based upon existing law as currently applicable, Internal Revenue Service regulations, currently published administrative positions of the Internal Revenue Service and judicial decisions, which are subject to change either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in their opinion. Moreover, an opinion of counsel is not binding on the Internal Revenue Service and we cannot assure you that the Internal Revenue Service will not successfully challenge our status as a REIT.

     If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our shareholders. The REIT provisions of the Code generally allow a REIT to deduct dividends paid to its shareholders. This substantially eliminates the federal "double taxation" on earnings (taxation at both the corporate level and shareholder level) that usually results from investments in a corporation.

     Even if we qualify for taxation as a REIT, we will be subject to federal income tax, as follows:

      -- we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

      -- under some circumstances, we will be subject to "alternative minimum tax";

      -- if we have net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

      -- if we have net income from prohibited transactions (which are, in general, sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business), the income will be subject to a 100% tax;

      -- if we fail to satisfy either the 75% or 95% gross income test (discussed below) but have nonetheless maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on the net income attributable to the greater of the amount by which we fail the 75% or 95% test, multiplied by a fraction intended to reflect our profitability;

      -- if we fail to distribute during each year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for such year (other than capital gain net income which will elect to retain and pay tax on) and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed; and

      -- if we acquire any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a carryover-basis transaction and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then a portion of the gains may be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the Internal Revenue Service (the "Built-In-Gain Rules").

REQUIREMENTS FOR QUALIFICATION

     We elected to be taxable as a REIT for our taxable year ended December 31, 1998. In order for us to have qualified as a REIT, we had to meet and we must continue to meet the requirements discussed below relating to our organization, source of income, nature of assets and distributions of income to our shareholders.

  Organizational Requirements

     Definition of REIT under the Code

     In order to qualify for taxation as a REIT under the Code, we

      --  must be a domestic corporation;

      --  must be managed by one or more trustees or directors;

      --  must have transferable shares;

      --  cannot be a financial institution or an insurance company;

      -- must have at least 100 shareholders for at least 335 days of each taxable year of 12 months; and

      --  must not be closely held.

We will be closely held only if five or fewer individuals or certain tax-exempt entities own, directly or indirectly, more than 50% (by value) of our shares at any time during the last half of our taxable year. However, for purposes of the closely-held test, the Code generally permits a look-through for pension funds and certain other tax-exempt entities to the beneficiaries of such entity to determine if the REIT is closely held. However, if a tax-exempt shareholder owns more than 25% of our shares or one or more tax-exempt shareholders, each own at least 10 percent of CPA(R):14, and in the aggregate own more than 50 percent of our shares, those shareholder(s) may be required to treat all or a portion of their distributions from us as unrelated business taxable income. See "Taxation of Tax-Exempt Shareholders."

     As a Maryland corporation, we satisfy the first requirement. In addition, we are managed by a board of directors, we have transferable shares and we do not intend to operate as a financial institution or insurance company. Additionally, we have more than 100 shareholders. We may refuse to transfer our shares to any person if the sale or transfer would jeopardize our ability to satisfy the REIT ownership requirements. However, there can be no assurance that a refusal to transfer will be effective. Based on the foregoing, we should satisfy the organizational and structural requirements as well as the share ownership tests.

     Our Ownership of Interests in Partnerships and Qualified REIT Subsidiaries

     In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share (based on its interest in partnership capital) of the assets of the partnership and is deemed to be entitled to the income of the partnership attributable to its share. Also, if a REIT owns a qualified REIT subsidiary, it will be deemed to own all of the subsidiary's assets and liabilities and it will be deemed to be entitled to the income of that subsidiary. In addition, the character of the assets and gross income of the partnership or qualified REIT subsidiary shall retain the same character in the hands of the REIT for purposes of the Code, including satisfying the gross income tests and asset tests.

  Income Tests

     Gross Income Requirements

     To maintain our qualification as a REIT, we must satisfy annually two gross income requirements.

      -- At least 75% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property. Gross income includes "rents from real property" and, in some circumstances, interest, but excludes gross income from disposition or property held primarily for sale to customers in the ordinary course of a trade or business ("prohibited transactions"). This is the 75% Income Test.

      -- At least 95% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from the real property investments described above and from distributions, interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing. This is the 95% Income Test.

     Rents from Real Property

     The rents we receive or that we are deemed to receive qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if the following conditions are met.

      -- The amount of rent generally must not be based in whole or in part on the income of profits of any person. An amount received or accrued generally will not be excluded from the term "rents from real property," solely by reason of being based on a fixed percentage or percentages of gross receipts or sales.

      -- The Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT, or an owner of 10% or more of the REIT, directly or constructively owns 10% or more of the tenant (a "Related Party Tenant") or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified).

      -- If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as "rents from real property."

      -- The REIT must not operate or manage the property or furnish or render services to tenants, other than through an "independent contractor" who is adequately compensated and from whom the REIT does not derive any income. However, a REIT may provide services with respect to its properties and the income will qualify as "rents from real property" if the services are "usually or customarily rendered" in connection with the rental of space only and are not otherwise considered "rendered to the occupant." Even if the services with respect to a property are impermissible tenant services the income will qualify as "rent from real property" if the income from these services does not exceed one percent of all amounts received or accrued with respect to that property.

     If we acquire ownership of property by reason of the default of a borrower on a loan or possession of property by reason of a tenant default, if the property qualifies and we elect to treat it as foreclosure property, the income from the property will qualify under the 75% Income Test and the 95% Income Test notwithstanding its failure to satisfy these requirements for two years, or if extended for good cause, up to a total of five years. In that event, we must satisfy a number of complex rules, one of which is a requirement that it operate the property through an independent contractor. We will be subject to tax on that portion of our net income from foreclosure property that does not otherwise qualify under the 75% Income Test.

     Prior to the making of investments in properties, we may satisfy the 75% Income Test and the 95% Income Test by investing in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% Income Test only for one year from the receipt of proceeds. Accordingly, to the extent that offering proceeds have not been invested in properties prior to the expiration of this one-year period, in order to satisfy the 75% Income Test, we may invest the offering proceeds in less liquid investments such as mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares in other REITs. We expect to receive proceeds from the offering in a series of closings and to trace those proceeds for purposes of determining the one-year period for "new capital investments." No rulings or regulations have been issued under the provisions of the Code governing "new capital investments," so that there can be no assurance that the Internal Revenue Service will agree with this method of calculation.

     Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be from sources that will allow us to satisfy the income tests described above; however, no assurance can be given in this regard.

     Eligibility for Relief Under the Code if We Fail to Qualify as a REIT

     If we fail to satisfy one or both of the 75% Income Test or the 95% Income Test for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Code. These relief provisions generally will be available if:

      -- our failure to meet these tests was due to reasonable cause and not due to willful neglect;

      -- we attach a schedule of our income sources to our federal income tax return; and

      -- any incorrect information on the schedule is not due to fraud with intent to evade tax.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally earn exceeds the limits on this income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in "Opinion of Tax Counsel," even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

  Asset Tests

     At the close of each quarter of our taxable year, we also must satisfy three tests relating to the nature and diversification of our assets.

      -- First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities.

      -- Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

      -- Third, of the investments included in the 25% asset class, the value of any one issuer's securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of any one issuer's outstanding voting securities.

     The 5% test must generally be met for any quarter in which we acquire securities of an issuer. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. We maintain, and will continue to maintain, adequate records of the value of our assets to ensure compliance with the asset tests and will take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

  Annual Distribution Requirements

     In order to be taxed as a REIT, we are required to make distributions (other than capital gain distributions) to our shareholders. The amount of these distributions must be at least equal to:

     - the sum of 95% of our REIT Taxable Income (as defined by the Code and computed without regard to the distributions-paid deduction and our capital gain) and 95% of the net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property, minus

     - the sum of specific items of non-cash income

This is known as the 95 Percent Test.

We must pay distributions in the taxable year to which they relate. Alternatively, we may pay these distributions in the following taxable year if declared before we timely file our federal income tax return for that year and if paid on or before the first regular distribution payment after the declaration.

     Even if we satisfy the foregoing distribution requirements, to the extent that we do not distribute all of our net capital gain or REIT Taxable Income as adjusted, we will be subject to tax thereon at regular capital gains or ordinary corporate tax rates. Furthermore, if we fail to distribute during each calendar year at least the sum of

      --  85% of our ordinary income for that year,

      -- 95% of our capital gain net income other than the capital gain net income which we elect to retain and pay tax on for that year, and

      --  any undistributed taxable income from prior periods,

we would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

ELECTION TO RETAIN OUR LONG-TERM CAPITAL GAINS

     We may elect to retain, rather than distribute our net long-term capital gains. The effect of this election is that:

      --  we are required to pay the tax on these gains;

      -- shareholders, while required to include their proportionate share of the undistributed long-term capital gains in income, will receive a credit or refund for their share of the tax paid by the REIT; and

      -- the basis of the shareholder's shares would be increased by the amount of the undistributed long-term capital gains (minus the amount of capital gains tax we pay) included in the domestic shareholders' long-term capital gains.

     We believe we have made and we intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements. We expect that our REIT taxable income will be less than our cash flow due to depreciation and other non-cash charges. Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the 95% Distribution Test. It is possible, however, that we may not have sufficient cash or other liquid assets to meet the 95% Distribution Test or to distribute a greater amount as may be necessary to avoid income and excise taxation. This could occur as a result of timing differences between

      -- the actual receipt of income and actual payment of deductible expenses, and

      -- the inclusion of income and deduction of these expenses in arriving at our taxable income, or as a result of nondeductible expenses such as principal amortization or capital expenditures in excess of noncash deductions.

In the event that timing differences occur, we may find it necessary to arrange for borrowings or, if possible, pay taxable stock distributions in order to meet the distribution requirement.

DEFICIENCY DISTRIBUTIONS

     In some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency distributions" to our shareholders in a later year, which may be included in our deduction for distributions paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency distributions. We will, however, be required to pay interest based upon the amount of any deduction taken for deficiency distributions.

     In computing our REIT taxable income, we will use the accrual method of accounting and depreciate depreciable property under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to Internal Revenue Service examination. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and its distributions. Were the Internal Revenue Service to challenge successfully our characterization of a transaction or determination of our REIT taxable income, we could be found not to have satisfied a requirement for qualification as a REIT and mitigation provisions might not apply. See "Sale-Leaseback Transactions." If, as a result of a challenge, we are determined not to have satisfied the 95% Distribution Test, we would be disqualified as a REIT (unless it were to pay a deficiency distribution and pay interest and a penalty) as provided by the Code. A deficiency distribution cannot be used to satisfy the 95% Distribution Test if the failure to meet the test was not due to a later adjustment to our income by the Internal Revenue Service.

FAILURE TO QUALIFY AS A REIT

     If we fail to qualify as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. We will not be able to deduct distributions to our shareholders in any year in which we fail to qualify as a REIT. We also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions. Furthermore, while we have no intention of doing so, we may revoke its election voluntarily. See "Risk Factors -- Failure to qualify as a REIT could adversely affect our operations & ability to make distributions."

SALE-LEASEBACK TRANSACTIONS

     Many of our investments are and will be in the form of sale-leaseback transactions. In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property or the holder of a debt secured by the property. We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.

     The Internal Revenue Service may take the position that specific sale-leaseback transactions we will treat as true leases are not true leases for federal income tax purposes but are, instead, financing arrangements or loans. We may also structure some sale-leaseback transactions as loans. In this event, for purposes of the asset tests and the 75% Income Test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property. It is expected that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the Asset Tests or the Income Tests and consequently lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT Taxable Income could be recalculated which could cause us to fail.

TAXATION OF DOMESTIC SHAREHOLDERS

  Definition

     In this section, the phrase "domestic shareholder" means a holder of shares that for federal income tax purposes:

      --  is a citizen or resident of the United States;

      -- is a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof;

      -- is an estate or trust, the income of which is subject to United States federal income taxation regardless of its source; or

      -- a trust if a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable domestic shareholders will be taxed as described below.

  Distributions Generally

     Distributions to domestic shareholders, other than capital gain distributions discussed below, will constitute dividends up to the amount of our current or accumulated earnings and profits and will be taxable to the shareholders as ordinary income. These distributions are not eligible for the distributions-received deduction for corporations. To the extent that we make a distribution in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each domestic shareholder's shares, and the amount of each distribution in excess of a domestic shareholder's tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a shareholder of record on a specified date in any of these months will be treated as both paid by us and received by the shareholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year. Shareholders may not include any of our losses on their own federal income tax returns.

     We will be treated as having sufficient earnings and profits to treat as a distribution any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax , discussed in the section titled "Opinion of Tax Counsel" above. Moreover, any "deficiency distribution" will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, shareholders may be required to treat some distributions that would otherwise result in a tax-free return of capital as taxable distributions.

  Capital Gain Distributions

     Distributions to domestic shareholders that we properly designate as capital gain distributions will be treated as long-term capital gains (to the extent they do not exceed our actual net capital gain) for the taxable year without regard to the period for which the shareholder has held his stock.

  Passive Activity Loss and Investment Interest Limitations

     Our distributions and gain from the disposition of the shares will not be treated as passive activity income, and therefore shareholders may not be able to apply any "passive losses" against this income. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the investment income limitation. Net capital gain from the disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if and to the extent you so elect, in which case these capital gains will be taxed as ordinary income.

  Certain Dispositions of the Shares

     In general, any gain or loss realized upon a taxable disposition of shares by a shareholder who is not a dealer in securities will be treated as long-term capital gain or loss if the shares have been held for more than 12 months and as short-term capital gain or loss if the shares have been held for 12 months or less. If, however, a shareholder has received any capital gains distributions with respect to his shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains distributions received with respect to his shares, will be treated as long-term capital loss.

Also, the Internal Revenue Service is authorized to issue regulations that would subject a portion of the capital gain a shareholder recognizes from selling his shares or from a capital gain distribution to a tax at a 25% rate, to the extent the capital gain relates to depreciation we deducted.

TREATMENT OF TAX-EXEMPT SHAREHOLDERS

     Our distributions to a tax-exempt employee pension trust or other domestic tax-exempt shareholder generally, will not constitute unrelated business taxable income unless the shareholder has borrowed to acquire or carry its shares. Qualified trusts that hold more than 10% (by value) of the shares of REITs held predominantly by qualified trusts, may be required to treat a certain percentage of the REIT's distributions as unrelated business taxable income. We do not expect to be held predominantly by trusts and our articles of incorporation prohibit the required concentration of ownership.

     For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Code Sections 501(c)(7), (c)(9), (c)(17) and
(c)(20), respectively, income from an investment in CPA(R):14 will constitute unrelated business taxable income unless the organization is able to deduct amounts set aside or placed in reserve for certain purposes so as to offset the unrelated business taxable income generated by its investment in CPA(R):14. Prospective tax-exempt shareholders should consult their own tax advisors concerning these "set aside" and reserve requirements.

SPECIAL TAX CONSIDERATIONS FOR FOREIGN SHAREHOLDERS

     The rules governing United States income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (collectively, "foreign shareholders") are complex. The following discussion is intended only as a summary of these rules. Foreign investors should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in CPA(R):14, including any reporting requirements.

  Taxation if Effectively Connected With a United States Trade or Business

     In general, foreign shareholders will be subject to regular United States federal income tax with respect to their investment in CPA(R):14 if the investment is "effectively connected" with the foreign shareholder's conduct of a trade or business in the United States. A corporate foreign shareholder that receives income that is (or is treated as) effectively connected with a United States trade or business also may be subject to the branch profits tax under section 884 of the Code, which is payable in addition to regular United States federal corporate income tax. The following discussion will apply to foreign shareholders whose investment in CPA(R):14 is not so effectively connected.

  Distributions Not Attributable to Gain From the Sale or Exchange of a United States Real Property Interest

     A distribution that is not attributable to our gain from the sale or exchange of a United States real property interest and that we do not designate as a capital gain distribution will be treated as an ordinary income distribution to the extent that it is made out of current or accumulated earnings and profits. Generally, any ordinary income distribution will be subject to a United States federal income tax equal to 30% of the gross amount of the distribution unless this tax is reduced by an applicable tax treaty. Such a distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce each foreign shareholder's basis in its shares (but not below zero) and then as gain from the disposition of those shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares.

  Distributions Attributable to Gain From the Sale or Exchange of a United States Real Property Interest

     Distributions that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a foreign shareholder under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, these distributions are taxed to a foreign shareholder as if the distributions were gains "effectively connected" with a United States trade or business. Accordingly, a foreign shareholder will be taxed at the normal capital gain rates applicable to a domestic shareholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a foreign corporate shareholder that is not entitled to treaty exemptions.

  Withholding Obligations From Distributions to Foreign Shareholders

     Although tax treaties may reduce our withholding obligations, we generally will be required to withhold from distributions to foreign shareholders, and remit to the Internal Revenue Service,

      -- 35% of designated capital gain distributions or, if greater, 35% of the amount of any distributions that could be designated as capital gain distributions, and

      --  30% of ordinary distributions paid out of earnings and profits.

In addition, if we designate prior distributions as capital gain distributions, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain distributions for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30% distribution withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withheld with respect to a distribution to a foreign shareholder exceeds the shareholder's United States tax liability with respect to that distribution, the foreign shareholder may file for a refund of the excess from the Internal Revenue Service.

  Sale of Our Shares by a Foreign Shareholder

     A sale of our shares by a foreign shareholder generally will be subject to United States federal income taxation unless our shares constitute a "United States real property interest" within the meaning of FIRPTA. Our shares will not constitute a United States real property interest if we are a "domestically controlled REIT." A "domestically controlled REIT" is a REIT that at all times during a specified testing period has less than 50% in value of its shares held directly or indirectly by foreign shareholders. We currently anticipate that we will be a domestically controlled REIT. Therefore, sales of our shares should not be subject to taxation under FIRPTA. However, no assurance can be given that we will continue to be a domestically controlled REIT. If we were not a domestically controlled REIT, whether a foreign shareholder's sale of our shares would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our shares were "regularly traded" on an established securities market and on the size of the selling shareholder's interest in CPA(R):14. Our shares currently are not "regularly traded" on an established securities market. If the gain on the sale of shares were subject to taxation under FIRPTA, a foreign shareholder would be subject to the same treatment as a domestic shareholder with respect to the gain (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). In addition, distributions that are treated as gain from the disposition of shares and are subject to tax under FIRPTA also may be subject to a 30% branch profit tax when made to a corporate foreign shareholder that is not entitled to treaty exemptions. Under FIRPTA the purchaser of our shares may be required to withhold 10% of the purchase price and remit this amount to the Internal Revenue Service. Capital gains not subject to FIRPTA will be taxable to a foreign shareholder if the foreign Shareholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his or her U.S. source capital gains.

     Recently promulgated Treasury regulations may alter the procedures for claiming the benefits of an income tax treaty. Our foreign shareholders should consult their tax advisors concerning the effect, if any, of the new Treasury regulations on an investment in our shares.

INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING TAX FOR DOMESTIC SHAREHOLDERS

     Under some circumstances, domestic shareholders may be subject to backup withholding at a rate of 31% on payments made with respect to, or cash proceeds of a sale or exchange of, shares. Backup withholding will apply only if the shareholder:

      -- fails to furnish his or her taxpayer identification number (which, for an individual, would be his or her Social Security Number);

      --  furnishes an incorrect tax identification number;

      -- is notified by the Internal Revenue Service that he or she has failed properly to report payments of interest and distributions or is otherwise subject to backup withholding; or

      -- under some circumstances, fails to certify, under penalties of perjury, that he or she has furnished a correct tax identification number and (a) that he or she has not been notified by the Internal Revenue Service that he or she is subject to backup withholding for failure to report interest and distribution payments or (b) that he or she has been notified by the Internal Revenue Service that he or she is no longer subject to backup withholding.

Backup withholding will not apply with respect to payments made to some shareholders, such as corporations and tax-exempt organizations.

     Domestic shareholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a domestic shareholder will be allowed as a credit against the domestic shareholder's United States federal income tax liability and may entitle the domestic shareholder to a refund, provided that the required information is furnished to the Internal Revenue Service.

BACKUP WITHHOLDING TAX FOR FOREIGN SHAREHOLDERS

     Additional issues may arise for information reporting and backup withholding for foreign shareholders. Foreign shareholders should consult their tax advisors with regard to U.S. information reporting and backup withholding.

STATEMENT OF STOCK OWNERSHIP

     We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares. Any record shareholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his shares in his federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.

STATE AND LOCAL TAX

     We and our operating subsidiaries may be subject to state and local tax in states and localities in which we or they do business or own property. The tax treatment of CPA(R):14, our operating subsidiaries and the holders of our shares in local jurisdictions may differ from the federal income tax treatment described above.

                              ERISA CONSIDERATIONS

     The following is a summary of some non-tax considerations associated with an investment in CPA(R):14 by a qualified plan, Keogh Plan or an IRA. This summary is based on provisions of ERISA and the Code, as amended through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor. No assurance can be given that legislative or administrative changes or court decisions may not be forthcoming which would significantly modify the statements expressed herein. Any changes may or may not apply to transactions entered into prior to the date of their enactment.

     In considering using the assets of an employee benefit plan subject to ERISA to purchase shares, such as a profit-sharing, 401(k), or a pension plan, or of any other retirement plan or account subject to Section 4975 of the Code such as an IRA or Keogh Plan (collectively, "Benefit Plans"), a fiduciary, taking into account the facts and circumstances of such Benefit Plan, should consider, among other matters,

      -- whether the investment is consistent with the applicable provisions of ERISA and the Code,

      -- whether the investment will produce unrelated business taxable income to the Benefit Plan (see "United States Federal Income Tax Considerations -- Taxation of Tax-Exempt Entities"), and

      --  the need to value the assets of the Benefit Plan annually.

     Under ERISA, a plan fiduciary's responsibilities include the duty

      -- to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

      --  to invest plan assets prudently;

      -- to diversify the investments of the plan unless it is clearly prudent not to do so; and

      -- to comply with plan documents insofar as they are consistent with ERISA.

ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee (or a duly authorized named fiduciary or investment manager) have exclusive authority and discretion to manage and control the assets of the plan.

     In addition, Section 406 of ERISA and Section 4975 of the Code prohibit specified transactions involving assets of a Benefit Plan and any "party in interest" or "disqualified person" with respect to that Benefit Plan. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. The prohibited transactions include the sale, exchange or leasing of property, the lending of money or the extension of credit between a Benefit Plan and a party in interest or disqualified person, and the transfer to, or use by, or for the benefit of, a party in interest, or disqualified person, of any assets of a Benefit Plan. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan (other than in the case of most IRAs and some Keogh Plans), or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets.

     Furthermore, Section 408 of the Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.

PLAN ASSETS

     Neither ERISA nor the Code define the term "plan assets." However, on November 13, 1986, the Department of Labor published a final regulation describing what constitutes the assets of a Benefit

Plan when it invests in specific kinds of entities (29 C.F.R. Section 2510.3-101, the "Regulation"). The Regulation was generally effective as of March 13, 1987. As discussed below, we have received an opinion of counsel that, under the final regulations issued by the Department of Labor, our assets should not be deemed to be "plan assets" if Benefit Plans invest in shares, assuming the conditions set forth in the opinion are satisfied.

     Under the Regulation, the assets of corporations, partnerships, or other entities in which a Benefit Plan makes an equity investment will be deemed to be assets of the Benefit Plan unless the entity satisfies at least one of the exceptions to this general rule. The Regulation provides as one exception that the underlying assets of entities such as CPA(R):14 will not be treated as assets of a Benefit Plan if the interest the Benefit Plan acquires is a "publicly-offered security." A publicly-offered security must be

      --  "freely transferable,"

      -- part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another, and

      -- sold as part of a public offering registered under the Securities Act of 1933 and be part of a class of securities registered under the Securities Exchange Act of 1934, as amended, within a specified time period.

     The shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Exchange Act, and we have represented that the shares will be part of a class registered under the Securities Exchange Act within the specified time frames. Any shares purchased, therefore, should satisfy the third criterion of the publicly offered exemption.

     We have over 100 shareholders. Thus, the second criterion of the publicly offered exception will be satisfied.

     Whether a security is freely transferable depends upon the particular facts and circumstances. The shares will be subject to restrictions intended to ensure that we continue to qualify for federal income tax treatment as a REIT. According to the Regulation, where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are freely transferable. The minimum investment in shares is less than $10,000. Thus, the restrictions imposed to maintain our status as a REIT should not cause the shares to not be freely transferable.

     We have obtained an opinion from counsel that the shares should constitute "publicly-offered securities" and that our underlying assets should not be considered plan assets under the Regulation assuming the offering takes place as described in this prospectus.

     In the event that our underlying assets were treated by the Department of Labor as assets of a Benefit Plan, our management would be treated as fiduciaries with respect to Benefit Plan shareholders and the prohibited transaction restrictions of ERISA and the Code would apply to any transaction involving our management and assets, unless an administrative or statutory exemption under ERISA applies. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our affiliates or restructure our activities in order to obtain an exemption from the prohibited transaction restrictions. Alternatively, we might provide Benefit Plan shareholders with the opportunity to sell their shares to us or we might dissolve or terminate.

     If our underlying assets were treated as assets of a Benefit Plan, the investment in CPA(R):14 also might constitute an ineffective delegation of fiduciary responsibility to Carey Property Advisors and expose the fiduciary of the plan to co-fiduciary liability under ERISA for any breach by Carey Property Advisors of its ERISA fiduciary duties. Finally, an investment by an IRA in CPA(R):14 might result in an impermissible commingling of plan assets with other property.

     If a prohibited transaction were to occur, the Code imposes an excise tax equal to 15 percent of the amount involved and authorizes the Internal Revenue Service to impose an additional 100% excise tax if the prohibited transaction is not "corrected." These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, Carey Property Advisors and possibly other fiduciaries of Benefit Plan shareholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in a prohibited transaction, could be required to restore to the plan any profits they realized as a result of the transaction or breach, and make good to the plan any losses incurred by the plan as a result of the transaction or breach. With respect to an IRA that invests in CPA(R):14, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Code.

     In the opinion of counsel, as discussed above, our assets should not constitute plan assets following an investment in shares by Benefit Plans. Accordingly, the problems discussed in the preceding three paragraphs are not expected to arise.

OTHER PROHIBITED TRANSACTIONS

     Regardless of whether the shares qualify for the "publicly-offered security" exception of the Regulation, a prohibited transaction could occur if we, any selected dealer, the escrow agent or any of their affiliates is a fiduciary (within the meaning of Section 3(21)) of ERISA with respect to the purchase of the shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan to which any of the above persons is a fiduciary with respect to the purchase. A person is a fiduciary to a plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to the assets. Under a regulation issued by the Department of Labor, a person would be deemed to be providing investment advice if that person renders advice as to the advisability of investing in shares and that person regularly provides investment advice to the plan pursuant to a mutual agreement or understanding (written or otherwise) that (i) the advice will serve as the primary basis for investment decisions and
(ii) the advice will be individualized for the plan based on its particular needs.

INVESTMENT IN ESCROW ACCOUNT

     The escrow agent will establish two separate escrow accounts. Benefit Plan funds will be deposited in one account while funds from all other investors will be deposited in another account. Pending issuance of the shares to a Benefit Plan, the escrow agent will invest Benefit Plan funds in a money market account maintained by the escrow agent. On each closing date, the funds paid by each Benefit Plan will be released from the Benefit Plan escrow account and exchanged for the applicable number of shares. Any interest earned by that account prior to any such closing date will be paid to the investing Benefit Plan.

     In considering an investment in CPA(R):14, a plan fiduciary should consider whether the escrow account arrangement as well as the ultimate investment in CPA(R):14 would be consistent with fiduciary standards applicable to that Benefit Plan.

ANNUAL VALUATION

     A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan's fiscal year and to file a report reflecting that value. When no fair market value of a particular asset is available, the fiduciary is to make a good faith determination of that asset's "fair market value" assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

     Unless and until the shares are listed on a national securities exchange or are included for quotation on Nasdaq, it is not expected that a public market for the shares will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the "fair market value" of the shares under those circumstances, namely when the fair market value of the shares is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of shares, we intend to provide reports of our annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. Prior to and for the year ending December 31, 2002, we intend to use the offering price of shares as the per share net asset value. Thereafter, beginning with the year 2003, the value of the properties and our other assets will be based on a valuation. Such valuation will be performed by a person independent of us and of Carey Property Advisors.

     We anticipate that we will provide annual reports of the determination (i) to IRA trustees and custodians not later than January 15 of each year, and (ii) to other qualified plan trustees and custodians within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated for any material changes occurring between October 31 and December 31.

     We intend to revise these valuation procedures to conform with any relevant guidelines that the Internal Revenue Service or the Department of Labor may hereafter issue. Meanwhile, there can be no assurance

      -- that the value could or will actually be realized by us or by shareholders upon liquidation (in part because appraisal or estimated value do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any of our assets),

      -- that shareholders could realize this value if they were to attempt to sell their shares, or

      -- that this value would comply with the ERISA or IRA requirements described above.

                             DESCRIPTION OF SHARES

     The following description of the shares does not purport to be complete but contains a summary of portions of the articles of incorporation and is qualified in its entirety by reference to the articles of incorporation.

GENERAL DESCRIPTION OF SHARES

     We are authorized to issue 60,000,000 shares, each share having a par value of $.001. Each share is entitled to participate equally in distributions when and as declared by the directors and in the distribution of our assets upon liquidation. Each share is entitled to one vote and will be fully paid and non-assessable by CPA(R):14 upon issuance and payment therefor. Shares, other than excess shares, which are defined in the organizational documents to mean shares held by an investor in excess of 9.8% of the total number of shares issued and outstanding at the time the shares are acquired, are not subject to redemption. The shares have no preemptive rights which rights are intended to insure that a shareholder maintains the same ownership interest (on a percentage basis) before and after the issuance of additional securities or cumulative voting rights (which are intended to increase the ability of smaller groups of shareholders to elect directors). We currently do not intend to issue any securities other than the shares discussed in this prospectus, although it may do so at any time. We have the authority to issue shares of any class or securities convertible into shares of any class or classes, to classify or to reclassify any unissued stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the stock, all as determined by the directors.

     We may apply to list the shares for trading on a national securities exchange or to include them for quotation on Nasdaq unless the board of directors (including a majority of the independent directors) deems the listing or quotation not to be in the best interest of the shareholders. There can be no assurance that our application will be accepted if made. If the shares are not listed or included for quotation, the properties generally will be liquidated beginning five to ten years after the net proceeds of this offering are substantially invested. In making the decision to apply for listing of the shares, the board will try to determine whether listing the shares or liquidating CPA(R):14 will result in greater value for the shareholders. Even if the shares are not so listed or included for quotation, we are under no obligation to liquidate our portfolio within this period since the precise timing will depend on real estate and financial markets, economic conditions of the areas in which the properties are located and federal income tax effects on shareholders which may prevail in the future. Furthermore, there can be no assurance that we will be able to liquidate our portfolio and it should be noted that we will continue our existence until all of our properties are sold and our other assets are liquidated.

     We will not issue certificates. Shares will be held in "uncertificated" form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to the transfer agent to effect a transfer. Transfers can be effected simply by mailing to us a duly executed stock power. Upon the issuance of our shares, we will send to each shareholder a written statement which will include all information that is required to be written upon stock certificates under Maryland law.

MEETINGS AND SPECIAL VOTING REQUIREMENTS

     An annual meeting of the shareholders will be held each year, not fewer than 30 days after delivery of our annual report. Special meetings of shareholders may be called only upon the request of a majority of the directors, a majority of the independent directors, the chairman, the president or upon the written request of shareholders entitled to cast at least 10% of all the votes entitled to be cast at a meeting. In general, the presence in person or by proxy of a majority of the outstanding shares, exclusive of excess shares, shall constitute a quorum. Generally, the affirmative vote of a majority of the votes entitled to be voted at a meeting at which a quorum is present is necessary to take shareholder action, except that a plurality of all votes cast at such a meeting is sufficient to elect a director.

     Our articles of incorporation may be amended by a majority of the board of directors (including a majority of the independent directors) and approval of the shareholders at a duly held meeting at which a quorum is present. Amendments affecting the provisions on indemnification of directors and officers, limitation of personal liability of directors and officers, and limitation on ownership of shares of CPA(R):14, must be approved by a vote of two-thirds of the shareholders. In general, our bylaws may be amended by a majority vote of the shareholders. The limitations on share ownership may only be amended by a two-thirds majority vote of all outstanding shares. Any amendment to the bylaws that would reduce the priority of payment or the amount payable to the shareholders upon liquidation of CPA(R):14 or that would diminish or eliminate any voting rights require the approval of a two-thirds majority of shares entitled to vote. Shareholders may, by the affirmative vote of a majority of the shareholders entitled to vote on such matter, elect to remove a director from the board or dissolve CPA(R):14. Shareholders do not have the ability to vote to replace Carey Property Advisors or to select a new advisor.

     The affirmative vote of a majority of all shares entitled to be cast is required to approve any merger or sale of substantially all of our assets other than in the ordinary course of business. The term "substantially all" as used in this context is a term used in the Maryland Corporation and Association Code. This code does not include a definition of this term and Maryland case law suggests that the term be defined on a case-by-case basis. The effect for investors of the Maryland Code's lack of definition is that we cannot provide investors with a definition for "substantially all" and therefore shareholders will not know whether a sale of assets will constitute a sale of substantially all of the assets or whether or not they will have the right to approve any particular sale. Shareholders objecting to the approval of any merger or sale of assets are permitted under Maryland law to petition a court for the appraisal and payment of the fair value of their shares. In an appraisal proceeding, the court appoints appraisers who attempt to determine the fair value of the stock as of the date of the shareholder vote on the merger or sale of assets. The appraisers' report is considered by the court which makes the final determination of the fair value to be paid to the shareholder and which decides whether the award of interest from the date of the merger or sale of assets and costs of the proceeding are to be awarded to the dissenting shareholder.

     Shareholders are entitled to receive a copy of our shareholder list upon request provided that the requesting shareholder represents to us that the list will not be used to pursue commercial interests. The list provided by us will include the name, address and telephone number (if available) of, and number of shares owned by, each shareholder and will be in alphabetical order, on white paper and in easily readable type size and will be sent within ten days of the receipt by us of the request (or five days if the shareholder first requests a copy of the representation and returns it to us within 30 days). A shareholder requesting a list will be required to pay our reasonable cost of postage and duplication. We will pay the costs incurred and any actual damages suffered by a shareholder who must compel the production of a list and is successful. Any shareholder who breaches the terms of the representation provided to us will be liable to us for any costs or damages resulting from such breach. The list will be updated at least quarterly to reflect changes in the information contained therein.

     The rights of shareholders described above are in addition to and do not adversely affect rights provided to investors under Rule 14a-7 promulgated under the Securities Exchange Act, which provides that, upon request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to shareholders in the context of the solicitation of proxies for voting on matters presented to shareholders, or, at our option, provide requesting shareholders with a copy of the list of shareholders so that the requesting shareholders may make the distribution themselves.

RESTRICTION ON OWNERSHIP OF SHARES

     In order for us to qualify as a REIT, not more than 50% of our outstanding shares may be owned by any five or fewer individuals (including some tax-exempt entities) during the last half of each taxable year, and the outstanding shares must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year for which an election to be treated as a REIT is made. We may prohibit certain acquisitions and transfers of shares so as to facilitate our continued qualification as a REIT under the Code. However, there can be no assurance that this prohibition will be effective.

     The articles of incorporation, in order to assist the board in preserving our status as a REIT, contain an ownership limit which prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% of the outstanding shares. Shares owned by a person or a group of persons in excess of the ownership limit are deemed "excess shares." Shares owned by a person who individually owns of record less than 9.8% of outstanding shares may nevertheless be excess shares if the person is deemed part of a group for purposes of this restriction.

     The articles of incorporation stipulate that any purported issuance or transfer of shares shall be valid only with respect to those shares that do not result in the transferee-shareholder owning shares in excess of the ownership limit. If the transferee-shareholder acquires excess shares, the person is considered to have acted as our agent and holds the excess shares on behalf of the ultimate shareholder.

     The ownership limit does not apply to offerors which, in accordance with applicable federal and state securities laws, make a cash tender offer, where at least 85% of the outstanding shares (not including shares or subsequently issued securities convertible into common stock which are held by the tender offeror and/or any "affiliates" or "associates" thereof within the meaning of the Securities Exchange Act) are duly tendered and accepted pursuant to the cash tender offer. The ownership limit also does not apply to the underwriter in a public offering of the shares. The ownership limit does not apply to a person or persons which the directors so exempt from the ownership limit upon appropriate assurances that our qualification as a REIT is not jeopardized.

     All persons who own 5% or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares beneficially owned, directly or indirectly, by these persons. See "United States Federal Income Tax Considerations -- Statement of Stock Ownership."

DISTRIBUTIONS

     We intend to declare distributions before each issuance of shares during this offering and on a quarterly basis. Distributions will be paid to investors who are shareholders as of the record date selected by the directors. Distributions will be paid on a quarterly basis regardless of the frequency with which such distributions are declared. We are required to make distributions sufficient to satisfy the REIT requirements. Generally, income distributed as distributions will not be taxable to us under federal income tax laws unless we fail to comply with the REIT requirements.

     Distributions will be paid at the discretion of the directors, in accordance with our earnings, cash flow and general financial condition. The directors' discretion will be directed, in substantial part, by their obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during its fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow which we expect to receive during a later quarter and may be made in advance of actual receipt in an attempt to make distributions relatively uniform. We can borrow to make distributions if the borrowing is necessary to maintain our REIT status or if the borrowing is part of a liquidation strategy to partially or completely liquidate investments in properties by borrowing against those properties.

     We are not prohibited from distributing our own securities in lieu of making cash distributions to shareholders, provided that the securities distributed to shareholders are readily marketable. Shareholders who receive marketable securities in lieu of cash distributions may incur transaction expenses in liquidating the securities.

REPURCHASE OF EXCESS SHARES

     We have the authority to redeem excess shares immediately upon becoming aware of existence of excess shares or after giving the person in whose hands shares are excess shares 30 days to transfer the excess shares to a person whose ownership of such shares would not exceed the ownership limit and, therefore, would no longer be considered excess shares. The price paid upon redemption by us shall be the lesser of the price paid for such excess shares by the shareholder in whose possession the redeemed shares were formerly excess shares or the fair market value of the excess shares. We may purchase excess shares or otherwise repurchase shares if the repurchase does not impair our capital or operations.

     W. P. Carey & Co., Carey Property Advisors and their affiliates may not receive a fee on the purchase of shares.

REDEMPTION OF SHARES

     Prior to the time, if any, as the shares are listed on a national securities market, any shareholder (other than Carey Property Advisors) that has held his or her shares for at least one year may present all or any portion of their shares to us for redemption at any time, in accordance with the procedures outlined herein. At that time, we may, at our option, subject to the conditions described below, redeem the shares presented for redemption for cash to the extent we have sufficient funds available, as determined by the board of directors in its sole discretion. There is no assurance that there will be sufficient funds available for redemption and, accordingly, a shareholder's shares may not be redeemed. In addition, Carey Property Advisors will assist with the identification of prospective third-party buyers.

     The board of directors will determine on a quarterly basis whether we have sufficient excess cash to repurchase shares. Shareholders may offer shares to us for purchase and we will purchase the offered shares if it has sufficient cash. We will impose a surrender charge on repurchased shares in accordance with the following schedule:

             HOLDING PERIOD OF SHARES                  SURRENDER CHARGE
             ------------------------                  ----------------
1-3 years.........................................  12% of net asset value
4 years...........................................  11% of net asset value
5 years...........................................  10% of net asset value
6 years...........................................  9% of net asset value
7 years...........................................  8% of net asset value
8 years...........................................  7% of net asset value
9 years...........................................  6% of net asset value
10 years..........................................  5% of net asset value
11 years or more..................................  4% of net asset value

     The net asset value, for purposes of calculating the purchase price, shall be $10 per share until we begin having appraisals performed by an independent third party as of December 31, 2003, at which time the net asset value will be as determined by the appraiser. The board of directors reserves the right to adjust the net asset value on a quarterly basis to account for significant capital transactions.

     If we have sufficient funds to purchase some but not all of the shares offered, the shareholders holding their shares for the longest amount of time will be given priority. We will only be able to repurchase shares if it maintains a currently effective registration statement. While we intend to maintain an effective registration statement, there can be no assurance that it will be able to do so. Furthermore, there can be no assurance that we will have sufficient funds to repurchase any shares.

     A shareholder who wishes to have his or her shares redeemed must mail or deliver a written request on a form provided by us and executed by the shareholder, our trustee or authorized agent. Within 30 days following our receipt of the shareholder's request, we will forward to the shareholder the documents necessary to effect the redemption, including any signature guarantee we may require. Any redemption will be completed for a calendar quarter provided that we receive the properly completed redemption documents from the shareholder at least one calendar month prior to the last day of the current calendar quarter and we have sufficient funds to redeem the shares. The effective date of any redemption will be the last date during a quarter during which we receive the properly completed redemption documents. As a result, we anticipate that, assuming sufficient funds, the effective date of redemptions will be no later than thirty days after the quarterly determination of the availability of funds.

     A shareholder may present fewer than all his or her shares to us for redemption, provided, however, that if the shareholder retains any shares, he or she must retain at least 250 shares (200 shares for an IRA, Keogh Plan or pension plan). Shares transferred by reason of death will be deemed to have been held from the time the shares were first acquired.

     The directors, in their sole discretion, may amend or suspend the redemption plan at any time they determine any amendment or suspension is in our best interest. The directors may suspend the redemption of shares if

      -- they determine, in their sole discretion, that the redemption impairs our capital or operations;

      -- they determine, in their sole discretion, that an emergency makes the redemption not reasonably practical;

      -- any governmental or regulatory agency with jurisdiction over us so demands for the protection of the shareholders;

      -- they determine, in their sole discretion, that the redemption would be unlawful; or

      -- they determine, in their sole discretion, that the redemption, when considered with all other redemptions, sales, assignments, transfers and exchanges of our shares, could cause direct or indirect ownership of our shares to become concentrated to an extent which would prevent us from qualifying as a REIT under the Code.

For a discussion of the tax treatment of redemptions, see "United States Federal Income Tax Considerations -- Taxation of Shareholders."

RESTRICTIONS ON ROLL-UP TRANSACTIONS

     In connection with any proposed transaction considered a "Roll-up Transaction" involving us and the issuance of securities of an entity (a "Roll-up Entity") that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all properties shall be obtained from a competent independent appraiser. The properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the properties as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the shareholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to shareholders in connection with a proposed Roll-up Transaction. A "Roll-up Transaction" is transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of CPA(R):14 and the issuance of securities of a Roll-up Entity. This term does not include:

      -- a transaction involving our securities that have been for at least 12 months listed on a national securities exchange or included for quotation on Nasdaq National Market System; or

      -- a transaction involving the conversion to corporate, trust, or association form of only CPA(R):14 if, as a consequence of the transaction there will be no significant adverse change in any of the following: Shareholder voting rights; the term of our existence; compensation to W. P. Carey & Co. or Carey Property Advisors; or our investment objectives of CPA(R):14.

     In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to shareholders who vote "no" on the proposal the choice of:

          (i) accepting the securities of a Roll-up Entity offered in the proposed Roll-up Transaction; or

          (ii) one of the following:

             (A) remaining as shareholders of CPA(R):14 and preserving their interests therein on the same terms and conditions as existed previously, or

             (B) receiving cash in an amount equal to the shareholder's pro rata share of the appraised value of our net assets.

     We are prohibited from participating in any proposed Roll-up Transaction:

          (a) which would result in the shareholders having democracy rights in a Roll-up Entity that are less than those provided in the bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of the articles of incorporation, and dissolution of CPA(R):14. See "Management," "Reports to Shareholders" and "Description of Shares;"

          (b) which includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

          (c) in which investor's rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled "Description of Shares -- Meetings and Special Voting Requirements;" or

          (d) in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by the shareholders.

TRANSFER AGENT

     The transfer agent and registrar for the shares will be Resource/Phoenix(R). The transfer agent's address is 2401 Kerner Boulevard, San Rafael, California 94901-5529, and its phone number is 888-241-3737.

                                  THE OFFERING

     Subject to the conditions set forth in this prospectus and in accordance with the terms and conditions of the Sales Agency Agreement, we are offering to the public through Carey Financial and selected dealers, on a best efforts basis, a maximum of $300,000,000 of shares of common stock consisting of 30,000,000 shares priced at $10 per share. The minimum subscription is 250 shares or $2,500 (200 shares or $2,000 for an IRA or a Keogh Plan except for Iowa tax exempt investors which must make a minimum investment of 250 shares or $2,500). See "Terms of the Offering." Carey Financial and American Express Financial Services, Inc. are expected to sell a significant number of shares.

     Carey Financial will receive a selling commission in an amount equal to $0.65 per share, whether sold directly by it or by one of the selected dealers, all of whom must be members in good standing of the National Association of Securities Dealers, Inc. Carey Financial may, in turn, reallow up to $0.60 per share of the selling commissions to selected dealers for shares they sell. We also will reimburse Carey Financial for the amount of any selected dealer fee paid to selected dealers, which fee may not exceed 1% of the price of each share sold by the selected dealer. Carey Financial has agreed to pay a selected dealer fee of 1% to all selected dealers and Carey Financial will receive a selected dealer fee of 1% for shares sold directly by Carey Financial. We will also pay Carey Financial a management fee of $.05 per share for managing the offering. In addition, Carey Financial or selected dealers, in their sole discretion, may elect not to accept any selling commission we offer for shares that they sell. In that event, these shares shall be sold to the investor net of all selling commissions, at a price per share of $9.35. We have agreed to indemnify Carey Financial and selected dealers against specific liabilities, including liabilities under the Securities Act of 1933.

     We will offer a reduced share purchase price to "single purchasers" on orders of more than $250,000 and selling commissions paid to Carey Financial and selected dealers will be reduced by the amount of the share purchase price discount. The share purchase price will be reduced for each incremental share purchased in the total volume ranges set forth in the table below. The reduced purchase price will not affect the amount we receive for investment. The following table sets forth the reduced share purchase price and selling commissions payable to Carey Financial:

                                                      SELLING COMMISSION
                                PURCHASE PRICE             PER SHARE
                                 PER SHARE FOR         ON TOTAL SALE FOR
        FOR A "SINGLE        INCREMENTAL SHARE IN    INCREMENTAL SHARE IN
         PURCHASER"          VOLUME DISCOUNT RANGE   VOLUME DISCOUNT RANGE
        -------------        ---------------------   ---------------------
  $    2,000 --  $  250,000         $10.00                   $0.65
     250,001 --     500,000           9.85                    0.50
     500,001 --     750,000           9.70                    0.35
     750,001 --   1,000,000           9.60                    0.25
   1,000,001 --   5,000,000           9.50                    0.15

     Selling commissions for purchases of $5,000,000 or more will, in our sole discretion, be reduced to $0.10 per share or less but in no event will the proceeds to us be less than $9.35 per share. Selling commissions paid will in all cases be the same for the same level of sales. In the event of a sale of $5,000,000 or more, we will supplement this prospectus to include (i) the aggregate amount of the sale, (ii) the price per share paid by the purchaser and
(iii) a statement that other investors wishing to purchase at least the amount described in (i) will pay no more per share than the initial purchaser.

     Orders may be combined for the purpose of determining the total commissions payable with respect to applications made by a "single purchaser." The amount of total commissions thus computed will be apportioned pro rata among the individual orders on the basis of the respective amounts of the orders being combined. As used herein, the term "single purchaser" will include

     (1) any person or entity, or persons or entities, acquiring shares as joint purchasers,

     (2) all profit-sharing, pension and other retirement trusts maintained by a given corporation, partnership or other entity,

     (3) all funds and foundations maintained by a given corporation, partnership or other entity,

     (4) all profit-sharing, pension and other retirement trusts and all funds or foundations over which a designated bank or other trustee, person or entity (except an investment adviser registered under the Investment Advisers Act of 1940) exercises discretionary authority with respect to an investment in CPA(R):14, and

     (5) all clients of an investment adviser registered under the Investment Advisers Act of 1940 who have been advised by that adviser on an ongoing basis regarding investments other than in CPA(R):14, and who have been advised by such adviser regarding an investment in CPA(R):14.

     In the event a single purchaser described in categories (2) through (5) above wishes to have its orders so combined, that purchaser will be required to request the treatment in writing, which request must set forth the basis for the discount and identify the orders to be combined. Any request will be subject to our verification that all of the orders were made by a single purchaser.

     Orders also may be combined for the purpose of determining the commissions payable in the case of orders by any purchaser described in category (1) through
(5) above who, subsequent to its initial purchase of shares, orders additional shares. In this event, the commission payable with respect to the subsequent purchase of shares will equal the commission per share which would have been payable in accordance with the commission schedule set forth above if all purchases had been made simultaneously. Any reduction of the 6.5% selling commission otherwise payable to Carey Financial or a selected dealer will be credited to the purchaser as additional whole shares. Unless investors indicate that orders are to be combined and provide all other requested information, we cannot be held responsible for failing to combine orders properly.

     Carey Property Advisors, its affiliates and their employees and the selected dealers and their employees may purchase shares net of selling commissions and we will pay no selling commissions on these shares. Any purchases by Carey Property Advisors, its affiliates and their employees and the selected dealers and their employees will be for investment purposes only and not with the intent to resell the shares. There is no limit on the number of shares such persons may purchase. There is no limit on the number of shares purchased by affiliates of Carey Property Advisors and their employees and the selected dealers and their employees. Any resale of the 20,000 shares currently owned by Carey Property Advisors or shares it or our affiliates may purchase are subject to Rule 144 promulgated under the Securities Act of 1933, which limits the number of shares which may be resold at any one time and the manner of the resale.

     We will reimburse Carey Financial for its identified expenses and for identified expenses of selected dealers reimbursed by Carey Financial, including the costs of any sales and information meetings of the employees of Carey Financial and the selected dealers (to the extent Carey Financial reimburses the selected dealers for the expenses) relating to this offering. Subject to the satisfactory completion of any regulatory reviews and examinations which may be required, the rules of the National Association of Securities Dealers, Inc. and the prior review and approval by the National Association of Securities Dealers, Inc. and Carey Financial, the selected dealers (as appropriate), CPA(R):14, Carey Property Advisors or any of their affiliates may establish sales incentive programs for associated persons of Carey Financial or selected dealers or may reimburse Carey Financial and selected dealers for sales incentive programs established by them. Sales incentives will be deemed to be additional underwriting compensation. Sales incentives will not be paid in cash and the aggregate value of the non-cash incentives paid by us and Carey Property Advisors directly to associated persons during this offering will not exceed $100 per year.

     Carey Financial or other entities will provide wholesaling services to us. All entities performing wholesaling activities will be required to be properly licensed to engage in the securities business. These services will include developing and preparing sales material, conducting broker/dealer seminars, holding informational meetings and providing information and answering any questions concerning this offering. We will reimburse Carey Financial for its identified expenses incurred in coordinating wholesaling activities, including, but not limited to

      --  travel and entertainment expenses;

      -- compensation of employees of Carey Financial in connection with wholesaling activities;

      -- expenses incurred in coordinating broker-dealer seminars and meetings; and

      -- wholesaling fees and wholesaling expense reimbursements paid to Carey Financial or other entities.

     In no event shall the total underwriting compensation to be paid to Carey Financial and selected dealers from any source in connection with this offering, including selling commissions, specified expense reimbursements and payments to Carey Financial and selected dealers for the wholesaling services referred to above, exceed 10% of the gross offering proceeds of the offering (plus 0.5% for bona fide due diligence expenses). The total wholesaling expenses will not exceed 3% of the gross offering proceeds. Carey Financial and we will monitor the payment of all fees and expense reimbursements, including the servicing fees, to assure that this limit is not exceeded.

     In the event all organization and offering expenses, other than selling commissions, and fees paid and expenses reimbursed to or paid on behalf of the selected dealers, exceed 3.5% of the gross offering proceeds, the excess will be paid by Carey Property Advisors with no recourse by or reimbursement to Carey Property Advisors.

     Every prospective investor desiring to purchase shares will be required to comply with the procedures for ordering shares we imposed, Carey Financial and the selected dealer from whom the investor intends to purchase shares. Carey Financial and certain selected dealers will require an order form, a specimen of which is attached to this prospectus, to be completed and delivered together with a check payable to the escrow agent for the aggregate purchase price of the shares ordered. Residents of Iowa, Maine, Massachusetts, Minnesota, Michigan, Missouri, Nebraska, and North Carolina must complete and execute an order form. Selected dealers will submit the checks directly to the escrow agent by noon of the business day following receipt. Some selected dealers may offer investors alternate procedures for purchasing shares. Under the alternative procedures, the investor must maintain an account with the selected dealers or open the account at no charge. An investor may then purchase shares by contacting his or her broker and indicating the amount of his or her desired investment in shares. If the investor has not already received a copy of this prospectus, Carey Financial or a selected dealer will forward a copy of this prospectus to the investor. Carey Financial or a selected dealer will notify the investor that the full amount of the purchase price payment must be in the investor's account by a specified settlement date, which shall occur within five business days after the notice to the investor. An investor's account will be charged the amount of the investment on the settlement date. For investors in all jurisdictions, by noon of the next business day following the date funds are debited, the funds debited from the investor's account will be sent to the escrow agent for deposit in the escrow account we established for this offering. In addition, investors may be able to direct that any distributions we pay be invested directly into a mutual fund. Prior to the settlement date, the investor may withdraw his order by notifying his broker at Carey Financial or the selected dealer.

     On or after the settlement date, investors will have no right to withdraw any funds submitted to the escrow agent during this offering period. We have the unconditional right in our sole discretion to accept or reject any order or any part thereof within 30 days of receipt of the order. If we reject any order or any part thereof, we will notify the investor in writing thereof and arrange for the escrow agent to promptly return to the investor the entire purchase price or portion thereof which was rejected, along with any interest earned thereon. Shares will be evidenced on our books and records, which will include a list of shareholders' names, addresses and number of shares owned. An investor will not receive a share certificate or other evidence of his interest in CPA(R):14 unless the shares are listed on a national securities exchange or included for quotation on Nasdaq.

ESCROW ARRANGEMENTS

     All funds received by Carey Financial and the selected dealers from orders will be placed promptly in an interest-bearing escrow account with the escrow agent at our expense until these funds are released as described below. Separate escrow accounts will be established for benefit plan funds and all other funds. Payment for shares are to be sent to the escrow agent at The United States Trust Company of New York, 114 West 47th Street, New York, New York 10036-1532,
Attention: Pat Stermer. These funds will be held in trust for the benefit of investors to be used for the purposes set forth in this prospectus. The escrow agent will be given the right to invest non-benefit plan funds in United States government securities, certificates of deposit or other time or demand deposits of commercial banks which have a net worth of at least $100,000,000 or in which the certificates or deposits are fully insured by any Federal or state government agency. Benefit plan funds will be invested in a money market account maintained by the escrow agent. The interest, if any, earned on escrow funds prior to the transmittal of the proceeds to us will not become part of our capital. Instead, within 15 days following each issuance of shares, CPA(R):14 will cause the escrow agent to make distributions to shareholders of all interest earned on their escrowed funds used to purchase the shares. We may, as security for borrowings made from third parties, assign its right to receive up to 85% of the funds then held in escrow (not including funds held on behalf of benefit plans).

     Funds received by us from prospective investors will continue to be placed in escrow during this offering and we will issue additional shares periodically (but not less often than quarterly) as agreed between us and Carey Financial. This offering will terminate at the time all shares being offered are sold or unsold shares are withdrawn from registration by order of the board, but in no case later than November 21, 1999.

                            REPORTS TO SHAREHOLDERS

     We provide periodic reports to shareholders regarding our operations over the course of the year. Financial information contained in all reports to shareholders will be prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. Tax information will be mailed to the shareholders by January 31 of each year. Our annual report, which will include financial statements audited and reported upon by independent public accountants, will be furnished within 120 days following the close of each fiscal year. The annual financial statements will contain or be accompanied by a complete statement of any transactions with W. P. Carey & Co., Carey Property Advisors or its affiliates and of compensation and fees paid or payable by us to Carey Property Advisors and its affiliates. Summary information regarding our quarterly financial results will be furnished to shareholders on a quarterly basis.

     Investors have the right under applicable Federal and Maryland laws to obtain information about us and, at their expense, may obtain a list of names and addresses of all of the shareholders. See "Description of Shares -- Meetings and Special Voting Requirements." Shareholders also have the right to inspect and duplicate our appraisal records. In the event that the Securities and Exchange Commission promulgates rules and/or in the event that the applicable guidelines of the North American Securities Administrators Association, Inc. are amended so that, taking these changes into account, our reporting requirements are reduced, we may cease preparing and filing some of the aforementioned reports if the directors determine this action to be in the best interests of CPA(R):14 and if this cessation is in compliance with the rules and regulations of the Securities and Exchange Commission and state securities law and regulations, both as then amended.

                                 LEGAL OPINIONS

     Certain legal matters, including the legality of the shares, will be passed upon for us by Reed Smith Shaw & McClay LLP, 2500 One Liberty Place, Philadelphia, Pennsylvania 19103. Reed Smith Shaw & McClay LLP will rely as to all matters of Maryland law on an opinion of Piper & Marbury L.L.P., Baltimore, Maryland.

                                    EXPERTS

     The (i) consolidated balance sheets as of December 31, 1997 and 1998 and the consolidated statements of operations, shareholders' equity and cash flows for the period from inception (June 4, 1997) to December 31, 1997 and the year ended December 31, 1998, of Corporate Property Associates 14 Incorporated and Subsidiaries, and (ii) balance sheet as of December 31, 1998 and the statements of income, members' equity and cash flows for the period from inception (February 2, 1998) to December 31, 1998, of ET LLC, included in this prospectus, have been included herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                SALES LITERATURE

     In addition to and apart from this prospectus, we will use sales material in connection with this offering. This material includes an investor sales promotion brochure, prospecting letters or mailers and seminar invitations, media advertising inviting seminar attendance, a brochure describing the investment committee, a presentation using a computer, reprints of articles about us or the net lease or sale-leaseback industry, fact sheets describing our acquisitions, a slide presentation and studies of the prior performance of entities managed by Carey Property Advisors and its affiliates as well as other net lease investment programs. In some jurisdictions the sales material will not be available. Other than as described herein, we have not authorized the use of other sales material. This offering is made only by means of this prospectus. Although the information contained in the material does not conflict with any of the information contained in this prospectus, the material does not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated in this prospectus or said registration statement by reference, or as forming the basis of this offering.

                              FURTHER INFORMATION

     This prospectus does not contain all the information set forth in the registration statement and the exhibits relating thereto which we have filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, and to which reference is hereby made. Copies of the Exhibits and all reports filed by the Registrant are on file at the offices of the Commission in Washington, D.C. and its regional offices and may be obtained, upon payment of the fee prescribed by the Commission, or may be examined without charge at the Public Reference Section of the Commission, Washington, D.C. 20549, the Commission's Northwest Regional office, 7 World Trade Center, Suite 1300, New York, NY 10048, the Commission's Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60611-2511 or the Commission's Web Site: http://www.sec.gov.

     All summaries contained herein of documents which are filed as exhibits to the registration statement are qualified in their entirety by this reference to those exhibits. We have not knowingly made any untrue statement of a material fact or omitted to state any fact required to be stated in the registration statement, including this prospectus, or necessary to make the statements therein not misleading.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
     Corporate Property Associates 14 Incorporated
     Report of Independent Accountants......................   F-2
     Consolidated Balance Sheets at December 31, 1997 and
      1998, and March 30, 1999 (unaudited)..................   F-3
     Consolidated Statement of Operations for the period
      from Inception (June 4, 1997) to December 31, 1997,
      the year ended December 31, 1998, and the three months
      ended March 31, 1998 (unaudited) and 1999
      (unaudited)...........................................   F-4
     Statements of Shareholders' Equity for period from
      Inception (June 4, 1997) to December 31, 1997 and the
      year ended December 31, 1998..........................   F-5
     Consolidated Statement of Cash Flows for the period
      from Inception (June 4, 1997) to December 31, 1997,
      the year ended December 31, 1998, and the three months
      ended March 31, 1998 (unaudited) and 1999
      (unaudited)...........................................   F-6
     Notes to Consolidated Financial Statements.............   F-7
     Consent of Accountants.................................  F-17
     Schedule III -- Real Estate and Accumulated
      Depreciation..........................................  F-18
     Notes to Schedule III -- Real Estate and Accumulated
      Depreciation..........................................  F-19
     ET LLC
     Report of Independent Accountants......................  F-20
     Balance Sheet as of December 31, 1998..................  F-21
     Statement of Income for the period from inception
      (February 2, 1998) the December 31, 1998..............  F-21
     Statement of Members' Equity for the period from
      inception (February 2, 1998) to December 31, 1998.....  F-22
     Statement of Cash Flows for the period from inception
      (February 2, 1998) to December 31, 1998...............  F-22
     Notes to Financial Statements..........................  F-23
     Schedule III -- Real Estate and Accumulated
      Depreciation..........................................  F-25

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Corporate Property Associates 14 Incorporated and Subsidiaries:

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, shareholders' equity and cash flows present fairly, in all material respects, the financial position of Corporate Property Associates 14 Incorporated and Subsidiaries at December 31, 1997 and 1998, and the results of their operations and their cash flows for the period from inception (June 4, 1997) to December 31, 1997 and the year ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of Carey Property Advisors, a Pennsylvania limited partnership (the "Advisor"); our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by the Advisor, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

New York, New York
March 5, 1999

         CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
           DECEMBER 31, 1997 AND 1998 AND MARCH 31, 1999 (UNAUDITED)

                                                               DECEMBER 31,           MARCH 31,
                                                         ------------------------    ------------
                                                           1997          1998            1999
                                                         --------    ------------    ------------
                                                                                     (UNAUDITED)
                                     ASSETS:
Real estate leased to others:
  Accounted for under the operating method
     Land..............................................              $ 19,018,980
     Buildings.........................................                25,723,022
                                                                     ------------
                                                                       44,742,002
     Accumulated depreciation..........................                   175,977
                                                                     ------------
                                                                       44,566,025    $ 54,249,633
Equity investments.....................................                36,097,004      62,602,394
Cash and cash equivalents..............................  $200,000      26,747,058      32,494,268
Other assets...........................................                   545,842       1,903,308
                                                         --------    ------------    ------------
     Total assets......................................  $200,000    $107,955,929    $151,249,603
                                                         ========    ============    ============
                                  LIABILITIES:
Limited recourse mortgage note payable.................                              $  4,225,000
Accounts payable to affiliates.........................  $  4,255    $    537,874         967,453
Accounts payable and accrued expenses..................     8,000         169,735          89,870
Prepaid rental income and security deposits............                   343,767         564,767
Deferred acquisition fees payable to affiliate.........                 1,628,828       2,298,578
Dividends payable......................................                 1,365,622       2,049,523
                                                         --------    ------------    ------------
     Total liabilities.................................    12,255       4,045,826      10,195,191
                                                         --------    ------------    ------------
Commitments and contingencies
                              SHAREHOLDERS' EQUITY:
Common stock, $.001 par value; authorized, 40,000,000
  shares;
  issued and outstanding, 20,000 and 11,837,901 shares
  at
  December 31, 1997 and 1998...........................        20          11,838          16,028
Additional paid-in capital.............................   199,980     105,705,582     143,968,477
Dividends in excess of accumulated earnings............   (12,255)     (1,643,957)     (2,691,533)
                                                         --------    ------------    ------------
                                                          187,745     104,073,463     141,292,972
Less, treasury stock at cost, 16,900 shares at December
  31, 1998.............................................                  (163,360)       (238,560)
                                                         --------    ------------    ------------
     Total shareholders' equity........................   187,745     103,910,103     141,054,412
                                                         --------    ------------    ------------
     Total liabilities and shareholders' equity........  $200,000    $107,955,929    $151,249,603
                                                         ========    ============    ============

   The accompanying notes are an integral part of the consolidated financial statements.

         CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
       FOR THE PERIOD FROM INCEPTION (JUNE 4, 1997) TO DECEMBER 31, 1997
                       THE YEAR ENDED DECEMBER 31, 1998,
     AND THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED) AND 1999 (UNAUDITED)

                                                     DECEMBER 31,                MARCH 31,
                                                ----------------------    -----------------------
                                                  1997         1998         1998          1999
                                                --------    ----------    ---------    ----------
                                                                                (UNAUDITED)
Revenues:
  Rental income...............................              $1,296,441                 $1,020,158
  Other interest income.......................                 912,759                    253,306
                                                            ----------    ---------    ----------
                                                             2,209,200           --     1,273,464
                                                            ----------    ---------    ----------
Expenses:
  Interest expense............................                  20,745                     35,179
  Depreciation................................                 175,977                    155,422
  General and administrative..................  $ 12,255       702,828    $ 116,629       164,333
  Property expense............................                 272,582                    249,505
                                                --------    ----------    ---------    ----------
                                                  12,255     1,172,132      116,629       604,439
                                                --------    ----------    ---------    ----------
     (Loss) income before income from equity
       investments............................   (12,255)    1,037,068     (116,629)      669,025
Income from equity investments................                  21,200                    332,922
                                                --------    ----------    ---------    ----------
          Net (loss) income...................  $(12,255)   $1,058,268    $(116,629)   $1,001,947
                                                ========    ==========    =========    ==========
Basic (loss) income per share.................  $   (.61)   $      .25    $   (5.83)   $      .08
                                                ========    ==========    =========    ==========
Weighted average shares outstanding --basic...    20,000     4,273,311       20,000    12,608,497
                                                ========    ==========    =========    ==========

   The accompanying notes are an integral part of the consolidated financial statements.

                 CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED

                       STATEMENTS OF SHAREHOLDERS' EQUITY
       FOR THE PERIOD FROM INCEPTION (JUNE 4, 1997) TO DECEMBER 31, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1998

                                                         DIVIDENDS IN
                                          ADDITIONAL      EXCESS OF
                              COMMON       PAID-IN       ACCUMULATED     TREASURY
                               STOCK       CAPITAL         EARNINGS        STOCK         TOTAL
                              -------    ------------    ------------    ---------    ------------
20,000 shares issued $.001
  par, at $10 per share.....  $    20    $    199,980                                 $    200,000
Net loss....................                             $   (12,255)                      (12,255)
                              -------    ------------    -----------     ---------    ------------
Balance at
  December 31, 1997.........       20         199,980        (12,255)                      187,745
11,817,901 shares issued
  $.001 par, at $10 per
  share, net of offering
  costs.....................   11,818     105,505,602                                  105,517,420
Dividends declared..........                              (2,689,970)                   (2,689,970)
Purchase of treasury stock,
  16,900 shares.............                                             $(163,360)       (163,360)
Net income..................                               1,058,268                     1,058,268
                              -------    ------------    -----------     ---------    ------------
Balance at
  December 31, 1998.........  $11,838    $105,705,582    $(1,643,957)    $(163,360)   $103,910,103
                              =======    ============    ===========     =========    ============

   The accompanying notes are an integral part of the consolidated financial statements.

         CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
       FOR THE PERIOD FROM INCEPTION (JUNE 4, 1997) TO DECEMBER 31, 1997,
                        THE YEAR ENDED DECEMBER 31, 1998
   AND THE THREE MONTHS ENDED MARCH 31, 1998 (UNAUDITED) AND 1999 (UNAUDITED)

                                                     FOR YEARS ENDED        FOR THREE MONTHS ENDED
                                                 -----------------------   ------------------------
                                                   1997         1998         1998          1999
                                                 --------   ------------   ---------   ------------
                                                                           (UNAUDITED) (UNAUDITED)
Cash flows from operating activities:
  Net (loss) income............................  $(12,255)  $  1,058,268   $(116,629)  $  1,001,947
  Adjustments to reconcile net (loss) income to
     net cash provided by operating activities:
     Depreciation..............................                  175,977                    155,422
     Straight-line rent adjustments............                  (65,686)                   (53,207)
     Increase in other assets..................                              (67,467)      (561,049)
     Increase (decrease) in accounts payable
       and accrued expenses....................                              164,596        (79,865)
     Increase in accounts payable to
       affiliates..............................                               19,500         54,030
     Increase in prepaid rental income and
       security deposits.......................                                             221,000
     Income from equity investments............                  (21,200)
     Change in operating assets and
       liabilities, net(a).....................    12,255        558,965
                                                 --------   ------------   ---------   ------------
       Net cash provided by operating
          activities...........................        --      1,706,324          --        738,278
                                                 --------   ------------   ---------   ------------
Cash flows from investing activities:
  Acquisitions of real estate and equity
     investments and other capitalized costs...                                         (36,324,765)
  Equity distributions received in excess of
     equity income.............................                                             385,268
  Purchase of equity investments, net(b).......              (35,440,551)
  Purchases of real estate and other
     capitalized costs, net(b).................              (43,748,427)
                                                 --------   ------------   ---------   ------------
       Net cash used in investing activities...        --    (79,188,978)               (35,939,497)
                                                 --------   ------------   ---------   ------------
Cash flows from financing activities:
  Capital raised, net of costs.................                                          38,267,085
  Dividends paid...............................               (1,324,348)                (1,365,622)
  Proceeds from mortgages......................                                           4,225,000
  Deferred financing costs.....................                                            (102,834)
  Proceeds from stock issuance, net of costs...   200,000    105,517,420
  Purchase of treasury stock...................                 (163,360)                   (75,200)
                                                 --------   ------------   ---------   ------------
       Net cash provided by financing
          activities...........................   200,000    104,029,712                 40,948,429
                                                 --------   ------------   ---------   ------------
       Net increase in cash and cash
          equivalents..........................   200,000     26,547,058          --      5,747,210
Cash and cash equivalents, beginning of
  period.......................................        --        200,000     200,000     26,747,058
                                                 --------   ------------   ---------   ------------
Cash and cash equivalents, end of period.......  $200,000   $ 26,747,058   $ 200,000   $ 32,494,268
                                                 ========   ============   =========   ============
Interest paid..................................                                        $      8,802
                                                                                       ============

     Supplemental Disclosure of noncash investing activities:
---------------
  (a) Excludes changes in accounts payable and accrued expenses and accounts payable to affiliates balances that relate to the raising of capital (financing activities) rather than the Company's real estate operations.

  (b) Deferred acquisition fee payable to affiliate.........  $  1,628,828
                                                              ============

   The accompanying notes are an integral part of the consolidated financial statements.

         CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  (INFORMATION WITH RESPECT TO MARCH 31, 1998 AND MARCH 31, 1999 IS UNAUDITED)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Basis of Consolidation

     The consolidated financial statements include the accounts of Corporate Property Associates 14 Incorporated and its wholly-owned subsidiaries (collectively, the "Company"). All material inter-entity transactions have been eliminated.

  Use of Estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates will relate to the assessment of recoverability of real estate assets and investments. Actual results could differ from those estimates.

  Real Estate Leased to Others:

     Real estate is leased to others on a net lease basis, whereby the tenant is generally responsible for all operating expenses relating to the property, including property taxes, insurance, maintenance, repairs, renewals and improvements.

     The leases are accounted for under the operating and direct financing methods as described below:

          Operating method -- Real estate is recorded at cost, revenue is recognized on a straight-line basis over the terms of the lease and expenses (including depreciation) are charged to operations as incurred.

          Direct financing method -- Leases accounted for under the direct financing method are recorded at their net investment. Unearned income is deferred and amortized to income over the lease terms so as to produce a constant periodic rate of return on the Company's net investment in the lease.

     The Company assesses the recoverability of its real estate assets and investments, including residual interests based on projections of undiscounted cash flows over the life of such assets. In the event that such cash flows are insufficient, the assets will be adjusted to their estimated fair value.

     Depreciation is computed using the straight-line method over the estimated useful lives of the properties -- generally 40 years.

     Substantially all of the Company's leases for either scheduled rent increases or periodic rent increases based on formulas indexed to increases in the Consumer Price Index ("CPI").

     For properties under construction, interest charges will be capitalized rather than expensed and rentals received will be recorded as a reduction of capitalized project (i.e., construction) costs.

  Equity Investments:

     The Company's interests in two limited liability companies in which its ownership interests are 50% or less are accounted for under the equity method, i.e. at cost, increased or decreased by the Company's share of earnings or losses, less distributions.

         CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED AND SUBSIDIARIES

  (INFORMATION WITH RESPECT TO MARCH 31, 1998 AND MARCH 31, 1999 IS UNAUDITED)

  Cash Equivalents:

     The Company considers all short-term, highly liquid investments that are both readily convertible to cash and have a maturity of generally three months or less at the time of purchase to be cash equivalents. Items classified as cash equivalents include commercial paper and money market funds. At December 31, 1998, the Company's cash and cash equivalents were held in the custody of two financial institutions, and which balances at times exceed federally insurable limits. The Company mitigates this risk by depositing funds with major financial institutions.

  Offering Costs:

     Costs incurred in connection with the raising of capital through the sale of common stock will be charged to shareholders' equity upon the issuance of shares.

  Other Assets:

     Included in other assets is deferred rental income which is the aggregate difference for operating leases between scheduled rents which vary during the lease term and rent recognized on a straight-line basis.

  Treasury Stock:

     Treasury stock is recorded at cost

  Deferred Acquisition Fees:

     Fees are payable for services provided by Carey Property Advisors (the "Advisor") to the Company relating to the identification, evaluation, negotiation, financing and purchase of properties. A portion of such fees are deferred and are payable in annual installments with each installment equal to
 .25% of the purchase price of the properties over no less than eight years following the first anniversary of the date a property was purchased. Payment of such fees is subject to the 2%/25% Guidelines (see Note 3).

  Earnings Per Share:

     The Company has a simple equity capital structure with only common stock outstanding. As a result, the Company has presented basic per-share amounts only for all periods presented in the accompanying consolidated financial statements.

  Federal Income Taxes:

     The Company qualifies as a Real Estate Investment Trust ("REIT") for the year ended December 31, 1998. The Company is not subject to Federal income taxes, provided it distributes at least 95% of its REIT taxable income to its shareholders and meets other conditions necessary to retain REIT status.

  Operating Segments

     The Financial Accounting Standards Board ("FASB") issued statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosure about Segments of an Enterprise and Related Information". SFAS No. 131, effective for fiscal years beginning after December 15, 1997, establishes accounting standards for the way public business enterprises report selected information about operating segments and guidelines for defining the operating segment of an enterprise. Based on the definition of an

         CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED AND SUBSIDIARIES

  (INFORMATION WITH RESPECT TO MARCH 31, 1998 AND MARCH 31, 1999 IS UNAUDITED)

operating segment in SFAS No. 131, the Company has concluded that it engages in a single operating segment.

UNAUDITED INTERIM FINANCIAL INFORMATION

  Basis of Presentation:

     The accompanying unaudited condensed consolidated financial statements of Corporate Property Associates 14 Incorporated and its wholly-owned subsidiaries (the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Article 10 of Regulation S-X of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. All significant intercompany balances and transactions have been eliminated. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the results of the interim period presented have been included. The results of operations for the interim period is not necessarily indicative of results for the full year. For further information refer to the financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

2.  ORGANIZATION AND OFFERING:

     The Company was formed on June 4, 1997 under the General Corporation Law of Maryland for the purpose of engaging in the business of investing in and owning industrial and commercial real estate. Subject to certain restrictions and limitations, the business of the Company is managed by The Advisor. The Advisor will be entitled to certain incentive fees in the event of the liquidation of the Company, subject to certain conditions.

     A maximum of 30,000,000 Shares are being offered to the public on a "best efforts" basis by Carey Financial Corporation ("Carey Financial") and other selected dealers at a price of $10 per Share. Sale of the Shares to the public commenced on December 11, 1997. Through December 31, 1998, 11,817,901 Shares were issued for $118,179,010.

     On June 30, 1997, the Advisor purchased 20,000 shares of common stock ("Shares") for $200,000 and became the initial shareholder of the Company.

     In connection with performing services relating to the Company's real estate purchases, affiliates of the Company received acquisition fees of $581,726 in 1998.

     A maximum of 30,000,000 shares are being offered to the public on a best efforts basis by Carey Financial Corporation ("Carey Financial"), an affiliate of the Advisor, and selected dealers at a price of $10 per share. The offering commenced November 10, 1997. 16,008,173 shares ($160,081,730) have been issued including 4,190,272 shares since the inception of the offering. In April 1999, the Company filed an offering with the Securities and Exchange Commission to sell up to an additional 40,000,000 shares on a best efforts basis.

3.  TRANSACTIONS WITH RELATED PARTIES:

     The Company has entered into an advisory agreement with the Advisor pursuant to which the Advisor performs certain services for the Company including the identification, evaluation, negotiation,

         CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED AND SUBSIDIARIES

  (INFORMATION WITH RESPECT TO MARCH 31, 1998 AND MARCH 31, 1999 IS UNAUDITED)

purchase and disposition of property, the day-to-day management of the Company and the performance of certain administrative services. The Advisor and certain affiliates will receive fees and compensation in connection with the offering and the operation of the Company as described in the Prospectus of the Company.

     In 1998, an affiliate of the Company received structuring and development fees of $1,454,315. Fees are only paid in connection with completed transactions. The affiliate is also entitled to receive deferred acquisition fees of $1,628,828 over a period of no less than eight years.

     The Company's interests in properties jointly held with affiliates range from 33 1/3% to 50%. Ownership interests in two limited liability companies owned with affiliates, are accounted for under the equity method as such ownership interest is 50% or less. The Company will account for any individual interests in assets and liabilities relating to tenants-in-common interests on a proportional basis.

     The Company's asset management and performance fees payable to the Advisor are each 1/2 of 1% per annum of Average Invested Assets, as defined in the Prospectus of the Company. Until 7% cumulative rate of cash flow from operations, as defined in the Prospectus, is achieved, the Advisor will not be entitled to receive the performance fee. The Company, however, is recognizing performance fee expense currently. At such time as the Advisor is entitled to receive the performance fee, the Advisor will have the option of receiving such fee in cash or restricted shares of the Company. As of December 31, 1998, the cumulative return criterion had not been achieved. For the year ended December 31, 1998, the Company incurred asset management fees of $129,746. Performance fees were in like amount. General and administrative expense reimbursement consists primarily of the actual cost of personnel needed in providing administrative services. For the year ended December 31, 1998 general and administrative reimbursements were $370,000. No fees or reimbursements were incurred in 1997.

     The Advisor shall reimburse the Company at least annually for the amount by which operating expenses of the Company exceed the 2%/25% Guidelines (2% of Average Invested Assets or 25% of net income) as defined in the Prospectus. To the extent that operating expenses payable or reimbursable by the Company exceed the 2%/25% Guidelines and the independent directors find that such expenses were justified based on such unusual and nonrecurring factors which they deem sufficient, the Advisor may be reimbursed in future years for the full amount or any portion of such excess expenses, but only to the extent such reimbursement would not cause the Company's operating expenses to exceed the 2%/25% Guidelines in any such year.

UNAUDITED INTERIM FINANCIAL INFORMATION

  Transactions with Related Parties:

     The Company's asset management and performance fees payable to the Advisor are each 1/2 of 1% per annum of Average Invested Assets, as defined in the Prospectus. Until the Company has achieved a 7% cumulative rate of cash flow from operations, as defined in the Prospectus, the Advisor will not be entitled to receive the performance fee. At such time as the Advisor is entitled to receive the performance fee, the Advisor will have the option of receiving such fee in cash or restricted shares of the Company. Asset management fees for the three-month period ended March 31, 1999 were $121,297 with performance fees in like amount, and general and administrative reimbursements were $42,087. No asset management and performance fees were incurred for the three-month period ended March 31, 1998. General and administrative reimbursements were $80,000 for the three-month period ended March 31, 1998.

         CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED AND SUBSIDIARIES

  (INFORMATION WITH RESPECT TO MARCH 31, 1998 AND MARCH 31, 1999 IS UNAUDITED)

4.  REAL ESTATE LEASED TO OTHERS ACCOUNTED FOR UNDER THE OPERATING METHOD:

     Scheduled future minimum rents, exclusive of renewals, under noncancellable operating leases amount to approximately $3,827,000 in 1999; $4,015,000 in 2000; $4,032,000 in each of the years 2001 through 2003 and aggregate approximately $46,410,000 through 2018.

     No contingent rents were realized in 1998.

5.  DIVIDENDS PAYABLE:

     A dividend of $.00175 per share per day ($1,365,622) in the period from October 1, 1998 through December 31, 1998 was declared in December 1998 and was paid in January 1999.

6.  COMMITMENTS AND CONTINGENCIES:

     The Company is liable for certain expenses of the offering described in the Prospectus of the Company, including but not limited to filing, legal, accounting, printing and escrow fees, which are being deducted from the gross proceeds of the offering and are presently estimated to aggregate a maximum of $10,500,000 assuming the sale of 30,000,000 shares. The Company will also be liable for selling commissions of up to $0.65 (6.5%) per share sold except for any shares sold to the Advisor, its Affiliates, the selected dealers or any of their employees for their own accounts. The Company is reimbursing Carey Financial for expenses (including fees and expenses of its counsel) and for the costs of sales, wholesaling services and information meetings of Carey Financial's employees relating to the offering. To the extent, if any, that all offering expenses, excluding selling commissions, and any fees paid and expenses reimbursed to the selected dealers or paid on behalf of the selected dealers, exceed 3.5% of the gross proceeds of the offering, such excess will be reimbursed to the Company by the Advisor.

7.  LEASE REVENUES:

     The Company's operations consist of the investment in and the leasing of industrial and commercial real estate. For the year ended December 31, 1998, the financial reporting sources are as follows:

Per Statements of Income
  Rental income.............................................    $1,296,441
Adjustment:
  Share of lease revenues from equity investment............        84,672
                                                                ----------
                                                                $1,381,113
                                                                ==========

     In 1998, the Company earned its share of net lease revenues from its direct and indirect ownership of real estate from the following lease obligations:

                                                                             %
                                                                            ---
Best Buy Co. Inc............................................  $  824,582     60%
Burlington Motor Carriers, Inc. ............................     398,200     29
Advanced Micro Devices, Inc.................................      84,672      6
The Benjamin Ansehl Company.................................      66,607      5
Contraves Brashear Systems, L.P.............................       7,052
                                                              ----------    ---
                                                              $1,381,113    100%
                                                              ==========    ===

         CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED AND SUBSIDIARIES

  (INFORMATION WITH RESPECT TO MARCH 31, 1998 AND MARCH 31, 1999 IS UNAUDITED)

UNAUDITED INTERIM FINANCIAL INFORMATION LEASE REVENUES:

     The Company's operations consist of the investment in and the leasing of industrial and commercial real estate. The financial reporting sources of the lease revenues for the three-month period ended March 31, 1999 are as follows:

Per Statements of Income
     Rental income..........................................  $1,020,158
Adjustment:
     Share of leasing revenues from equity investments......     941,638
                                                              ----------
                                                              $1,961,796
                                                              ==========

     For the three-month period ended March 31, 1999, the Company earned its proportionate net lease revenues from its investments as follows:

         CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED AND SUBSIDIARIES

  (INFORMATION WITH RESPECT TO MARCH 31, 1998 AND MARCH 31, 1999 IS UNAUDITED)

                                                                 1999       %
                                                              ----------   ---
Lease Obligor:
Advanced Micro Devices, Inc. (a)............................  $  762,125    39%
Best Buy Co., Inc...........................................     496,424    26
Burlington Motor Carrier, Inc...............................     198,000    10
Intesys Technologies, Inc. (a)..............................     175,800     9
The Benjamin Ansehl Company.................................     162,437     8
Contraves Brashear Systems L.P..............................     160,875     8
Compucom Systems, Inc. (a)..................................       3,713    --
Production Resource Group LLC...............................       2,422    --
                                                              ----------   ---
                                                              $1,961,796   100%
                                                              ==========   ===

---------------
(a) Represents the Company's proportionate share of lease revenues from its equity investments.

8.  ACQUISITIONS OF REAL ESTATE:

  The Benjamin Ansehl Company

     On November 24, 1998, the Company purchased land and a building in St. Louis, Missouri for $6,021,000 and entered into a net lease agreement with The Benjamin Ansehl Company ("Benjamin"). The lease has a term of fifteen years through November 30, 2013 with no renewal terms. The lease provides for annual rent of $649,750, with rent increases every two years based on a formula indexed to increases in the CPI.

     In connection with the purchase of the property, the Company received warrants to purchase 2,064 shares of common stock of Benjamin at an exercise price of $26.738 per share. The warrant agreement also provides the Company the right to make a cashless exercise for fewer shares. The exercise period for the warrants is the entire term of the lease and the warrant agreement provides for the Company to sell the warrants back to Benjamin under certain circumstances.

  Contraves Brashear System L.P.

     On December 28, 1998, the Company purchased land and building in Pittsburgh, Pennsylvania for $6,806,000 and entered into a net lease agreement with Contraves Brashear Systems L.P. ("Contraves").

     The Contraves lease provides for an initial lease term of fifteen years through December 31, 2013 followed by two five-year renewal terms. Annual rent is initially $643,750 with rent increases every three years based on a formula indexed to increases in the CPI, capped at 9.27% for each rent increase. The lease also provides for a purchase option exercisable during the final six months of the initial lease term at an exercise price the greater of (i) fair market value, as defined, and (ii) the Company's acquisition cost for the property plus any prepayment premium that would be due on a mortgage loan on the property.

     On March 22, 1999, the Company obtained $4,225,000 of limited recourse mortgage financing collateralized by the Contraves property and the assignment of the Contraves lease. The mortgage loan provides for monthly payments of interest and principal of $31,222 at an annual interest rate of 7.5% based on a 25-year amortization schedule. The loan matures on April 1, 2009 with a balloon payment due of approximately $3,358,000.

         CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED AND SUBSIDIARIES

  (INFORMATION WITH RESPECT TO MARCH 31, 1998 AND MARCH 31, 1999 IS UNAUDITED)

UNAUDITED INTERIM FINANCIAL INFORMATION

ACQUISITIONS:

     On February 3, 1999, the Company and CPA(R):12, an affiliate, each acquired 50% ownership interests in a newly-formed entity, and purchased land and building in Gilbert, Arizona for $23,560,000 and entered into a net lease with Intesys Technologies, Inc. ("Intesys"). The Intesys lease has an initial term of twenty years with two ten-year renewal terms at the option of Intesys. The lease provides for annual rent payments of $2,274,750 with rent increases every three years based on a formula indexed to the increase in the CPI, with any single increase capped at 9%.

     On March 31, 1999, the Company and two affiliates, Carey Institutional Properties Incorporated and CPA(R):12, through a newly-formed limited liability company, in which the Company and the two affiliates each own 1/3 interests, purchased land and building in Dallas, Texas for $39,790,500 and entered into a net lease with Compucom Systems, Inc. ("Compucom"). The Compucom lease has an initial term of 20 years with two five-year renewal terms at Compucom's option. The lease initially provides for annual rent of $3,914,000 with rent increases every three years based on a formula indexed to increases in the CPI, with each increase capped at 13.3%.

     In connection with the Compucom purchase, the limited liability company obtained a limited recourse mortgage loan of $23,000,000. The loan is collateralized by the Compucom property and an assignment of the Compucom lease and bears interest at an annual interest rate of 7.215% with monthly payments of interest and principal of $165,727 based on a 25-year amortization schedule. The loan matures in April 2009 when a balloon payment will be due. A prepayment premium will apply if the loan is prepaid prior to six months before maturity.

     The interests in the Intesys and Compucom properties are being accounted for under the equity method.

     On March 31, 1999, the Company purchased land and building in Las Vegas, Nevada for $8,380,000 and entered into a net lease with Production Resource Group L.L.C. ("Production Resource"). The Production Resource lease has an initial term of 15 years with two five-year renewal terms at Production Resource's option. The lease initially provides for annual rent of $884,000 with rent increases every two years based on a formula indexed to increases in the CPI. Production Resource has the option to terminate the lease after April, 1 2004 if the leased property becomes uneconomic for Production Resource's use. If Production Resource exercises the termination provision, it will be required to purchase the property from the Company at the greater of (i) fair market value and (ii) the sum of the Company's acquisition cost for the property and any prepayment charges on any outstanding mortgage loans.

9.  EQUITY INVESTMENTS:

  Etec Systems, Inc.

     In February 1995, Corporate Property Associates 12 Incorporated ("CPA(R):12"), an affiliate purchased land and buildings in Hayward, California for $11,860,000 and entered into a net lease with Etec Systems, Inc. ("Etec"). In February 1998, CPA(R):12 entered into a series of transactions including paying off the existing limited recourse mortgage loan of the Etec property, purchasing additional improvements at the Etec property, entering into a commitment and construction agency agreement to fund additional improvements ("Project II") of up to $52,356,000, amending the existing lease with Etec and transferring ownership of the Etec property to a limited liability company in which the Company acquired an ownership interest. Under the limited liability agreement, the Company will have a 49.99% interest in the Project II improvements only, and CPA(R):12 will not be obligated to share any

         CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED AND SUBSIDIARIES

  (INFORMATION WITH RESPECT TO MARCH 31, 1998 AND MARCH 31, 1999 IS UNAUDITED)

of the economic benefits from the existing buildings with the Company. The limited liability company, has received a commitment of $30,000,000 of limited recourse financing for the Project II improvements that will be made available upon the completion of construction. The Company has funded approximately $26,970,000 towards its interest in the Project II improvements. The Company's equity contribution, after proceeds from the mortgage are distributed, is expected to be approximately $11,178,000.

     The Etec lease, as amended, has an initial term through May 2014 with three five-year renewal terms at Etec's option. After completion of the additional improvements, assuming that the entire funding commitment is needed, annual rent applicable to the Project II improvements will be $5,727,000 with increases every three years based on increases in the CPI. The commitment for limited recourse mortgage financing provides for monthly payments of principal and interest of $271,495 at an interest rate of 7.11% based on a twenty-year amortization schedule. The Company share of annual cash flow (rent less mortgage debt service) is expected to approximate $1,234,000.

  Advanced Micro Devices, Inc.

     On December 22, 1998, the Company and two of its affiliates, Carey Institutional Properties Incorporated ("CIP") and CPA(R):12, through a newly-formed limited liability company, Delaware Chip LLC ("Chip"), purchased land and a building in Sunnyvale, California and entered into a net lease agreement with Advanced Micro Devices, Inc. ("AMD"). The purchase price of the property was $95,287,958 of which $68,250,000 was financed by limited recourse debt. The Company, CIP and CPA(R):12 each own a 33 1/3% interest in Chip.

     The AMD lease provides for an initial lease term of twenty years through December 2018 with two ten-year renewal terms at AMD's option. Annual rent is $9,145,500, with rent increases every three years based on a formula indexed to increases in the Consumer Price Index ("CPI"). The $68,250,000 limited recourse mortgage loan is collateralized by a deed of trust on the property and an assignment of the lease. The loan bears interest at an annual interest rate of 7.78% with monthly principal and interest payments based on a 30-year amortization schedule. The loan matures in January 2009, when a balloon payment will be due.

     Summarized financial information of the Company's equity investees is as follows:

                                                                   1998
                                                                   ----
                                                              (IN THOUSANDS)
ET LLC
            Assets..........................................     $55,977
            Liabilities.....................................      16,207
            Capital.........................................      39,770
            Revenues........................................       2,723
            Expenses........................................       1,281
            Net income......................................       1,442
Chip
            Assets..........................................     $91,350
            Liabilities.....................................      68,251
            Capital.........................................      23,099
            Revenues........................................         254
            Expenses........................................         185
            Net income......................................          69

         CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED AND SUBSIDIARIES

  (INFORMATION WITH RESPECT TO MARCH 31, 1998 AND MARCH 31, 1999 IS UNAUDITED)

10.  SUBSEQUENT EVENT:

     On February 3, 1999, the Company and CPA(R):12, each acquired 50% ownership interests in a newly formed limited liability company, and purchased land and building in Gilbert, Arizona for $23,560,000 and entered into a with a net lease with Intesys Technologies, Inc. ("Intesys").

     The Intesys lease has an initial term of twenty years with two ten-year renewal terms at the option of Intesys. The lease provides for annual rent payments of $2,274,750 with rent increases every three years based on a formula indexed to the increase in the CPI, with any single increase capped at 9%.

11.  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS:

     The carrying amounts of cash, receivables and accounts payable and accrued expenses approximate fair value because of the short maturity of these items.

     In conjunction with its leases with Burlington Motor Carriers, Inc. and the Benjamin Ansehl Company, the Company was granted warrants that will allow the company to purchase common stock of the tenant company at a stated price. Because the tenant companies are not publicly traded companies, the warrants were judged at the time of issuance to be speculative in nature and a nominal cost basis is attributed to them. The Company believes that it is not practicable to estimate the fair value of its stock warrants for closely-held companies.

12.  ACCOUNTING PRONOUNCEMENT:

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. SFAS No. 133 is effective for all quarters of fiscal years beginning after June 15, 1999. The Company believes that SFAS No. 133 will not have a material impact on the consolidated financial statements.

To the Board of Directors of
Corporate Property Associates 14 Incorporated and Subsidiaries:

     Our audits of the consolidated financial statements of Corporate Property Associates 14 Incorporated and Subsidiaries referred to in our report dated March 5, 1999 appearing on page F-2 of this Registration Statement also included an audit of the financial statement schedule included on pages F-18 and F-19 of this Registration Statement. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

/s/ PricewaterhouseCoopers LLP

New York, New York
March 5, 1999

                 CORPORATE PROPERTY ASSOCIATES 14, INCORPORATED

            SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION
                            AS OF DECEMBER 31, 1998

                                              INITIAL COST TO             COST             GROSS AMOUNT AT WHICH CARRIED
                                                  COMPANY             CAPITALIZED              AT CLOSE OF PERIOD(B)
                                         -------------------------   SUBSEQUENT TO    ---------------------------------------
DESCRIPTION               ENCUMBRANCES      LAND        BUILDINGS    ACQUISITION(A)      LAND        BUILDINGS       TOTAL
-----------               ------------   -----------   -----------   --------------   -----------   -----------   -----------
Operating Method:
Trucking facility leased
  to Burlington Motor
  Carriers, Inc.........                 $ 2,100,000   $ 5,439,267                    $ 2,100,000   $ 5,439,267   $ 7,539,267
Retail store leased to
  Bestbuy Co............                  13,059,980     6,933,851     $   35,266      13,059,980     6,969,117    20,029,097
Research and development
  facility leased to
  Metagenics, Inc.
  (under
  construction).........                   2,390,000                    1,956,355       2,390,000     1,956,355     4,346,355
Manufacturing facility
  leased to Benjamin
  Ansehl Co.............                     849,000     5,172,000                        849,000     5,172,000     6,021,000
Manufacturing facility
  leased to Contraves
  Systems, L.P..........                     620,000     6,186,283                        620,000     6,186,283     6,806,283
                                         -----------   -----------     ----------     -----------   -----------   -----------
                                         $19,018,980   $23,731,401     $1,991,621     $19,018,980   $25,723,022   $44,742,002
                                         ===========   ===========     ==========     ===========   ===========   ===========

                                                             LIFE ON WHICH
                                                             DEPRECIATION
                                                               IN LATEST
                                                             STATEMENT OF
                          ACCUMULATED                           INCOME
DESCRIPTION               DEPRECIATION     DATE ACQUIRED      IS COMPUTED
-----------               ------------   -----------------   -------------
Operating Method:
Trucking facility leased
  to Burlington Motor
  Carriers, Inc.........    $ 73,657         June 29, 1998      40 yrs.
Retail store leased to
  Bestbuy Co............      79,714         July 28, 1998      40 yrs.
Research and development
  facility leased to
  Metagenics, Inc.
  (under
  construction).........                     July 29, 1998      40 yrs.
Manufacturing facility
  leased to Benjamin
  Ansehl Co.............      16,162     November 24, 1998      40 yrs.
Manufacturing facility
  leased to Contraves
  Systems, L.P..........       6,444     December 28, 1998      40 yrs.
                            --------
                            $175,977
                            ========

         CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED AND SUBSIDIARIES

NOTES TO SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION

     (a) Consists of the costs of improvements subsequent to purchase and acquisition costs including legal fees, appraisal fees, title costs and other related professional fees.

     (b) At December 31, 1998, the aggregate cost of real estate owned by CPA(R):14 and its subsidiaries for Federal income tax purposes is $44,742,002.

     (c)

                                                              RECONCILIATION OF
                                                            REAL ESTATE ACCOUNTED
                                                                FOR UNDER THE
                                                               OPERATING METHOD
                                                              DECEMBER 31, 1998
                                                           ------------------------
Balance at beginning of year
Additions..............................................          $44,742,002
                                                                 -----------
Balance at close of year...............................          $44,742,002
                                                                 ===========

                                                              RECONCILIATION OF
                                                           ACCUMULATED DEPRECIATION
                                                              DECEMBER 31, 1998
                                                           ------------------------
Balance at beginning of year
Depreciation expense...................................          $   175,977
                                                                 -----------
Balance at close of year...............................          $   175,977
                                                                 ===========

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
ET LLC:

     In our opinion, the accompanying balance sheet and the related statements of income, members' equity and cash flows present fairly, in all material respects, the financial position of ET LLC at December 31, 1998, and the results of its operations and its cash flows for the period from inception (February 2, 1998) to December 31, 1998, in conformity with generally accepted accounting principles. In addition, in our opinion, the schedule of real estate and accumulated depreciation presents fairly, in all material respects, the information set forth therein when read in conjunction with the related financial statements. These financial statements and financial statement schedule are the responsibility of Carey Property Advisors, a Pennsylvania limited partnership ("the Advisor"); our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PRICEWATERHOUSECOOPERS LLP

New York, New York
March 5, 1999

                                     ET LLC

                                 BALANCE SHEET
                               DECEMBER 31, 1998

                                                                 1998
                                                              -----------
                                 ASSETS:
Land........................................................  $ 1,272,444
Buildings, net of accumulated depreciation as of $602,619...   53,948,529
Other assets................................................      756,848
                                                              -----------
Total assets................................................  $55,977,821
                                                              ===========
                              LIABILITIES:
Mortgage note payable.......................................  $14,729,468
Deferred acquisition fee payable to affiliate...............    1,047,016
Other liabilities...........................................      431,108
                                                              -----------
Total liabilities...........................................   16,207,592
                                                              -----------
Members' equity.............................................   39,770,229
                                                              -----------
Total liabilities and members' equity.......................  $55,977,821
                                                              ===========

                                     ET LLC

                              STATEMENT OF INCOME
     FOR THE PERIOD FROM INCEPTION (FEBRUARY 2, 1998) TO DECEMBER 31, 1998

                                                                 1998
                                                              ----------
Revenue:
Rental income...............................................  $2,723,365
                                                              ----------
Expenses:
Interest....................................................     667,360
Depreciation................................................     602,619
Amortization................................................      10,982
State and local taxes.......................................         800
                                                              ----------
                                                               1,281,761
                                                              ----------
  Net income................................................  $1,441,604
                                                              ==========

   The accompanying notes are an integral part of these financial statements.

                                     ET LLC

                          STATEMENT OF MEMBERS' EQUITY
     FOR THE PERIOD FROM INCEPTION (FEBRUARY 2, 1998) TO DECEMBER 31, 1998

Capital contribution of assets, net of liabilities..........    $13,339,439
Capital contributions -- cash...............................     26,407,070
Distributions...............................................     (1,417,884)
Net income..................................................      1,441,604
                                                                -----------
Balance, December 31, 1998..................................    $39,770,229
                                                                ===========

                                     ET LLC

                            STATEMENT OF CASH FLOWS
     FOR THE PERIOD FROM INCEPTION (FEBRUARY 2, 1998) TO DECEMBER 31, 1998

                                                                    1998
                                                                ------------
Cash flows from operating activities:
  Net income................................................    $  1,441,604
  Adjustments to reconcile net income to net cash provided
     by operating activities:
  Depreciation and amortization.............................         613,601
  Change in operating assets and liabilities, net...........        (384,263)
                                                                ------------
       Net cash provided by operating activities............       1,670,942
                                                                ------------
Cash flows from investing activities:
  Additional capitalized costs..............................     (41,104,348)
                                                                ------------
       Net cash used in investing activities................     (41,104,348)
                                                                ------------
Cash flows from financing activities:
  Distributions paid........................................      (1,417,884)
  Payments of mortgage principal............................        (270,532)
  Proceeds from issuance of mortgages.......................      15,000,000
  Deferred financing costs..................................        (285,248)
  Capital contributions from partners.......................      26,407,070
                                                                ------------
       Net cash provided by financing activities............      39,433,406
                                                                ------------
       Net increase in cash and cash equivalents............              --
Cash and cash equivalents, beginning of period..............              --
                                                                ------------
     Cash and cash equivalents, end of period...............    $         --
                                                                ------------
Interest paid...............................................    $    579,633
                                                                ============
Schedule of noncash investing and financing activity:
At the inception of the Company, Corporate Property
  Associates 12 Incorporated contributed assets, net of
  liabilities with a net carrying cost of $13,339,439.
       Land and buildings contributed.......................    $ 13,672,228
       Liabilities, net of other assets.....................        (332,789)
                                                                ------------
                                                                $ 13,339,439
                                                                ============

The accompanying notes are an integral part of these financial statements.

                                     ET LLC

                         NOTES TO FINANCIAL STATEMENTS

1.  ORGANIZATION AND BUSINESS:

     ET LLC (the "Company") was formed on February 2, 1998 for the purpose of engaging in the business of investing in and owning industrial and commercial real estate. The Company's business consists of leasing land and buildings in Hayward, California to Etec Systems, Inc. As amended on February 2, 1998, the lease has an initial term through May 2014 with three five-year renewal options. Annual rent on the property is currently $2,988,000.

     In connection with the lease amendment, the Company and Etec entered into a construction agency agreement to fund up to $52,356,000 of new improvements including construction of a new building (the "Project II Improvements"). The Project II Improvements are scheduled to be completed during the second quarter of 1999. Assuming that the entire funding is used, annual rent applicable to the Project II improvements will be $5,726,987.

     The Company is owned by wholly-owned subsidiaries of Corporate Property Associates 12 Incorporated ("CPA(R):12") and Corporate Property Associates 14 Incorporated ("CPA(R):14"). Upon formation, CPA(R):12, through its wholly-owned subsidiary, made an initial contribution of the existing Etec properties and certain other assets, net of liabilities, all valued at historical cost, and CPA(R):14, through its wholly-owned subsidiary, made a commitment to fund 49.99% of Project II Improvements subject to certain conditions which have been met as of December 31, 1998. Pursuant to the Company's Membership Agreement, the CPA(R):14 subsidiary will have a 49.99% interest in the Project II Improvements only and CPA(R):12 will have all remaining interests.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Real Estate Leased to Others Under the Operating Method:

     Real estate is recorded at cost, rental revenue is recognized on a straight-line basis over the term of the lease, and expenses (including depreciation) are charged to operations as incurred.

  Real Estate Leased Under Construction:

     For the property under construction, rentals received are recorded as a reduction of capitalized project (i.e., construction) costs.

  Depreciation:

     Depreciation is computed using the straight-line method over the estimated useful life of the properties -- 40 years.

  Federal Income Taxes:

     The Company is a partnership for Federal and state income tax purposes. A partnership is not liable for federal income taxes as each partner recognizes his proportional share of the Partnership income or loss in his tax return. Accordingly, no provision for income taxes is recognized for financial statement purposes.

                                     ET LLC

3.  REAL ESTATE LEASED TO OTHERS ACCOUNTED FOR UNDER THE OPERATING METHOD:

     The scheduled minimum future rentals exclusive of renewals under the Company's noncancellable operating lease amount to approximately $5,851,000 in 1999 and $8,715,000 in each of the years 2000 through 2003 and aggregate $124,766,000 through 2014.

4.  MORTGAGE NOTE PAYABLE:

     The Company's mortgage loan is a limited recourse obligation and is collateralized by an assignment of the lease and by real property with a carrying value of approximately $55,220,973 before accumulated depreciation. The mortgage note payable bears interest at the rate of 7.11% and fully amortizes in December 2013.

     Scheduled principal payments during each of the next five years following December 31, 1998 and thereafter are as follows:

1999......................................................    $   570,695
2000......................................................        612,621
2001......................................................        657,626
2002......................................................        705,938
2003......................................................        757,797
Thereafter................................................     11,424,791
                                                              -----------
  Total...................................................    $14,729,468
                                                              ===========

     The Company has received a commitment for an additional $30,000,000 of limited recourse mortgage financing which will be available upon completion of the Project II Improvements.

6.  DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS:

     The carrying amounts of cash and accounts payable and accrued expenses approximate fair value because of the short maturity of these items.

     The Partnership estimates that the fair value of its mortgage note payable at December 31, 1998 approximates the carrying value of such mortgage. The fair value of the mortgage notes payable was evaluated using a cash flow model with a discount rate that takes into account the credit of the tenant and interest rate risk.

                                     ET LLC

            SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION
                            AS OF DECEMBER 31, 1998

                                          INITIAL COST TO             COSTS            GROSS AMOUNT AT WHICH CARRIED
                                              COMPANY              CAPITALIZED            AT CLOSE OF PERIOD(B)(C)
                                      ------------------------    SUBSEQUENT TO    --------------------------------------
DESCRIPTION            ENCUMBRANCES      LAND       BUILDINGS    ACQUISITION(A)       LAND       BUILDINGS       TOTAL
-----------            ------------   ----------   -----------   --------------    ----------   -----------   -----------
Operating Method:
Office and research
facility.............  $14,729,468    $1,272,444   $12,399,784     $42,151,364     $1,272,444   $54,551,148   $55,823,592

                                                       LIFE ON
                                                        WHICH
                                                     DEPRECIATION
                                                      IN LATEST
                                                        INCOME
                                                      STATEMENT
                       ACCUMULATED        DATE            IS
DESCRIPTION            DEPRECIATION     ACQUIRED       COMPUTED
-----------            ------------     --------     ------------
Operating Method:
Office and research
facility.............    $602,619     February 16,     40 yrs.
                                          1995

---------------
(a) Consists of costs of completion of construction and acquisition costs including legal fees, appraisal fees, title costs and other related professional fees.

(b) At December 31, 1998, the aggregate cost of real estate owned by the Partnership for Federal income tax purposes is $56,619,873.

                                                                RECONCILIATION OF
                                                              REAL ESTATE ACCOUNTED
                                                                  FOR UNDER THE
                                                                OPERATING METHOD
                                                                DECEMBER 31, 1998
                                                              ---------------------
Contributed property........................................       $13,672,228
Additions during period -- cash.............................        42,151,364
                                                                   -----------
Balance at close of period..................................       $55,823,592
                                                                   ===========

                                                              RECONCILIATION OF
                                                                 ACCUMULATED
                                                                DEPRECIATION
                                                              DECEMBER 31, 1998
                                                              -----------------
Balance at beginning of period
Depreciation expense for the period.........................      $602,619
                                                                  --------
Balance at close of period..................................      $602,619
                                                                  ========

                                   EXHIBIT A
                            PRIOR PERFORMANCE TABLES

     The information presented in the following tables represents the historical experience of the CPA(R) Programs for which the Affiliates of the Advisor of the Company serve as general partners and the record of CPA(R) Programs in meeting their investment objectives. These tables should be carefully reviewed by a potential investor in considering an investment in the Company. These tables are as follows:

Table I -- Experience in Raising and Investing Funds (on a percentage basis) Table II -- Compensation to Sponsor
Table III -- Operating Results of Prior Programs
Table V -- Sales or Dispositions of Properties
PERSONS WHO PURCHASE SHARES IN THE COMPANY WILL NOT THEREBY ACQUIRE ANY OWNERSHIP INTEREST IN ANY OF THE CPA(R) PROGRAMS TO WHICH THESE TABLES RELATE. IT SHOULD NOT BE ASSUMED THAT INVESTORS IN THE COMPANY WILL EXPERIENCE RESULTS COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE CPA(R) PROGRAMS. SEE "PRIOR OFFERINGS BY AFFILIATES" ELSEWHERE IN THIS PROSPECTUS.

     The investment objectives of the Company and CPA(R) Programs are similar.

     Additional information regarding prior public CPA(R) Programs can be obtained from the Advisor by written request to the Director of Investor Relations, 5 Rockefeller Plaza, New York, NY 10020, (800) 972-2739, for a copy of the most recent Annual Report filed on Form 10-K with the SEC or a copy of Table VI -- Acquisition of Real Properties by Prior Public Programs included in
Part II of the Registration Statement to which this Prospectus relates, free of charge.

     The following terms used throughout the Prior Performance Tables are defined below:

          "Total acquisition cost" means the original mortgage financing at date of purpose, cash payments (equity), and prepaid items and fees related to purchase of property.

          "GAAP" means generally accepted accounting principles.

          "Cash generated from operations" means the excess or deficiency of partnership operating cash receipts including interest on short-term investments over partnership operating case expenditures.

                                    TABLE I
       EXPERIENCE IN RAISING AND INVESTING FUNDS AS OF DECEMBER 31, 1998
                             ON A PERCENTAGE BASIS

     Table I includes information showing how investors' funds have been dealt with in Prior Programs, the offerings of which have closed since January 1, 1994, particularly focusing on the percentage of the amount raised available for investment (or total acquisition cost), the percentage of leverage used in purchasing properties and the time frame for raising and investing funds. THE INFORMATION IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE PERFORMANCE OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS. MORTGAGE FINANCING FOR THE CPA(R) PROGRAMS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                     CPA(R):10         CIP(R)           CPA:12
                                                     ---------         ------           ------
Dollar amount offered (net of discounts and
  individual general partner contributions).......  $72,049,908     $141,590,601     $282,740,030
Dollar amount raised..............................         100%             100%             100%
Less offering expenses:
  Selling commissions.............................        6.82%            6.94%            5.79%
  Organization expenses...........................        7.17%            5.31%            4.20%
Reserves (working capital)........................        1.00%            1.00%            1.00%
Percent available for investment in real estate...       85.01%           86.75%           89.01%
Acquisition costs:
  Cash down payments..............................       71.12%           77.44%           69.81%
  Other costs capitalized.........................        0.82%            0.24%            2.25%
  Acquisition fees................................       10.05%            9.03%            7.18%
  Total acquisition costs (includes debt
     financing)...................................      220.44%          195.99%          136.75%
Percent leverage (mortgage financing divided by
  total acquisition costs)........................          63%              56%(1)           42%(1)
Date offering began...............................      6/20/90(2)       8/19/91(3)       2/18/94(4)
Length of offering (in months)....................      12 mos.          24 mos.          43 mos.
Months to invest 90% of amount available for
  investment (from beginning of offering).........      30 mos.          31 mos.          58 mos.

                                   FOOTNOTES

(1) Does not represent fully invested portfolio. Leverage percentage is applicable only to initial property acquisitions.

(2) Remaining shares withdrawn 8/14/91.

(3) Remaining shares withdrawn 11/4/93.

(4) Remainings shares withdrawn 3/14/96, includes a second offering which commenced 2/2/96.

                                    TABLE II
                COMPENSATION TO SPONSOR AS OF DECEMBER 31, 1998

     Table II provides information as to Prior Programs that will enable an investor to understand the significance of compensation paid to the sponsor and its affiliates, as well as to understand how the compensation is spread over the cycle of the programs. The information presented below is for compensation paid since January 1, 1995. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE COMPENSATION WHICH WILL BE RECEIVED BY THE ADVISOR AND AFFILIATES OF THE ADVISOR. THE COMPENSATION PAYABLE TO THE GENERAL PARTNERS AND AFFILIATES OF THE CPA(R) PARTNERSHIPS DIFFERS FROM THE ENTITLEMENT AND ALLOCATION OF COMPENSATION TO THE ADVISOR AND AFFILIATES OF THE ADVISOR. SEE "MANAGEMENT COMPENSATION" AND "ESTIMATED USE OF PROCEEDS". PURCHASERS OF SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS.

                                           CPA(R):1-
                                          CPA(R):9(1)      CPA(R):10     CIP(R)(2)      CPA(R):12
                                          -----------      ---------     ---------      ---------
Date offering(s) commenced............  1/16/79-3/29/89       6/20/90        8/19/91        2/18/94
Dollar amount raised (net of discounts
  and individual general partner
  contributions)......................     $400,713,613   $72,049,908   $141,590,601   $282,740,030
Amount paid to sponsor from proceeds
  of offering:
  Underwriting fees...................                0             0              0              0
  Acquisition fees-real estate
     commissions and mortgage
     placement fees(3)................                0        54,000      4,674,756     16,592,968
Other Fees
Dollar amount of cash generated from
  operations before deducting payments
  to sponsor..........................      108,497,064    25,771,131     62,639,681     59,083,731
Amount paid to sponsor from
  operations:
  Property management, leasing and
     asset management fees(3).........        2,054,736     4,824,186     11,644,230      7,169,984
  Reimbursements(3)...................        2,699,129     1,582,581      2,651,942      2,429,754
Other (cash distributions to General
  Partners)(4)........................        5,256,706             0              0              0
Dollar amount of property sales and
  re-financing before deducting
  payments to sponsor(4)..............       62,169,642    17,438,757     12,073,775     20,000,000

                                   FOOTNOTES

(1) These programs were completed on December 31, 1997.

(2) Dollar amount raised does not include $74,440,000 raised in private placement offering that commenced after completion of the Offering.

(3) Represents acquisition fees paid to sponsor and its affiliates from January 1, 1996 through December 31, 1998

(4) Represents actual performance or payments for the period from January 1, 1996 through December 31, 1998.

                              TABLE III (1 OF 10)
                      OPERATING RESULTS OF PRIOR PROGRAMS

     Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                                        CPA(R):1
                                                     ------------------------------------------------------------------------------
                                                        1979         1980         1981         1982         1983            1984
                                                     ----------   ----------   ----------   ----------   ----------      ----------
Gross Revenues.....................................  $2,636,185   $3,843,588   $4,427,993   $4,376,655   $4,322,546      $4,331,105
Profit (loss) on sale of properties................         N/A          N/A          N/A          N/A       22,180(1)          N/A
Extraordinary charge on extinguishment of debt.....
Write-down of property.............................         N/A          N/A          N/A          N/A          N/A             N/A
Less:
 Operating expenses................................     160,387      252,758      238,058      181,922      169,613         145,516
 Interest expense..................................   1,415,410    1,895,624    2,409,242    2,386,388    2,328,716       2,300,677
 Depreciation......................................     821,484    1,275,778    1,275,792    1,275,792    1,275,792       1,272,999
Net income (loss) GAAP Basis.......................     238,904      419,428      504,901      532,553      570,605         611,913
Taxable income (Loss):
 -- from operations................................     392,689      219,214     (108,663)    (158,919)    (173,788)        (72,288)
 -- from gain (loss) on sale.......................           0            0            0            0       22,180(1)            0
Cash generated from operations(6)..................     985,982    1,512,434    1,504,769    1,500,263    1,438,191       1,481,113
Cash proceeds from sales...........................           0            0            0            0       60,335(1)            0
Cash generated from refinancing....................           0            0            0            0            0               0
Cash generated from operations, sales and
 refinancing.......................................     985,982    1,512,434    1,504,769    1,500,263    1,498,526       1,481,113
Less Cash distribution to investors................
 -- from operating cash flow(7)....................     591,479    1,480,000    1,501,819    1,504,648    1,504,646       1,504,646
 -- from sales and refinancing.....................           0            0            0            0            0               0
Cash generated (deficiency) after cash
 distribution......................................     394,503       32,434        2,950       (4,385)      (6,120)        (23,533)
Less special items.................................           0            0            0            0            0               0
Cash generated (deficiency) after cash
 distributions and special items...................     394,503       32,434        2,950       (4,385)      (6,120)        (23,533)
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)............................      $23.65       $10.85       $(5.38)      $(7.87)      $(8.60)         $(3.58)
 Capital gain (loss)...............................           0            0            0            0         1.10               0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income..............................       14.39        20.76        24.99        26.36        27.15           30.29
 -- Return of capital..............................       21.23        52.50        49.35        48.12        47.33           44.19
Source (on cash basis):
 -- Sales..........................................           0            0            0            0            0               0
 -- Refinancing....................................           0            0            0            0            0               0
 -- Operations.....................................       35.62        73.26        74.34        74.48        74.48           74.48
Amount (in percentage terms) remaining invested in
 program properties at the end of the last year
 reported in the Table (original total acquisition
 cost of properties retained divided by original
 total acquisition cost of all properties in
 program)..........................................         N/A          100%         100%         100%         100%            100%

                                                                                 CPA(R):1
                                                     -----------------------------------------------------------------
                                                        1985         1986            1987         1988         1989
                                                     ----------   ----------      ----------   ----------   ----------
Gross Revenues.....................................  $4,187,199   $3,513,411      $6,584,410   $4,487,838   $4,167,975
Profit (loss) on sale of properties................         N/A      (38,915)(2)         N/A          N/A     (231,288)(3)
Extraordinary charge on extinguishment of debt.....
Write-down of property.............................         N/A          N/A             N/A          N/A      300,000(4)
Less:
 Operating expenses................................     276,287      630,225         766,707      811,685      418,278
 Interest expense..................................   2,254,996    2,296,520       2,320,731    2,339,046    1,916,134
 Depreciation......................................   1,266,962    1,507,133       1,520,842    1,318,492    1,159,216
Net income (loss) GAAP Basis.......................     388,954     (959,382)      1,976,130       18,615      143,059
Taxable income (Loss):
 -- from operations................................     (49,859)  (1,135,524)       (125,052)     482,093    1,175,040
 -- from gain (loss) on sale.......................           0      (38,915)(2)           0            0     (538,771)(3)
Cash generated from operations(6)..................   1,221,045      736,214       1,078,838    1,908,203    1,964,408
Cash proceeds from sales...........................           0      500,000(2)            0            0            0
Cash generated from refinancing....................           0            0               0            0            0
Cash generated from operations, sales and
 refinancing.......................................   1,221,045    1,238,214       1,078,838    1,908,203    1,964,408
Less Cash distribution to investors................
 -- from operating cash flow(7)....................   1,504,646    1,055,354       1,063,838    1,074,748    1,092,527
 -- from sales and refinancing.....................           0            0               0            0            0
Cash generated (deficiency) after cash
 distribution......................................    (283,601)     180,860          15,000       23,455      871,881
Less special items.................................           0            0               0            0            0
Cash generated (deficiency) after cash
 distributions and special items...................    (283,601)     180,860          15,000       23,455      871,881
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)............................      $(2.47)     $(56.21)         $(6.19)      $23.86       $58.16
 Capital gain (loss)...............................           0        (1.92)              0            0       (26.67)
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income..............................       19.25            0           52.66        53.20         7.08
 -- Return of capital..............................       55.23        52.24               0            0        47.00
Source (on cash basis):
 -- Sales..........................................           0            0               0            0            0
 -- Refinancing....................................           0            0               0            0            0
 -- Operations.....................................       74.48        52.24           52.66        53.20        54.08
Amount (in percentage terms) remaining invested in
 program properties at the end of the last year
 reported in the Table (original total acquisition
 cost of properties retained divided by original
 total acquisition cost of all properties in
 program)..........................................         100%       98.75%          98.75%       98.75%       83.14%

                                                                                        CPA(R):1
                                                     ------------------------------------------------------------------------------
                                                        1990         1991            1992         1993         1994         1995
                                                     ----------   ----------      ----------   ----------   ----------   ----------
Gross Revenues.....................................  $4,162,465   $4,093,556      $4,102,112   $4,418,370   $4,480,460   $4,830,618
Profit (loss) on sale of properties................         N/A      (13,296)(5)         N/A          N/A          N/A          N/A
Extraordinary charge on extinguishment of debt.....
Write-down of property.............................         N/A          N/A             N/A          N/A          N/A          N/A
Less:
 Operating expenses................................     411,712      298,435         302,200      465,548      666,955      374,238
 Interest expense..................................   1,840,553    1,750,596       1,682,798    1,672,658    1,598,614    1,524,837
 Depreciation......................................   1,044,720    1,041,634       1,059,255    1,120,162    1,106,712    1,089,758
Net income (loss) GAAP Basis.......................     865,480      989,595       1,057,059    1,160,002    1,108,179    1,841,695
Taxable income (Loss):
 -- from operations................................   1,199,289      852,971         812,956    1,098,352      930,049    1,841,051
 -- from gain (loss) on sale.......................           0       52,204(5)            0            0            0            0
Cash generated from operations(6)..................   1,901,459    2,062,138       2,046,299    2,291,177    2,216,472    2,666,179
Cash proceeds from sales...........................           0      160,000(5)            0            0            0            0
Cash generated from refinancing....................           0            0               0            0            0            0
Cash generated from operations, sales and
 refinancing.......................................   1,901,459    2,222,138       2,046,299    2,291,177    2,216,472    2,666,179
Less Cash distribution to investors................
 -- from operating cash flow(7)....................   1,162,424    1,226,667       1,242,828    1,258,990    1,269,699    1,313,535
 -- from sales and refinancing.....................           0            0               0            0            0            0
Cash generated (deficiency) after cash
 distribution......................................     739,035      995,471         803,471    1,032,187      946,773    1,352,644
Less special items.................................           0            0               0            0            0            0
Cash generated (deficiency) after cash
 distributions and special items...................     739,035      995,471         803,471    1,032,187      946,773    1,352,644
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)............................      $59.36       $42.22          $40.24       $54.37       $46.04       $91.13
 Capital gain (loss)...............................           0            0               0            0            0            0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income..............................       42.84        48.98           52.36        57.42        54.85        65.02
 -- Return of capital..............................       14.70        11.74            9.16         4.90         8.00            0
Source (on cash basis):
 -- Sales..........................................           0            0               0            0            0            0
 -- Refinancing....................................           0            0               0            0            0            0
 -- Operations.....................................       57.54        60.72           61.52        62.32        62.85        65.02
Amount (in percentage terms) remaining invested in
 program properties at the end of the last year
 reported in the Table (original total acquisition
 cost of properties retained divided by original
 total acquisition cost of all properties in
 program)..........................................       83.14%       82.74%          82.74%       82.74%       82.74%       82.74%

                                                              CPA(R):1
                                                     --------------------------
                                                        1996            1997
                                                     ----------      ----------
Gross Revenues.....................................  $4,589,145      $4,825,055
Profit (loss) on sale of properties................     (22,871)(5)     607,861(7)
Extraordinary charge on extinguishment of debt.....    (255,438)(6)          --
Write-down of property.............................                         N/A
Less:
 Operating expenses................................     388,484       1,104,473
 Interest expense..................................   1,280,995       1,062,706
 Depreciation......................................     969,570         905,816
Net income (loss) GAAP Basis.......................   1,671,787       2,359,921
Taxable income (Loss):
 -- from operations................................   1,540,197       2,256,416
 -- from gain (loss) on sale.......................     153,615         630,826
Cash generated from operations(6)..................   2,826,531       2,820,490
Cash proceeds from sales...........................     355,958       1,042,200
Cash generated from refinancing....................           0               0
Cash generated from operations, sales and
 refinancing.......................................   3,182,489       3,862,690
Less Cash distribution to investors................
 -- from operating cash flow(7)....................   1,417,554       1,977,926
 -- from sales and refinancing.....................                           0
Cash generated (deficiency) after cash
 distribution......................................   1,764,935       1,884,764
Less special items.................................           0               0
Cash generated (deficiency) after cash
 distributions and special items...................   1,764,935       1,884,764
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)............................      $76.24          111.69
 Capital gain (loss)...............................        7.60           31.23
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income..............................       70.17           97.91
 -- Return of capital..............................           0               0
Source (on cash basis):
 -- Sales..........................................           0               0
 -- Refinancing....................................           0               0
 -- Operations.....................................       70.17           97.91
Amount (in percentage terms) remaining invested in
 program properties at the end of the last year
 reported in the Table (original total acquisition
 cost of properties retained divided by original
 total acquisition cost of all properties in
 program)..........................................       82.46%          81.44%

                              TABLE III (2 OF 10)
                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                              CPA(R):2
                                             ---------------------------------------------------------------------------
                                                1980         1981         1982         1983         1984         1985
                                                ----         ----         ----         ----         ----         ----
Gross Revenues.............................  $1,658,322   $4,092,794   $6,422,836   $9,793,731   $9,895,531   $9,960,370
Profit on sale of properties...............         N/A          N/A          N/A          N/A          N/A          N/A
Extraordinary charge on extinguishment of
 debt......................................         N/A          N/A          N/A          N/A          N/A          N/A
Write-down of property.....................
Less:
 Operating expenses........................     181,613      291,223      290,558      307,165      346,920      364,373
 Interest expense..........................     197,038      606,089    3,341,880    6,511,201    6,349,960    6,307,664
 Depreciation..............................      14,421      127,460      157,900      154,909      154,909      155,782
Net Income-GAAP Basis......................   1,265,250    3,068,022    2,632,498    2,820,456    3,043,742    3,132,551
Taxable Income (Loss):
 -- from operations........................     630,885    2,003,000       (9,093)  (1,168,795)    (885,102)    (532,969)
 -- from gain on sale......................           0            0            0            0            0            0
 -- from extraordinary charge..............           0            0            0            0            0            0
Cash generated from operations(3)..........   1,149,636    2,853,883    2,460,169    2,574,532    2,804,385    2,881,848
Cash generated from sales..................           0            0            0            0            0            0
Cash generated from refinancing............           0            0            0            0            0            0
Cash generated from operations, sales and
 refinancing...............................   1,149,636    2,853,883    2,460,169    2,574,532    2,804,385    2,881,848
Less: Cash distribution to investors:
 -- from operating cash flow(4)............     473,028    2,229,443    2,440,555    2,525,000    2,547,000    2,657,778
 -- from sales and refinancing.............           0            0            0            0            0            0
Cash generated after cash distributions and
 special items.............................     676,608      624,440       19,614       49,532      257,385      224,070
Less: Special items........................           0            0            0            0            0            0
Cash generated after cash distributions and
 special items.............................     676,608      624,440       19,614       49,532      257,385      224,070
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:

  Ordinary income (loss)...................  $    48.95   $    72.11   $     (.33)  $   (42.08)  $   (30.78)  $   (19.19)
  Capital gain (loss)......................           0            0            0            0            0            0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income.....................       36.70        80.25        87.86        90.90        91.70        95.68
  -- Return of capital.....................           0            0            0            0            0            0
 Source (on cash basis):
  -- Sales.................................           0            0            0            0            0            0
  -- Refinancing...........................           0            0            0            0            0            0
  -- Operations............................       36.70        80.25        87.86        90.90        91.70        95.68
Amount (in percentage terms) remaining
 invested in program properties at the end
 of the last year reported in the Table
 (original total acquisition cost of
 properties retained divided by original
 total acquisition cost of all properties
 in program)...............................         N/A          N/A          100%         100%         100%         100%

                                                                                CPA(R):2
                                             ------------------------------------------------------------------------------
                                                1986           1987         1988         1989          1990         1991
                                                ----           ----         ----         ----          ----         ----
Gross Revenues.............................  $9,954,236     $9,694,869   $9,754,664   $10,013,889   $9,732,269   $9,756,071
Profit on sale of properties...............     920,577(1)         N/A          N/A           N/A          N/A          N/A
Extraordinary charge on extinguishment of
 debt......................................    (894,945)(2)        N/A          N/A           N/A          N/A          N/A
Write-down of property.....................
Less:
 Operating expenses........................     393,350        480,635      489,806       540,777      685,927      691,505
 Interest expense..........................   4,916,744      4,204,623    4,074,729     3,856,045    3,771,706    3,595,406
 Depreciation..............................     314,560        475,162      475,162       479,598      480,393      478,388
Net Income-GAAP Basis......................   4,355,214      4,534,449    4,714,967     5,137,469    4,794,243    4,990,772
Taxable Income (Loss):
 -- from operations........................     260,572      1,604,613    1,997,924     2,600,538    2,461,101    2,874,398
 -- from gain on sale......................   2,035,116(1)           0            0             0            0            0
 -- from extraordinary charge..............    (239,948)(2)          0            0             0            0            0
Cash generated from operations(3)..........   4,325,850      5,084,085    5,096,066     5,502,770    5,298,252    5,389,873
Cash generated from sales..................   5,441,434(1)           0            0             0            0            0
Cash generated from refinancing............           0              0            0             0            0            0
Cash generated from operations, sales and
 refinancing...............................   9,767,234      5,084,085    5,096,066     5,502,770    5,298,252    5,389,873
Less: Cash distribution to investors:
 -- from operating cash flow(4)............   3,691,774      3,435,000    3,506,667     3,645,000    3,773,333    3,832,222
 -- from sales and refinancing.............   4,950,000              0            0             0            0            0
Cash generated after cash distributions and
 special items.............................   1,125,510      1,649,085    1,589,399     1,857,770    1,524,919    1,557,651
Less: Special items........................           0              0            0             0            0            0
Cash generated after cash distributions and
 special items.............................   1,125,510      1,649,085    1,589,399     1,857,770    1,524,919    1,557,651
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
  Ordinary income (loss)...................  $      .73     $    57.77   $    71.93   $     93.62   $    88.60   $   103.48
  Capital gain (loss)......................       73.27              0            0             0            0            0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income.....................      156.79         123.66       126.24        131.22       135.84       137.96
  -- Return of capital.....................      156.11              0            0             0            0            0
 Source (on cash basis):
  -- Sales.................................      180.00              0            0             0            0            0
  -- Refinancing...........................           0              0            0             0            0            0
  -- Operations............................      132.90         123.66       126.24        131.22       135.84       137.96
Amount (in percentage terms) remaining
 invested in program properties at the end
 of the last year reported in the Table
 (original total acquisition cost of
 properties retained divided by original
 total acquisition cost of all properties
 in program)...............................       93.24%         93.24%       93.24%        93.24%       93.24%       93.24%

                                                                                 CPA(R):2
                                             --------------------------------------------------------------------------------
                                                1992         1993            1994           1995         1996         1997
                                                ----         ----            ----           ----         ----         ----
Gross Revenues.............................  $9,763,695   $ 6,665,727     $5,161,447     $5,185,804   $4,590,963   $4,919,703
Profit on sale of properties...............         N/A     8,377,679(5)      23,451(7)         N/A          N/A          N/A
Extraordinary charge on extinguishment of
 debt......................................         N/A      (520,979)(6)        N/A            N/A          N/A          N/A
Write-down of property.....................                  (841,889)(8)   (445,551)(9)
Less:
 Operating expenses........................     983,060       846,569        911,755        718,035      735,018      857,919
 Interest expense..........................   3,337,825     2,142,199      1,593,880      1,351,797      731,843      542,304
 Depreciation..............................     476,279       501,762        501,657        519,891      499,320      519,460
Net Income-GAAP Basis......................   4,966,531    10,190,008      1,732,055      2,596,081    2,624,782    3,000,020
Taxable Income (Loss):
 -- from operations........................   3,574,899     1,924,220      1,368,123      5,114,606    1,967,557    2,683,925
 -- from gain on sale......................           0    21,777,693         40,237              0            0            0
 -- from extraordinary charge..............           0             0              0              0            0            0
Cash generated from operations(3)..........   5,513,940     3,977,769      2,770,535      6,164,009    2,791,872    3,365,082
Cash generated from sales..................           0    15,972,862        124,615              0            0            0
Cash generated from refinancing............           0             0              0              0            0            0
Cash generated from operations, sales and
 refinancing...............................   5,513,940    19,950,631      2,895,150      6,164,009    2,791,872    3,365,082
Less: Cash distribution to investors:
 -- from operating cash flow(4)............   3,898,333     2,691,111      1,458,890      1,491,667    2,303,728    2,167,890
 -- from sales and refinancing.............           0    14,300,312              0              0            0            0
Cash generated after cash distributions and
 special items.............................   1,615,607     2,959,208      1,436,260      4,672,342      488,144    1,197,192
Less: Special items........................           0             0              0              0            0            0
Cash generated after cash distributions and
 special items.............................   1,615,607     2,959,208      1,436,260      4,672,342      488,144    1,197,192
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
  Ordinary income (loss)...................  $   128.70   $     69.27     $    49.25     $   184.46   $    70.96   $    96.80
  Capital gain (loss)......................           0        784.00           1.45              0            0            0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income.....................      140.34        366.84          52.52          53.72        83.09        78.19
  -- Return of capital.....................           0        250.04           0.00              0            0            0
 Source (on cash basis):
  -- Sales.................................           0        520.00              0              0            0            0
  -- Refinancing...........................           0             0              0              0            0            0
  -- Operations............................      140.34         96.88          52.52          53.72        83.09        78.19
Amount (in percentage terms) remaining
 invested in program properties at the end
 of the last year reported in the Table
 (original total acquisition cost of
 properties retained divided by original
 total acquisition cost of all properties
 in program)...............................       93.24%        61.97%         61.65%         61.65%       61.65%       61.65%

                              TABLE III (3 OF 10)

                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase or Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                           CPA(R):3
                                          --------------------------------------------------------------------------
                                            1981        1982         1983         1984         1985         1986
                                            ----        ----         ----         ----         ----         ----
Gross Revenues..........................  $173,916   $7,746,826   $8,618,753   $8,798,595   $8,792,622   $ 8,720,462
Profit on sale of properties............       N/A          N/A          N/A          N/A          N/A       540,765(1)
Extraordinary charges on extinguishment
 of debt................................       N/A          N/A          N/A          N/A          N/A    (1,256,013)(2)
Write-down of property..................       N/A          N/A          N/A          N/A          N/A           N/A
Other income............................
Less:
 Operating expenses.....................    54,011      384,169      369,246      506,660      502,561       496,570
 Interest expense.......................    60,855    4,224,538    4,341,435    3,921,936    3,845,445     3,296,710
 Depreciation...........................         0            0            0            0            0        20,502
Net Income-GAAP Basis...................    59,050    3,138,119    3,908,072    4,369,999    4,444,615     4,191,432
Taxable Income (Loss):
 -- from operations.....................  (190,312)    (516,798)    (194,879)     277,458      375,653       708,829
 -- from gain on sale...................         0            0            0            0            0     3,373,025(1)
 -- from extraordinary charge...........         0            0            0            0            0      (852,511)(2)
Cash generated from operations(3).......    41,249    2,698,796    3,523,610    3,979,272    3,995,421     5,009,304
Cash generated from sales...............         0            0            0            0            0     5,302,208(1)
Cash generated from refinancing.........         0            0            0            0            0             0
Cash generated from other...............         0            0            0            0            0             0
Cash generated from operations, sales,
 refinancing and other..................    41,249    2,698,796    3,523,610    3,979,272    3,995,421    10,311,512
Less: Cash distribution to investors:
 -- from operating cash flow(4).........         0    1,906,688    3,388,225    3,787,592    3,889,970     4,125,001
 -- from sales and refinancing..........         0            0            0            0            0             0
 -- other...............................         0            0            0            0            0             0
Cash generated (deficiency) after cash
 distributions..........................    41,249      792,108      135,385      191,680      105,451     6,186,511
Less: Special items.....................         0            0            0            0            0             0
Cash generated (deficiency) after cash
 distributions and special items........    41,249      792,108      135,385      191,680      105,451     6,186,511
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
 Ordinary income........................  $ (25.06)  $   (19.36)  $    (5.79)  $     8.24   $    11.16   $     (3.21)
 Capital gain...........................         0            0            0            0            0        101.19
Cash Distributions to Investors:
 Source (on GAAP basis)
  -- Investment income..................         0        71.42       100.62       112.48       116.52        122.50
  -- Return of capital..................         0            0            0            0            0             0
Source (on cash basis):
 -- Sales...............................         0            0            0            0            0             0
 -- Refinancing.........................         0            0            0            0            0             0
 -- Other...............................         0            0            0            0            0             0
 -- Operations..........................         0        71.42       100.62       112.48       116.52        122.50
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program).................       N/A          N/A          100%         100%         100%        84.41%

                                                                            CPA(R):3
                                          ----------------------------------------------------------------------------
                                             1987          1988         1989         1990         1991         1992
                                             ----          ----         ----         ----         ----         ----
Gross Revenues..........................  $ 8,394,566   $8,582,478   $8,774,232   $8,713,691   $8,699,175   $8,478,263
Profit on sale of properties............          N/A          N/A          N/A          N/A          N/A          N/A
Extraordinary charges on extinguishment
 of debt................................          N/A          N/A          N/A          N/A          N/A          N/A
Write-down of property..................          N/A          N/A          N/A          N/A          N/A          N/A
Other income............................
Less:
 Operating expenses.....................      583,208      568,793      622,281      713,979      855,729    1,533,036
 Interest expense.......................    2,459,640    2,376,215    2,332,100    2,184,359    2,073,632    1,936,878
 Depreciation...........................      108,357      108,208      108,911      108,434      108,272      108,132
Net Income-GAAP Basis...................    5,243,361    5,529,262    5,710,940    5,706,919    5,631,542    4,900,217
Taxable Income (Loss):
 -- from operations.....................    2,492,141    2,938,913    3,240,014    3,295,198    3,439,197    5,452,217
 -- from gain on sale...................            0            0            0            0            0            0
 -- from extraordinary charge...........            0            0            0            0            0            0
Cash generated from operations(3).......    5,458,974    5,743,427    5,749,481    5,785,928    5,712,639    5,252,425
Cash generated from sales...............            0            0            0            0            0            0
Cash generated from refinancing.........            0            0            0            0            0            0
Cash generated from other...............            0            0            0            0            0    8,533,614(5)
Cash generated from operations, sales,
 refinancing and other..................    5,458,974    5,743,427    5,749,481    5,785,928    5,712,639   13,786,039
Less: Cash distribution to investors:
 -- from operating cash flow(4).........    4,073,945    3,830,020    4,131,061    4,469,143    4,649,632    4,925,081
 -- from sales and refinancing..........    5,280,000            0            0            0            0            0
 -- other...............................            0            0            0            0            0    3,333,333(5)
Cash generated (deficiency) after cash
 distributions..........................   (3,894,971)   1,913,407    1,618,420    1,316,785    1,063,007    5,527,625
Less: Special items.....................            0            0            0            0            0            0
Cash generated (deficiency) after cash
 distributions and special items........   (3,894,971)   1,913,407    1,618,420    1,316,785    1,063,007    5,527,625
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
 Ordinary income........................  $     74.01   $    87.28   $    96.22   $    97.86   $   102.13   $   161.91
 Capital gain...........................            0            0            0            0            0            0
Cash Distributions to Investors:
 Source (on GAAP basis)
  -- Investment income..................       155.71       113.74       122.68       132.72       138.08       145.52
  -- Return of capital..................       123.68            0            0            0            0       100.74
Source (on cash basis):
 -- Sales...............................        160.0            0            0            0            0            0
 -- Refinancing.........................            0            0            0            0            0            0
 -- Other...............................            0            0            0            0            0       100.00(5)
 -- Operations..........................       119.40       113.74       122.68       132.72       138.08       146.26
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program).................        84.41%       84.41%       84.41%       84.41%       84.41%       84.41%

                                                                         CPA(R):3
                                          -----------------------------------------------------------------------
                                             1993            1994           1995           1996           1997
                                             ----            ----           ----           ----           ----
Gross Revenues..........................  $ 7,554,227     $7,391,852     $7,249,265     $5,730,082     $8,104,707
Profit on sale of properties............          N/A            N/A            N/A            N/A            N/A
Extraordinary charges on extinguishment
 of debt................................          N/A            N/A            N/A            N/A            N/A
Write-down of property..................   (1,302,318)(6)   (697,325)(7)   (146,184)(8)        N/A            N/A
Other income............................                                 11,499,187(9)         N/A            N/A
Less:
 Operating expenses.....................    1,441,186      1,719,172      1,173,053      1,031,997      1,227,688
 Interest expense.......................    1,734,434      1,602,175      1,255,047         75,158         17,744
 Depreciation...........................      147,229        158,367        198,590        188,893        215,272
Net Income-GAAP Basis...................    2,929,060      3,214,813     15,975,567      4,434,034      6,644,003
Taxable Income (Loss):
 -- from operations.....................    5,504,655      4,461,854     23,951,874      2,988,189      5,502,953
 -- from gain on sale...................            0              0                       157,910              0
 -- from extraordinary charge...........            0              0              0
Cash generated from operations(3).......    4,387,721      4,647,375     12,917,577      3,906,606      4,587,044
Cash generated from sales...............            0              0      5,435,869(9)   1,853,816(10)          0
Cash generated from refinancing.........            0              0
Cash generated from other...............    2,260,792      2,286,195              0              0              0
Cash generated from operations, sales,
 refinancing and other..................    6,648,513      6,933,570     18,353,446      5,760,422      4,587,044
Less: Cash distribution to investors:
 -- from operating cash flow(4).........    4,606,531      4,656,367      4,722,367      3,319,280      4,214,958
 -- from sales and refinancing..........            0              0              0              0              0
 -- other...............................            0              0      8,000,000              0              0
Cash generated (deficiency) after cash
 distributions..........................    2,041,982      2,277,203      5,631,079      2,441,142        372,086
Less: Special items.....................            0              0              0              0              0
Cash generated (deficiency) after cash
 distributions and special items........    2,041,982      2,277,203      5,361,079      2,441,142        372,086
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
 Ordinary income........................  $    163.47     $   132.50     $   711.33     $    88.74     $   163.42
 Capital gain...........................            0              0              0           4.69              0
Cash Distributions to Investors:
 Source (on GAAP basis)
  -- Investment income..................        86.98          95.47         376.83          98.57         125.17
  -- Return of capital..................        48.83          41.82              0              0              0
Source (on cash basis):
 -- Sales...............................            0              0              0              0              0
 -- Refinancing.........................            0              0              0              0              0
 -- Other...............................            0              0              0              0              0
 -- Operations..........................       136.80         138.28         140.24          98.57         125.17
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program).................        84.41%         84.41%         84.41%         68.83%         68.83%

                              TABLE III (4 OF 10)

                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                                  CPA(R):4
                                               -------------------------------------------------------------------------------
                                                 1982        1983         1984          1985          1986            1987
                                               --------   ----------   -----------   -----------   -----------     -----------
Gross Revenues...............................  $  5,916   $7,136,840   $10,976,004   $10,950,473   $10,021,241     $ 8,733,350
Profit on sale of properties.................       N/A          N/A           N/A           N/A     1,454,064(1)          N/A
Extraordinary gain...........................       N/A          N/A           N/A           N/A           N/A             N/A
Write-down of property.......................       N/A          N/A           N/A           N/A    (2,266,656)(2)         N/A
Extraordinary charge on extinguishment of
 debt........................................       N/A          N/A           N/A           N/A           N/A             N/A
Other........................................       N/A          N/A           N/A           N/A           N/A             N/A
Less:

 Operating expenses..........................     9,137      274,260       245,150       278,838       529,941         566,780

 Interest expense............................     5,784    3,180,356     5,453,442     5,395,023     5,149,287       4,101,592

 Depreciation................................     1,302      346,155       808,870       828,303     1,059,071       1,628,118
Net Income (Loss)-GAAP Basis.................   (10,307)   3,336,069     4,468,542     4,448,309     2,470,350       2,436,860
Taxable Income (Loss):
 -- from operations..........................    (2,604)     781,413      (281,447)      (98,623)     (402,328)       (433,637)
 -- from gain on sale........................         0            0             0             0     4,047,994(1)            0
 -- from extraordinary charge................         0            0             0             0             0               0
 -- other....................................         0            0             0             0             0               0
Cash generated from operations(6)............    (3,135)   3,471,621     4,787,836     4,728,701     4,857,156       4,115,421
Cash generated from sales....................         0            0             0             0     4,483,969(1)            0
Cash generated from refinancing..............         0            0             0             0             0               0
Cash generated from other....................         0            0             0             0             0               0
Cash generated from operations, sales,
 refinancing and other.......................    (3,135)   3,471,621     4,787,836     4,728,701     9,341,125       4,115,421
Less: Cash distribution to investors:
 -- from operating cash flow(8)..............         0    2,345,537     4,565,144     4,603,376     4,639,789       4,594,265
 -- from sales and refinancing...............         0            0             0             0             0       1,711,359
Cash generated (deficiency) after cash
 distributions...............................         0    1,126,084       222,692       125,325     4,701,336      (2,190,203)
Less: Special items..........................         0            0             0             0             0               0
Cash generated (deficiency) after cash
 distributions and special items.............         0    1,126,084       222,692       125,325     4,701,336      (2,190,203)
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)......................  $      0   $    21.01   $     (6.18)  $     (2.17)  $     (8.84)    $     (9.52)
 Other.......................................         0            0             0             0             0               0
 Capital gain................................         0            0             0             0         88.94               0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income........................         0        63.06         98.18         97.73         54.28           53.53
 -- Return of capital........................         0            0          2.12          3.41         47.66           87.02
 Source (on cash basis):
 -- Sales....................................         0            0             0             0             0           40.00
 -- Refinancing..............................         0            0             0             0             0               0
 -- Operations...............................         0        63.06        100.30        101.14        101.94          100.55
Amount (in percentage terms) remaining
 invested in program properties at the end of
 the last year reported in the Table
 (original total acquisition cost of
 properties retained divided by original
 total acquisition cost of all properties in
 program)....................................       N/A          N/A           100%          100%        85.20%          85.20%

                                                                             CPA(R):4
                                               ---------------------------------------------------------------------
                                                  1988           1989           1990            1991         1992
                                               ----------     ----------     -----------     ----------   ----------
Gross Revenues...............................  $9,117,527     $9,393,587     $ 9,694,000     $9,653,180   $9,959,144
Profit on sale of properties.................         N/A            N/A             N/A            N/A          N/A
Extraordinary gain...........................         N/A            N/A       2,080,304(3)         N/A          N/A
Write-down of property.......................         N/A            N/A      (2,080,304)(2)        N/A          N/A
Extraordinary charge on extinguishment of
 debt........................................    (160,000)(4)    (70,266)(5)         N/A            N/A          N/A
Other........................................         N/A            N/A             N/A            N/A      (44,308)(7)
Less:
 Operating expenses..........................     538,523        614,235         752,499        790,950    1,647,627
 Interest expense............................   3,805,805      3,552,960       3,504,016      3,441,293    3,309,359
 Depreciation................................   1,468,317      1,243,008       1,207,776      1,184,801    1,259,693
Net Income (Loss)-GAAP Basis.................   3,144,882      3,913,118       4,229,709      4,236,136    3,698,157
Taxable Income (Loss):
 -- from operations..........................     561,034      1,408,950       1,518,550      1,702,996    1,737,637
 -- from gain on sale........................           0              0               0              0            0
 -- from extraordinary charge................    (160,000)(4)    (70,266)(5)           0              0            0
 -- other....................................           0              0               0              0      (14,801)(7)
Cash generated from operations(6)............   4,763,309      5,289,802       5,611,039      5,479,320    5,071,063
Cash generated from sales....................           0              0               0              0            0
Cash generated from refinancing..............           0              0               0              0            0
Cash generated from other....................           0              0               0              0       14,195(7)
Cash generated from operations, sales,
 refinancing and other.......................   4,763,309      5,289,802       5,611,039      5,479,320    5,085,258
Less: Cash distribution to investors:
 -- from operating cash flow(8)..............   4,522,360      4,564,233       4,627,954      4,729,905    4,819,116
 -- from sales and refinancing...............           0              0               0              0            0
Cash generated (deficiency) after cash
 distributions...............................     240,949        725,569         983,085        749,415      266,142
Less: Special items..........................           0              0               0              0            0
Cash generated (deficiency) after cash
 distributions and special items.............     240,949        725,569         983,085        749,415      266,142
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)......................  $    12.33     $    29.41     $     33.36     $    37.42   $    38.18
 Other.......................................           0              0               0              0        (0.33)
 Capital gain................................           0              0               0              0            0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income........................       69.10          85.97           92.93          93.07        81.25
 -- Return of capital........................       30.26          14.31            8.75          10.85        24.63
 Source (on cash basis):
 -- Sales....................................           0              0               0              0            0
 -- Refinancing..............................           0              0               0              0            0
 -- Operations...............................       99.36         100.28          101.68         103.92       105.88
Amount (in percentage terms) remaining
 invested in program properties at the end of
 the last year reported in the Table
 (original total acquisition cost of
 properties retained divided by original
 total acquisition cost of all properties in
 program)....................................       85.20%         85.20%          85.20%         85.20%       85.20%

                                                                               CPA(R):4
                                               -------------------------------------------------------------------------
                                                  1993            1994          1995            1996            1997
                                               -----------     -----------   -----------     -----------     -----------
Gross Revenues...............................  $12,450,374     $11,570,621   $11,896,324     $ 9,322,373(12) $10,225,363
Profit on sale of properties.................          N/A             N/A     3,330,098(10)         N/A             N/A
Extraordinary gain...........................      345,000(9)          N/A           N/A             N/A             N/A
Write-down of property.......................          N/A             N/A           N/A             N/A      (2,316,000)(13)
Extraordinary charge on extinguishment of
 debt........................................          N/A             N/A           N/A             N/A             N/A
Other........................................          N/A             N/A           N/A       1,118,318(11)     681,316(14)
Less:
 Operating expenses..........................    3,375,359       3,590,081     3,299,454       1,090,215       1,299,302
 Interest expense............................    2,987,868       2,396,017     2,098,857       1,515,248         847,596
 Depreciation................................    1,346,641       1,141,143     1,149,525         921,702         835,836
Net Income (Loss)-GAAP Basis.................    5,085,506       4,443,380     8,678,586       6,913,526       5,607,945
Taxable Income (Loss):
 -- from operations..........................    3,540,526       2,462,537     7,224,511       5,049,765       5,998,404
 -- from gain on sale........................      957,340               0     9,318,375               0               0
 -- from extraordinary charge................            0               0             0               0               0
 -- other....................................            0               0             0               0               0
Cash generated from operations(6)............    6,231,586       5,772,103     6,099,480       7,167,641       7,465,721
Cash generated from sales....................            0               0     9,477,492               0               0
Cash generated from refinancing..............            0               0             0               0               0
Cash generated from other....................            0               0             0               0               0
Cash generated from operations, sales,
 refinancing and other.......................    6,231,586       5,772,103    15,576,972       7,167,641       7,465,721
Less: Cash distribution to investors:
 -- from operating cash flow(8)..............    4,854,619       4,878,286     4,780,885       4,452,597       6,727,737
 -- from sales and refinancing...............            0               0     4,321,616               0               0
Cash generated (deficiency) after cash
 distributions...............................    1,376,967         893,817     6,474,471       2,715,044         737,984
Less: Special items..........................            0               0             0               0               0
Cash generated (deficiency) after cash
 distributions and special items.............    1,376,967         893,817     6,474,471       2,715,044         737,984
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)......................  $     77.79     $     54.10   $    158.73     $    110.95     $    131.79
 Other.......................................            0               0             0               0               0
 Capital gain................................        21.03               0             0               0               0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income........................       106.66           97.62        190.68           97.83          123.21
 -- Return of capital........................            0            9.56          9.31               0           24.60
 Source (on cash basis):
 -- Sales....................................            0               0             0               0               0
 -- Refinancing..............................            0               0             0               0               0
 -- Operations...............................       106.66          107.18        105.04           97.83          147.81
Amount (in percentage terms) remaining
 invested in program properties at the end of
 the last year reported in the Table
 (original total acquisition cost of
 properties retained divided by original
 total acquisition cost of all properties in
 program)....................................        85.20%          85.20%        70.68%          70.68%          70.68%

                              TABLE III (5 OF 10)
                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                              CPA(R):5
                                          --------------------------------------------------------------------------------
                                            1983        1984         1985         1986            1987            1988
                                          --------   ----------   ----------   -----------     -----------     -----------
Gross Revenues..........................  $151,212   $7,692,603   $9,285,385   $12,857,025     $14,405,568     $15,061,441

Other...................................       N/A          N/A          N/A           N/A             N/A             N/A

Profit (loss) on sale or disposition of
 properties.............................       N/A          N/A          N/A           N/A        (457,484)(1)         N/A

Extraordinary charge on extinguishment
 of debt................................       N/A          N/A          N/A           N/A             N/A             N/A

Write-down of property..................       N/A          N/A          N/A      (860,000)(4)         N/A             N/A

Less:
 Operating expenses.....................    81,016      195,585      363,490       493,702       1,327,685         758,159
 Interest expenses......................     1,041    1,828,708    3,557,103     6,447,584       7,050,466       6,926,712
 Depreciation...........................         0       90,662      890,342     2,300,987       2,506,914       2,637,104
 Minority Interest......................       N/A          N/A          N/A        80,834         165,810         197,354

Net Income-GAAP Basis...................    69,155    5,577,648    4,474,450     2,673,918       2,897,209       4,542,112

Taxable Income (Loss):
 -- from operations.....................    83,341    4,180,317    2,173,368       277,783      (1,015,507)        406,029
 -- from gain (loss) on sale or
  disposition...........................         0            0            0             0      (1,065,808)              0
 -- from other..........................         0            0            0             0               0               0

Cash generated from operations(10)......    77,254    5,612,247    5,157,259     6,550,334       5,622,209       6,571,710

Cash generated from sales...............         0            0            0             0         500,000(1)            0

Cash generated from refinancing.........         0            0            0             0               0               0

Cash generated from operations, sales
 and refinancing........................    77,254    5,612,247    5,157,259     6,550,334       6,122,209       6,571,710

Less: Cash distribution to investors:
 -- from operating cash flow(11)........         0    5,150,600    5,324,013     5,481,771       5,535,961       5,587,744
 -- from sales and refinancing..........         0            0            0             0               0               0

Cash generated (deficiency) after cash
 distributions..........................    77,254      461,647     (166,754)    1,068,563         586,248         983,966

Less: special items.....................

Cash generated (deficiency) after cash
 distributions and special items........    77,254      461,647     (166,754)    1,068,563         586,248         983,966

Tax and Distribution Data Per $1000
 Invested
 Federal Income Tax Results:

 Ordinary income (loss).................  $   1.38   $    69.43   $    36.09   $      4.61     $    (16.87)    $      6.74
 Capital gain (loss)....................         0            0            0             0          (17.69)              0
 Other..................................         0            0            0             0               0               0

Cash Distributions to Investors:
 Source (on GAAP basis):

 -- Investment income...................         0        85.54        74.31         44.41           48.12           75.43
 -- Return of capital...................         0            0        14.11         46.63           43.82           17.37
 Source (on cash basis):
 -- Sales...............................         0            0            0             0               0               0
 -- Refinancing.........................         0            0            0             0               0               0
 -- Operations..........................         0        85.54        88.42         91.04           91.94           92.80

Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program..................       N/A          N/A          N/A           N/A             N/A           98.51%

                                                                          CPA(R):5
                                          -------------------------------------------------------------------------
                                             1989           1990           1991            1992            1993
                                          -----------    -----------    -----------     -----------     -----------
Gross Revenues..........................  $15,324,326    $14,912,517    $15,167,339     $18,195,423(8)  $18,260,614
Other...................................          N/A            N/A       (103,595)(5)   1,872,534         214,978(12)
Profit (loss) on sale or disposition of
 properties.............................       47,319(2)         N/A        (35,987)(6)    (488,795)(9)         N/A
Extraordinary charge on extinguishment
 of debt................................          N/A        (32,714)(3)         N/A            N/A             N/A
Write-down of property..................          N/A            N/A       (300,000)(7)         N/A        (323,611)(13)
Less:
 Operating expenses.....................    1,305,074      1,503,721      3,354,854       6,111,874       6,417,993
 Interest expenses......................    7,052,901      6,512,534      6,042,335       5,293,044       4,941,889
 Depreciation...........................    2,632,299      2,620,793      2,622,033       2,317,013       2,295,887
 Minority Interest......................       17,714        114,721       (174,657)            N/A             N/A
Net Income-GAAP Basis...................    4,363,657      4,128,034      2,883,192       5,857,231       4,496,212
Taxable Income (Loss):
 -- from operations.....................      799,445        857,331      1,077,650       1,530,150       2,039,288
 -- from gain (loss) on sale or
  disposition...........................       87,421(2)     488,066         (2,674)(6)     871,676               0
 -- from other..........................            0              0       (154,918)(5)   2,617,784(8)            0
Cash generated from operations(10)......    6,911,989      5,895,617      5,278,070       6,202,200       6,241,041
Cash generated from sales...............      239,362(2)           0        120,000(6)            0               0
Cash generated from refinancing.........            0              0              0               0               0
Cash generated from operations, sales
 and refinancing........................    7,151,351      5,895,617      5,398,070       6,202,200       6,241,041
Less: Cash distribution to investors:
 -- from operating cash flow(11)........    5,635,916      5,684,084      5,732,256       5,780,425       5,828,596
 -- from sales and refinancing..........            0              0              0               0               0
Cash generated (deficiency) after cash
 distributions..........................    1,515,435        211,533       (334,186)        421,775         412,445
Less: special items.....................                                                                          0
Cash generated (deficiency) after cash
 distributions and special items........    1,515,435        211,533       (334,186)        421,775         412,445
Tax and Distribution Data Per $1000
 Invested
 Federal Income Tax Results:
 Ordinary income (loss).................  $     13.28    $     14.24    $     17.90     $     25.41     $     33.87
 Capital gain (loss)....................         1.45              0          (0.04)          14.48               0
 Other..................................            0              0              0           43.48               0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income...................        72.47          68.56          47.88           96.00           74.67
 -- Return of capital...................        21.13          25.84          47.32               0           22.13
 Source (on cash basis):
 -- Sales...............................            0              0              0               0               0
 -- Refinancing.........................            0              0              0               0               0
 -- Operations..........................        93.60          94.40          95.20           96.00           96.80
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program..................        98.51%         97.60%         97.45%          94.12%          94.12%

                                                                     CPA(R):5
                                          --------------------------------------------------------------
                                             1994             1995             1996             1997
                                          -----------      -----------      -----------      -----------
Gross Revenues..........................  $18,125,156      $15,768,137      $13,204,966      $ 9,749,000
Other...................................          N/A              N/A              N/A              N/A
Profit (loss) on sale or disposition of
 properties.............................    1,242,614(14)      614,234(16)    5,284,165(18)      956,829(20)
Extraordinary charge on extinguishment
 of debt................................     (117,619)(15)         N/A              N/A              N/A
Write-down of property..................            0       (1,980,550)(17)  (1,300,000)(19)  (1,350,000)(21)
Less:
 Operating expenses.....................    7,111,014        6,927,470        6,006,397        4,176,004
 Interest expenses......................    4,518,529        3,495,872        2,075,230        1,363,680
 Depreciation...........................    2,181,432        2,065,781        1,331,028        1,131,397
 Minority Interest......................          N/A              N/A              N/A              N/A
Net Income-GAAP Basis...................    5,439,186        1,912,698        7,776,476        2,685,448
Taxable Income (Loss):
 -- from operations.....................      866,115        1,621,566        1,690,288        1,481,174
 -- from gain (loss) on sale or
  disposition...........................   10,019,470                0        8,338,765        2,927,201
 -- from other..........................            0                0                0                0
Cash generated from operations(10)......    6,292,833        4,688,070        7,901,310        4,393,646
Cash generated from sales...............            0        1,187,362(16)    8,583,803                0
Cash generated from refinancing.........            0                0                0                0
Cash generated from operations, sales
 and refinancing........................    6,292,833        5,875,432       16,485,113        4,393,646
Less: Cash distribution to investors:
 -- from operating cash flow(11)........    5,862,314        8,054,982        4,456,949        5,175,122
 -- from sales and refinancing..........            0                0                0          792,400(18)
Cash generated (deficiency) after cash
 distributions..........................      430,519       (2,179,550)      12,028,164       (1,573,876)
Less: special items.....................            0                0                0                0
Cash generated (deficiency) after cash
 distributions and special items........      430,519       (2,179,550)      12,028,164       (1,573,876)
Tax and Distribution Data Per $1000
 Invested
 Federal Income Tax Results:
 Ordinary income (loss).................  $     14.87      $     26.93      $     28.07      $     24.60
 Capital gain (loss)....................       166.40                0           141.45            48.61
 Other..................................            0                0                0                0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income...................        90.33            31.77            74.02            44.60
 -- Return of capital...................         7.03           102.01                0            54.51
 Source (on cash basis):
 -- Sales...............................            0                0                0                0
 -- Refinancing.........................            0                0                0                0
 -- Operations..........................        97.36           133.78            74.02            99.11
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program..................        92.97%           81.82%           63.06%           46.45%

                              TABLE III (6 OF 10)

                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                               CPA(R):6
                                          -----------------------------------------------------------------------------------
                                             1985          1986          1987          1988           1989           1990
                                          ----------    ----------    ----------    -----------    -----------    -----------
Gross Revenues..........................  $4,200,601    $6,432,252    $9,898,043    $11,197,061    $10,904,247    $11,092,133
Gain on sale............................           0             0             0              0              0              0
Other...................................           0             0             0              0              0              0
Extraordinary (charge) gain.............           0             0             0              0              0              0
Less:
 Operating expenses.....................     215,852       333,030       573,786        558,887        575,222        802,183
 Interest expense.......................     792,434     2,111,626     4,736,879      5,416,130      5,388,140      5,269,354
 Depreciation...........................       5,709       278,305     1,095,292      1,405,857      1,418,340      1,418,339
Net Income-GAAP Basis...................   3,186,606     3,709,291     3,492,083      3,816,187      3,522,545      3,602,257
Taxable Income:
 -- from operations.....................   2,650,283     2,577,849       982,403      1,219,990      1,218,257      1,338,235
 -- from gain on sale...................           0             0             0              0              0              0
 -- from extraordinary charge...........           0             0             0              0              0              0
 -- from other..........................           0             0             0              0              0              0
Cash generated from operations(4).......   3,194,889     4,509,489     5,239,285      4,983,579      5,032,548      5,201,952
Cash generated from sales...............           0             0             0              0              0              0
Cash generated from refinancing.........           0             0             0              0              0              0
Cash generated from other...............           0             0             0              0              0              0
Cash generated from operations, sales,
 refinancing and other..................   3,194,889     4,509,489     5,239,285      4,983,579      5,032,548      5,201,952
Less: Cash distribution to investors:
 -- from operating cash flow(5).........   2,422,433     4,274,550     4,154,307      4,198,176      4,247,146      4,316,026
 -- from sales and refinancing..........           0             0             0              0              0              0
Cash generated (deficiency) after cash
 distributions..........................     772,456       234,939     1,084,978        785,403        785,402        885,926

 Less: Special items....................           0             0             0              0              0              0
Cash generated (deficiency) after cash
 distributions and special items........     772,456       234,939     1,084,978        785,403        785,402        885,926
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
 Ordinary income (loss).................  $    51.96    $    50.54    $    19.26    $     23.92    $     23.88    $     26.23
 Other..................................           0             0             0              0              0              0
 Capital gain...........................           0             0             0              0              0              0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income..................       47.49         72.72         68.46          74.81          69.06          70.62
  -- Return of capital..................           0          7.85         12.98           7.49          14.20          13.99
 Source (on cash basis):
  -- Sales..............................           0             0             0              0              0              0
  -- Refinancing........................           0             0             0              0              0              0
  -- Operations.........................       47.49         80.57         81.44          82.30          83.26          84.61
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program).................         N/A           N/A           N/A            100%           100%           100%

                                                                             CPA(R):6
                                          -------------------------------------------------------------------------------
                                             1991               1992               1993           1994           1995
                                          -----------        -----------        -----------    -----------    -----------
Gross Revenues..........................  $11,406,582        $14,177,113        $15,387,180    $15,693,853    $16,737,899
Gain on sale............................            0                  0                  0              0              0
Other...................................      (55,783)(1)        (75,211)(3)            N/A            N/A            N/A
Extraordinary (charge) gain.............      (13,559)(2)              0                N/A            N/A      2,088,268(6)
Less:
 Operating expenses.....................    1,078,174          2,858,645          4,706,491      5,933,070      4,942,528
 Interest expense.......................    5,222,844          5,319,971          5,122,703      5,040,589      4,499,692
 Depreciation...........................    1,418,968          1,668,951          1,637,678      1,621,029      1,525,011
Net Income-GAAP Basis...................    3,617,254          4,254,335          3,920,308      3,099,165      7,858,936
Taxable Income:
 -- from operations.....................    1,831,848          2,227,427          2,091,787      1,156,303      7,871,636
 -- from gain on sale...................            0                  0                  0              0              0
 -- from extraordinary charge...........      (13,559)(2)              0                  0              0              0
 -- from other..........................     (250,032)(1)         27,303(3)               0              0              0
Cash generated from operations(4).......    5,719,005          6,066,705          5,531,994      5,094,336     11,133,036
Cash generated from sales...............            0                  0                  0              0              0
Cash generated from refinancing.........      870,913          2,414,076                  0              0              0
Cash generated from other...............            0             17,008(3)               0              0              0
Cash generated from operations, sales,
 refinancing and other..................    6,589,918          8,497,789          5,531,994      5,094,336     11,133,036
Less: Cash distribution to investors:
 -- from operating cash flow(5).........    4,421,586          4,633,297          4,676,223      4,704,691      4,736,359
 -- from sales and refinancing..........            0                  0                  0              0              0
Cash generated (deficiency) after cash
 distributions..........................    2,168,332          3,864,492            855,771        389,645      6,396,677
 Less: Special items....................            0                  0                  0              0              0
Cash generated (deficiency) after cash
 distributions and special items........    2,168,332          3,864,492            855,771        389,645      6,396,677
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
 Ordinary income (loss).................  $     35.65        $     43.67        $     41.01    $     22.67    $    154.38
 Other..................................            0               0.54                  0              0              0
 Capital gain...........................            0                  0                  0              0              0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income..................        70.91              83.40              76.85          60.76          92.89
  -- Return of capital..................        15.77               7.43              14.82          31.47              0
 Source (on cash basis):
  -- Sales..............................            0                  0                  0              0              0
  -- Refinancing........................            0                  0                  0              0              0
  -- Operations.........................        86.68              90.83              91.67          92.23          92.89
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program).................          100%               100%               100%           100%           100%

                                                     CPA(R):6
                                          ------------------------------
                                             1996               1997
                                          -----------        -----------
Gross Revenues..........................  $16,537,296        $17,384,088
Gain on sale............................       70,878(7)             N/A
Other...................................          N/A                N/A
Extraordinary (charge) gain.............          N/A                N/A
Less:
 Operating expenses.....................    4,914,538          5,048,701
 Interest expense.......................    4,003,726          3,715,143
 Depreciation...........................    1,664,514          1,780,317
Net Income-GAAP Basis...................    6,025,396          6,839,927
Taxable Income:
 -- from operations.....................    3,450,345          4,530,411
 -- from gain on sale...................      242,713                  0
 -- from extraordinary charge...........            0                  0
 -- from other..........................            0                  0
Cash generated from operations(4).......    7,615,526          8,075,717
Cash generated from sales...............            0                  0
Cash generated from refinancing.........            0                  0
Cash generated from other...............            0                  0
Cash generated from operations, sales,
 refinancing and other..................    7,615,526          8,075,717
Less: Cash distribution to investors:
 -- from operating cash flow(5).........    4,880,911          7,002,505
 -- from sales and refinancing..........
Cash generated (deficiency) after cash
 distributions..........................    2,734,615          1,073,212
 Less: Special items....................            0                  0
Cash generated (deficiency) after cash
 distributions and special items........    2,734,615          1,073,212
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
 Ordinary income (loss).................  $     67.67        $     88.85
 Other..................................            0                  0
 Capital gain...........................            0                  0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income..................        95.72             134.14
  -- Return of capital..................            0               3.19
 Source (on cash basis):
  -- Sales..............................            0                  0
  -- Refinancing........................            0                  0
  -- Operations.........................        95.72             137.33
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program).................        99.79%             99.79%

                              TABLE III (7 OF 10)
                      OPERATING RESULTS OF PRIOR PROGRAMS

     Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                                          CPA(R):7
                                                              ----------------------------------------------------------------
                                                                1986        1987         1988          1989           1990
                                                              --------   ----------   ----------    -----------    -----------
Gross Revenues..............................................  $ 90,399   $4,119,934   $9,066,142    $14,071,843    $13,725,684
Profit (loss) on sale of properties.........................       N/A          N/A          N/A            N/A         58,172(1)
Gain on sale of securities..................................       N/A          N/A    1,766,185(3)      48,158(3)      69,544(3)
Extraordinary gain charge...................................
Write-down of property......................................       N/A          N/A          N/A            N/A       (500,000)(2)
Other.......................................................       N/A          N/A          N/A            N/A            N/A
Less:
 Operating expenses.........................................    46,413      326,846    1,848,463      5,576,552      6,194,008
 Interest expense...........................................    22,911    1,389,385    3,479,631      4,657,478      4,718,573
 Depreciation...............................................         0      131,567    1,009,247      1,422,116      1,567,896
Net Income-GAAP Basis.......................................    21,075    2,272,136    4,494,986      2,463,855        872,923
Taxable Income (Loss):
 -- from operations.........................................   (51,877)   1,203,013    1,585,180      1,195,514          3,689
 -- from gain (loss) on sales...............................         0            0    1,766,185(3)      48,158(3)     127,716(1)(3)
 -- other...................................................         0            0            0              0              0
Cash generated from operations..............................  1,550,648   1,115,274    4,136,538      3,745,289      3,153,131
Cash generated from sales...................................         0            0    1,766,185(3)      48,158(3)     245,324
Cash generated from refinancing.............................         0            0            0              0              0
Cash generated from other...................................         0            0            0              0              0
Cash generated from operations, sales, refinancing and
 other......................................................  1,550,648   1,115,274    5,902,723      3,793,447      3,398,455
Less: Cash distribution to investors:
 -- from operating cash flow(6).............................         0    1,363,271    3,902,233      3,940,765      3,992,781
 -- from sales and refinancing..............................         0            0            0              0              0
Cash generated (deficiency) after cash distributions........  1,550,648    (247,997)   2,000,490       (147,318)      (594,326)
Less: Special items.........................................         0            0            0              0              0
Cash generated (deficiency) after cash distributions and
 special items..............................................  1,550,648    (247,997)   2,000,490       (147,318)      (594,326)
Tax and Distribution Data Per $1000 Invested
 Federal Income Tax Results:
 Ordinary income (loss).....................................  $  (4.29)  $    24.98   $    32.91    $     24.82    $       .08
 Other......................................................         0            0            0              0              0
 Capital gain...............................................         0            0        36.67           1.00              0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income.......................................         0        60.60        81.02          51.16          18.12
 -- Return of capital.......................................         0            0            0          30.66          64.78
 Source (on cash basis):
 -- Sales...................................................         0            0            0              0              0
 -- Refinancing.............................................         0            0            0              0              0
 -- Operations..............................................         0        60.60        81.02          81.82          82.90
  Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the
   Table (original total acquisition cost of properties
   retained divided by original total acquisition cost of
   all properties in program)...............................       N/A          N/A          N/A            100%         99.86%

                                                                                        CPA(R):7
                                                              -------------------------------------------------------------
                                                                 1991            1992            1993              1994
                                                              -----------     -----------     -----------       -----------
Gross Revenues..............................................  $13,648,275     $14,502,032     $12,243,029       $13,840,052
Profit (loss) on sale of properties.........................       54,197(4)          N/A        (552,383)(8)     7,814,474(10)
Gain on sale of securities..................................          N/A             N/A             N/A               N/A
Extraordinary gain charge...................................                                      879,433(12)      (511,503)
Write-down of property......................................          N/A             N/A      (3,303,228)(9)      (641,731)(11)
Other.......................................................          N/A        (141,723)(5)     435,106(3)        986,155
Less:
 Operating expenses.........................................    6,170,575       6,404,695       4,485,628         4,336,235
 Interest expense...........................................    4,471,097       4,155,956       3,324,398         3,537,640
 Depreciation...............................................    1,607,889       1,616,335       1,647,397         1,619,726
Net Income-GAAP Basis.......................................    1,452,911       2,183,323         244,534        11,993,846
Taxable Income (Loss):
 -- from operations.........................................      746,150       1,534,247      11,218,042         2,452,425
 -- from gain (loss) on sales...............................       54,197(4)            0       2,093,467        10,460,324
 -- other...................................................            0          51,875(5)      283,740           682,500
Cash generated from operations..............................    3,303,198       4,489,865       4,135,048         5,347,231
Cash generated from sales...................................      183,430(4)            0         283,740        14,662,004
Cash generated from refinancing.............................      978,087               0       1,047,890           700,000
Cash generated from other...................................            0          32,313(5)        3,578            38,281
Cash generated from operations, sales, refinancing and
 other......................................................    4,464,715       4,522,178       5,470,256        20,747,516
Less: Cash distribution to investors:
 -- from operating cash flow(6).............................    3,303,198       3,388,324(7)    2,948,590         3,246,729
 -- from sales and refinancing..............................      503,673               0               0                 0
Cash generated (deficiency) after cash distributions........      657,844       1,133,854       2,521,666        17,500,787
Less: Special items.........................................            0               0               0                 0
Cash generated (deficiency) after cash distributions and
 special items..............................................      657,844       1,133,854       2,521,666        17,500,787
Tax and Distribution Data Per $1000 Invested
 Federal Income Tax Results:
 Ordinary income (loss).....................................  $     15.49     $     31.85     $    232.91       $     50.92
 Other......................................................            0            1.08            5.89             14.17
 Capital gain...............................................            0               0           43.47            217.18
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income.......................................        30.17           45.33            5.08             67.41
 -- Return of capital.......................................        53.03           20.86           56.14                 0
 Source (on cash basis):
 -- Sales...................................................            0               0               0                 0
 -- Refinancing.............................................        10.46               0               0                 0
 -- Operations..............................................        72.74           66.19           61.22             67.41
  Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the
   Table (original total acquisition cost of properties
   retained divided by original total acquisition cost of
   all properties in program)...............................        99.70%          99.70%          97.86%            83.50%

                                                                                 CPA(R):7
                                                              -----------------------------------------------
                                                                 1995              1996              1997
                                                              -----------       -----------       -----------
Gross Revenues..............................................  $12,196,252       $12,731,328       $12,706,396
Profit (loss) on sale of properties.........................    1,019,362(13)        74,729(17)           N/A
Gain on sale of securities..................................    1,323,858(13)           N/A               N/A
Extraordinary gain charge...................................                             --               N/A
Write-down of property......................................     (319,685)(14)           --          (139,999)(18)
Other.......................................................      111,226(15)      (128,879)(15)     (128,649)(19)
Less:
 Operating expenses.........................................    4,986,585         5,181,249         5,921,214
 Interest expense...........................................    2,456,129         1,942,737         1,868,189
 Depreciation...............................................    1,361,952         1,154,088         1,213,286
Net Income-GAAP Basis.......................................    5,526,347         4,399,104         3,435,066
Taxable Income (Loss):
 -- from operations.........................................    3,451,813         3,856,378         3,268,674
 -- from gain (loss) on sales...............................            0          (188,980)         (144,260)
 -- other...................................................            0                 0                 0
Cash generated from operations..............................    5,089,776         5,499,073         4,682,499
Cash generated from sales...................................    1,546,019(13)       617,867(17)       200,000
Cash generated from refinancing.............................                             --                --
Cash generated from other...................................       31,457(16)        27,761(16)        30,787
Cash generated from operations, sales, refinancing and
 other......................................................    6,667,252         6,144,701         4,913,286
Less: Cash distribution to investors:
 -- from operating cash flow(6).............................   10,434,626         3,483,017         3,751,664
 -- from sales and refinancing..............................            0                 0                 0
Cash generated (deficiency) after cash distributions........   (3,767,490)        2,661,684         1,161,622
Less: Special items.........................................                              0                 0
Cash generated (deficiency) after cash distributions and
 special items..............................................   (3,767,490)        2,661,684         1,161,622
Tax and Distribution Data Per $1000 Invested
 Federal Income Tax Results:
 Ordinary income (loss).....................................  $     71.77       $     80.18       $     67.95
 Other......................................................            0                 0             (3.00)
 Capital gain...............................................            0             (4.14)                0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income.......................................       114.82             91.47             71.42
 -- Return of capital.......................................       101.98                 0              6.58
 Source (on cash basis):
 -- Sales...................................................                              0                 0
 -- Refinancing.............................................                              0                 0
 -- Operations..............................................       216.80             72.42             78.00
  Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the
   Table (original total acquisition cost of properties
   retained divided by original total acquisition cost of
   all properties in program)...............................        73.82%            73.16%            73.16%

                              TABLE III (8 OF 10)

                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS. MORTGAGE FINANCING FOR THE CPA(R) PROGRAMS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                           CPA(R):8
                                     ------------------------------------------------------------------------------------
                                        1988         1989          1990          1991            1992            1993
                                     ----------   -----------   -----------   -----------     -----------     -----------
Gross Revenues.....................  $2,877,969   $11,744,379   $14,120,755   $14,396,115     $15,176,928     $18,060,581
Profit on sale of properties.......         N/A           N/A           N/A         1,736(1)          N/A             N/A
Other..............................         N/A           N/A           N/A           N/A         (51,219)(2)      21,111
Extraordinary charge...............         N/A           N/A           N/A           N/A             N/A             N/A
Less:
 Operating expenses................     322,625       934,022       912,831     1,214,634       2,227,334       4,151,151
 Interest expense..................     939,460     4,871,609     6,917,234     7,095,848       6,943,303       6,737,293
 Depreciation......................     214,618       877,918     1,204,389     1,490,532       1,642,518       1,935,624
 Minority Interest.................         N/A           N/A           N/A           N/A             N/A             N/A
Net Income-GAAP Basis..............   1,401,266     5,060,830     5,086,301     4,596,837       4,312,554       5,257,624
Taxable Income (Loss):
 -- from operations................   1,043,085     3,268,042     2,910,667     2,819,692       3,009,471       5,060,536
 -- from gain on sale..............
 -- from other.....................           0             0             0         1,736(1)      (17,110)(2)           0
 -- from extraordinary charge......           0             0             0             0               0               0
Cash generated from operations.....   1,697,043     5,752,461     6,303,966     6,285,116       6,321,159       8,376,844
Cash generated from sales..........           0             0             0         7,991(1)            0               0
Cash generated from refinancing....           0             0             0             0               0               0
Cash generated from other..........           0             0             0             0          16,408(2)      253,858
Cash generated from operations,
 sales, refinancing and other......   1,697,043     5,752,461     6,303,966     6,293,107       6,337,567       8,630,702
Less: Cash distribution to
 investors:
 -- from operating cash flow(4)....     728,786     5,575,793     6,165,188     6,225,409       6,285,600       6,327,785
 -- from sales and refinancing.....           0             0             0             0               0               0
Cash generated (deficiency) after
 cash distributions................     968,257       176,668       138,778        67,698          51,697       2,302,917
Less: Special items................           0             0             0             0               0               0
Cash generated (deficiency) after
 cash distributions and special
 items.............................     968,257       176,668       138,778        67,698          51,697       2,302,917
Tax and Distribution Data Per $1000
 Invested
 Federal Income Tax Results:
   Ordinary income (loss)..........  $    16.97   $     43.41   $     38.67   $     37.46     $     39.98     $     67.23
   Other...........................           0             0             0          0.02(1)        (0.23)(2)           0
Cash Distributions to Investors:
 Source (on GAAP basis):
   -- Investment income............       20.91         67.23         67.57         61.07           57.29           69.84
   -- Return of capital............           0          6.84         14.33         21.63           26.21           14.22
 Source (on cash basis):
   -- Sales........................           0             0             0             0               0               0
   -- Refinancing..................           0             0             0             0               0               0
   -- Operations...................       20.91         74.07         81.90         82.70           83.50           84.06
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the last
 year reported in the Table
 (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of
 all properties in program)........         N/A           N/A           100%        99.99%          99.99%          99.99%

                                                              CPA(R):8
                                     -----------------------------------------------------------
                                        1994            1995            1996            1997
                                     -----------     -----------     -----------     -----------
Gross Revenues.....................  $18,804,769     $19,886,284     $16,207,400(5)  $14,927,898
Profit on sale of properties.......          N/A             N/A          21,697(6)          N/A
Other..............................       83,736         (62,359)(4)   1,239,400(4)      738,979(7)
Extraordinary charge...............     (120,000)(3)         N/A             N/A             N/A
Less:
 Operating expenses................    4,445,083       3,774,470       1,242,655       1,918,771
 Interest expense..................    6,266,275       5,799,127       5,232,928       4,543,266
 Depreciation......................    1,997,946       1,912,503       1,539,737       1,325,929
 Minority Interest.................          N/A             N/A             N/A             N/A
Net Income-GAAP Basis..............    5,892,029       8,337,825       9,453,177       7,878,911
Taxable Income (Loss):
 -- from operations................    4,565,116       7,475,178       7,792,097       6,578,096
 -- from gain on sale..............                                       50,641               0
 -- from other.....................            0               0               0               0
 -- from extraordinary charge......            0               0               0               0
Cash generated from operations.....    8,627,436      10,271,234      10,947,671       9,261,145
Cash generated from sales..........            0                         154,499               0
Cash generated from refinancing....            0               0               0               0
Cash generated from other..........      289,805         282,992(4)      161,795(4)      366,663
Cash generated from operations,
 sales, refinancing and other......    8,917,241      10,554,226      11,263,965       9,627,808
Less: Cash distribution to
 investors:
 -- from operating cash flow(4)....    6,357,899       6,413,927       6,549,558       7,357,886
 -- from sales and refinancing.....            0               0               0               0
Cash generated (deficiency) after
 cash distributions................    2,559,342       4,140,299       4,714,407       2,269,922
Less: Special items................            0               0               0               0
Cash generated (deficiency) after
 cash distributions and special
 items.............................    2,559,342       4,140,299       4,714,407       2,269,922
Tax and Distribution Data Per $1000
 Invested
 Federal Income Tax Results:
   Ordinary income (loss)..........  $     60.64     $     99.55     $    103.77     $     87.60
   Other...........................            0               0               0               0
Cash Distributions to Investors:
 Source (on GAAP basis):
   -- Investment income............        78.27           85.34           87.22           97.99
   -- Return of capital............         6.19               0               0               0
 Source (on cash basis):
   -- Sales........................            0               0               0               0
   -- Refinancing..................            0               0               0               0
   -- Operations...................        84.46           85.34           87.22           97.99
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the last
 year reported in the Table
 (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of
 all properties in program)........        97.69%          97.69%          97.25%          97.25%

                              TABLE III (9 OF 10)
                      OPERATING RESULTS OF PRIOR PROGRAMS
    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS. MORTGAGE FINANCING FOR THE CPA(R) PROGRAMS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                          CPA(R):9
                             ------------------------------------------------------------------
                                1989         1990          1991          1992          1993
                             ----------   -----------   -----------   -----------   -----------
Gross Revenues.............. $2,543,943   $10,284,029   $12,514,907   $12,280,669   $12,216,612
Profit on sale of
 properties.................        N/A           N/A         1,731(1)         N/A          N/A
Other.......................        N/A           N/A           N/A           N/A       658,052
Write-down of property......
Extraordinary charge........        N/A           N/A           N/A           N/A           N/A
Less:
 Operating expenses.........    432,917       808,315       887,820     1,308,664       963,533
 Interest expense...........  1,122,585     5,063,322     6,631,202     6,425,597     6,347,577
 Depreciation...............     29,901     1,141,461     1,697,599     1,697,599     1,697,599
 Minority Interest..........        N/A           N/A           N/A           N/A           N/A
Net Income-GAAP Basis.......    958,540     3,270,931     3,300,017     2,848,809     3,865,955
Taxable Income (Loss):
 -- from operations.........    710,320     2,624,917     2,816,278     2,612,003     3,316,011
 -- from gain on sale.......
 -- from other..............          0             0         1,731(1)           0            0
 -- from extraordinary
  charge....................          0             0             0             0             0
Cash generated from
 operations.................  1,784,343     3,895,420     5,662,385     5,211,896     5,906,190
Cash generated from sales...          0             0         1,897             0       522,878
Cash generated from
 refinancing................          0             0             0             0             0
Cash generated from other...          0             0             0             0             0
Cash generated from
 operations, sales,
 refinancing and other......  1,784,343     3,895,420     5,664,282     5,211,896     6,429,068
Less: Cash distribution to
 investors:
 -- from operating cash
  flow(4)...................    551,330     4,802,863     5,476,956     5,526,795     5,562,850
 -- from sales and
  refinancing...............          0             0             0             0             0
Cash generated (deficiency)
 after cash distributions...  1,233,013      (907,443)      187,326      (314,899)      866,218
Less: Special items.........          0             0             0             0             0
Cash generated (deficiency)
 after cash distributions
 and special items..........  1,233,013      (907,443)      187,326      (314,899)      866,218
Tax and Distribution Data
 Per $1000 Invested
 Federal Income Tax Results:
  Ordinary income (loss).... $    12.64   $     39.38   $     42.30   $     39.24   $     49.81
  Capital gain..............
  Other.....................          0             0          0.03(1)           0            0
Cash Distributions to
 Investors:
 Source (on GAAP basis):
  -- Investment income......      20.12         49.07         49.57         42.79         58.07
  -- Return of capital......          0         22.98         32.65         40.23         25.49
 Source (on cash basis):

                                                     CPA(R):9                                          CPA(R):10
                              -------------------------------------------------------   ---------------------------------------
                                 1994          1995          1996            1997          1990         1991           1992
                              -----------   -----------   -----------     -----------   ----------   -----------    -----------
Gross Revenues..............  $11,612,360   $11,946,610   $12,074,578     $11,986,186   $1,783,676   $11,169,869    $15,889,968
Profit on sale of
 properties.................          N/A           N/A        45,066(11)         N/A          N/A           N/A            N/A
Other.......................      669,020      (535,337)(6)     658,416(9)   687,423(9)        N/A           N/A            N/A
Write-down of property......                                                      N/A
Extraordinary charge........     (480,000)(4)         N/A         N/A             N/A          N/A       (40,818)(2)         N/A
Less:
 Operating expenses.........      949,925       998,762       564,905       1,415,642      393,287     1,358,840      2,241,255
 Interest expense...........    5,726,296     5,525,604     5,360,760       5,121,709      711,223     5,149,717      7,460,861
 Depreciation...............    1,697,599     1,697,599     1,677,253       1,450,319      230,176     1,242,512      1,756,126
 Minority Interest..........          N/A           N/A           N/A               0       72,594       492,191        570,880
Net Income-GAAP Basis.......    3,427,560     3,189,308     5,175,142       4,685,939      376,396     2,885,791      3,860,846
Taxable Income (Loss):
 -- from operations.........    3,030,197     3,805,214     4,431,434       4,410,918      452,075     2,958,235      3,059,213
 -- from gain on sale.......                                  106,024      (1,037,083)
 -- from other..............            0             0             0               0            0             0              0
 -- from extraordinary
  charge....................            0             0             0               0            0       (40,818)(2)           0
Cash generated from
 operations.................    5,807,477     5,921,560     6,162,302       6,568,323      496,208     4,881,135      6,071,495
Cash generated from sales...            0             0       324,126(11)           0            0             0              0
Cash generated from
 refinancing................            0             0             0               0            0             0              0
Cash generated from other...      484,044       463,274(7)     388,329(7)     350,364            0             0              0
Cash generated from
 operations, sales,
 refinancing and other......    6,291,521     6,384,834     6,874,757       6,918,687      496,208     4,881,135      6,071,495
Less: Cash distribution to
 investors:
 -- from operating cash
  flow(4)...................    5,589,709     5,616,322     5,643,736       6,779,152            0     4,266,821      5,860,479
 -- from sales and
  refinancing...............            0             0             0               0            0             0              0
Cash generated (deficiency)
 after cash distributions...      701,812       768,512     1,231,021         139,535      496,208       614,314        211,016
Less: Special items.........            0             0             0               0            0             0              0
Cash generated (deficiency)
 after cash distributions
 and special items..........      701,812       768,512     1,231,021         139,535      496,208       614,314        211,016
Tax and Distribution Data
 Per $1000 Invested
 Federal Income Tax Results:
  Ordinary income (loss)....  $     45.51   $     57.16   $     66.56     $     66.25   $     9.38   $     40.42    $     42.39
  Capital gain..............                                        0          (15.58)
  Other.....................            0             0             0               0            0          0.00              0
Cash Distributions to
 Investors:
 Source (on GAAP basis):
  -- Investment income......        51.48         47.90         77.73           70.38            0         45.13          53.49
  -- Return of capital......        32.48         36.45          7.04           31.44            0         21.60          27.71
 Source (on cash basis):

                                                                       CPA(R):10
                              -------------------------------------------------------------------------------------------
                                 1993          1994          1995           1996            1997                 1998
                              -----------   -----------   -----------    -----------     -----------          -----------
Gross Revenues..............  $16,128,694   $16,386,307   $16,131,750    $15,505,748     $14,665,622           14,462,401
Profit on sale of
 properties.................          N/A     1,177,284(5)         N/A     1,051,823(13)    (362,038)(14)(16)         N/A
Other.......................    1,478,086     1,529,736     1,595,406(9)   1,718,797(9)    1,806,760(9)         1,908,256(9)
Write-down of property......                               (7,519,431)(8)  (1,753,139)(12)         N/A                N/A
Extraordinary charge........          N/A      (253,902)                                                        1,638,375(17)
Less:
 Operating expenses.........    2,511,268     2,894,710     2,887,021      3,030,780       3,850,490(15)        3,719,149
 Interest expense...........    8,082,223     8,151,222     8,310,440      7,911,209       3,277,006            6,130,144
 Depreciation...............    1,944,589     1,945,769     1,967,631      2,007,557       6,467,266            2,043,223
 Minority Interest..........      587,472       599,839    (1,881,218)       583,283       2,023,890              636,617
Net Income-GAAP Basis.......    4,481,228     5,247,885    (1,076,149)     2,990,400         607,472            5,479,899
Taxable Income (Loss):
 -- from operations.........    2,697,330     2,618,952     3,778,032      3,529,835       7,585,200            5,169,310
 -- from gain on sale.......                                                 129,811       6,100,391                    0
 -- from other..............            0       823,905             0                              0                    0
 -- from extraordinary
  charge....................            0             0             0              0               0                    0
Cash generated from
 operations.................    6,284,822     6,311,466     6,263,624      6,656,840       6,481,196            6,226,328
Cash generated from sales...            0             0     5,122,501(10)   7,781,582(13)   1,480,259(14)             N/A
Cash generated from
 refinancing................            0             0             0              0               0                    0
Cash generated from other...            0             0             0              0               0                    0
Cash generated from
 operations, sales,
 refinancing and other......    6,284,822     6,311,466    11,386,125     14,438,422       7,961,455            6,226,328
Less: Cash distribution to
 investors:
 -- from operating cash
  flow(4)...................    5,916,386     5,950,669     5,975,481      5,981,514       5,294,000            5,231,589
 -- from sales and
  refinancing...............            0             0             0              0               0                    0
Cash generated (deficiency)
 after cash distributions...      368,436       360,797     5,410,644      8,456,908       2,667,455              994,739
Less: Special items.........            0             0             0              0               0                    0
Cash generated (deficiency)
 after cash distributions
 and special items..........      368,436       360,797     5,410,644      8,456,908       2,667,455              994,739
Tax and Distribution Data
 Per $1000 Invested
 Federal Income Tax Results:
  Ordinary income (loss)....  $     37.37   $     36.29   $     52.35    $     48.98     $     84.65          $     67.82
  Capital gain..............                                                    1.80               0                    0
  Other.....................            0         11.42             0              0               0                    0
Cash Distributions to
 Investors:
 Source (on GAAP basis):
  -- Investment income......        62.09         72.71        (14.93)         41.50           73.46                68.84
  -- Return of capital......        19.88          9.74         97.81          41.50               0                    0
 Source (on cash basis):

                                                          CPA(R):9
                             ------------------------------------------------------------------
                                1989         1990          1991          1992          1993
                             ----------   -----------   -----------   -----------   -----------
  -- Sales..................          0             0             0             0             0
  -- Refinancing............          0             0             0             0             0
  -- Operations.............      20.12         72.05         82.22         83.02         83.56
Amount (in percentage terms)
 remaining invested in
 program properties at the
 end of the last year
 reported in the Table
 (original total acquisition
 cost of properties retained
 divided by original total
 acquisition cost of all
 properties in program).....        N/A           N/A         99.99%        99.99%        99.99%

                                                     CPA(R):9                                          CPA(R):10
                              -------------------------------------------------------   ---------------------------------------
                                 1994          1995          1996            1997          1990         1991           1992
                              -----------   -----------   -----------     -----------   ----------   -----------    -----------
  -- Sales..................            0             0             0               0            0             0              0
  -- Refinancing............            0             0             0               0            0             0              0
  -- Operations.............        83.96         84.36         84.77          101.82            0        101.82          81.20
Amount (in percentage terms)
 remaining invested in
 program properties at the
 end of the last year
 reported in the Table
 (original total acquisition
 cost of properties retained
 divided by original total
 acquisition cost of all
 properties in program).....        99.99%        99.99%        92.90%          92.90%         N/A           N/A            N/A

                                                                       CPA(R):10
                              -------------------------------------------------------------------------------------------
                                 1993          1994          1995           1996            1997                 1998
                              -----------   -----------   -----------    -----------     -----------          -----------
  -- Sales..................            0             0             0              0               0                    0
  -- Refinancing............            0             0             0              0               0                    0
  -- Operations.............        81.98         82.45         82.88          83.00           73.46                68.64
Amount (in percentage terms)
 remaining invested in
 program properties at the
 end of the last year
 reported in the Table
 (original total acquisition
 cost of properties retained
 divided by original total
 acquisition cost of all
 properties in program).....          100%        93.93%        93.93%         82.27%          81.45%               81.45%

                              TABLE III (10 OF 10)
                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS. MORTGAGE FINANCING FOR THE CPA(R) PROGRAMS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                          CIP(R)
                                     ---------------------------------------------------------------------------------
                                       1991         1992         1993          1994           1995            1996
                                       ----         ----         ----          ----           ----            ----
Gross Revenues.....................  $  92,097   $5,306,275   $17,637,235   $25,958,329    $29,238,322     $32,546,638
Profit (loss) on sale of
 properties........................                                    NA     1,535,763(2)           0          (7,630)(6)
Other..............................                             1,478,086     1,613,451      2,800,337(4)    3,633,869(4)(7)
Extraordinary charge...............                                    NA            NA       (401,269)(3)    (275,000)(3)
Write-down of property.............                                                                         (1,753,455)
Less:
 Operating expenses................    207,640    1,638,870     3,456,274     4,490,683      5,654,751       6,022,323
 Interest expense..................     22,790    1,338,083     6,652,011    11,027,689     13,512,254      14,241,203
 Depreciation......................      9,799      312,609     1,018,886     1,514,114      2,493,366       2,968,173
 Minority Interest.................                                     0       459,583        748,841         766,582
Net Income (Loss) -- GAAP Basis....   (148,132)   2,016,713     7,990,823    11,615,474      9,228,178      10,146,141
Taxable Income (Loss):
 -- from gain on sale..............
 -- from operations................   (148,132)   1,880,687     6,450,406     7,806,855      9,638,818      10,048,321
 -- from other.....................                                     0             0              0         656,796
 -- from extraordinary charge......                                     0             0              0               0
Cash generated from operations.....     73,399    2,913,159             0    12,086,809     13,008,549      15,346,178
Cash generated from sales..........                                     0    12,008,853      5,927,217(5)    2,044,260(6)
Cash generated from refinancing....                                     0       160,000                             --
Cash generated from other..........                                     0             0      2,003,099(4)      835,243(7)
Cash generated from operations,
 sales, refinancing and other......     73,399            0    10,717,806    24,255,662     20,938,865      18,225,681
Less: Cash distribution to
 investors:
 -- from operating cash flow(1)....               2,915,819     8,122,156    11,358,858     11,452,669      12,488,221
 -- from sales and refinancing.....                                     0             0              0               0
Cash generated (deficiency) after
 cash distributions................     73,399       (2,660)    2,595,650    12,896,804      9,486,196       5,737,460
Less: Special items................                                     0             0              0               0
Cash generated (deficiency) after
 cash distributions and special
 items.............................     73,399       (2,660)    2,595,650    12,896,804      9,486,196       5,737,460
Tax and Distribution Data Per $1000
 Invested
  Federal Income Tax Results:
 Ordinary income (loss)............  $  (84.90)  $    29.24   $     52.14   $     55.10    $     68.09     $     63.43
 Capital Gain......................                                                                               4.15
 Other.............................                                     0             0              0               0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income..............                   31.35         64.59         80.17          65.19           64.05
 -- Return of capital..............                   13.98          1.06             0          15.71           14.79
 Source (on cash basis):
 -- Sales..........................                                     0             0              0               0
 -- Refinancing....................                                     0             0              0               0
 -- Operations.....................                   45.33         65.65         80.17          80.90           78.84
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the last
 year reported in the Table
 (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of
 all properties in program)........        N/A          N/A           N/A           N/A            N/A             N/A

                                                 CIP(R)
                                     -------------------------------
                                        1997                1998
                                        ----                ----
Gross Revenues.....................  $34,247,395         $35,043,910
Profit (loss) on sale of
 properties........................     (343,963)(8)(10)         N/A
Other..............................    3,109,120(4)        3,264,738(11)
Extraordinary charge...............      427,448(9)        1,638,375(12)
Write-down of property.............                              N/A
Less:
 Operating expenses................    7,942,880           8,285,568
 Interest expense..................   14,202,295          13,542,952
 Depreciation......................    3,435,128           3,577,549
 Minority Interest.................      773,317             809,309
Net Income (Loss) -- GAAP Basis....   11,086,326          13,731,645
Taxable Income (Loss):
 -- from gain on sale..............       81,144                   0
 -- from operations................   11,157,568          13,630,377
 -- from other.....................            0                   0
 -- from extraordinary charge......            0                   0
Cash generated from operations.....   14,953,605          18,043,726
Cash generated from sales..........    1,194,272(8)              N/A
Cash generated from refinancing....           --                   0
Cash generated from other..........           --                   0
Cash generated from operations,
 sales, refinancing and other......   16,147,877          18,043,726
Less: Cash distribution to
 investors:
 -- from operating cash flow(1)....   13,681,539          14,957,641
 -- from sales and refinancing.....            0                   0
Cash generated (deficiency) after
 cash distributions................    2,466,338
Less: Special items................            0
Cash generated (deficiency) after
 cash distributions and special
 items.............................    2,466,338           3,086,085
Tax and Distribution Data Per $1000
 Invested
  Federal Income Tax Results:
 Ordinary income (loss)............  $     64.87         $     65.66
 Capital Gain......................          .47                   0
 Other.............................            0                   0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income..............        64.46               66.15
 -- Return of capital..............        15.09                5.91
 Source (on cash basis):
 -- Sales..........................            0                   0
 -- Refinancing....................            0                   0
 -- Operations.....................        79.55               72.05
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the last
 year reported in the Table
 (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of
 all properties in program)........          N/A                 N/A

                                                                         CPA(R):12
                                     ---------------------------------------------------------------------------------
                                      1993        1994        1995           1996             1997            1998
                                      ----        ----        ----           ----             ----            ----
Gross Revenues.....................  $ 2,558    $465,327   $3,993,647     $11,433,627     $ 25,313,419     $34,563,142
Profit (loss) on sale of
 properties........................                                                                 --             N/A
Other..............................              554,571    1,322,990(11)   2,042,400(11)    2,086,993(11)   2,178,813
Extraordinary charge...............                                                --                         (379,246)(13)
Write-down of property.............                                --             N/A                       (4,281,421)(14)
Less:
 Operating expenses................    5,211     900,393    1,551,098       2,792,846        5,074,248       6,664,488
 Interest expense..................              147,256    1,260,189       3,525,774        6,499,865       8,557,890
 Depreciation......................                           390,307         947,206        3,022,683       5,160,001
 Minority Interest.................                                                                                  0
Net Income (Loss) -- GAAP Basis....   (2,653)    (27,751)   2,115,043       6,210,201       12,803,616      11,698,909
Taxable Income (Loss):
 -- from gain on sale..............                                                --            6,900               0
 -- from operations................   (2,653)    390,164    2,375,613       5,670,787       15,389,092      15,794,247
 -- from other.....................                                                                                  0
 -- from extraordinary charge......                                                --
Cash generated from operations.....    2,807     591,308    3,661,087       7,747,104       19,955,591      21,781,298
Cash generated from sales..........                         1,375,000(11)          --      138,960,203             N/A
Cash generated from refinancing....                                                                          7,042,051
Cash generated from other..........                                                                                  0
Cash generated from operations,
 sales, refinancing and other......    2,807     591,308    5,036,087       7,747,104      158,915,794      28,823,349
Less: Cash distribution to
 investors:
 -- from operating cash flow(1)....                         2,350,687       6,779,669       15,081,819      23,027,690
 -- from sales and refinancing.....                                                --               --               0
Cash generated (deficiency) after
 cash distributions................    2,807     591,308    2,685,400         967,435      143,833,975
Less: Special items................                                                --
Cash generated (deficiency) after
 cash distributions and special
 items.............................    2,807     591,308    2,685,400         967,435      143,833,975       5,795,659
Tax and Distribution Data Per $1000
 Invested
  Federal Income Tax Results:
 Ordinary income (loss)............  $  (.13)   $  14.36   $    59.14     $     54.71     $      54.44     $     55.25
 Capital Gain......................                                                                .02               0
 Other.............................                                                                                  0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income..............                        $    52.66     $     59.91     $      45.30           40.92
 -- Return of capital..............                              5.87            5.49             8.06           39.63
 Source (on cash basis):
 -- Sales..........................                                                                                  0
 -- Refinancing....................                                                                                  0
 -- Operations.....................                             58.53           65.40            53.36           80.55
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the last
 year reported in the Table
 (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of
 all properties in program)........      N/A         N/A          N/A             N/A              N/A             N/A

                             FOOTNOTES TO CPA(R):1

(1) Results from the sale of a one acre portion of the land which was a part of the property net leased to Varo, Inc. The net proceeds from the sale of this land were applied to repay a portion of the outstanding principal balance of the mortgage loan to CPA(R):1 used to finance the acquisition of the Property.

(2) Results from the sale of 11.37 acres of land which was a part of the property net leased to the Gap Stores, Inc.

(3) Represents loss on disposition of the 2400 Industrial Lane Property as a result of the transfer of the Partnership's interest in the Property.

(4) Represents write-down of the 2400 Industrial Lane Property.

(5) Results from the sale of properties net leased to Kobacker Stores, Inc.

(6) Result of refinancing mortgage loan on property leased to the Gap Inc.

(7) Results from the sale of the property net leased to Winn-Dixie Stores, Inc.

(8) For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS, No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.

(9) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

                             FOOTNOTES TO CPA(R):2

(1) Results from the sale of 3,441 square feet of land net leased to G.D. Searle & Co. and sale of the property net leased to General Refractories Company.

(2) Represents unamortized balance of deferred charges in connection with refinancing of mortgage loans on properties leased to Heekin Can Inc., Paper Corporation of America and Gibson Greeting Cards, Inc.

(3) For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.

(4) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

(5) Results from the sale of properties leased to Heekin Can, Inc.

(6) In connection with the sale of the Heekin properties, CPA(R):2 incurred an extraordinary charge upon paying off the related mortgage loan.

(7) Results from the sale of property in Hammond, Louisiana leased to G.D. Searle and Company.

(8) Represents write-down of the Moorestown, N.J. property.

(9) Represents write-down of the Reno, Nevada property.

                               FOOTNOTES TO CPA(R):3

 (1) Results from the sale of properties net leased to Commodities Corporation and Knudsen Corporation.

 (2) Represents unamortized balance of deferred charges in connection with refinancing of mortgage loan on property net leased to Gibson Greeting Cards, Inc. and pay-off of mortgage loan on property net leased to The Leslie Fay Company.

 (3) For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS. No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.

 (4) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

 (5) Represents deposit received from Leslie Fay Co. in the amount of $8,533,614 for partial payment due under a purchase option for property it leases in Wilkes Barre, Pennsylvania. $3,333,333 of this amount was distributed to partners in July 1992.

 (6) Represents write-down of the Moorestown, N.J. property.

 (7) Represents write-down of the Reno, Nevada property.

 (8) Represents write-down of the Leslie Fay property to net sales proceeds.

 (9) Results of settlement with Leslie Fay.

(10) Represents sales proceeds of property in Wilkes Barre, Pennsylvania.

                             FOOTNOTES TO CPA(R):4

 (1) Results from the sale of properties net leased to Knudsen Corporation.

 (2) Represents writedown of Beaumont, Texas property, formerly net leased to Gulf Consolidated Services, Inc.

 (3) Represents gain on restructuring of debt on Beaumont, Texas property formerly net leased to Gulf Consolidated Services, Inc.

 (4) Represents prepayment charge resulting from refinancing of the original loan for property net leased to Simplicity Manufacturing, Inc.

 (5) Represents prepayment charge resulting from refinancing of the original loan for property net leased to Brodart Co.

 (6) For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account, but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.

 (7) Represents acquisition of hotel operations for a property formerly leased to Integra-A Hotel and Restaurant Company.

 (8) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

 (9) Represents extinguishment of debt on the property located in Beaumont, Texas.

(10) Results from sale of property net leased to Genesco, Inc.

(11) Includes equity income and net hotel operating results for 1996.

(12) Results from the exchange of a hotel property in Kenney, Louisiana for an investment in American General Hospitality Operating Partnership L.P.

(13) Represents writedown of the property net leased to Simplicity Manufacturing, Inc.

(14) Represents equity income for 1997.

                             FOOTNOTES TO CPA(R):5

 (1) Represents sale of Buffalo, New York property formerly net leased to Williams Hand Tool, Inc.

 (2) Represents exchange of property net leased to Industrial General
     Corporation.

 (3) Represents prepayment charge resulting from refinancing of the original loan for property net leased to Pace Membership Warehouse, Inc.

 (4) Represents write-down of Buffalo, New York property formerly net leased to Williams Hand Tool, Inc.

 (5) Represents acquisition of hotel operations for properties formerly leased to subsidiaries of Landmark Hotel Corporation.

 (6) Results from the sale of a 3.0815 acre parcel of land which was a portion of the property net leased to Industrial General Corporation.

 (7) Represents write-down of Columbus, Georgia property leased to Williams Hand Tool, Inc.

 (8) Represents a gain on release of mortgage escrow funds and related interest income earned in the escrow reserve accounts for the hotel properties located in Alpena and Petoskey, Michigan.

 (9) Represents disposition of Columbus, Georgia property formerly leased to Williams Hand Tool, Inc. and sale of a parcel of land in Elyria, Ohio formerly leased to Industrial General Corporation.

(10) For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial

     Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.

(11) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

(12) Results from the settlement and lease termination agreement for the hotel properties in Michigan.

(13) Represents write-down of the preferred stock investment and the estimated residual value of the South Boston and Kenbridge, Virginia properties.

(14) Results from sale of the Tampa, Florida and the Forrest City, Arkansas properties.

(15) Represents the extinguishment of debt on the Tampa, Florida property and properties located in Gordonsville, Virginia and North Bergen, NJ.

(16) Results from sale of properties in Bold Knob, Arkansas, Ballville, Ohio, Newburyport, Massachusetts, Gardensville, Virginia and North Bergen, New Jersey.

(17) Represents the writedown of hotel property in Rapid City, South Dakota and the property on Elepia, Ohio; and writing off the note receivable and preferred stock of Rochester Butten Company.

(18) Represents sale of property in Hodgkins, Illinois leased to GATX Logistics, Inc., property in Helena, Montana and a hotel property in Rapid City, South Dakota.

(19) Represents write-down of hotel property in Rapid City, South Dakota. A special distribution of $792,400 was declared and paid in January 1997.

(20) Results from foreclosure on the properties net leased to Arley Merchandise Corporation.

(21) Represents writedown of properties net leased to Arley Merchandise Corporation.

                             FOOTNOTES TO CPA(R):6

(1) Represents acquisition of hotel operations for properties formerly leased to subsidiaries of Landmark Hotel Corporation.

(2) Represents unamortized balance of deferred charges in connection with the refinancing of the mortgage loan secured by a property leased to Martin Marrietta Corporation.

(3) Represents acquisition of hotel operations for property formerly leased to Integra-A Hotel and Restaurant Company.

(4) For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account, but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.

(5) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

(6) Represents gain on restructuring of debt on the property leased to Anthony's Manufacturing Company, Inc.

(7) Result from the sale of two properties leased to Autozone, Inc.

                             FOOTNOTES TO CPA(R):7

 (1) Results from the sale of approximately 10 acres of land which was a portion of the property net leased to Emb-Tex Corporation.

 (2) Represents write-down of 10 properties formerly net leased to Yellow Front Stores, Inc.

 (3) Represents the gain on the sale of securities of Mid-Continent Bottlers, Inc. and income from equity investments.

 (4) Results of the sale of .22 acres of land formerly part of a property located in Scottsdale, Arizona. See Table V.

 (5) Represents acquisition of hotel operations for property formerly leased to Integra-A Hotel and Restaurant Company.

 (6)To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

 (7) Includes $200,364 of distributions paid to the Corporate General Partner attributable to 1991.

 (8) Results from sale of properties located in Travelers Rest, South Carolina and Phoenix, Arizona.

 (9) Represents write-down of the Jupiter and Plant City, Florida properties.

(10) Results from sale of properties leased to Mid-Continent, Bottlers, Inc.

(11) Represents write-down of properties located in Fredricksburg, Virginia and Jefferson, Georgia.

(12) Represents an extraordinary gain upon extinguishment of the Yellow Front Stores, Inc. loan.

(13) Result of sale of the Jupiter, Florida Property.

(14) Represents writedown of Monte Vista, Colorado property.

(15) Represents earnings from discontinued operations and loss from equity investments.

(16) Represents cash distributed from equity investments.

(17) Result of sale of property in Denham Springs, Louisiana leased to AutoZone, Inc. and a property in Monte Vista, Colorado formerly leased to Yellow Front Stores, Inc.

(18) Represents writedown on properties net leased to Swiss M-Tex, L.P.

(19) Represents equity income for 1997.

                             FOOTNOTES TO CPA(R):8

(1) Results from the sale of a parcel of land which was a portion of the property net leased to Furon Company.

(2) Represents acquisition of hotel operations for property formerly leased to Integra-A Hotel and Restaurant Company.

(3) Results from the refinancing of property leased to Detroit Diesel
    Corporation.

(4) Includes of equity income for 1993, 1994, 1995 and 1996 income (loss) and hotel operating results for 1996.

(5) Results from the exchange of a hotel property in Kennes, Louisiana for an investment in American General Hospitality Operating Partnership L.P.

(6) Results from the sale of two properties leased to Furon Company.

(7) Represents equity income for 1997.

                       FOOTNOTES TO CPA(R):9 & CPA(R):10

 (1) Results from the sale of a parcel of land which was a portion of the property net leased to Furon Company.

 (2) Represents loan prepayment charge resulting from refinancing of loan secured by property located in Denton, Texas leased to K mart Corporation.

 (3) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

 (4) Results from the refinancing of property leased to Detroit Diesel Corporation.

 (5) Results from sale of properties leased to Data Documents Inc. and the Pace Membership Warehouse, Inc.

 (6) Represents write-off of investment in Limited Partnership and income from Equity investments.

 (7) Represents cash distributions from Equity investments in excess of income.

 (8) Represents write-down of the Stamford, Connecticut property.

 (9) Results of Equity investments for 1993, 1994, 1995, 1996, 1997 and 1998.

(10) Results of sale of Data Documents property.

(11) Results from the sale of two properties leased to Furon Company.

(12) Represents write-down of the Harvest Foods, Inc. properties.

(13) Results from the sale of properties leased to Safeway Stores Incorporated, Empire of America Realty Credit Corp. and Best Buy Co., Inc.

(14) Results from the sale of Enviro Works, Inc. securities, and the sale of properties formerly leased to Harvest Foods, Inc.

(15) Results from the transfer of CPA:10's general partnership interest in Hope Street Connecticut to CPA:9 and the extinguishment of debt on a first priority mortgage loan on properties formerly leased to Harvest Foods, Inc.

(16) Results include subordinated disposition fees.

(17) Results from the satisfaction of a subordinated mortgage note.

                               NOTES TO CPA(R):10

(1) CPA(R):10 made quarterly distributions in the following amounts per $1,000 invested on the dates specified: January, 1999 -- $17.69 and April, 1999 -- $17.71.

                        FOOTNOTES TO CIP(R) & CPA(R):12

 (1) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

 (2) Results from sale of property leased to Data Documents, Inc.

 (3) Result of refinancing mortgage loans on property leased to TBWA Chait/Day.

 (4) Results of Equity Investments for 1993, 1994, 1995 and 1996 income (loss) and cash distributed.

 (5) Results of Sale of Data Documents property.

 (6) Loss on sale of properties based to Safeway Stores, Incorporated.

 (7) Gain on sale of 22,500 Garden Ridge Corporation common stock warrants.

 (8) Results of sale of properties formerly leased to Harvest Foods, Inc.

 (9) Gain on the extinguishment of debt on a first priority mortgage loan on properties formerly leased to Harvest Foods, Inc.

(10) Results include subordinated disposition fees.

(11) Results of equity investments income (loss) and cash distributed.

(12) Results from the satisfaction of a subordinated mortgage note.

(13) Results from the prepayment of mortgage debt on the Etec Systems, Inc. properties.

(14) Represents writedown of Lanxide Corporation property.

                          NOTES TO CIP(R) & CPA(R):12

(1) CIP(R) made quarterly distributions in the following amounts per $1,000 invested on the dates specified: January, 1999 -- $20.68; and April, 1999 -- $20.70.

(2) CPA(R):12 made quarterly distributions in the following amounts per $1,000 invested on the dates specified: January, 1999 -- $20.68 and April, 1999 -- $20.33.

                                    TABLE IV
                         RESULTS OF COMPLETED PROGRAMS

     Table IV provides information on Prior Programs that have completed operations since January 1, 1993. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY.

                                CPA(R):1      CPA(R):2      CPA(R):3      CPA(R):4        CPA(R):5        CPA(R):6      CPA(R):7
                               -----------   -----------   -----------   -----------     -----------     -----------   -----------
Dollar Amount Raised.........  $20,000,000   $27,500,000   $33,000,000   $42,784,000     $56,600,000     $47,930,000   $45,274,000
Number of Properties
  Purchased..................           24            19            17            12              36              54            53
Date of Closing of
  Offering...................      9/30/79       9/23/80       5/13/82       6/16/83         3/31/84         2/13/85       9/17/87
Date of First Sale of
  Property...................       6/6/89       7/15/86      10/22/86      10/22/86        12/31/87         4/28/95       12/3/93
Date of Final Sale of
  Property(1)................       1/1/98        1/1/98        1/1/98        1/1/98          1/1/98          1/1/98        1/1/98
Tax and Distribution Data per
  $1000 Investment Through
  Federal Income Tax Results:
    Ordinary income (loss)...  $    547.51   $  1,044.25   $  1,844.85   $    678.36     $    300.55     $    649.69   $    629.58
      -- from operations.....         0.00          0.00          0.00         (0.33)           0.00            0.00          0.00
    Capital Gain (loss)......  $     11.34   $    858.72   $    105.88   $    109.97     $    354.66     $      0.00   $    291.18
      -- Other...............  $      0.00   $      0.00   $      0.00   $      0.00     $     43.48     $      0.54   $     21.14
Cash Distributions to
  Investors
  Source (on Gaap basis)
    -- Investment Income.....       765.68      2,069.50      2,115.01      1,405.10          928.11        1,017.83        636.60
    -- Return of Capital.....     1,517.49      1,524.35      1,832.07      1,591.09        1,136.70        1,509.79      1,441.83
  Source (on Cash basis)
    -- Sales.................     1,051.80      1,818.20      1,677.00      1,358.60          734.80        1,380.60      1,107.80
    -- Refinancing...........         0.00          0.00          0.00          0.00            0.00            0.00         10.46
    -- Operations............     1,231.37      1,775.65        100.00      1,542.63        1,330.01        1,147.02        941.13
    -- Other.................         0.00          0.00      1,935.48          0.00            0.00            0.00          0.00

                                CPA(R):8        CPA(R):9
                               -----------     -----------
Dollar Amount Raised.........  $67,749,000     $59,990,000
Number of Properties
  Purchased..................           47              33
Date of Closing of
  Offering...................      6/30/89         4/30/91
Date of First Sale of
  Property...................      4/15/94          9/5/96
Date of Final Sale of
  Property(1)................       1/1/98          1/1/98
Tax and Distribution Data per
  $1000 Investment Through
  Federal Income Tax Results:
    Ordinary income (loss)...  $    595.28     $    418.85
      -- from operations.....         0.00            0.00
    Capital Gain (loss)......  $      0.00     $    (15.58)
      -- Other...............  $     (0.21)    $      0.03
Cash Distributions to
  Investors
  Source (on Gaap basis)
    -- Investment Income.....       692.73          467.11
    -- Return of Capital.....     1,480.42        1,281.36
  Source (on Cash basis)
    -- Sales.................     1,391.00        1,052.60
    -- Refinancing...........         0.00            0.00
    -- Operations............       782.15          695.89
    -- Other.................         0.00            0.00

                                   FOOTNOTES

(1) Date of exchange of Partnership units for listed shares of Carey Diversified LLC.

                                    TABLE V
          SALES OR DISPOSITIONS OF PROPERTIES AS OF DECEMBER 31, 1997

     Table V provides information on the sales and dispositions of property held by Prior Programs since January 1, 1994. THE INFORMATION IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE PERFORMANCE OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS.

                                                      SELLING PRICE NET OF CLOSING COSTS AND GAAP ADJUSTMENTS
                                               ---------------------------------------------------------------------
                                                                             PURCHASE
                                                  CASH                        MONEY      ADJUSTMENTS
                                                RECEIVED       MORTGAGE      MORTGAGE     RESULTING        TOTAL
                                                 NET OF         BALANCE       TAKEN         FROM          PROCEEDS
                        DATE       DATE OF       CLOSING        AT TIME      BACK BY     APPLICATION      RECEIVED
      PROPERTY        ACQUIRED      SALE          COSTS         OF SALE      PROGRAM       OF GAAP       FROM SALE
      --------        --------     -------      --------       --------      --------    -----------     ---------
G.D. Searle and
 Co.(1).............   5/15/80       1/4/94    $   124,615    $         0       0           None        $    124,615
Plant City,
 Florida(2).........   3/31/89      4/15/94      1,200,000              0       0           None           1,200,000
Jefferson,
 Georgia(3).........   3/31/89       8/5/94        844,778              0       0           None             844,778
Mid Continental
 Bottlers,
 Inc.(4)............  12/31/86     10/14/94     13,904,680      3,895,320       0           None          17,800,000
Pace Membership
 Warehouse,
 Inc.(5)............   8/12/86     11/10/94      3,639,563      3,290,437       0           None           6,930,000
Pace Membership
 Warehouse,
 Inc.(6)............  12/23/92     11/10/94      3,466,100      3,500,000       0           None           6,966,100
Data Documents,
 Inc.(7)............   3/18/93     11/28/94      7,710,740      7,721,000       0           None          15,431,740
Industrial General
 Corporation(8).....   8/30/85     12/30/94          4,062        645,938       0           None             650,000
Industrial General
 Corporation(12)....   8/30/85      9/14/95        466,961      2,920,401       0           None           3,387,362
Liberty Fabrics of
 New York(13).......    1/3/84      12/3/95      5,509,000      3,850,000       0           None           9,359,000
Genesco, Inc.(14)...    6/2/83      6/30/95      9,477,492      5,722,508       0           None          15,200,000
Jupiter,
 Florida(15)........  12/11/86     12/20/95      1,546,020      2,602,883       0           None           4,148,903
Leslie Fay
 Company(16)........   4/30/82      1/10/96     14,053,816              0       0           None          14,053,816
Helena,
 Montana(17)........    5/1/85      1/19/96      1,741,261      2,866,324       0           None           4,607,585
Autozone,
 Inc.(18)...........    5/2/86      1/26/96              0        627,106       0           None             627,106
Safeway Stores,
 Inc.(19)...........  12/19/91      1/26/96      4,649,270              0       0           None           4,649,270
                                  & 2/15/96
Autozone,
 Inc.(20)...........   8/24/87      2/12/96        431,779              0       0           None             431,779
Monte Vista,
 Colorado(21).......   1/29/88      2/14/96        186,090              0       0           None             186,090
Empire of America
 Credit Corp.(22)...   6/28/91      3/15/96      3,583,013      4,442,872       0           None           8,025,885
GATX Logistics,
 Inc.(23)...........    6/7/86       4/9/96      9,428,270      3,208,526       0           None          12,636,796
Best Buy Co.
 Inc.(24)...........  10/16/92      5/16/96      1,593,559      1,509,371       0           None           3,102,930
Furon Company(25)...   1/29/90       9/9/96        478,626        892,180       0           None           1,370,806
Rapid City, South
 Dakota(26).........   4/24/85      10/1/96       (290,728)     4,505,000       0           None           4,214,272
Kobacker Stores,
 Inc.(27)...........   1/17/79     10/17/96        216,451        139,507       0           None             355,958
Winn-Dixie Stores,
 Inc.(28)...........  12/28/79      8/11/97      1,042,200              0       0           None           1,042,200
Harvest Foods,
 Inc.(29)...........   2/21/92       9/3/97      2,388,544              0       0           None           2,388,544
                                  & 9/30/97
Arley Merchandise
 Corporation(30)....   7/13/84     11/17/97              0      4,754,940       0           None           4,754,940
Swiss M-Tex,
 L.P.(31)...........   8/26/87     11/26/97        200,000              0       0           None             200,000
                                               -----------    -----------                               ------------
                                               $87,596,162    $57,094,313       0             --        $144,690,475
                                               ===========    ===========                               ============

                             COST OF PROPERTIES INCLUDING
                              CLOSING AND SOFT COSTS(11)
                      ------------------------------------------
                                                       TOTAL
                                                    ACQUISITION          EXCESS
                                                       COST,          (DEFICIENCY)
                                                      CAPITAL         OF OPERATING
                       ORIGINAL       ORIGINAL      IMPROVEMENT,     RECEIPTS OVER
                        EQUITY        MORTGAGE      CLOSING AND           CASH
      PROPERTY        INVESTMENT      FINANCING      SOFT COSTS     EXPENDITURES(9)
      --------        ----------      ---------     ------------    ---------------
G.D. Searle and
 Co.(1).............  $   218,038    $         0    $    218,038      $   249,998
Plant City,
 Florida(2).........      934,075      1,370,064       2,304,139          964,989
Jefferson,
 Georgia(3).........      893,466      1,310,496       2,203,962          855,611
Mid Continental
 Bottlers,
 Inc.(4)............    4,945,126      5,040,000       9,985,126       10,004,008
Pace Membership
 Warehouse,
 Inc.(5)............    2,433,500      3,400,000       5,833,500        2,485,104
Pace Membership
 Warehouse,
 Inc.(6)............    3,149,314      3,500,000       6,649,314          439,632
Data Documents,
 Inc.(7)............    5,455,634      8,000,000      13,455,634          941,446
Industrial General
 Corporation(8).....      759,902        777,352       1,537,254        1,143,549
Industrial General
 Corporation(12)....    3,055,324      3,124,940       6,180,264        4,596,363
Liberty Fabrics of
 New York(13).......    2,500,000      4,500,000       7,000,000        6,139,226
Genesco, Inc.(14)...    5,102,128      6,600,000      11,702,128       12,865,450
Jupiter,
 Florida(15)........    2,766,322      4,000,000       7,855,572        1,207,991
Leslie Fay
 Company(16)........    4,000,000      5,400,000       9,400,000       17,810,804
Helena,
 Montana(17)........    4,012,908      2,937,500       6,950,408        4,923,483
Autozone,
 Inc.(18)...........      242,508        280,136         522,644          254,234
Safeway Stores,
 Inc.(19)...........    5,541,790              0       5,541,790        1,852,277
Autozone,
 Inc.(20)...........      357,050              0         357,050          303,583
Monte Vista,
 Colorado(21).......      259,422        358,869         618,291           96,429
Empire of America
 Credit Corp.(22)...    2,830,000      4,500,000       7,463,792        1,571,108
GATX Logistics,
 Inc.(23)...........    8,780,378      3,500,000      12,280,378       16,661,862
Best Buy Co.
 Inc.(24)...........      835,000      1,600,000       2,538,839          520,071
Furon Company(25)...      618,777        932,240       1,551,017          416,119
Rapid City, South
 Dakota(26).........    3,100,000      6,800,000      10,515,701        3,470,494
Kobacker Stores,
 Inc.(27)...........      166,882        211,949         378,831          209,139
Winn-Dixie Stores,
 Inc.(28)...........    1,101,904              0       1,101,904        1,708,409
Harvest Foods,
 Inc.(29)...........    1,026,210      1,593,224       2,619,434          509,403
Arley Merchandise
 Corporation(30)....    2,808,555      5,000,000       7,808,555        3,241,515
Swiss M-Tex,
 L.P.(31)...........      215,852        277,524         493,510               --(10)
                      -----------    -----------    ------------      -----------
                      $68,110,065    $75,014,294    $145,067,075      $95,442,297
                      ===========    ===========    ============      ===========

                                   FOOTNOTES

 (1) On May 15, 1980, CPA(R):2 purchased an improved property and net leased it to G.D. Searle and Co. On January 4, 1994 the property was sold for $124,615, net of closing costs representing a loss of $93,423 over the $218,038 cost basis of the property.

 (2) On March 31, 1989 CPA(R):7 and CPA(R):8 purchased six improved properties and net leased them to NV Ryan L.P. with 37.037% and 62.963%, respectively. On April 15, 1994 the Plant City, Florida property was sold for $1,200,000 representing a loss of $1,104,139 over the $2,304,139 cost basis of the property.

 (3) On August 5, 1994 the Jefferson, Georgia property which was formerly leased to NV Ryan L.P. by CPA(R):7 and CPA(R):8 was sold for $844,778, net of closing costs representing a loss of $1,359,184 over the $2,203,962 cost basis of the property.

 (4) On December 31, 1986, CPA(R):7 purchased eight improved properties and net leased them to Mid-Continent Bottlers, Inc. and subsequently transferred the interest in one property to another tenant. On October 14, 1994, the remaining seven properties were sold for $17,800,000 representing a gain of $7,814,874 over the $9,985,126 cost basis of the property.

 (5) On August 12, 1986, CPA(R):5 purchased an improved property which was subsequently leased to Pace Membership Warehouse, Inc. On November 10, 1994, the property was sold for $6,930,000 net of closing costs representing a gain of $1,096,500 over the $5,833,500 cost basis of the property.

 (6) On December 23, 1992, CPA(R)10 purchased an improved property and net leased it to Pace Membership Warehouse, Inc. On November 10, 1994, the property was sold for $6,966,100 net of closing costs, representing a gain of $316,786 over the $6,649,314 cost basis of the property.

 (7) On March 18, 1993 CPA(R):10 and CIP(R) purchased five improved properties and net leased them to Data Documents, Inc. with 22.22% and 77.78% interests, respectively. On November 28, 1994, the properties were sold for $15,431,740 net of closing costs representing a gain of $1,976,706 over the $13,455,034 cost basis of the property.

 (8) On August 30, 1985, CPA(R):5 purchased seven improved properties and net leased them to Industrial General Corporation. On December 30, 1994, the Forrest City, Arkansas property was sold for $650,000 net of closing costs, representing a loss of $887,254 over the $1,537,254 cost basis of the property.

 (9) Operating receipts include rental income from the properties as well as certain receipts from the settlement of bankruptcy claims, where applicable. The net excess (deficiency) presented is for the entire period the property was owned by the applicable Partnership. No amounts are presented for partial land sales since such amounts are negligible.

 (10) The property sold represented only a portion of the property owned by the partnership and no receipts or expenses have been separately allocated.

 (11) The term "soft costs" refers to miscellaneous closing costs such as accounting fees, legal fees, title insurance costs and survey costs.

 (12) On August 30, 1985, CPA(R):5 purchased seven properties and net leased them to Industrial General Corporation. On September 14, 1995, the Bald Knob, Belville and Newbury port properties were sold for $3,387,362 net of closing cost, representing a loss of $2,792,902 over the $6,180,264 cost basis of the property.

 (13) On January 3, 1984, CPA(R):5 purchased properties in Gardensville, Virginia and in North Bergen, New Jersey and leased them to Liberty Fabrics. On December 31, 1995, CPA recognized a gain on sale of $2,359,000 in connection with the sale.

 (14) On June 2, 1983 CPA(R):4 purchased a property in Allentown, Pennsylvania and leased it to Genesco, Inc. On June 30, 1995 the property was sold for $15,200,000 net of closing costs representing a gain of $3,497,872 over the $11,702,128 costs basis of the property.

 (15) On December 11, 1986 CPA(R):7 purchased a food service facility. On December 20, 1995 the facility and operations were sold for $4,148,903 representing a loss of $3,706,669 over the $7,855,572 cost basis of the property.

 (16) On April 30, 1993, CPA(R):3 purchased a warehouse property in Wilkes-Barre, Pennsylvania and leased it to the Leslie Fay Company. On January 10, 1996 CPA(R):3 sold the property recognizing a gain of $4,653,816 over the cost basis of the property. Cash received net of closing cost of $14,303,816, included two lump sum payments of $7,200,000 and $5,000,000 from Leslie Fay in connection with settlement agreement regarding a purchase option which did not ultimately result in the sale of the property to Leslie Fay. A third purchased the property for $1,853,816, net of selling costs.

 (17) On May 1, 1985, CPA(R):5 purchased an office building in Helena, Montana and was assigned an existing net lease with IBM Corporation which subsequently reduced its occupancy from 100% to 40% leasable space. CPA(R):5 subsequently leased the remaining space to various other tenants. On January 19, 1996 CPA(R):5 recognized a loss of $2,342,023 over cost basis of the property.

 (18) On May 2, 1986 CPA(R):6 purchased property in Dalton, Georgia and Birmingham, Alabama and leased them to Autozone, Inc. On January 26, 1996 and April 26, 1996 the properties were sold for $627,106 net of selling cost. CPA(R):6 recognized gains on sales over the cost basis of the properties of $104,462 in connection with sales.

 (19) On December 19, 1991, CPA(R):10 and CIP(R) purchased three supermarkets subject to existing net leases with Safeway Stores, Inc. as tenants-in-common, each with 50% ownership interests. On January 26, 1996 and February 15, 1996 CPA(R):10 and CIP(R) sold the Glendale, Arizona and Escondido, California properties, respectively. CPA(R):10 and CIP(R) recognized a net loss on both sales of $892,250 over the cost basis of the properties.

 (20) On August 28, 1987, CPA(R):7 purchased seven improved properties and net leased them to Autozone, Inc. On February 12, 1996 the Denham Spring, Louisiana property and was sold for $431,779 representing a gain of $74,729 over the $357,050 cost basis of the property.

 (21) On January 29, 1988 CPA(R):7 purchased 10 improved properties and net leased them to Yellow Front Stores, Inc. The Yellow Front lease was ultimately terminated and the property was released. On February 14, 1996 the Monte Vista, Colorado property was sold for $186,090, net of closings costs representing a loss of $432,201 over the $618,291 cost basis of the property.

 (22) On June 28, 1991, CPA(R):10 purchased an office building occupied by Empire of America Realty Credit Corp. ("Empire") for $7,330,000 of which $4,500,000 was financed by a mortgage loan. On March 15, 1996, CPA(R):10 accepted Empire's purchase offer of $8,500,000 and recognized a net gain on sale of $562,093 over the original cost of the property.

 (23) On June 7, 1985, CPA(R):5 purchased a warehouse property in Hodgkins, Illinois which was net leased to General Motors Corporation. In November 1993, the General Motors Corporation lease terminated and CPA(R):5 entered into a new lease with GATX Logistics, Inc. On April 4, 1996, CPA(R):5 recognized a gain on sale of $356,418 over the cost basis of the property.

 (24) On October 16, 1992, CPA(R):10 purchased land and a retail store for $2,435,000 subject to an existing net lease with Sports Town, Inc. Best Buy Co., Inc. subsequently assumed the lease. CPA(R):10 obtained a $1,600,000 mortgage loan for this property in September 1993. On May 16, 1996, CPA(R):10 sold the retail store for $3,250,000 and recognized a gain of $564,091 over the original cost basis of the property.

 (25) On January 29, 1990 CPA(R):8 and CPA(R):9 purchased nine properties as tenants-in-common and leased them to the Furon Company. On September 9, 1996, two properties were sold in Liverpool, Pennsylvania and the other in Twinsburg, Ohio, CPA(R):8 and 9 recognized a loss of $189,211 over the cost basis of the two properties.

 (26) On April 24, 1985, CPA(R):5 purchased a hotel in Rapid City, South Dakota which it operated as a Holiday Inn. On October 1, 1996, the hotel property and its operations were sold for $4,105,000. CPA(R):5 recognized a loss of $6,301,429 over the cost basis of the property. The mortgage balance at the time of sale of $6,800,000 is presented net of sinking fund reserves of $2,295,000 which were applied as principal payments at the time of sale. The net cash received on sale was $290,728 less than the amount necessary to pay the remaining mortgage principal balance.

 (27) On January 17, 1979, CPA(R):1 purchased fifteen properties located in California, Ohio and Indiana and net leased these properties to Kobacker Stores, Inc. On October 17, 1996, Kobacker exercised options under the terms of its leases for properties in Eastlake and Cleveland, Ohio to purchase such properties for stated purchase prices of $165,000 and $200,000, respectively, resulting in a loss of $22,873 over the cost basis of the properties.

 (28) On December 28, 1979, CPA(R):1 purchased a supermarket in Louisville, Kentucky and net leased it to Winn-Dixie Stores, Inc. On August 11, 1997, CPA:1 sold the property and recognized a gain of $607,861.

 (29) On February 21, 1992, CPA:(R)10 and CIP(R) purchased as tenants-in-common, each with undivided 50% ownership interests, 13 supermarkets and two office buildings and entered into a master lease with Harvest Foods, Inc. In September 1997, CPA(R):10 and CIP(R) sold three properties and recognized a gain of $105,131 each.

 (30) On July 13, 1984, CPA(R):5 purchased two properties in Sumter and Columbia, South Carolina and net leased them to Arley Merchandise Corporation ("Arley"). In July 1997, the Arley lease was terminated by the Bankruptcy Court in connection with Arley's voluntary petition of bankruptcy. In May 1997, the lender on the limited recourse mortgage loan collateralized by the Arley properties made a demand for payment for the entire outstanding principal balance of the loan of $4,754,940. The lender initiated a lawsuit for the purpose of foreclosing on the Arley properties, which CPA(R):5 did not contest. On November 17, 1997, the ownership of the Arley properties was transferred to the lender and the loan obligation was canceled. In connection with the foreclosure, CPA(R):5 recognized a gain of $956,829 on the difference between liabilities forgiven and assets surrendered.

 (31) On August 26, 1987, CPA(R):7 purchased properties in Travelers Rest and Liberty, South Carolina and net leased them to Swiss M-Tex, L.P. On November 26, 1997, CPA(R):7 sold the Liberty property for $200,000. In connection with the sale, CPA(R):7 wrote down the Liberty property to an estimated net realizable value of $200,000 and incurred a charge of $139,999 on the writedown.

                                                                       EXHIBIT B

                                    CPA LOGO

                        CORPORATE PROPERTY ASSOCIATES 14
                                  INCORPORATED

                                   ORDER FORM

                                [SPECIMEN LOGO]

                          INSTRUCTIONS FOR COMPLETION
                            OF CPA(R):14 ORDER FORM

INSTRUCTIONS TO INVESTORS

    YOU MUST COMPLETE ALL ITEMS AND SIGN THE ORDER FORM IN ITEM 7. INVESTORS ARE ENCOURAGED TO READ THE PROSPECTUS IN ITS ENTIRETY FOR A COMPLETE EXPLANATION OF AN INVESTMENT IN THE COMPANY.

     Item 1 Check the appropriate box to indicate form of ownership. If the investor is a Custodian, Corporation, Partnership or Trust, please provide the additional requested information and/or documents.
     Item 2 Indicate the number of shares you are purchasing (250 Shares is the minimum for investors other than IRAs and KEOGHS; 200 Shares is the minimum for investors who are IRAs or KEOGHS (250 shares if you are resident of Iowa)) and the dollar amount of your investment. Check the appropriate box to indicate whether this is an initial or additional investment and whether the order is to be combined with that of another investor for the purpose of obtaining a volume discount available to "single purchasers."

     Item 3 Please print name(s) in which Shares are to be registered and provide address and telephone numbers. Check appropriate box if you are a non-resident alien, a U.S. citizen residing outside U.S. or subject to back up withholding (if the latter applies to you, cross out clause (ii) in the paragraph appearing immediately above Item 1). IRAs and KEOGHs should provide the taxpayer identification number of the account AND the social security number of the accountholder. Trusts should provide their taxpayer identification number. Custodians should provide the minor's social security number. All individual investors should provide their social security number. Other entities should provide their taxpayer identification number. If you have an account with the broker/dealer named on the reverse side of the form, provide your account number.

     Item 4 Provide mailing address of beneficiary of a Trust, IRA or KEOGH if so desired so that duplicate copies of shareholder reports can be sent to such beneficiary.

     Item 5  Provide dividend payment preference.

     Item 6 Print the two-letter abbreviation of your state of residence (if an IRA or KEOGH, state of residence of beneficiary).

     Item 7 You MUST sign the form in Item 7. Signature(s) must be witnessed and the date of signing must be inserted on the line provided.

     AFTER FOLLOWING THE ABOVE INSTRUCTIONS, DETACH THE ORDER FORM ALONG THE PERFORATION AND RETURN THE ORDER FORM TO THE BROKER WHO SOLICITED YOUR ORDER TOGETHER WITH A CHECK MADE PAYABLE TO "THE U.S. TRUST COMPANY OF NEW YORK AS ESCROW AGENT" (OR, INSTEAD OF A CHECK, A REQUEST TO THE BROKER IN THE AMOUNT OF YOUR ORDER). TRUSTS should furnish a copy of the trust instrument and all amendments thereto. CORPORATIONS should furnish an appropriate corporation resolution authorizing the purchase of the Shares. PARTNERSHIPS should furnish a copy of the partnership agreement.

INSTRUCTIONS TO BROKERS

     Please be sure to verify all investor information on the Order Form. YOU MUST COMPLETE ITEM 8 AND SIGN THE ORDER FORM FOR THE ORDER TO BE ACCEPTED. Please verify that investors have signed Item 7.

     Please send check(s) payable to "The U.S. Trust Company of New York, as Escrow Agent" and completed Order Form(s) to The U.S. Trust Company of New York, 770 Broadway, 13th Floor, New York, New York 10003, Attention: Barbara Schoemig. For wiring instructions, contact The U.S. Trust Company of New York at 212-852-1665 prior to wiring funds.

                                [Specimen Logo]

                        CORPORATE PROPERTY ASSOCIATES 14
                                  INCORPORATED

                                   ORDER FORM

    The investor named below, under penalties of perjury, certifies that (i) the number shown under Item 3 on this Order Form is his correct Taxpayer Identification Number (or he is waiting for a number to be issued to him) and
(ii) he is not subject to backup withholding either because he has not been notified by the Internal Revenue Service ("IRS") that he is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him that he is no longer subject to backup withholding [NOTE:
CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE APPROPRIATE BOX IN ITEM 3 BELOW HAS BEEN CHECKED].

1.  FORM OF OWNERSHIP Mark only one box.

                                                              [ ]  IRA
[ ]  SINGLE PERSON
                                                              [ ]  KEOGH
[ ]  HUSBAND AND WIFE AS COMMUNITY PROPERTY
   (In Item 7, both signatures must appear)                   [ ]  PENSION OR PROFIT SHARING PLAN
[ ]  JOINT TENANTS WITH RIGHT OF SURVIVORSHIP                 [ ]  TRUST (Trust Agreement MUST be enclosed)
   (In Item 7, both signatures must appear)                      ALL SECTIONS MUST BE FILLED IN
                                                                 Trustee name(s)
[ ]  TENANTS IN COMMON                                        ----------------------------------------------
                                                                 Trust date----------------------
[ ]  A MARRIED PERSON SEPARATE PROPERTY (In Item 7,                        Month  Day  Year
   only one signature must appear)
                                                              [ ]  For the benefit of
[ ]  CUSTODIAN                                                ------------------------------------------
   Custodian for
-------------------------------------------------             [ ]  OTHER
   Under Uniform Gift to Minors Act of the State of
   ---------------                                            [ ]  ESTATE
[ ]  CORPORATION OR PARTNERSHIP                               [ ]  CHARITABLE REMAINDER TRUST
   (Corporate Resolution or Partnership Agreement MUST be
   enclosed)                                                  [ ]  NON-PROFIT ORGANIZATION

2.  PURCHASE INFORMATION

                 No. of Shares--minimum 250 (or                                  Dollar Amount
                    200 for an IRA or KEOGH)           ------------------------  of      $
                                                                                 ------------------------------
                                                                                 Investment
                                                                                 ($10 per Share)

THIS IS AN (CHECK ONE): [ ] INITIAL INVESTMENT [ ] ADDITIONAL INVESTMENT IN THIS OFFERING
[ ] Check box if the Shares ordered are to be combined with an order of another investor for the purpose of obtaining volume discounts to "single purchasers." Name of other investor(s)
--------------------------------------------------------------------------------

3. INVESTOR INFORMATION Name(s) and address will be recorded exactly as printed below.

Name
--------------------------------------------------------------------------------

Name
of Joint
--------------------------------------------------------------------------------
Investor

Address
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

City
------------------------------------------------------    State
-------       Zip Code
----------------

Investor Business Phone Number
---------
---------
------------ [ ] Check box if you are a non-resident alien
             [ ] Check box if you are a U.S. citizen residing outside the U.S.
             [ ] Check box if you are subject to backup withholding
Investor Home Phone Number
---------
---------
------------


---------------------------------          ---------------------------------          ---------------------------------
  Investor's Social Security No.                    Joint Investor's                               Taxpayer
                                                  Social Security No.                              ID. No.

Investor's Account Number with Broker Dealer
----------------------------------------------------------
(if any)

4. INVESTOR MAILING ADDRESS If you are investing through a Trust, IRA or KEOGH and want duplicate copies of shareholder reports sent to you, please complete.

Address
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

City
------------------------------------------------------    State
-------       Zip Code
----------------

Account number (if any)
--------------------------------------- Account name
---------------------------------------------------

                        (REVERSE SIDE MUST BE SIGNED BY
                            BROKER AND BY INVESTOR)

                                [SPECIMEN LOGO]
                            DETACH ALONG PERFORATION

5. DIVIDEND PAYMENT OPTIONS: (NON-QUALIFIED PLANS) INVESTORS MAY CHOOSE EITHER OPTION A OR B.

A. Please indicate the address(es) to which dividends should be mailed. Dividends may be split on a percentage basis, between a maximum of two (2) payees.

                      Destination
 1: ------------%*
 Company ------------------------------
 Address  ------------------------------          ------------------------------
 City ------------------------------
 State ------------------           Zip
 Code ------------------
 Account number (if
 any) ------------------
 Account

 name ------------------------------
                                         Destination 2: ------------%*
                                         Company ------------------------------
                                         ------------------------------
                                         Address  ------------------------------
                                         City ------------------------------
                                         State ------------------           Zip
                                         Code ------------------
                                         Account number (if
                                         any) ------------------
                                         Account
                                         name ------------------------------

* Percentage amount listed above must equal 100%.

B. AUTOMATIC DEPOSITS--Please include a voided check or savings deposit slip.
I authorize Imperial Bank to initiate variable entries to my checking or savings account. This authority will remain in effect until I notify the CPA(R):14 Investor Relations Department or Resource/Phoenix, the transfer agent for CPA(R):14, in writing to cancel in such time as to afford a reasonable opportunity to act on the cancellation.

Financial Institution Name and
Address --------------------------------------------------

Account Type (circle one):         Checking         Savings        Other

Account Number ------------------------------                   Bank ABA Routing
Number ------------------------------

6.  STATE OF RESIDENCE --------

7.  SIGNATURE OF INVESTOR(S)
    Signature of investor is required.
------------------------      ------------------------      --------------------
SIGNATURE OF WITNESS                        SIGNATURE OF
INVESTOR                       DATE
------------------------      ------------------------      --------------------
SIGNATURE OF WITNESS                        SIGNATURE OF
INVESTOR                       DATE
------------------------------------------------------------
------------------------------------------------------------

8.  BROKER/DEALER INFORMATION    THE BROKER MUST SIGN BELOW TO COMPLETE ORDER.
                                 BROKER HEREBY WARRANTS THAT IT IS A DULY
                                 LICENSED BROKER AND MAY LAWFULLY SELL SHARES IN
                                 THE STATE DESIGNATED AS THE INVESTOR'S
                                 RESIDENCE.

Licensed Firm Name ------------------------------

Broker Name ------------------------------

Broker Mailing Address ------------------------------

City --------------------    State ----------    Zip Code ----------

Broker Number ------------------ Telephone Number ------------------
The undersigned confirms by his signature that he (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has discussed such investor's prospective purchase of Shares with such investor;
(iii) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the Shares; (iv) has delivered a current Prospectus and related supplements, if any, to such investor; and (v) has reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.
                              ------------------------------  ------------------
                                    Broker
Signature                                                 Date

        ALL INVESTOR AND BROKER/DEALER INFORMATION MUST BE COMPLETED OR
                       REGISTRATION CANNOT BE PROCESSED.
------------------------------------------------------------
FOR COMPANY USE ONLY:

                                [Specimen Logo]

------------------------------------------------------------
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                               TABLE OF CONTENTS

                                             PAGE
                                             ----
Prospectus Summary.........................     8
Risk Factors...............................    13
Suitability Standards......................    18
Estimated Use of Proceeds..................    20
Management Compensation....................    22
Conflicts of Interest......................    30
Prior Offerings by Affiliates..............    34
Management.................................    40
Investment Objectives and Policies.........    52
Holders of Shares of the Company...........    63
Management Discussion and Analysis of
  Financial Condition......................    63
Distributions..............................    68
Description of Properties..................    68
Income Tax Considerations..................    75
ERISA Considerations.......................    86
Description of Shares......................    89
The Offering...............................    95
Reports to Shareholders....................    98
Legal Opinions.............................    99
Experts....................................    99
Sales Literature...........................    99
Further Information........................    99
Financial Statements.......................   F-1
Prior Performance Tables...................   A-1
Specimen CPA(R):14 Order
  Form -- Exhibit B........................   B-1

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     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS UNLESS PRECEDED OR ACCOMPANIED BY THIS PROSPECTUS NOR HAS ANY PERSON BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

                                                                    WPCAREY LOGO
CPA LOGO
CORPORATE PROPERTY
ASSOCIATES 14
Incorporated
A Maximum of 30,000,000 Shares of Common Stock

                                   PROSPECTUS

                          CAREY FINANCIAL CORPORATION
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